As filed with the Securities and Exchange Commission on January 9, 2015

File No: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	47-2599251
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o The Chart Group, L.P.
555 5th Avenue, 19th Floor

New York, New York 10017

(212) 350-8205

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher D. Brady
c/o The Chart Group, L.P.

555 5th Avenue, 19th Floor

New York, New York 10017

(212) 350-8205

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas S. Ellenoff, Esq. Richard Baumann, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300	Gary C. Ivey, Esq. Alston & Bird LLP Bank of America Plaza 101 South Tryon Street Charlotte, North Carolina 28280 (704) 444-1090

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the transactions contemplated by the merger agreement described in the included proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐ Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, par value $0.0001 per share	6,535,309	(1)	N/A	$63,849,969	(2)	$7,420
Warrants exercisable for one share of common stock	7,500,000	(3)	N/A	N/A	(4)	N/A	(4)
Common stock underlying warrants	7,500,000		N/A	$86,250,000	(5)	$10,022
Total				$150,099,969		$17,442

(1)          The number of shares of the registrant (“Tempus Holdings Common Stock”) is based upon the 6,535,309 shares of common stock of Chart Acquisition Corp. (“Chart”) held by Chart’s public stockholders estimated to be outstanding immediately prior to the merger.

(2)          Pursuant to Rules 457(c) and 457(f) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the product obtained by multiplying (a) $9.77, which represents the average of the high and low prices of the common stock, par value $0.0001 per share, of Chart (“Chart Common Stock”) on January 2, 2015, by (b) the 6,535,309 shares of common stock of Chart held by Chart’s public stockholders estimated to be outstanding immediately prior to the merger.

(3)          The number of warrants to purchase Tempus Holdings Common Stock (“Tempus Holdings Warrants”) is based upon the maximum number of public warrants of Chart that will be converted into Tempus Holdings Warrants pursuant to the merger.

(4)          The maximum number of Tempus Holdings Warrants and shares of Tempus Holdings Common Stock issuable upon exercise of the Tempus Holdings Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Tempus Holdings Warrants has been allocated to the shares of underlying Tempus Holdings Common Stock and those shares of Tempus Holdings Common Stock are included in the registration fee as calculated in footnote 5 below.

(5)          Pursuant to Rules 457(g)(1) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the Common Stock underlying the Tempus Holdings Warrants is calculated based on the $11.50 exercise price of the Tempus Holdings Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

PRELIMINARY — SUBJECT TO COMPLETION — DATED JANUARY 9, 2015

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

CHART ACQUISITION CORP.

555 5th Avenue, 19th Floor

New York, New York 10017

To the stockholders of Chart Acquisition Corp.:

You are cordially invited to attend a special meeting of stockholders (the “special meeting”) of Chart Acquisition Corp., a Delaware corporation (“Chart”, “we”, “us” or “our”), at 10:00 A.M. Eastern time on , 2015, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

At the special meeting, our stockholders will be asked to consider and vote on a proposal, which we refer to as the “Business Combination Proposal,” to approve an Agreement and Plan of Merger (the “Merger Agreement”) providing for the combination of Chart and Tempus Applied Solutions, LLC (“Tempus”) under a new holding company called Tempus Applied Solutions Holdings, Inc. (“Tempus Holdings”). Upon completion of the Business Combination, current Chart stockholders and warrant holders will receive shares of Tempus Holdings common stock and warrants to purchase shares of Tempus Holdings common stock to replace their existing shares of Chart common stock and existing Chart warrants. Current holders of Tempus’ membership interests (the “Sellers”) will receive shares of Tempus Holdings common stock. We refer to such transaction hereafter as the “Business Combination.”

It is anticipated that, upon completion of the Business Combination and if there are no redemptions, Chart’s existing stockholders, including Chart Acquisition Group LLC (“Sponsor”), will own approximately 62.6% of Tempus Holdings and the Sellers will own approximately 37.4% of Tempus Holdings, and if there are redemptions by Chart’s public stockholders up to the maximum level that would permit completion of the Business Combination, Chart’s remaining stockholders, including the Sponsor, will own approximately 39.7% of Tempus Holdings and the Sellers will own approximately 60.3% of Tempus Holdings. These percentages are calculated based on a number of assumptions (as described in the accompanying proxy statement/prospectus) and are subject to adjustment in accordance with the terms of the Merger Agreement. A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

Our stockholders will also be asked to consider and vote upon the following proposals:

●

to approve and adopt the Tempus Applied Solutions Holdings, Inc. 2015 Omnibus Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex C, which we refer to as the “Incentive Plan Proposal;” and

●	to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal and the Incentive Plan Proposal, which we refer to as the “Adjournment Proposal.”

Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which each stockholder is encouraged to review carefully.

Our common stock, units and warrants are currently listed on the Nasdaq Capital Market under the symbols “CACG,” “CACGU” and “CACGW,” respectively. We intend to apply to list the Tempus Holdings common stock and warrants on the Nasdaq Capital Market under the symbols “TMPS” and “TMPSW,” respectively, upon the closing of the Business Combination. At the closing, our units will separate into their component Chart common stock and warrants to purchase one share of Chart common stock, each of which will participate in the Business Combination.

Pursuant to our existing charter, we are providing our public stockholders with the opportunity to redeem, upon the closing of the transactions contemplated by the Merger Agreement, shares of Chart common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the consummation of the transactions contemplated by the Merger Agreement) in the trust account that holds the proceeds (less taxes payable and any interest that we may withdraw for working capital and to pay taxes) of our initial public offering that closed on December 19, 2012 (the “IPO”) (less any amounts previously released to redeeming stockholders in connection with the extension of our termination date in September 2014). For illustrative purposes, based on funds in the trust account of approximately $65.4 million on September 30, 2014, the estimated per share redemption price would have been approximately $10.00. Each redemption of shares of Chart common stock by our public stockholders will decrease the amount in the trust account. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal.

A public stockholder, together with any of his, her or its affiliates or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding public shares. Holders of our outstanding public warrants and units do not have redemption rights in connection with the Business Combination. Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. The holders of shares of Chart common stock issued prior to our IPO, which we refer to as “founder shares,” and the holders of shares of Chart common stock included within the units (“placement units”) purchased in a private placement (“private placement”) simultaneously with the consummation of our IPO, which we refer to as “placement shares,” have agreed to waive their redemption rights with respect to any shares of our capital stock they may hold in connection with the consummation of the Business Combination, and the founder shares and placement shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, our initial stockholders, which includes our Sponsor, directors and officers, own approximately 25.6% of our issued and outstanding shares of common stock. Our Sponsor and certain of our initial stockholders (representing as of the date hereof approximately 20.1% of the voting power of Chart in the aggregate) have agreed to retain their founder shares for all periods relevant to our stockholder vote on the Business Combination Proposal and to vote any shares of Chart common stock owned by them in favor of the proposals described in the accompanying proxy statement/prospectus, including through their execution of the Supporting Stockholder Agreement, a copy of which is attached as Annex B to the accompanying proxy statement/prospectus.

We are providing this proxy statement/prospectus and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournments or postponements of the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this proxy statement/prospectus carefully. Please pay particular attention to the section entitled “Risk Factors” commencing on page 32.

After careful consideration, our board of directors has approved and adopted the Merger Agreement and recommends that our stockholders vote FOR adoption and approval of the Business Combination and FOR all other proposals presented to our stockholders in the accompanying proxy statement/prospectus. When you consider the board recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Proposal No. 1—The Business Combination Proposal—Certain Benefits of Chart’s Directors and Officers and Others in the Business Combination.”

Approval of the Business Combination Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the special meeting. The manager and members of Tempus have already approved the Business Combination.

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Your vote is very important. If you are a registered stockholder, please vote your shares as soon as possible by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal and the Incentive Plan Proposal are approved at the special meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the proxy statement/prospectus.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals described in the accompanying proxy statement/prospectus. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have no effect on the proposals. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST AFFIRMATIVELY VOTE EITHER FOR OR AGAINST THE BUSINESS COMBINATION PROPOSAL AND DEMAND THAT CHART REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO CHART’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT SUCH MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH AND ANY SHARE CERTIFICATES DELIVERED BY YOU TO THE TRANSFER AGENT WILL BE RETURNED TO YOU. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of our board of directors, I thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

/s/ Joseph R. Wright
Joseph R. Wright
Chairman and Chief Executive Officer

                  , 2015

This proxy statement/prospectus is dated             , 2015, and is first being mailed to stockholders of Chart on or about           , 2015.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

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CHART ACQUISITION CORP.

555 5th Avenue, 19th Floor

New York, New York 10017

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 A.M. Eastern time on         , 2015

TO THE STOCKHOLDERS OF CHART ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “special meeting”) of Chart Acquisition Corp., a Delaware corporation (“Chart”, “we”, “us” or “our”), shall be held at 10:00 A.M. Eastern time on         , 2015, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

You are cordially invited to attend the special meeting for the following purposes:

(1)          The Business Combination Proposal—to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of January 5, 2015, as it may be amended (the “Merger Agreement”), providing for the combination of Chart and Tempus Applied Solutions, LLC (“Tempus”) under a new holding company called Tempus Applied Solutions Holdings, Inc. (“Tempus Holdings”). Upon completion of the Business Combination, current Chart stockholders and warrant holders will receive shares of Tempus Holdings common stock and warrants to purchase shares of Tempus Holdings common stock to replace their existing shares of Chart common stock and existing Chart warrants. Current holders of Tempus’ membership interests (the “Sellers”) will receive shares of Tempus Holdings common stock. We refer to such transaction hereafter as the “Business Combination”;

(2)          The Incentive Plan Proposal —to consider and vote upon a proposal to approve and adopt the Tempus Applied Solutions Holdings, Inc. 2015 Omnibus Equity Incentive Plan; and

(3)          The Adjournment Proposal —to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal and the Incentive Plan Proposal.

Only holders of record of our common stock at the close of business on           , 2015 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting. A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Pursuant to our existing charter, we are providing our public stockholders with the opportunity to redeem, upon the closing of the transactions contemplated by the Merger Agreement, shares of Chart common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in the trust account that holds the proceeds (less taxes payable and any interest that we may withdraw for working capital and to pay taxes) of our IPO closed on December 19, 2012 (less any amounts previously released to redeeming stockholders in connection with the extension of our termination date in September 2014). For illustrative purposes, based on funds in the trust account of approximately $65.4 million on September 30, 2014, the estimated per share redemption price would have been $10.00. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal.

The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal and Incentive Plan Proposal are approved at the special meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the proxy statement/prospectus.

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A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding public shares (the “20% threshold”). Holders of our outstanding public warrants and units do not have redemption rights in connection with the Business Combination. Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. The holders of shares of Chart common stock issued prior to our IPO, which we refer to as “founder shares,” and the holders of shares of Chart common stock included within the units (“placement units”) purchased in a private placement (“private placement”) simultaneously with the consummation of our IPO, which we refer to as “placement shares,” have agreed to waive their redemption rights with respect to any shares of our capital stock they may hold in connection with the consummation of the Business Combination, and the founder shares and placement shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, our initial stockholders, which includes Chart Acquisition Group LLC, which we refer to as our Sponsor, and our directors and officers, own approximately 25.6% of our issued and outstanding shares of common stock, including all of the founder shares and placement shares.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of the proposed business combination and related transactions and each of our proposals. We encourage you to read this proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow & Co., LLC at (800) 662-5200 (banks and brokers call collect at (203) 658-9400).

By Order of the Board of Directors,

/s/ Joseph R. Wright
Joseph R. Wright
Chairman and Chief Executive Officer

             , 2015

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SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Frequently Asked Questions About the Proposals” and “Summary of the Proxy Statement/Prospectus,” summarize certain information contained in this proxy statement/prospectus, but do not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus, including the attached annexes, for a more complete understanding of the matters to be considered at the special meeting. In addition, for definitions of terms commonly used throughout this proxy statement/prospectus, including this Summary Term Sheet, see the section entitled “Frequently Used Terms.”

●	Chart is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

○	There currently are 8,785,309 shares of Chart common stock issued and outstanding, consisting of 6,535,309 shares originally sold as part of units in Chart’s IPO, 375,000 shares originally sold as part of units to our Sponsor, Joseph Wright and Cowen in a private placement that occurred simultaneously with the consummation of the IPO and 1,875,000 founder shares (after giving effect to (i) a 0.75-for-1 reverse stock split effectuated on July 10, 2012 and (ii) the forfeiture of 281,250 shares in January 2013) that were issued to our Sponsor prior to the IPO (375,000 founder shares of which were subsequently transferred to certain of our directors and officers and 890,625 founder shares to The Chart Group, L.P., the sole managing member of our Sponsor (including 525,469 founder shares subsequently transferred to certain of our officers and certain affiliates and officers of The Chart Group, L.P)).

○	In addition, there currently are 7,875,000 warrants of Chart outstanding, consisting of 7,500,000 public warrants originally sold as part of units in the IPO and 375,000 warrants issued as part of placement units issued to our Sponsor, Joseph Wright and Cowen in a private placement simultaneously with the consummation of the IPO. Each warrant entitles the holder thereof to purchase one share of Chart common stock at an exercise price of $11.50 per share, subject to adjustment. The public warrants will become exercisable on the later of 30 days after the completion of Chart’s initial business combination or 12 months from the consummation of the IPO, and expire at 5:00 p.m., New York time, five years after the completion of Chart’s initial business combination or earlier upon redemption or liquidation. Once the warrants become exercisable, Chart may redeem the outstanding warrants at a price of $0.01 per warrant, if the last sale price of Chart common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending on the third trading day before Chart sends the notice of redemption to the warrant holders. The placement warrants, however, are non-redeemable so long as they are held by the initial holders or their permitted transferees. For more information about Chart and its securities, see the sections entitled “Information About Chart,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Chart” and “Description of Chart Securities.”

●	Tempus provides turnkey and customized design, engineering, modification and integration services and operations solutions that support aircraft critical mission requirements for such customers as the United States Department of Defense (“DoD”), U.S. intelligence agencies, foreign governments, heads of state and others worldwide. Tempus designs and implements special mission aircraft modifications related to intelligence, surveillance and reconnaissance systems, new generation command, control and communications systems and VIP interior components and provides ongoing operational support including flight crews, maintenance and other services to customers. In addition, it will transition undervalued and underutilized aircraft to alternative configurations that are then utilized for more profitable special mission purposes.

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●	The Merger Agreement provides for the combination of Chart and Tempus Applied Solutions, LLC (“Tempus”) under a new holding company called Tempus Applied Solutions Holdings, Inc. (“Tempus Holdings”). Upon completion of the Business Combination, current Chart stockholders and warrant holders will receive shares of Tempus Holdings common stock and warrants to purchase shares of Tempus Holdings common stock to replace their existing shares of Chart common stock and existing Chart warrants. Current holders of Tempus’ membership interests (the “Sellers”) will receive shares of Tempus Holdings common stock. For more information about the transactions contemplated by the Merger Agreement, which is referred to herein as the “Business Combination,” see the section entitled “Proposal No. 1—The Business Combination Proposal” and the copy of the Merger Agreement attached to this proxy statement/prospectus as Annex A.

●	It is anticipated that, upon completion of the Business Combination and if there are no redemptions and there is no adjustment to the merger consideration payable to the Sellers as a result of Tempus’ estimated working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, the Sellers will own approximately 37.4% of Tempus Holdings, Chart’s public stockholders will own approximately 46.6% of Tempus Holdings and Chart’s initial stockholders, which includes our Sponsor, directors and officers, will own approximately 16.0% of Tempus Holdings. If any of Chart’s stockholders exercise their redemption rights, the ownership interest in Tempus Holdings of Chart’s public stockholders will decrease and the ownership interest in Tempus Holdings of the Sellers and our initial stockholders will increase, and if there are redemptions by Chart’s public stockholders up to the maximum level that would permit completion of the Business Combination, Chart’s remaining stockholders, including the Sponsor, will own approximately 39.7% of Tempus Holdings and the Sellers will own approximately 60.3% of Tempus Holdings. These ownership percentages with respect to Tempus Holdings do not take into account (i) the issuance of any shares upon completion of the Business Combination under the proposed Tempus Applied Solutions Holdings, Inc. 2015 Omnibus Equity Incentive Plan (the “Incentive Plan”), (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 7,875,000 shares of Tempus Holdings common stock that will remain outstanding following the Business Combination, (iii) any adjustments to the merger consideration payable to the Sellers as a result of Tempus’ working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, (iv) the potential issuance of up to an additional 4,750,000 shares to the Sellers upon the achievement of certain financial milestones (the “Earn-out Shares”) or (v) any indemnification payments that are made after the consummation of the Business Combination by delivery of shares of Tempus Holdings’ common stock. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownerships in Tempus Holdings will be different. See “Summary of the Proxy Statement/Prospectus—Impact of the Business Combination on Chart’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

●	Our management and board of directors considered various factors in determining whether to approve the Merger Agreement and the transactions contemplated thereby, and that the value of the Business Combination is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $2,343,750 payable to the underwriters of our IPO and taxes payable on interest earned). For more information about our decision-making process, see the section entitled “Proposal No. 1—The Business Combination Proposal—Chart’s Board of Directors’ Reasons for the Approval of the Business Combination.”

●	Pursuant to our existing amended and restated certificate of incorporation (the “existing charter”), in connection with the Business Combination, holders of our public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our existing charter. As of September 30, 2014, this would have amounted to approximately $10.00 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our common stock for cash and will no longer own shares of Chart and will not participate in any future growth of Tempus Holdings. Such a holder will be entitled to receive cash for its public shares only if it (i) affirmatively votes for or against the Business Combination Proposal and (ii) properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. See the section entitled “Special Meeting of Chart Stockholders—Redemption Rights.”

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●	In addition to voting on the Business Combination Proposal, at the special meeting, the stockholders of Chart will be asked to vote upon:

○	The Incentive Plan Proposal - to consider and vote upon a proposal to approve and adopt the Incentive Plan; and

○	The Adjournment Proposal - to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal and the Incentive Plan Proposal.

●	The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal and the Incentive Plan Proposal are approved at the special meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

●	Upon the closing of the Business Combination, Tempus Holdings’ board of directors will consist of four existing Chart directors (Joseph R. Wright, Christopher D. Brady, Peter A. Cohen and Kenneth J. Krieg), two existing Tempus directors (B. Scott Terry and John G. Gulbin III) and one new director (Niall Olver). For more information about the management of Tempus Holdings following the Business Combination, see the section entitled “Management of Tempus Holdings After the Business Combination.”

●	Unless waived by the parties to the Merger Agreement, in accordance with applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, receipt of the requisite stockholder approval contemplated by this proxy statement/prospectus. For more information about the closing conditions to the Business Combination, see the section entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement and Related Agreements—Conditions to Closing of the Business Combination.”

●	The Merger Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by the Sellers or Chart acting alone, in specified circumstances. For more information about the termination rights under the Merger Agreement, see the section entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement and Related Agreements—Termination.”

●	The proposed Business Combination involves numerous risks. For more information about these risks, see the section entitled “Risk Factors.”

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●	In considering the recommendation of Chart’s board of directors to vote FOR the proposals presented at the special meeting, you should be aware that our executive officers and members of our board of directors have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. The members of our board of directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting. These interests include, among other things:

●	the continued right of our Sponsor, executive officer and directors to hold Tempus Holdings common stock and warrants following the Business Combination, subject to lock-up agreements;

●	the continued right of our Sponsor and Joseph Wright to hold placement units;

●

the fact that our Sponsor, officers and directors and their affiliates paid an aggregate of $3,775,000 for their founder shares and placement units and such securities should have a significantly higher value at the time of the Business Combination;

●	if Chart is unable to complete a business combination within the required time period, our Chairman and our Chief Executive Officer will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Chart for services rendered or contracted for or products sold to Chart, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under our indemnity of the underwriters;

●	the continuation of four of our seven existing directors as directors of Tempus Holdings; and

●	the continued indemnification of current directors and officers of Chart and the continuation of directors’ and officers’ liability insurance after the Business Combination.

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FREQUENTLY USED TERMS

References to “we”, “us”, “our” and “our company” refer to Chart prior to the Business Combination and to Tempus Holdings following the Business Combination.

Unless otherwise stated or unless the context otherwise requires:

“Business Combination” means the transactions contemplated by the Merger Agreement whereby among other things, Chart and Tempus are combined under the new holding company Tempus Holdings.

“Chart” refers to Chart Acquisition Corp., a Delaware corporation.

“Chart common stock” or “our common stock” means common stock, par value $0.0001 per share, of Chart.

“Chart Representative” means the Sponsor in its capacity under the Merger Agreement as the representative of the equity holders of Chart and Tempus Holdings (other than the Sellers and their successors and assigns).

“Cowen” means as applicable, Cowen Investments LLC, a Delaware limited liability company, or Cowen Investment LP, a Cayman Island limited partnership, each of which is an affiliate of Cowen and Company, LLC, one of the representatives of the underwriters of the IPO, or their respective affiliates. Cowen Investments LLC is the assignee of the shares of Chart common stock and Chart warrants owed by Cowen Investment LP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“founder shares” means the 1,875,000 shares (after giving effect to (i) a 0.75-for-1 reverse stock split effectuated on July 10, 2012 and (ii) the forfeiture of 281,250 shares in January 2013) that were issued to our Sponsor prior to the IPO (375,000 founder shares of which were subsequently transferred to certain of our directors and officers and 890,625 founder shares to The Chart Group, L.P., the sole managing member of our Sponsor (including 525,469 founder shares subsequently transferred to certain of our officers and certain affiliates and officers of The Chart Group, L.P)).

“initial stockholders” means our Sponsor, officers and directors, and certain of their affiliates that hold founder shares and placement units.

“Initial Warrant Tender Offer” means the tender offer commenced in August 2014 by the Warrant Offerors (as defined below) to purchase up to 7,500,000 of Chart’s issued and outstanding warrants at a purchase price of $0.30 per warrant in connection with a special meeting of Chart’s stockholders to approve, among other matters, an amendment to Chart’s existing charter extending the date by which Chart must consummate its initial business combination from September 13, 2014 to March 13, 2015.

“IPO” means our initial public offering, consummated on December 19, 2012 through the sale of 7,500,000 public units at $10.00 per share.

“Members’ Representative” means B. Scott Terry and John G. Gulbin III, together, as the representative of the Sellers for certain purposes of the Merger Agreement specified therein.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of January 5, 2015, by and among (i) Tempus, (ii) the Sellers, (iii) the Members’ Representative, (iv) Chart, (v) Tempus Holdings; (vi) Chart Merger Sub Inc.; (vii) TAS Merger Sub LLC; (viii) the Chart Representative and (ix) the Warrant Offerors, solely for purposes of Sections 6.14 and 6.15 of the Merger Agreement.

“placement shares” means 375,000 shares of Chart common stock included within the placement units purchased separately in the private placement by our Sponsor, Joseph Wright and Cowen.

“placement units” means 375,000 units purchased separately by our Sponsor, Joseph Wright and Cowen in the private placement, each placement unit consisting of one placement share and one placement warrant.

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“placement warrants” means the 375,000 warrants included within the placement units purchased by our Sponsor, Joseph Wright and Cowen in the private placement, each of which is exercisable for one share of Chart common stock, in accordance with its terms.

“private placement” means the private sale of 375,000 placement units purchased by our Sponsor, Joseph Wright and Cowen that occurred simultaneously with the consummation of our IPO for a purchase price of $10.00 per placement unit, for a total purchase price of $3,750,000.

“public shares” means shares of Chart common stock issued in the IPO.

“public warrants” means the warrants issued in the IPO, each of which is exercisable for one share of Chart common stock, in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended.

“Sellers” means each of the members of Tempus.

“special meeting” means the special meeting of stockholders of Chart that is the subject of this proxy statement/prospectus.

“Sponsor” means Chart Acquisition Group LLC, a Delaware limited liability company.

“stockholders” means holders of public shares, including the initial stockholders to the extent the initial stockholders hold public shares, provided that any initial stockholder will be considered a “stockholder” only with respect to any public shares held by them.

“Tempus” means Tempus Applied Solutions, LLC, a Delaware limited liability company to be combined with Chart pursuant to the Business Combination.

“Tempus Holdings” and the terms “combined company” and “post-combination company” refer to Tempus Applied Solutions Holdings, Inc., which will be the holding company for Tempus and Chart following the consummation of the Business Combination.

“Warrant Offerors” means the Sponsor, Joseph Wright and Cowen.

“Warrant Tender Offer” means the tender offer the Warrant Offerors intend to commence, pursuant to which they will offer to purchase up to 3,746,150 public warrants at a purchase price of $0.60 per warrant.

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FREQUENTLY ASKED QUESTIONS ABOUT THE PROPOSALS

The following questions and answers briefly address what we anticipate will be frequently asked questions about the proposals to be presented at the special meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge our stockholders to read this entire proxy statement/prospectus, including the annexes and the other documents referred to herein.

Q:	Why am I receiving this proxy statement/prospectus?

A:

Chart’s stockholders are being asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, among other proposals. We have entered into the Merger Agreement with the parties thereto to provide for the combination of Chart and Tempus Applied Solutions, LLC (“Tempus”) under a new holding company called Tempus Applied Solutions Holdings, Inc. (“Tempus Holdings”). Upon completion of the Business Combination, current Chart stockholders and warrant holders will receive shares of Tempus Holdings common stock and warrants to purchase shares of Tempus Holdings common stock to replace their existing shares of Chart common stock and existing Chart warrants. Current holders of Tempus’ membership interests (the “Sellers”) will receive shares of Tempus Holdings common stock. We refer to such transaction hereafter as the “Business Combination.” The purchase price for the Business Combination is up to approximately $100 million (at a price of $10.00 per share received by the Sellers), subject to working capital and other customary adjustments in accordance with the terms of the Merger Agreement, as described further herein.

A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A. This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the special meeting. You should read them carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/prospectus, its annexes and the other documents referred to herein.

Q:	What is being voted on at the special meeting?

A:	Our stockholders are being asked to vote on the following proposals:

1.     To approve and adopt the Business Combination and the other transactions contemplated by the Merger Agreement (this proposal is referred to herein as the “Business Combination Proposal”);

2.     To approve and adopt the Incentive Plan, a copy of which is attached hereto as Annex C (this proposal is referred to herein as the “Incentive Plan Proposal”); and

3.     To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal and the Incentive Plan Proposal (this proposal is referred to herein as the “Adjournment Proposal”). This proposal will only be presented at the special meeting if there are not sufficient votes to approve the Business Combination Proposal and the Incentive Plan Proposal.

Q:	Are the proposals conditioned on one another?

A:

The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal and the Incentive Plan Proposal are approved at the special meeting. The Adjournment Proposal does not require the approval of any other proposal to be effective. It is important for you to note that in the event that the Business Combination Proposal and the Incentive Plan Proposal do not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by March 13, 2015, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders. Chart may seek approval of its stockholders to extend the date by which a business combination must be completed from March 13, 2015 until a later date (and Chart is required by the Merger Agreement in certain circumstances to seek such extension), but there is no assurance that Chart’s stockholders will approve such extension.

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Q:	Why is Chart providing stockholders with the opportunity to vote on the Business Combination?

A:	Under our existing charter, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer.

Q:	What will happen in the Business Combination?

A:	Upon completion of the Business Combination, Chart and Tempus will be combined under the new holding company Tempus Holdings. The current holders of Tempus’ membership interests (the “Sellers”) will receive 5,250,000 shares of Tempus Holdings’ common stock in exchange for all of the issued and outstanding membership interests of Tempus upon the closing of the Business Combination. In addition, pursuant to the earn-out provisions of the Merger Agreement, the Sellers will have the right to receive up to an additional 4,750,000 shares of Tempus Holdings’ common stock (“Earn-out Shares”) upon the achievement of certain financial milestones. Current Chart stockholders and warrant holders will receive shares of Tempus Holdings common stock and warrants to purchase shares of Tempus Holdings common stock to replace their existing shares of Chart common stock and existing Chart warrants. The purchase price for the Business Combination is up to approximately $100 million (at a price of $10.00 per share received by the Sellers), based on the initial number of shares received by the Sellers plus the potential issuance of Earn-out Shares, subject to working capital and other customary adjustments in accordance with the terms of the Merger Agreement, as described further herein.

Q:	What equity stake will current Chart stockholders and the Sellers hold in Tempus Holdings after the closing?

A:	It is anticipated that, upon completion of the Business Combination and if there are no redemptions and there is no adjustment to the merger consideration payable to the Sellers as a result of Tempus’ estimated working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, the Sellers will own approximately 37.4% of Tempus Holdings, Chart’s public stockholders will own approximately 46.6% of Tempus Holdings and Chart’s initial stockholders, which includes our Sponsor, directors and officers, will own approximately 16.0% of Tempus Holdings. If any of Chart’s stockholders exercise their redemption rights, the ownership interest in Tempus Holdings of Chart’s public stockholders will decrease and the ownership interest in Tempus Holdings of the Sellers and our initial stockholders will increase, and if there are redemptions by Chart’s public stockholders up to the maximum level that would permit completion of the Business Combination, Chart’s remaining stockholders, including the Sponsor, will own approximately 39.7% of Tempus Holdings and the Sellers will own approximately 60.3% of Tempus Holdings. These ownership percentages with respect to Tempus Holdings do not take into account (i) the issuance of any shares under the Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 7,875,000 shares of Tempus Holdings common stock that will remain outstanding following the Business Combination, (iii) any adjustments to the merger consideration payable to the Sellers as a result of Tempus’ working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, (iv) the potential issuance of up to an additional 4,750,000 Earn-out Shares to the Sellers upon the achievement of certain financial milestones or (v) any indemnification payments that are made after the consummation of the Business Combination by delivery of shares of Tempus Holdings’ common stock. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownerships in Tempus Holdings will be different. See “Summary of the Proxy Statement/Prospectus—Impact of the Business Combination on Chart’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Q:	What conditions must be satisfied to complete the Business Combination?

A:	There are a number of closing conditions in the Merger Agreement, including that our stockholders have approved and adopted the Merger Agreement and the Incentive Plan Proposal. In addition, the consummation of the Business Combination is subject to the completion of the Warrant Offerors’ offer to purchase up to 3,746,150 warrants to purchase common stock of Chart at a purchase price of $0.60 per warrant (the “Warrant Tender Offer”).

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Q:	Why is Chart proposing the Incentive Plan Proposal?

A:	The purpose of the Incentive Plan is to enable Tempus Holdings to offer eligible employees, directors and consultants cash and stock-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and Tempus Holdings’ stockholders.

Q:	What happens if I sell my shares of Chart common stock before the special meeting?

A:	The record date for the special meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Chart common stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Chart common stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in our trust account.

Q:	What vote is required to approve the proposals presented at the special meeting?

A:	Approval of the Business Combination Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the special meeting. Accordingly, a Chart stockholder’s failure to vote by proxy or to vote in person at the special meeting or the failure of a Chart stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee (a “broker non-vote”) will result in that stockholder’s shares not being counted towards the number of shares of Chart common stock required to validly establish a quorum, but if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal, the Incentive Plan Proposal or the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the Business Combination Proposal, the Incentive Plan Proposal or the Adjournment Proposal.

Q:	May our Sponsor, directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?

A:	In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors, officers, advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed for a per-share pro rata portion of the trust account. None of our Sponsor, directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the trust account.

Q:	How many votes do I have at the special meeting?

A:	Our stockholders are entitled to one vote at the special meeting for each share of Chart common stock held of record as of , 2015, the record date for the special meeting. As of the close of business on the record date, there were 8,785,309 outstanding shares of our common stock.

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Q:	What constitutes a quorum at the special meeting?

A:	Holders of a majority in voting power of Chart common stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, a majority of our stockholders, present in person or represented by proxy, will have power to adjourn the special meeting. As of the record date for the special meeting, 4,392,655 shares of our common stock would be required to achieve a quorum.

Q:	How will our Sponsor, directors and officers vote?

A:	In connection with the IPO, Chart entered into agreements with each of our initial stockholders, which includes our Sponsor, directors and officers, pursuant to which each agreed to vote any shares of Chart common stock owned by them in favor of a proposed business combination. None of our initial stockholders has purchased any shares during or after our IPO in the open market and neither we nor our Sponsor, directors or executive officers have entered into agreements, and are not currently in negotiations, to purchase shares. Currently, our initial stockholders own approximately 25.6% of our issued and outstanding shares of common stock, including all of the founder shares and private placement shares.

In addition, concurrently with the execution of the Merger Agreement, our Sponsor, The Chart Group, L.P., Christopher D. Brady, Joseph Wright and Cowen (collectively, the “Chart Stockholders”), entered into a Supporting Stockholder Agreement with Tempus and the Members’ Representative (the “Supporting Stockholder Agreement”), a copy of which is attached hereto as Annex B. Pursuant to the Supporting Stockholder Agreement, the Chart Stockholders have agreed, among other things, to vote the shares of Chart common stock held by them (representing as of the date hereof approximately 20.1% of the voting power of Chart in the aggregate) in favor of all the proposals described in this proxy statement/prospectus.

Q:	What interests do Chart’s current officers and directors have in the Business Combination?

A:	Our directors and executive officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interest. These interests include, among other things:

○	the continued right of our Sponsor, executive officer and directors to hold Tempus Holdings common stock and warrants following the Business Combination, subject to lock-up agreements;

○	the continued right of our Sponsor and Joseph Wright to hold placement units;

○

the fact that our Sponsor, officers and directors and their affiliates paid an aggregate of $3,775,000 for their founder shares and placement units and such securities should have a significantly higher value at the time of the Business Combination;

○	if Chart is unable to complete a business combination within the required time period, our Chairman and our Chief Executive Officer will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Chart for services rendered or contracted for or products sold to Chart, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under our indemnity of the underwriters;

○	the continuation of four of our seven existing directors as directors of Tempus Holdings; and

○	the continued indemnification of current directors and officers of Chart and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination.

Q:	What happens if the Business Combination Proposal is not approved?

A:	If the Business Combination Proposal is not approved, then on March 13, 2015 we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.

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Q:	Do I have redemption rights?

A:	If you are a holder of public shares, you may redeem your public shares for cash equal to a pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of our IPO (less any amounts previously released to redeeming stockholders in connection with the extension of our termination date in September 2014) as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable, upon the consummation of the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the shares issued in the IPO. Our initial stockholders, which includes our Sponsor, directors and officers, have agreed to waive their redemption rights with respect to the any shares of our capital stock they may hold in connection with the consummation of the Business Combination, and the founder shares and placement shares will be excluded from the pro rata calculation used to determine the per-share redemption price. For illustrative purposes, based on funds in the trust account of approximately $65.4 million on September 30, 2014, the estimated per share redemption price would have been $10.00. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the trust account (including interest but net of franchise and income taxes payable and dissolution expenses) in connection with the liquidation of the trust account.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:	No. You may exercise your redemption rights whether you vote your shares of Chart common stock for or against the Business Combination Proposal or any other proposal described by this proxy statement/prospectus. As a result, the Merger Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a less liquid trading market, fewer stockholders, less cash and the potential inability to meet the listing standards of NASDAQ.

Q:	How do I exercise my redemption rights?

A:	In order to exercise your redemption rights, you must (i) affirmatively vote either for or against the Business Combination Proposal and, (ii) prior to 4:30 p.m., Eastern Time on , 2015 (two business days before the special meeting), (x) submit a written request to our transfer agent that we redeem your public shares for cash, and (y) deliver your stock to our transfer agent physically or electronically through Depository Trust Company, or DTC. The address of Continental Stock Transfer & Trust Company, our transfer agent, is listed under the question “Who can help answer my additional questions?” Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

Q:	What are the U.S. federal income tax consequences if I do not exercise my redemption rights and instead participate in the Business Combination?

A:	It is intended that the Business Combination should qualify as part of an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. However, neither Chart nor Tempus Holdings shall receive a tax opinion or tax ruling in connection with the Business Combination and thus you are strongly urged to consult with a tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences of your participation in the Business Combination. See “Material U.S. Federal Income Tax Considerations.” If the Business Combination qualifies as part of an exchange described in Section 351, then U.S. Holders (as defined in the section entitled “Material U.S. Federal Income Tax Considerations”) of Chart common stock who do not exercise their redemption rights and who participate in the Business Combination generally will not recognize gain or loss for U.S. federal income tax purposes as a result of the exchange of Chart common stock for Tempus Holdings common stock.

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Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:	Chart stockholders who exercise their redemption rights to receive cash from the trust account in exchange for their shares of Chart common stock generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of Chart common stock redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. The redemption, however, may be treated as a distribution if it does not effect a meaningful reduction in the redeeming stockholder’s percentage ownership in Chart. Any such distribution will be treated as dividend income to the extent of our current or accumulated earnings and profits. Any distribution in excess of our earnings and profits will reduce the redeeming stockholder’s basis in the Chart common stock, and any remaining excess will be treated as gain realized on the sale or other disposition of the Chart common stock. See “Material U.S. Federal Income Tax Considerations.”

Q:	If I am a Chart warrant holder, can I exercise redemption rights with respect to my warrants?

A:	No. The holders of our warrants have no redemption rights with respect to our warrants. However, holders of our public warrants may participate in the Warrant Tender Offer (discussed below).

Q:	What is the Warrant Tender Offer?

A:	The consummation of the Business Combination is subject to the completion of the Warrant Offerors’ offer to purchase up to 3,746,150 outstanding warrants to purchase common stock of Chart at a purchase price of $0.60 per warrant (the “Warrant Tender Offer”). The Warrant Offerors initially deposited an aggregate of $2,250,000 with Continental Stock Transfer & Trust Company into a segregated escrow account pursuant to the terms of an escrow agreement (the “Escrow Agreement”), which funds were to be used for the purchase of the Chart warrants validly tendered in a tender offer to be conducted in connection with a business combination. In August 2014, the Warrant Offerors commenced the Initial Tender Offer to purchase up to 7,500,000 of Chart’s issued and outstanding warrants at a purchase price of $0.30 per warrant in connection with a special meeting of Chart’s stockholders to approve, among other matters, an amendment to Chart’s existing charter extending the date by which Chart must consummate its initial business combination from September 13, 2014 to March 13, 2015. A total of 7,700 warrants were validly tendered and not withdrawn in the Initial Tender Offer. In September 2014, the Warrant Offerors accepted for purchase all such warrants for an aggregate purchase price of $2,310. As a result, the Sponsor, Mr. Wright, and Cowen intend to commence the Warrant Tender Offer to purchase, collectively, up to 3,746,150 public warrants at $0.60 per warrant (subject to proration), which will be consummated, if at all, upon the consummation of the Business Combination. The purpose of the Warrant Tender Offer is to provide holders of public warrants that may not wish to retain their public warrants following the Business Combination the possibility of receiving cash for their public warrants.

Q:	Do I have appraisal rights if I object to the Business Combination?

A:	Chart stockholders may have appraisal rights in connection with the Business Combination. If appraisal rights are available, holders of Chart common stock who do not vote in favor of the Business Combination Proposal and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Business Combination under Section 262 of the Delaware General Corporation Law (the “DGCL”). Holders of public shares electing to exercise redemption rights will not be entitled to appraisal rights. Additionally, appraisal rights are not available to holders of public warrants. For additional information, including the procedures for properly demanding appraisal, see “Special Meeting of Chart Stockholders—Appraisal Rights.”

Q:	What happens to the funds held in the trust account upon consummation of the Business Combination?

A:	If the Business Combination is consummated, the funds held in the trust account will be released to pay (i) Chart stockholders who properly exercise their redemption rights, (ii) up to $2,343,750 in deferred underwriting compensation to the underwriters of our IPO, (iii) up to $1,150,000 to our Sponsor and our affiliates for repayment of loans to Chart, (iv) approximately $7.3 million for fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by Chart or Tempus in connection with the transactions contemplated by the Business Combination, (v) our Sponsor for all transaction costs associated with the exploration of potential business combinations not related to the Business Combination and transaction costs incurred in connection with the Business Combination, as more fully described in section “Certain Relationships and Related Transactions Concerning Chart”, (vi) unpaid franchise and income taxes of Chart, and (vii) for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future acquisitions.

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Q:	What happens if the Business Combination is not consummated?

A:

There are certain circumstances under which the Merger Agreement may be terminated. See the section entitled “Proposal No. 1—The Business Combination Proposal” for information regarding the parties’ specific termination rights. If, as a result of the termination of the Merger Agreement or otherwise, we are unable to complete the Business Combination or another business combination transaction by March 13, 2015, our existing charter provides that we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and dissolution expenses, by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemptions, subject to the approval of the remaining stockholders and the board of directors in accordance with applicable law, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to Chart’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. We expect that the amount of any distribution our public stockholders will be entitled to receive upon our dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to Chart’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Holders of our founder shares and placement shares have waived any right to any liquidation distribution with respect to those shares. In the event of liquidation, there will be no distribution with respect to Chart’s outstanding warrants. Accordingly, the warrants will expire worthless (except for the right of Chart’s public warrant holders to receive $0.30 for each public warrant they hold in place of $0.60 for 50% of the public warrant they hold if the Business Combination and Warrant Tender Offer were consummated). Chart may seek approval of its stockholders to extend the date by which a business combination must be completed from March 13, 2015 until a later date (and Chart is required by the Merger Agreement in certain circumstances to seek such extension), but there is no assurance that Chart’s stockholders will approve such extension.

Q:	When is the Business Combination expected to be completed?

A:	It is currently anticipated that the Business Combination will be consummated promptly following the special meeting, provided that all other conditions to the consummation of the Business Combination have been satisfied or waived. For a description of the conditions to the completion of the Business Combination, see the section entitled “Proposal No. 1—The Business Combination Proposal.”

Q:	What will Chart stockholders receive in the Business Combination?

A:	Upon completion of the Business Combination, each share of Chart common stock will be converted into one share of Tempus Holdings common stock, par value $0.0001 per share, which we refer to as the Business Combination consideration. Shares held by Chart as treasury stock or that are owned by Chart or any wholly owned subsidiary of Chart, which we refer to as the Chart excluded shares, will not receive the Business Combination consideration and will be canceled.

Q:	What will Chart warrant holders receive in the Business Combination?

A:	Upon completion of the Business Combination, all of the warrants to purchase Chart common stock will represent the right to purchase an equal number of shares of Tempus Holdings common stock on the same terms and conditions as the original warrants.

Q:	If I am a Chart warrant holder, will my warrants become exercisable for shares of Tempus Holdings common stock if the Business Combination is consummated?

A:	Yes. Pursuant to the Merger Agreement and the terms of the Chart warrants, each Chart warrant will automatically become a warrant to purchase shares of Tempus Holdings common stock. However, in the event that Chart does not consummate the business combination by March 13, 2015, Chart will be required to liquidate and any Chart warrants you own will expire without value except for the right of Chart’s public warrant holders to receive $0.30 for each public warrant they hold.

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Q:	If the Business Combination is completed, when can I expect to receive the Tempus Holdings common stock for my shares of Chart common stock?

A:	Certificated Shares: As soon as reasonably practicable after the effective time of the Business Combination, Tempus Holdings will cause an exchange agent to mail to each holder of certificated shares of Chart common stock a form of letter of transmittal and instructions for use in effecting the exchange of Chart common stock for the Business Combination consideration. After receiving the proper documentation from a holder of Chart common stock, the exchange agent will deliver to such holder the cash and Tempus Holdings common stock to which such holder is entitled under the Merger Agreement.

Book Entry Shares: Each holder of record of one or more book entry shares of Chart common stock whose shares will be converted into the right to receive the Business Combination consideration will automatically, upon the effective time of the Business Combination, be entitled to receive, and Tempus Holdings will cause the exchange agent to deliver to such holder as promptly as practicable after the effective time, the cash and Tempus Holdings common stock to which such holder is entitled under the Merger Agreement. Holders of book entry shares will not be required to deliver a certificate or an executed letter of transmittal to the exchange agent in order to receive the Business Combination consideration.

Q:	What do I need to do now?

A:	You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes and the other documents referred to herein, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?

A:	If you were a holder of record of our common stock on , 2015, the record date for the special meeting, you may vote with respect to the proposals in person at the special meeting, or by (1) calling the toll-free number specified on the enclosed proxy card and following the instructions when prompted, (2) accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you, or (3) completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:	What will happen if I abstain from voting or fail to vote at the special meeting?

A:	At the special meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, assuming a quorum is otherwise validly established, a failure to vote your shares will have no effect on the other proposals to be considered at the special meeting of stockholders. Additionally, if you abstain from voting or fail to vote at the special meeting, you will not be able to exercise your redemption rights (as described above).

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:	Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted FOR each proposal presented to the special meeting.

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Q:	If I am not going to attend the special meeting in person, should I return my proxy card instead?

A:	Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement/prospectus carefully, and vote your shares by one of the following methods: (1) call the toll-free number specified on the enclosed proxy card and follow the instructions when prompted, (2) access the Internet website specified on the enclosed proxy card and follow the instructions provided to you or (3) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name”, will my broker, bank or nominee automatically vote my shares for me?

A:	No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the special meeting will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote by sending a later-dated, signed proxy card to our secretary at the address listed below so that it is received by our secretary prior to the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our secretary, which must be received by our secretary prior to the special meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each account you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	Chart will pay the cost of soliciting proxies for the special meeting. Chart has engaged Morrow & Co., LLC (“Morrow”) to assist in the solicitation of proxies for the special meeting. Chart has agreed to pay Morrow a fee of $22,500, which fee also includes Morrow acting as the inspector of elections at the special meeting and information agent in connection with the Warrant Tender Offer. Chart will reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. Chart will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Chart common stock for their expenses in forwarding soliciting materials to beneficial owners of the Chart common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

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Q:	Who can help answer my additional questions?

A:	If you have questions about the proposals or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

Morrow & Co., LLC

470 West Avenue, 3rd Floor

Stamford, CT 06902

Individuals call toll free: (800) 662-5200

Banks and Brokerage Firms, please call collect: (203) 658-9400

chart.info@morrowco.com

To obtain timely delivery of materials, our stockholders must request the materials no later than five business days prior to the special meeting. You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our transfer agent prior to the special meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

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SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the Business Combination and the proposals to be considered at the special meeting, you should read this entire proxy statement/prospectus carefully, including the annexes and the other documents referred to herein. See also the section entitled “Where You Can Find More Information.”

Unless otherwise specified, all share calculations (i) assume no exercise of redemption rights by Chart’s public stockholders, (ii) do not include any shares of Chart common stock issuable upon exercise of Chart’s warrants, (iii) assume that there are no adjustments to the merger consideration payable to the Sellers as a result of Tempus’ working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, (iv) do not include the potential issuance of the Earn-out Shares, and (v) assume that there are no indemnification payments that are made after the consummation of the Business Combination by delivery of shares of Tempus Holdings’ common stock.

Parties to the Business Combination

Chart Acquisition Corp.

Chart is a Delaware special purpose acquisition company incorporated on July 22, 2011 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Chart and one or more businesses.

Chart’s common stock, units and warrants are currently listed on the NASDAQ Capital Market under the symbols “CACG”, “CACGU” and “CACGW”, respectively.

Chart’s executive office is located at 555 5th Avenue, 19th Floor, New York, New York 10017 and its telephone number is (212) 350-8205.

Tempus Holdings

Tempus Holdings is a wholly-owned subsidiary of Chart incorporated in December 2014 for the purpose of the Business Combination. Following the Business Combination, Tempus Holdings will own Chart and will own and operate the business of Tempus.

Tempus Holdings intends to apply to list its common stock and warrants on the NASDAQ Capital Market under the symbols “TMPS” and “TMPSW,” upon the closing of the Business Combination.

Tempus Holdings’ executive office is located at 555 5th Avenue, 19th Floor, New York, New York 10017 and its telephone number is (212) 350-8205.

Tempus Applied Solutions, LLC

Tempus, a Delaware limited liability company, was formed in December 2014 to provide turnkey and customized design, engineering, modification and integration services and operations solutions that support aircraft critical mission requirements for such customers as the DoD, U.S. intelligence agencies, foreign governments, heads of state and others worldwide Tempus designs and implements special mission aircraft modifications related to intelligence, surveillance and reconnaissance systems, new generation command, control and communications systems and VIP interior components and provides ongoing operational support including flight crews, maintenance and other services to customers. In addition, it will transition undervalued and underutilized aircraft to alternative configurations that are then utilized for more profitable special mission purposes.

Tempus’ principal executive office is located at 133 Waller Mill Road, Williamsburg, Virginia 23185 and its telephone number is (757) 875-7779.

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Consideration to the Sellers in the Business Combination

The Sellers will receive 5,250,000 shares of Tempus Holdings’ common stock in exchange for all of the membership interests of Tempus upon the closing of the Business Combination, which would represent approximately 37.4% of Tempus Holdings (if there are no redemptions). The consideration to be paid to the Sellers is up to approximately $100 million, based on their initial receipt of 5,250,000 shares of Tempus Holdings’ common stock plus the potential future issuance to them of up to an additional 4,750,000 Earn-out Shares (in each case, at a price of $10.00 per share received by the Sellers), subject to working capital and other customary adjustments in accordance with the terms of the Merger Agreement, as described further herein.

Ownership Structure

The following diagram illustrates the ownership structure of Chart, Tempus and Tempus Holdings prior to and following the Business Combination.

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Board of Directors Following the Business Combination

Upon the closing of the Business Combination, Tempus Holdings’ board of directors will consist of four existing Chart directors (Joseph R. Wright, Christopher D. Brady, Peter A. Cohen and Kenneth J. Krieg), two existing Tempus directors (B. Scott Terry and John G. Gulbin III) and one new director (Niall Olver). See the section entitled “Management of Tempus Holdings After the Business Combination.”

Accounting Treatment for Business Combination

The Business Combination will be accounted for using the acquisition method of accounting under the provisions of ASC 805.

Appraisal Rights

Chart stockholders may have appraisal rights in connection with the Business Combination. If appraisal rights are available, holders of shares of Chart common stock who do not vote in favor of the Business Combination Proposal and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Business Combination under Section 262 of the DGCL. Holders of public shares electing to exercise redemption rights will not be entitled to appraisal rights. Additionally, appraisal rights are not available to holders of public warrants. For additional information, including the procedures for properly demanding appraisal, see “Special Meeting of Chart Stockholders—Appraisal Rights.”

Redemption Rights

Holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our existing charter. As of September 30, 2014, this would have amounted to approximately $10.00 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of Chart common stock for cash and will no longer own shares of Chart common stock and will not participate as a future shareholder of Tempus Holdings. Such a holder will be entitled to receive cash for its public shares only if it (i) affirmatively votes for or against the Business Combination Proposal and (ii) properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. See the section entitled “Special Meeting of Chart Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

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Impact of the Business Combination on Chart’s Public Float

Chart’s public stockholders currently own approximately 74.4% of Chart and Chart’s initial stockholders, which includes our Sponsor, directors and officers, currently own approximately 25.6% of Chart. It is anticipated that, immediately after the Business Combination and if there are no redemptions, Chart’s public stockholders will own approximately 46.6% of Tempus Holdings, Chart’s initial stockholders will own approximately 16.0% of Tempus Holdings and the Sellers will own approximately 37.4% of Tempus Holdings. If any of Chart’s stockholders exercise their redemption rights, the ownership interest in Tempus Holdings of Chart’s public stockholders will decrease and the ownership interest in Tempus Holdings of the Sellers and our initial stockholders will increase, and if there are redemptions by Chart’s public stockholders up to the maximum level that would permit completion of the Business Combination, Chart’s public stockholders will own approximately 13.9% of Tempus Holdings, Chart’s initial stockholders, which includes our Sponsor, directors and officers, will own approximately 25.8% of Tempus Holdings and the Sellers will own approximately 60.3% of Tempus Holdings. If the actual facts are different than these assumptions (based on redemptions by Chart’s public stockholders, changes in the terms of the Business Combination, adjustments to the Tempus purchase price pursuant to the Merger Agreement or otherwise), the percentage ownership interests in Tempus post-Combination may be different.

The following table illustrates varying ownership levels in Tempus Holdings, assuming varying levels of redemptions by Chart’s public stockholders:

	Ownership Percentage Assuming No Redemption of Shares	Ownership Percentage Assuming Maximum Redemption of Shares
Chart public stockholders	46.6%	13.9%
Chart initial stockholders	16.0%	25.8%
Sellers	37.4%	60.3%

Reasons for the Business Combination

Chart was organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have sought to capitalize on the global network and investing and operating experience of our management team and board of directors to identify, acquire and operate one or more businesses focused on the provision and/or outsourcing of government services operating within or outside of the United States. We believe that the acquisition and operation of an established business focused on the provision and/or outsourcing of government services will provide a foundation from which to build, through acquisition or organic growth, a diversified business platform.

In identifying Tempus as an appropriate business to acquire, our directors considered, in particular, the following positive factors, not necessarily presented in their order of significance:

●	Experienced and Motivated Management Team. Tempus’ CEO B. Scott Terry has substantial related experience, having run and sold two companies that used commercial solutions to address critical training and operational requirements of U.S. government customers, realizing positive outcomes for shareholders. Additionally, senior management and employees of Tempus have extensive industry relationships and a positive track record of successful business development. They will have a significant ownership interest in Tempus Holdings, and thus will have a vested interest in the operational success of the business.

●	Strong Platform for Growth. The network of relationships established by Tempus’ senior management will allow for the development of multiple, qualified bid and proposal pipeline opportunities. We believe the expiration of a non-competition agreement related to the sale of one of Mr. Terry’s former companies, Tempus’ senior management’s network of relationships and the market opportunity described below combine to position Tempus for significant growth. The customization and modification programs that Tempus will target tend to be large, have an extended integration and production phase and often require continued operational support once placed in service. A number of these opportunities are in final negotiations and are projected to launch in the first half of 2015.

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●	Unique Market Opportunity to Capitalize on DoD Budget Trends. Pressure on the DoD’s acquisition and procurement budget presents a unique opportunity for Tempus to expand its contract pipeline by offering comprehensive commercial solutions to the U.S. government. This option will allow the DoD to use its more stable operations and maintenance (“O&M”) budget to acquire repurposed aircraft with advanced intelligence, surveillance and reconnaissance equipment as well as new generation command, control and communications systems for expeditionary use in forward deployed areas. Further, Tempus management’s experience providing commercial aviation solutions modified for special mission purposes will allow U.S. government contractors and their end customers to avoid replicating expensive logistics support tails.

●	Strong Free Cash Flow Generated from Business Model. Tempus offers an integrated solution of modification, operation, leasing, and logistics to U.S. and foreign governments and others who need aircraft to perform intelligence, surveillance and reconnaissance missions. We believe Tempus’ business model reduces risk and increases margins, and will generate strong free cash flow that can support both interest payments on debt needed to finance aircraft purchases as well future investments in the business.

●

Chart’s Experience. The board of directors deems the Chart team’s skill set to be complementary and additive to the already capable Tempus management team. Chart’s team has significant experience managing public companies and has extensive experience, through ownership and management of other portfolio companies, in the successful provision of commercial solutions for mission critical requirements of government, DoD and U.S. intelligence agencies.

In addition, Chart’s expertise in the area of strategy development and optimizing business processes across diverse businesses will further emphasize focus and execution. Chart will share best practices to extract operational efficiency and to refine Tempus’ commercial approach for faster growth and margin improvement. Moreover, the Chart team’s merger and acquisition experience will further supplement Tempus’ growth plans, especially in the area of synergistic bolt-on acquisitions.

Chart Special Meeting

Chart is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of stockholders to be held on          , 2015, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to our stockholders on or about          , 2015. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct how your vote shall be cast at the special meeting.

Date, Time and Place of Special Meeting

The special meeting will be held at 10:00 A.M. Eastern time on          , 2015, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our common stock as of the close of business on          , 2015, which is the record date for the special meeting. You are entitled to one vote for each share of our common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 8,785,309 shares of Chart common stock issued and outstanding, consisting of 6,535,309 shares originally sold as part of units in the IPO, 375,000 shares originally sold as part of units to our Sponsor, Joseph Wright and Cowen in a private placement that occurred simultaneously with the consummation of the IPO and 1,875,000 founder shares (after giving effect to (i) a 0.75-for-1 reverse stock split effectuated on July 10, 2012 and (ii) the forfeiture of 281,250 shares in January 2013) that were issued to our Sponsor prior to the IPO (375,000 founder shares of which were subsequently transferred to certain of its directors and officers and 890,625 founder shares to The Chart Group, L.P., the sole managing member of our Sponsor (including 525,469 founder shares subsequently transferred to certain of our officers and certain affiliates and officers of The Chart Group, L.P)).

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Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Chart stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the common stock outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.

Approval of the Business Combination Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the special meeting. Accordingly, a Chart stockholder’s failure to vote by proxy or to vote in person at the special meeting or the failure of a Chart stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee (a “broker non-vote”) will result in that stockholder’s shares not being counted towards the number of shares of Chart common stock required to validly establish a quorum, but if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal, the Incentive Plan Proposal or the Adjournment Proposal. Abstentions will also have no effect on the outcome of the Business Combination Proposal, the Incentive Plan Proposal or the Adjournment Proposal.

The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal and the Incentive Plan Proposal are approved at the special meeting. The Adjournment Proposal does not require the approval of any other proposal to be effective.

It is important for you to note that in the event that the Business Combination Proposal and the Incentive Plan Proposal do not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by March 13, 2015, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders. Chart may seek approval of its stockholders to extend the date by which a business combination must be completed from March 13, 2015 until a later date (and Chart is required by the Merger Agreement in certain circumstances to seek such extension), but there is no assurance that Chart’s stockholders will approve such extension.

Recommendation to Chart Stockholders

After careful consideration, Chart’s board of directors has concluded that the Business Combination is in the best interests of Chart’s stockholders. Our directors believe that the proposals being presented at the special meeting are in the best interests of Chart’s stockholders, and they recommend that Chart’s stockholders vote FOR each of the proposals.

Interests of Officers and Directors in the Business Combination

When you consider the recommendation of our board of directors in favor of the proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things:

●	the continued right of our Sponsor, executive officer and directors to hold Tempus Holdings common stock and warrants following the Business Combination, subject to lock-up agreements;

●	the continued right of our Sponsor and Joseph Wright to hold placement units;

●

the fact that our Sponsor, officers and directors and their affiliates paid an aggregate of $3,775,000 for their founder shares and placement units and such securities should have a significantly higher value at the time of the Business Combination;

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●	if Chart is unable to complete a business combination within the required time period, our Chairman and our Chief Executive Officer will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Chart for services rendered or contracted for or products sold to Chart, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under our indemnity of the underwriters;

●	the continuation of four of our seven existing directors as directors of Tempus Holdings; and

●	the continued indemnification of current directors and officers of Chart and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination.

Risk Factors

In evaluating the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes and the other documents referred to herein, and especially consider the factors discussed in the section entitled “Risk Factors.”

Material U.S. Federal Income Tax Consequences

It is intended that the Business Combination should qualify as part of an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. However, neither Chart nor Tempus Holdings shall receive a tax opinion or tax ruling in connection with the Business Combination and thus you are strongly urged to consult with a tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences of your participation in the Business Combination. If the Business Combination qualifies as part of an exchange described in Section 351, then U.S. Holders (as defined in the section entitled “Material U.S. Federal Income Tax Considerations”) of Chart common stock who do not exercise their redemption rights and who participate in the Business Combination generally will not recognize gain or loss for U.S. federal income tax purposes as a result of the exchange of Chart common stock for Tempus Holdings common stock. For additional information regarding the U.S. federal income tax consequences of the Business Combination, see “Material U.S. Federal Income Tax Considerations.”

Officers and Directors of Tempus Holdings

Tempus Holdings’ directors and executive officers upon consummation of the Business Combination will be as follows:

Name	Age	Position

Joseph R. Wright	76	Chairman
B. Scott Terry	51	Chief Executive Officer and Director
R. Lee Priest, Jr.	48	Chief Financial Officer and Secretary
Christopher D. Brady	60	Director
Peter A. Cohen	68	Director
John G. Gulbin, III	52	Director
Kenneth J. Krieg	53	Director
Niall Olver	51	Director

For more information on the new directors and management of Tempus Holdings, see “Management of Tempus Holdings After the Business Combination.”

Listing of Tempus Holdings Common Stock and Warrants

Tempus Holdings intends to apply to list its common stock and warrants on the Nasdaq Capital Market under the symbols “TMPS” and “TMPSW,” respectively, upon the closing of the Business Combination.

Comparison of Stockholder Rights

Upon completion of the Business Combination, stockholders of Chart will receive shares of Tempus Holdings’ common stock and will become the stockholders of Tempus Holdings. The rights of the former Chart stockholders will therefore be governed by the DGCL, the charter and bylaws of Tempus Holdings. For a summary description of material differences that may affect the rights of the stockholders of Chart, see “Comparison of Rights of Stockholders of Chart and Tempus Holdings.”

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SELECTED HISTORICAL FINANCIAL INFORMATION OF CHART

The following selected financial data of Chart should be read together with its financial statements and the accompanying notes thereto, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Chart”, appearing elsewhere in this proxy statement/prospectus. The selected financial data as of and for the years ended December 31, 2013 and 2012 have been derived from Chart’s audited annual financial statements appearing elsewhere in this proxy statement/prospectus. The selected financial data as of September 30, 2014 and for the nine-month periods ended September 30, 2014 and 2013 have been derived from Chart’s unaudited interim financial statements appearing elsewhere in this proxy statement/prospectus, and include all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for a fair presentation of Chart’s financial position as of such date and Chart’s results of operations for such periods.

Selected Statement of Operations Data

	For the years ended December 31,		For the Nine Months Ended September 30,
	2013	2012	2014 (Unaudited)	2013 (Unaudited)
Revenues	$-	$-	$-	$-
Formation and Operating Costs	-	3,469	-	-
General and Administrative Expenses	1,073,535	56,608	2,585,260	831,401
Loss from Operations	(1,073,535)	(60,077)	(2,585,260)	(831,401)
Other Income (expense):
Interest Income	46,900	1,821	12,158	37,896
Change in Fair Value of Warrant Liability	-	-	1,579,235	1,417,500
Net Income (Loss) Attributable to Common Stockholders	$(1,026,635)	$(58,256)	$(993,867)	$623,995

Basic and Diluted Net Income (Loss) per Share Attributable to Common Stockholders	$(0.30)	$(0.03)	$(0.28)	$0.19

Weighted Average Number of Common Shares Outstanding, basic and diluted	3,378,823	2,212,758	3,569,411	3,333,263

Selected Balance Sheet Data

	As of December 31,		As of September 30,
	2013	2012	2014 (Unaudited)
Cash	$118,706	$1,147,464	$469,897
Due from Sponsor	409	409	660
Prepaid Expenses	87,252	5,236	5,000
Cash and Investments Held in Trust Account	75,048,721	75,001,821	65,353,648
Total Assets	75,255,088	76,154,930	65,829,205

Current Liabilities	195,557	68,764	2,989,686
Deferred Underwriting Fee	2,343,750	2,343,750	2,343,750
Warrant Liability	5,906,250	5,906,250	4,327,015
Total Liabilities	8,445,557	8,318,764	9,660,451
Common stock subject to possible redemption; 6,180,953, 6,283,617 and 5,116,876 shares at $10.00 per share at December 31, 2013, December 31, 2012 and September 30, 2014, respectively	61,809,530	62,836,165	51,168,753
Total Stockholders’ Equity	5,000,001	5,000,001	5,000,001

Selected Cash Flow Statement Data

	For the years ended December 31,		For the Nine Months Ended September 30,
	2013	2012	2014 (Unaudited)	2013 (Unaudited)
Net Cash Used In Operations Activities	$(964,938)	$(36,900)	$(798,809)	$(740,565)
Net Cash Used In Investing Activities	(46,900)	(75,001,821)	-	-
Net Cash Provided by (Used In) Financing Activities	(16,920)	76,115,911	1,150,000	(16,920)

Cash at End of Period	118,706	1,147,464	469,897	389,979

24

SELECTED HISTORICAL FINANCIAL INFORMATION OF TEMPUS

The following table sets forth selected historical financial information derived from Tempus’ audited financial statements as of December 17, 2014 and for the period from December 4, 2014 (date of inception) to December 17, 2014, included elsewhere in this proxy statement/prospectus. You should read the following selected historical financial information in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tempus” and Tempus’ financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

Selected Statement of Operations Data

For the period from inception on December 4, 2014 to December 17, 2014

Revenues	$-
Cost of revenues	-
Selling, general and administrative expenses	12,259
Total operating loss	(12,259)
Net loss	(12,259)

Selected Balance Sheet Data

As of December 17, 2014

Cash	$1,500,000
Total assets	1,500,000

Accrued Liabilities	12,259
Loan from officer	489,899
Total liabilities	502,158
Members’ equity	$997,842

Selected Cash Flow Statement Data

For the period from inception on December 4, 2014 to December 17, 2014

Net cash provided by operating activities	$-
Net cash used in investing activities	-
Net cash provided by financing activities	1,500,000

Cash at end of period	$1,500,000

25

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2014 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014 are based on the historical financial statements of Tempus and Chart after giving effect to the Business Combination. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014 was derived from Chart’s unaudited condensed statement of operations for the nine months ended September 30, 2014 and gives pro forma effect to the Business Combination as if it has been completed on January 1, 2014. The unaudited pro forma condensed combined balance sheet as of September 30, 2014 was derived from Chart’s unaudited condensed balance sheet as of September 30, 2014 and gives pro forma effect to the Business Combination as if it had been completed on September 30, 2014. Because Tempus did not exist as of September 30, 2014, the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations reflect zero balances for Tempus as of September 30, 2014 and for the nine months ended September 30, 2014, respectively.

The pro forma adjustments are based on information currently available. The unaudited pro forma condensed combined statement of operations does not purport to represent, and is not necessarily indicative of, what the actual results of operations of the combined company would have been had the Business Combination taken place on the date indicated, nor is it indicative of the consolidated results of operations of the combined company for any future period. The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Business Combination taken place on the date indicated, nor is it indicative of the consolidated financial condition of the combined company as of any future date. The unaudited pro forma condensed combined financial information should be read in conjunction with the sections entitled “Management's Discussion and Analysis of Financial Condition and Results of Operations of Chart” and “Management's Discussion and Analysis of Financial Condition and Results of Operations of Tempus” and the historical consolidated financial statements and notes thereto of Chart and Tempus included herein.

Tempus is considered to be the acquirer for accounting purposes because it will obtain control of Chart. Tempus is not experiencing a change in control since the Tempus operations will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity. In addition, depending on the level of redemptions of their Chart stock that Chart stockholders may effect, Tempus’ former equity owners may own a majority voting interest in the combined entity and be able to elect a majority of the combined entity's board of directors. Accordingly, the Business Combination does not constitute the acquisition of a business for purposes of Financial Accounting Standards Board's Accounting Standard Codification 805, “Business Combinations,” or ASC 805. As a result, the assets and liabilities of Tempus and Chart will be carried at historical cost and there will be no step- up in basis or any intangible assets or goodwill as a result of the Business Combination. All direct costs of the Business Combination will be accounted for as a charge to additional paid-in capital.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination. It has been prepared for informational purposes only and is subject to a number of uncertainties and assumptions. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the results of the combined company.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemptions of Chart common stock:

●	Assuming No Redemption: This presentation assumes that no Chart stockholders exercise redemption rights with respect to their public shares for a pro rata portion of the trust account; and

●

Assuming Redemption: This presentation assumes that all Chart stockholders exercise their redemption rights with respect to a maximum of 5,329,835 public shares. Chart has no specified maximum redemption threshold except that it must retain $5,000,001 of net tangible book value.

26

Tempus Applied Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2014

	Tempus Applied Solutions, LLC Historical	Chart Acquisition Corp. Historical	Pro Forma Adjustments		Combined Pro Forma (assuming no redemption)	Additional Pro Forma Adjustments (assuming maximum redemption)		Combined Pro Forma (assuming maximum redemption)

Revenue	$-	$-	$-		$-	$-		$-
Formation and Operating Costs	-	-	-		-	-		-
General and Administrative Expenses	-	2,585,260	(1,868,072)	K	717,188	-		717,188
Loss from Operations	-	(2,585,260)	1,868,072		(717,188)	-		(717,188)

Other Income:
Interest Income	-	12,158	-		12,158	-		12,158
Change in Fair Value of Warrant Liability	-	1,579,235	-		1,579,235	-		1,579,235
Net Income (Loss) Attributable to Common Stockholders	$-	$(993,867)	$1,868,072		$874,205	$-		$874,205

Weighted Average Number of Common Shares Outstanding, basic and diluted	-	3,569,411	10,465,898	L	14,035,309	(5,329,835)	L	8,705,474
Basic and Diluted Net Income (Loss) per Share Attributable to Common Stockholders		(0.28)			0.06			0.10

See accompanying notes to the unaudited pro forma condensed combined financial information.

27

Tempus Applied Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

	Tempus Applied Solutions, LLC Historical	Chart Acquisition Corp. Historical	Pro Forma Adjustments		Combined Pro Forma (assuming no redemption)	Additional Pro Forma Adjustments (assuming maximum redemption)		Combined Pro Forma (assuming maximum redemption)

ASSETS
Current assets:
Cash and cash equivalents	$-	$469,897	$65,353,648	A	$56,552,536	$(53,298,350)	I	$3,254,186
			(2,343,750)	D
			(7,265,000)	F
			1,487,741	G
			(1,150,000)	H
Due from Sponsor	-	660			660			660
Prepaid Expenses	-	5,000			5,000			5,000
Total Current Assets	-	475,557	56,082,639		56,558,196	(53,298,350)		3,259,846

Non-current Assets:
Cash and Investments Held in Trust Account	-	65,353,648	(65,353,648)	A	-			-
Total Assets	$-	$65,829,205	$(9,271,009)		$56,558,196	$(53,298,350)		$3,259,846

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	$-	$1,838,244	$5,512,412	E	$85,656	$-		$85,656
			(7,265,000)	F
Due to Affiliate	-	1,442	-		1,442			1,442
Notes Payable, Sponsor	-	709,168	(709,168)	H	-			-
Notes Payable, Affiliate of Sponsor	-	440,832	(440,832)	H	-			-
Total Current Liabilities		2,989,686	(2,902,588)		87,098	-		87,098
	-
Deferred Underwriting Fee	-	2,343,750	(2,343,750)	D	-			-
Warrant Liability	-	4,327,015	-		4,327,015			4,327,015
Loan from Officer	-	-	489,899	G	489,899			489,899
Total Liabilities	-	9,660,451	(4,756,439)		4,904,012	-		4,904,012

Common stock subject to possible redemption; 5,116,876 shares at $10.00 per share at September 30, 2014	-	51,168,753	(51,168,753)	C	-	-		-
Stockholders' Equity:
Preferred Stock, $.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-	-		-	-		-
Common Stock, $.0001 par value; 29,000,000 shares authorized; 3,668,433 shares issued and outstanding at September 30, 2014 (excluding 5,116,876 shares subject to possible redemption, respectively)	-	367	525	B	1,404	(533)	I	871
			512	C
Additional Paid-in Capital	-	7,078,919	(52,500,000)	B	59,244,477	(53,298,350)	I	5,946,660
			52,499,475	B		533	I
			51,168,241	C
			997,842	G
Deficit Accumulated During Development Stage	-	(2,079,285)	(5,512,412)	E	(7,591,697)	-		(7,591,697)
Total Stockholders' Equity:	-	5,000,001	46,654,183		51,654,184	(53,298,350)		(1,644,166)
Total Liabilities and Stockholders' Equity:	-	65,829,205	(9,271,009)		56,558,196	(53,298,350)		3,259,846

See accompanying notes to the unaudited pro forma condensed combined information.

28

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(A)	To record the reclassification of $65,353,648 of cash and investments held in Chart’s trust account that become available for transaction consideration, transaction expenses, redemption of public shares and the operating activities of Tempus following the Business Combination.

(B)	To reflect the payment of the merger consideration, consisting of 5,250,000 shares of common stock at $10 per share, or a total of $52,500,000. This does not take into account the potential issuance of up to an additional 4,750,000 Earn-out Shares to the Sellers upon the achievement of certain financial milestones, or other price adjustments under the Merger Agreement. The unaudited pro forma condensed combined financial information does not reflect issuance of any Earn-out Shares.

(C)	To reflect the reclassification of 5,116,876 shares of Chart common stock aggregating $51,168,753 of Chart common stock subject to conversion to permanent equity.

(D)	To reflect the payment of deferred underwriting fees relating to the Chart IPO.

(E)	To reflect additional transaction costs not previously recorded of $5,512,412 related to the Business Combination.

(F)	To reflect payment of transactions costs of $7,265,000 related to the Business Combination.

(G)	To record the net assets, liabilities and equity acquired from Tempus at closing.

(H)	To reflect payment on the notes payable to the Sponsor and the affiliate of the Sponsor at closing. While $750,000 of the notes are convertible, it is assumed that all notes will be paid in cash.

(I)	To reflect the cash payment to Chart’s public stockholders exercising redemption rights and the proportional reduction of related Chart’s outstanding common stock.

(J)	Chart currently has a provision in its warrant agreement that causes the warrants to be treated as a derivative liability. The approximately $4,327,015 income statement impact resulting from the change in fair value of the warrant liability has not been removed in the pro forma income statement.

(K)	To remove $115,484 of expenses pursuant to Chart’s administrative service agreement that terminates upon the closing of the Business Combination. In addition, to remove $1,752,588 of transaction costs previously included in general and administrative expenses as part of the Business Combination.

(L)	Pro forma earnings per share (EPS), basic and diluted, are computed by dividing income (loss) by the weighted average number of shares of common stock outstanding during the period. The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the historic Chart weighted average number of shares outstanding of 3,569,411 as of September 30, 2014, adjusted by: (a) 5,215,898, to increase the weighted average share amount to 8,785,309 as of September 30, 2014, representing the total number of shares outstanding as of September 30, 2014 including the shares no longer subject to redemption subsequent to the consummation of the Business Combination and (b) 5,250,000 shares to be issued to the Sellers in connection with the Business Combination. The effect of Chart’s 7,875,000 outstanding warrants has not been included in the diluted earnings per share amount because such effect has been determined to be anti-dilutive for the period ended September 30, 2014. The calculation of the pro-forma weighted average number of shares, basic and diluted, is as follows:

Weighted average number of shares reported	3,569,411
Add: Redeemable public IPO shares	5,215,898
Equity consideration to the Sellers	5,250,000
Subtotal	10,465,898
Weighted average number of shares pro forma, basic and diluted	14,035,309

Pro Forma Shares:	Number of Shares with No Stock Redemption	Number of Shares with Maximum Stock Redemption

Shares issuable to Tempus members	5,250,000	5,250,000
Shares issuable to Chart stockholders	8,785,309	3,455,474
Weighted average number of shares outstanding - basic and diluted	14,035,309	8,705,474

(M)	The result of the evaluation of the tax impact of the Business Combination was deemed to be immaterial.

29

COMPARATIVE PER SHARE DATA

The following table sets forth historical comparative share information for Tempus and Chart and unaudited pro forma combined share information after giving effect to the Business Combination, assuming (i) that no holders of public shares exercise their redemption rights and (ii) that holders of 5,329,835 public shares exercise their redemption rights. The historical information should be read in conjunction with “Selected Historical Financial Information of Tempus” and “Selected Historical Financial Information of Chart” included elsewhere in this proxy statement/prospectus and the historical financial statements of Tempus and Chart included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined share information does not purport to represent what the actual results of operations of Tempus and Chart would have been had the Business Combination been completed or to project Tempus and Chart's results of operations that may be achieved after the Business Combination. The unaudited pro forma book value per share information below does not purport to represent what the value of Tempus and Chart would have been had the Business Combination been completed nor the book value per share for any future date or period.

	Tempus Applied Solutions, LLC Historical	Chart Acquisition Corp. Historical	Pro Forma Assuming No Redemption	Pro Forma Assuming Redemption of 5,329,835 Shares
			(Unaudited)	(Unaudited)
As of and for the Period Ended September 30, 2014
Book value (deficit) per share (a)	$-	$0.57	$3.68	$(0.19)
Shares outstanding (including redeemable stock) (b)		3,569,411	14,035,309	8,705,474
Basic and diluted earnings (loss) per share (b)	$-	$(0.28)	$0.06	$0.10
Cash dividends declared per share	$-	$-	$-	$-

(a) Book value per share is equal to total stockholders’ equity excluding preferred equity divided by total outstanding shares.

(b) The shares outstanding and basic and diluted earnings (loss) per share calculation for Chart includes shares subject to possible redemption.

30

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this proxy statement/prospectus. These forward-looking statements relate to expectations for future financial performance, business strategies and expectations for our business, and the timing and ability for us to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

●	the benefits of the Business Combination;
●	the future financial performance of Tempus following the Business Combination;
●	changes in the market for Tempus products and services;
●	expansion and other plans and opportunities; and
●	other statements preceded by, followed by or that include the words “estimate”, “plan”, “project”, “forecast”, “intend”, “expect”, “anticipate”, “believe”, “seek” or “target”, or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus, and expectations, forecasts and assumptions as of that date, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, you should not place undue reliance on forward-looking statements in deciding how to grant your proxy, instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement/prospectus. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by our forward-looking statements. Some factors that could cause actual results to differ include, among others:

●	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;
●	a delay in completing, or the inability to complete, the transactions contemplated by the proposed Business Combination, due to a failure to obtain the approval of the stockholders of Chart, a failure to satisfy other conditions to closing in the Merger Agreement or some other reason;
●	the inability to obtain or maintain the listing of Tempus Holdings’ common stock and warrants on NASDAQ prior to or following the Business Combination;
●	the risk that the proposed Business Combination disrupts Tempus’ current plans and operations;
●	the reaction of Tempus’ customers to the Business Combination;
●	the inability to realize anticipated benefits of the Business Combination, which could result from, among other things, competition, the inability to integrate the Chart and Tempus businesses or the inability of the combined business to grow and manage growth profitably;
●	costs related to the Business Combination;
●	the outcome of any legal proceedings that might be instituted against Chart or Tempus, including any legal proceedings relating to the proposed Business Combination;
●	changes in applicable laws or regulations;
●	the possibility that Chart or Tempus might be adversely affected by other economic, business or competitive factors; and
●	other risks and uncertainties indicated in this proxy statement/prospectus, including those indicated under the section entitled “Risk Factors.”

31

RISK FACTORS

You should carefully consider the following risk factors, in addition to the other information included in this proxy statement/prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements” and the financial statements and notes to the financial statements included herein. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business.

Risk Factors Relating to Tempus’ Business

The following risk factors apply to the business and operations of Tempus and will also apply to the business and operations of the combined company following the completion of the Business Combination. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of Tempus.

We have no operating or financial history, and results of operations may differ significantly from the unaudited pro forma financial information included in this proxy statement/prospectus.

Tempus has only recently been incorporated and has no operating history and no revenues. The unaudited pro forma financial information contained in this proxy statement/prospectus is presented for illustrative purposes only, is based on certain assumptions and judgments, contains preliminary estimates and covers only the periods presented. The assumptions used in preparing the unaudited pro forma financial information may not prove to be fully accurate, and other factors may affect Tempus Holdings’ consolidated financial condition or results of operations following the Business Combination. Therefore, the pro forma financial information does not necessarily indicate with accuracy the results of operations or the combined financial position that would have resulted had the Business Combination been completed on the dates indicated, and it is not necessarily indicative with accuracy of the results of operations in future periods or the future consolidated financial position of Tempus Holdings. Accordingly, Tempus Holdings’ consolidated results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma financial information.

Our future growth and profitability will depend on our ability to enter into, and effectively and profitably perform our obligations under, contracts to provide turnkey and customized design, engineering, modification and integration services and operations solutions that support aircraft critical mission requirements.

Our future growth and profitability will depend on our ability to source and enter into contracts to provide turnkey and customized design, engineering, modification and integration services and operations solutions that support aircraft critical mission requirements; to build a sufficient pipeline of such future contracts to maintain our business on a manageable financing and growth path; to maintain our current staff and expand it in the future in order to have the design and engineering skills and experience necessary to perform under such contracts; to secure the locations, supplies and equipment, and in many cases the financing and aircraft, necessary to perform our obligations under such contracts; and to effectively and profitably complete our obligations under such contracts, in order to be fully paid on our contracts, win repeat business and expand our business to new customers. Sourcing contracts requires a network of effective relationships in U.S. and foreign military, government and business circles, and there can be no assurance Tempus Holdings’ relationships will be sufficient to provide us with sufficient contracts. Performance under such contracts requires having skilled and experienced individuals and sufficient security clearances at facility and individual levels, and there can be no assurance Tempus Holdings will be able to maintain a sufficiently able workforce or the security clearances necessary to undertake many of the contracts Tempus Holdings is targeting. Tempus Holdings’ ability to perform effectively and profitably under such contracts will be subject to a number of risks common to long-term, customized, complex and expensive contracting operations, including risks of delay in sourcing components, aircraft, sub-contractors or financing; risks of cost overruns; and risks of change orders that substantially further complicate or delay contract performance. There can be no assurance that we will be able to secure, execute on and prosper from contracts to provide turnkey and customized design, engineering, modification and integration services and operations solutions that support aircraft critical mission requirements.

32

Our future growth and profitability will depend on our ability to enter into contracts with customers such as the DoD, U.S. intelligence agencies, foreign governments, heads of state and others, some or all of which may be difficult customers to satisfy and secure payment from, for a variety of reasons.

Some or all of Tempus Holdings’ target customers, such as the DoD, U.S. intelligence agencies, foreign governments and heads of state, may be difficult customers to satisfy and secure payment from, for a variety of reasons. Government customers may be slow to make decisions as to whether to hire us, may subject our bids and proposals to extensive regulatory and other processes and procedures, may pay us on schedules they set that we have little power to negotiate over, may generate many change orders, will often impose security requirements on our facility and personnel, may have their decisions reversed at later times for political rather than business considerations and may retain the right to audit our performance and withhold or claw back payments for a significant amount of time after we have completed our performance. Customers who are heads of state may present many of the same risks, as well as additional risks that may arise from having decisions made by a powerful individual or group of individuals. In all events, it may be difficult for us to enforce our contractual rights against any such customers cost-effectively, if at all. There can be no assurance that the difficulties in providing goods and services to such customers will not substantially outweigh the benefits to be derived from winning their business.

Defaults by one or more of our significant customers would negatively affect our financial condition, cash flow and results of operations.

The aviation industry is cyclical, economically sensitive and highly competitive. Our customers are affected by fuel prices and shortages, political or economic instability, terrorist activities, changes in national policy, competitive pressures, labor actions, pilot shortages, insurance costs, recessions, health concerns, and other political or economic events negatively affecting the world or regional trading markets. Our customers’ abilities to react to and cope with the volatile competitive environment in which they operate, as well as our own competitive environment, will likely affect our revenues and income. The loss of one or more of our significant customers or their inability to make operating lease payments due to financial difficulties, bankruptcy or otherwise could have a material negative effect on our cash flow and earnings.

Changes in levels of U.S. government defense spending or overall acquisition priorities could negatively affect our financial position and results of operations.

We anticipate that a substantial portion of our revenue will be derived, directly or indirectly, from the U.S. government, primarily from defense related programs with the DoD. Levels of U.S. defense spending in future periods are very difficult to predict and subject to significant risks. In addition, significant budgetary delays and constraints have already resulted in reduced spending levels, and additional reductions may be forthcoming. It is likely that U.S. government discretionary spending levels will continue to be subject to significant pressure, including risk of future sequestration cuts.

In addition, there continues to be significant uncertainty with respect to program-level appropriations for the DoD and other government agencies within the overall budgetary framework described above. We also expect that ongoing concerns regarding the U.S. national debt will continue to place downward pressure on DoD spending levels. Future budget cuts, including cuts mandated by sequestration, or future procurement decisions associated with the appropriations process could result in reductions, cancellations, and/or delays of existing contracts or programs. Any of these impacts could have a material effect on the results of our operations, financial position and/or cash flows.

As a result of the significant ongoing uncertainty with respect to both U.S. defense spending levels and the nature of the threat environment, the DoD may continue to emphasize cost-cutting and other efficiency initiatives in its procurement processes. If we cannot adjust successfully to these changing acquisition priorities as they occur and/or if we fail to meet affordability targets set by the DoD, our revenues and market share would be further impacted.

33

We intend to conduct a significant portion of our business pursuant to U.S. government contracts, which are subject to unique risks, including:

Sales to the U.S. government are subject to extensive procurement regulations, and changes to those regulations could increase our costs. Compliance with existing procurement regulations, and changes to existing requirements, could cause us to incur significant compliance costs or otherwise have a material impact on our operating margins. Changes to these requirements may result in increased compliance costs, and we could be subject to additional costs in the form of withheld payments and/or reduced or terminated business if we fail to comply with these requirements in the future. Compliance costs attributable to current and potential future procurement regulations such as these could negatively impact our financial condition and operating results.

Contracts with the U.S. government may require us to obtain and maintain certain security clearances, and failure to do so may have a negative impact on our financial condition and operating results. We expect that certain of the U.S. government contracts we enter into will require our employees to obtain and maintain various levels of security clearances, and for us to obtain and maintain certain facility clearances. Complex regulations and requirements apply to obtaining and maintaining personnel and facility security clearances, and obtaining such clearances can be a lengthy process. To the extent we are not able to obtain or maintain personnel or facility security clearances, we also may not be able to seek or perform future classified contracts. We may not be able to maintain or grow our business, which could negatively impact our financial condition and operating results.

The U.S. government may modify, curtail or terminate one or more of our contracts that we enter into with a government agency. The U.S. government contracting party may modify, curtail or terminate any contracts and subcontracts with us, without prior notice and either at its convenience or for default based on performance. In addition, funding pursuant to any U.S. government contract may be reduced or withheld as part of the U.S. Congressional appropriations process due to fiscal constraints, changes in U.S. national security strategy and/or priorities or other reasons. Further uncertainty with respect to ongoing programs could also result in the event that the U.S. government finances its operations through temporary funding measures such as “continuing resolutions” rather than full-year appropriations. Any loss or anticipated loss or reduction of expected funding and/or modification, curtailment, or termination of one or more large programs could have a material adverse effect on our earnings, cash flow and/or financial position.

We may be subject to U.S. government inquiries and investigations, including periodic audits of costs that we determine are reimbursable under U.S. government contracts. U.S. government agencies, including the Defense Contract Audit Agency and the Defense Contract Management Agency, routinely audit government contractors. These agencies may review our performance under contracts, cost structure and compliance with applicable laws, regulations, and standards, as well as the adequacy of and our compliance with our internal control systems and policies. Any costs found to be misclassified or inaccurately allocated to a specific contract will likely be deemed non-reimbursable, and to the extent already reimbursed, will likely need to be refunded. Any inadequacies in our systems and policies could result in withholds on billed receivables, penalties and reduced future business. Furthermore, if any audit, inquiry or investigation uncovers improper or illegal activities, we could be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines, and suspension or debarment from doing business with the U.S. government. We also could suffer reputational harm if allegations of impropriety were made against us, which could adversely affect our operating performance and may result in additional expenses and possible loss of revenue, even if such allegations are later determined to be false.

We may enter into fixed-price contracts which could subject us to losses if we have cost overruns.

From time-to-time we may enter into fixed-price contracts. While firm fixed price contracts enable us to benefit from performance improvements, cost reductions and efficiencies, they also subject us to the risk of reduced margins or incurring losses if we are unable to achieve estimated costs and revenues. If our estimated costs exceed our estimated price, we recognize reach-forward losses which can significantly affect our reported results. The process of estimating costs and revenues on any long-term fixed-price contracts is inherently risky. Fixed-price contracts often contain price incentives and penalties tied to performance which can be difficult to estimate and have significant impacts on margins. In addition, some contracts may have specific provisions relating to cost, schedule and performance. Fixed-price development contracts are generally subject to more uncertainty than fixed-price production contracts, since these development programs can have highly complex designs. In addition, technical or quality issues that arise during development could lead to schedule delays and higher costs to complete, which could result in a material charge or otherwise adversely affect our financial condition.

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We may enter into cost-type contracts, which also carry risks.

From time-to-time we may enter into cost-type contracting arrangements. These could include development programs that have complex design and technical challenges. These cost-type programs would typically have award or incentive fees that are subject to uncertainty and may be earned over extended periods. In these cases the associated financial risks are primarily in reduced fees, lower profit rates or program cancellation if cost, schedule or technical performance issues arise.

Given the limited potential customers for our products and services, the loss of our relationship with certain customers could have a material adverse effect on our business, financial condition and results of operations.

We anticipate having a very limited customer base, which will include various governmental entities. With this anticipated customer base, and particularly with respect to dealings with the U.S. government and other governmental entities, our reputation is very important. If a customer has a dispute with us or is not satisfied with our products or services, our reputation may be damaged, which could lead to the loss of existing customers as well as a loss of future referrals or potential customers, which could adversely affect our revenue, results of operations, and cash flows.

In addition, we anticipate that our contracts with certain customers may be relatively large, such that certain individual contracts may, by themselves, be material to our revenue, results of operations and cash flows. Accordingly, the termination by a customer of a large individual contract either prior to the expiration of the contract term, to the extent permitted, or upon its expiration with a failure by the customer to extend, renew, renegotiate or replace such contract. Such occurrences could have a material adverse effect on our revenue, results of operations, and cash flows.

We will have additional risks associated with our foreign operations.

We intend to operate internationally, including contracts with foreign governmental entities. Ownership of property interests and operations in areas outside the United States is subject to the various risks inherent in foreign operations. These risks may include:

●	currency restrictions and exchange rate fluctuations;

●	political and economic instability in the regions of the world where we operate, and loss of revenue, property and equipment as a result of expropriation, nationalization, war or insurrection;

●	increases in taxes and governmental royalties;

●	possible unilateral cancellation or forced re-negotiation of contracts with governmental entities and quasi-governmental agencies;

●	uncertainty regarding the enforceability of contractual rights and judgments;

●	changes in laws and policies governing operations of foreign-based companies;

●	labor problems; and

●	other uncertainties arising out of foreign government sovereignty over our international operations.

Our international operations also may be adversely affected by the laws and policies of the United States affecting foreign trade, taxation and investment. In addition, if a dispute arises with respect to our foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of the courts of the United States.

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If we are unable to manage our anticipated sales growth effectively, our business, financial condition and results of operations could be adversely affected.

If we fail to manage growth, our financial results and business prospects may be harmed. To manage our growth and to execute our business plan efficiently, we will need to institute operational, financial and management controls, as well as reporting systems and procedures. We also must effectively expand, train and manage our employee base. We cannot assure you that we will be successful in any of these endeavors.

Our ability to deliver products and services that satisfy customer requirements will be heavily dependent on the performance of subcontractors and suppliers, as well as on the availability of raw materials and other components.

We will rely on other companies including subcontractors and suppliers to provide and produce raw materials, integrated components and sub-assemblies, and production commodities and to perform some of the services that we provide to our customers. If one or more of our suppliers or subcontractors experiences delivery delays or other performance problems, we may be unable to meet commitments to our customers or incur additional costs. In addition, if one or more of the raw materials on which we depend becomes unavailable or is available only at very high prices, we may be unable to deliver one or more of our products in a timely fashion or at budgeted costs. In some instances, we may depend upon a single source of supply. Any service disruption from one of these suppliers, either due to circumstances beyond the supplier’s control or as a result of performance problems or financial difficulties, could have a material adverse effect on our ability to meet commitments to our customers or increase our operating costs.

We expect to use estimates in accounting for many contracts and programs. Changes in our estimates could adversely affect our future financial results.

Contract and program accounting require judgment relative to assessing risks, estimating revenues and costs and making assumptions for schedule and technical issues. Due to the anticipated size and nature of our contracts and programs, the estimation of total revenues and cost at completion could be complicated and subject to many variables. Assumptions will have to be made regarding the length of time to complete the contract or program because costs also include expected increases in wages and employee benefits, material prices and allocated fixed costs. Incentives or penalties related to performance on contracts will need to be considered in estimating sales and profit rates, and recorded when there is sufficient information for us to assess anticipated performance.

Because of the significance of these judgments and estimation processes, materially different sales and profit amounts could be recorded if we used different assumptions or if the underlying circumstances were to change. Changes in underlying assumptions, circumstances or estimates may adversely affect future period financial performance.

Our future growth and profitability will depend on our ability to lease or otherwise acquire aircraft and other aviation assets.

Growth through future acquisitions of additional aircraft and other aviation assets requires the availability of capital. Even if capital were available, the market for aircraft is cyclical, sensitive to economic instability and extremely competitive, and we may encounter difficulties in leasing or otherwise acquiring aircraft on favorable terms or at all, which could reduce our acquisition opportunities or cause us to pay higher prices. A significant increase in market interest rates would make it more difficult for us to make accretive acquisitions that would increase our cash flows. Any acquisition of aircraft or other aviation assets may not be profitable to us after the acquisition of such asset and may not generate sufficient cash flow to justify our investment. In addition, acquisition of additional aircraft, other aviation assets and other investments that we may make expose us to risks that may harm our business, financial condition, results of operations and cash flows, including risks that we may:

●	impair our liquidity by using a significant portion of our available cash or borrowing capacity to finance acquisitions and investments;

●	significantly increase our interest expense and financial leverage to the extent we incur additional debt to finance acquisitions and investments;

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●	incur or assume unanticipated liabilities, losses or costs associated with the aircraft or other aviation assets that we acquire or investments we may make; or

●	incur other significant charges, including asset impairment or restructuring charges.

If we experience abnormally high maintenance or obsolescence issues with any aircraft or aviation assets that we acquire, our financial results and growth could be materially and adversely affected.

Unlike new aircraft, used aircraft typically do not carry warranties as to their condition. As a result, we may not be able to claim any warranty related expenses on used aircraft that we acquire. Although we may inspect an existing aircraft and its documented maintenance, usage, lease and other records prior to acquisition, we may not discover all defects during an inspection. Repairs and maintenance costs for existing aircraft are difficult to predict and generally increase as aircraft age and can be adversely affected by prior use. These costs could decrease our cash flow and reduce our liquidity.

In addition, aircraft are long-lived assets, requiring long lead times to develop and manufacture, with particular types and models becoming obsolete and less in demand over time when newer, more advanced aircraft are manufactured. By acquiring existing aircraft, we have greater exposure to more rapid obsolescence of our fleet, particularly if there are unanticipated events shortening the life cycle of such aircraft, such as government regulation or changes in our airline customers’ preferences. This may result in a shorter life cycle for our fleet and, accordingly, declining lease rates, impairment charges, increased depreciation expense or losses related to aircraft asset value guarantees, if we were to provide such guarantees.

Further, variable expenses like fuel, crew size or aging aircraft corrosion control or modification programs and related airworthiness directives could make the operation of older aircraft more costly to our customers and may result in increased customer defaults. We may also incur some of these increased maintenance expenses and regulatory costs upon acquisition or re-leasing of our aircraft. Any of these expenses or costs will have a negative impact on our financial results.

Our business is affected by general economic and financial conditions which could adversely affect our results of operations.

Our business and results of operations will be significantly affected by general business, financial market and economic conditions. The worsening of economic conditions, particularly if combined with high fuel prices, may have a material adverse effect on our customers’ ability to meet their financial and other obligations under our service contracts and operating leases, which, if our customers default on their obligations to us, could have a material adverse effect on our cash flow and results of operations. General business and economic conditions that could affect us include interest rate fluctuations, inflation, unemployment levels, bankruptcies, demand for passenger and cargo air travel, volatility in both debt and equity capital markets, liquidity of the global financial markets, the availability and cost of credit, investor and consumer confidence, global economic growth and the strength of local economies in which we operate.

Volatile financial market conditions may adversely impact our liquidity, our access to capital and our cost of capital, and may adversely impact the financial condition of our customers.

The financial crisis that began in the second half of 2008 resulted in significant global market volatility and disruption and a lack of liquidity. While these conditions have stabilized and many segments of the capital markets have improved substantially, the availability and pricing of capital in the commercial bank market and in the unsecured bond market remain susceptible to global events. If we need, but cannot obtain, adequate capital on satisfactory terms, or at all, as a result of negative conditions in the capital markets or otherwise, our business, financial condition, or results of operations could be materially adversely affected. Additionally, such inability to obtain capital on satisfactory terms, or at all, could prevent us from pursuing attractive future growth opportunities.

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Departure of key officers could harm our business and financial results.

Our senior management’s reputations and relationships with customers, sellers, buyers and financiers of aircraft are a critical element of our business. We encounter intense competition for qualified employees from other companies in the aircraft leasing industry, and we believe there are only a limited number of available qualified executives in our industry. Our future success depends, to a significant extent, upon the continued service of our senior management personnel, particularly Mr. Terry, and if we lose one or more members of senior management, our business and financial results could be adversely affected.

Our operations would be adversely affected by a shortage of skilled personnel or work stoppages.

We are dependent on an educated and highly skilled workforce, because of the complex nature of many of our products and services. Our ability to operate successfully and meet our customers' demands could be jeopardized if we are unable to attract and retain a sufficient number of skilled personnel to conduct our business, or if we experience a significant or prolonged work stoppage. These and similar events may adversely affect our results of operations and financial condition.

We compete with numerous other aircraft product and service providers and lessors and acquirers of aircraft, and competition from these providers and lessors may affect the profitability of our business.

The markets for many of the products and services we offer are highly competitive and one or more of our competitors may have more extensive or more specialized engineering, manufacturing and marketing capabilities than we do in some areas. Additionally, many of our competitors may have greater resources or a lower cost of capital than ours; accordingly, they may be able to compete more effectively in one or more of the markets in which we conduct our business. In our anticipated business with the DoD, we anticipate that the effects of defense industry consolidation and new priorities, including long-term cost competitiveness of the DoD, will intensify competition for many of our products and services. Furthermore, we will face increased international competition and cross-border consolidation of competition.

In addition, we may encounter competition from other entities in the leasing or other acquisition of aircraft such as:

●	airlines;

●	financial institutions;

●	aircraft brokers;

●	public and private partnerships, investors and funds with more capital to invest in aircraft; and

●	other aircraft leasing companies that we do not currently consider our major competitors.

There can be no assurance that we will be able to compete successfully against our current or future competitors or that the competitive pressures we face will not result in reduced revenues and adversely impact our market share.

We depend on aircraft and engine manufacturers’ success in remaining financially stable and producing aircraft. The failure of any manufacturer to meet its delivery obligations to us would negatively affect our cash flow and results of operations.

The supply of aircraft is dominated by a few airframe manufacturers and a limited number of engine manufacturers. As a result, we will be dependent on the success of these manufacturers in remaining financially stable, producing products and related components which meet our customers’ demands and fulfilling any contractual obligations they may have to us.

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Should the manufacturers fail to respond appropriately to changes in the market environment or fail to fulfill any contractual obligations they might have to us, we may experience:

●	missed or late delivery of aircraft and a potential inability to meet our contractual obligations owed to any of our then customers, resulting in potential lost or delayed revenues, lower growth rates and strained customer relationships;

●	an inability to acquire aircraft and related components on terms which will allow us to lease those aircraft to our customers at a profit, resulting in lower growth rates or a contraction in our aircraft fleet;

●	a market environment with too many aircraft available, potentially creating downward pressure on demand for the anticipated aircraft in our fleet and reduced market lease rates and sale prices; or

●	a reduction in our competitiveness due to deep discounting by the manufacturers, which may lead to reduced market lease rates and aircraft values and may affect our ability to remarket or sell at a profit, or at all, some of the aircraft in our fleet.

Failure to close aircraft leasing or other acquisition commitments that we make could negatively affect our financial condition, cash flow and results of operations.

We intend to acquire aircraft in the future subject to leasing or other acquisition commitments that we make and contractual commitments from our customers. This may require us to obtain additional financing in order to be able to satisfy our acquisition commitments. If we are unable to obtain financing or if the various conditions to our commitments are not satisfied, we may be unable to close the purchase of some or all of the aircraft which we commit to acquire. If our aircraft acquisition commitments are not closed for these or other reasons, we will be subject to several risks, including the following:

●	forfeiting deposits and progress payments and having to pay significant costs relating to these commitments, such as actual damages, and legal, accounting and financial advisory expenses, and not realizing any of the benefits of completing the transactions;

●	defaulting on contractual obligations to our customers, which could result in monetary damages and damage to our reputation and relationships with customers; and

●	failing to capitalize on other aircraft acquisition opportunities that were not pursued due to our management's focus on these commitments.

These risks would negatively affect our financial condition, cash flow and results of operations.

Creditors of any subsidiaries we form for purposes of financing will have priority over our stockholders in the event of a distribution of such subsidiaries' assets.

Any aircraft we acquire may be held in special-purpose, bankruptcy-remote subsidiaries. If so, liens on those assets will be held by a collateral agent for the benefit of the lenders under the respective facility. In addition, funds generated from the lease of aircraft generally will be applied first to amounts due to lenders, with certain exceptions. Creditors of our subsidiaries will have priority over us and our stockholders in any distribution of any such subsidiaries' assets in a liquidation, reorganization or otherwise.

We may be subject to extensive anti-corruption laws and regulations.

We currently expect to have material international operations, which must comply with U.S. law, including the U.S. Foreign Corrupt Practices Act (“FCPA”). The FCPA and similar foreign anti-corruption laws generally prohibit companies and their intermediaries from making improper payments or providing anything of value to improperly influence foreign government officials for the purpose of obtaining or retaining business regardless of whether those practices are legal or culturally expected in the foreign jurisdiction. Recently, there has been a substantial increase in the global enforcement of anti-corruption laws. If we are found to be in violation of any anti-corruption law, we could be subject to claims that may adversely impact our business, results of operations, financial condition and reputation. Additionally, violations of these laws could result in criminal or civil sanctions.

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We may encounter difficulties in completing and integrating acquisitions or divesting of business interests, which could adversely affect our operating results.

As part of our business strategy, we may merge with or acquire businesses or form joint ventures and strategic alliances. Whether we realize the anticipated benefits from these acquisitions and related activities depends, in part, upon our ability to integrate the operations of the acquired business, the performance of the underlying product and service portfolio, and the performance of the management team and other personnel of the acquired operations. Accordingly, our financial results could be adversely affected from unanticipated performance issues, legacy liabilities, transaction-related charges, amortization of expenses related to intangibles, charges for impairment of long-term assets, credit guarantees, partner performance and indemnifications. Consolidations of joint ventures could also impact our reported results of operations or financial position.

Factors that increase the risk of decline in aircraft value and achievable lease rates could have an adverse effect on our financial results and growth prospects and on our ability to meet our debt obligations.

In addition to factors linked to the aviation industry generally, other factors that may affect the value and achievable lease rates of aircraft and other aviation assets that we acquire include:

●	the particular maintenance, damage and operating history of the airframes and engines;

●	the number of operators using that type of aircraft or engine;

●	whether an aircraft or other aviation asset is subject to a lease and, if so, whether the lease terms are favorable to the lessor;

●	the age of aircraft and other aviation assets that we acquire;

●	airworthiness directives and service bulletins;

●	aircraft noise and emission standards;

●	any tax, customs, regulatory and other legal requirements that must be satisfied when an aircraft is purchased, sold or re-leased;

●	compatibility of our aircraft configurations or specifications with other aircraft owned by operators of that type; and

●	decreases in the creditworthiness of our lessees.

Any decrease in the values of and achievable lease rates for our aircraft or other aviation assets that may result from the above factors or other unanticipated factors may have a material adverse effect on our financial results and growth prospects and our ability to meet our debt obligations.

We operate in a highly competitive market for investment opportunities in aircraft and other aviation assets.

The aviation services business is highly competitive. We compete with other aviation servicers and aircraft leasing companies. We also may encounter competition from other entities that selectively compete with us, including:

●	airlines;

●	aircraft manufacturers;

●	financial institutions (including those seeking to dispose of repossessed aircraft at distressed prices);

●	aircraft brokers;

●	special purpose vehicles formed for the purpose of acquiring, leasing and selling aircraft; and

●	public and private partnerships, investors and funds, including private equity and hedge funds.

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Competition for an aviation services and leasing transaction is based principally upon service and lease rates, delivery dates, lease terms, reputation, management expertise, aircraft condition, specifications and configuration and the availability of the types of aircraft necessary to meet the needs of the customer. Some of our competitors have significantly greater operating and financial resources and a longer operating history than we have. In addition, some of our competitors have a lower overall cost of capital and may provide financial services, maintenance services or other inducements to potential customers that we cannot provide. Given the financial condition of the airline industry, many airlines have reduced their capacity by eliminating select types of aircraft from their fleets. This has resulted in an increase in available aircraft of these types, a decrease in rental rates for these aircraft and a decrease in market values of these aircraft.

Depreciation expenses and impairment charges could have a material adverse effect on our financial condition and results of operations.

Aircraft have finite economic lives, their values depreciate in the ordinary course over time and their ability to generate earnings and cash flow for our business declines over time. If depreciated aircraft are not replaced with newer aircraft, our ability to generate earnings will be reduced. If we dispose of an aircraft for a price that is less than its depreciated value, then we would be required to recognize a loss that would reduce our net income during the period of the disposition and reduce our total assets and shareholders’ equity.

In addition, aircraft and other aviation assets that we acquire in the future will be subject to periodic review for impairment for accounting purposes. If expected cash flows related to any of our aircraft are adversely affected by factors including credit deterioration of a lessee, declines in rental rates, shortened economic life, residual value risk and other market conditions, then we may be required to recognize depreciation or material impairment charges that would reduce our net earnings or increase our net losses. Under U.S. GAAP, once an impairment results in a reduction to the carrying value of an asset, the carrying value of such asset cannot thereafter be increased.

Aircraft liens could impair our ability to repossess, re-lease or resell aircraft.

In the normal course of business, liens that secure the payment of airport fees and taxes, custom duties, air navigation charges, landing charges, crew wages, maintenance charges, salvage or other obligations are likely, depending on the laws of the jurisdictions where aircraft operate, to attach to our leased or owned aircraft (or, if applicable, to the engines separately). The liens may secure substantial sums that may, in certain jurisdictions or for limited types of liens (particularly fleet liens), exceed the value of any particular aircraft to which the liens have attached. Until they are discharged, the liens described above could impair our ability to repossess, re-lease or resell our aircraft.

If our customers fail to fulfill their financial obligations, liens may attach to our aircraft. In some jurisdictions, aircraft liens or separate engine liens may give the holder thereof the right to detain or, in limited cases, sell or cause the forfeiture of the aircraft (or, if applicable, the engines separately). We cannot assure you that the customers will comply with their obligations under the leases to discharge liens arising during the terms of the leases. We may, in some cases, find it necessary to pay the claims secured by such liens in order to repossess the aircraft or obtain the aircraft or engines from a creditor thereof. These payments would be a required expense for us and would reduce our net income and our cash flows.

We cannot assure you that all customers will comply with the registration requirements in the jurisdiction where they operate.

All of our aircraft are required to be registered at all times with appropriate governmental authorities. Generally, in jurisdictions outside the United States, failure by a lessee to maintain the registration of a leased aircraft would be a default under the applicable lease, entitling us to exercise our rights and remedies thereunder. If an aircraft were to be operated without a valid registration, the lessee operator or, in some cases, the owner or lessor might be subject to penalties, which could constitute or result in a lien being placed on such aircraft. Failure to comply with registration requirements also could have other adverse effects, including inability to operate the aircraft and loss of insurance. We cannot assure you that all lessees will comply with these requirements.

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We will need to re-lease or sell aircraft as leases expire to continue to generate sufficient funds to meet any debt obligations and finance our growth and operations. We may not be able to re-lease or sell aircraft on favorable terms, or at all.

Our business strategy entails the need to re-lease aircraft as our current leases expire to generate sufficient revenues to meet any debt obligations and finance our growth and operations. The ability to re-lease aircraft depends on general market and competitive conditions. Some of our competitors may have greater access to financial resources and, as a result of restrictions on us contained in the terms of our indebtedness, may have greater operational flexibility. If we are not able to re-lease an aircraft or to do so on favorable terms, we may be required to attempt to sell the aircraft to provide funds for debt service obligations or to otherwise finance our operations. Our ability to re-lease or sell aircraft on favorable terms or without significant off-lease time and transition costs could be adversely affected by depressed conditions in the airline and aircraft industries, airline bankruptcies, the effects of terrorism and war, the sale of other aircraft by financial institutions or other factors.

We rely on our customers’ continuing performance of their lease obligations.

Our success depends upon the financial strength of our customers, our ability to assess the credit risk of our customers and the ability of our customers to perform their contractual obligations to us. The ability of each customer to perform its obligations will depend primarily on the customer’s financial condition and cash flow, which may be affected by factors beyond our control, including:

●	geopolitical and other events, including war, acts of terrorism, civil unrest, outbreaks of epidemic diseases and natural disasters;

●	increases in operating costs, including the availability and cost of jet fuel and labor costs;

●	labor difficulties;

●	economic and financial conditions and currency fluctuations in the countries and regions in which the lessee operates; and

●	governmental regulation of, or affecting, the air transportation business, including noise and emissions regulations, climate change initiatives and age limitations.

We expect that some customers may encounter financial difficulties or suffer liquidity problems and, as a result, will struggle to make service and lease payments under our service contracts and operating leases. We further expect that customers experiencing financial difficulties may seek a reduction in their service and lease rates or other concessions. We could experience substantial delinquencies, particularly in any future downturns in the economy, which could worsen the financial condition and liquidity problems of these customers. In addition, we expect that many of our customers may be exposed to currency risk due to the fact that they earn revenues in their local currencies and certain of their liabilities and expenses are denominated in U.S. dollars, including lease payments to us. A delayed, missed or reduced rental payment from a lessee decreases our revenues and cash flow and may adversely affect our ability to make payments on any debt service obligations or otherwise finance our operations.

There may be occasions where we are not in possession of any aircraft while the aircraft are on lease to the lessees. Consequently, our ability to determine the condition of the aircraft or whether the lessees are properly maintaining the aircraft may be limited to periodic inspections that we perform or that are performed on our behalf by third-party service providers or aircraft inspectors. A customer’s failure to meet its maintenance obligations under a lease could:

●	result in a grounding of the aircraft;

●	cause us to incur costs in restoring the aircraft to an acceptable maintenance condition to re-lease the aircraft;

●	adversely affect lease terms in the re-lease of the aircraft; and

●	adversely affect the value of the aircraft.

We cannot assure you that, in the event that a customer defaults, any security deposit paid or letter of credit provided by the customer will be sufficient to cover its outstanding or unpaid obligations and required maintenance expenses or be sufficient to discharge liens that may have attached to our aircraft.

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If our customers encounter financial difficulties and we decide to restructure our contracts with those customers, this could result in less favorable contracts, significant reductions in our cash flows and adversely affect our ability to meet any debt service obligations or otherwise finance our operations.

We may receive requests for contract restructurings if any of our customers should experience financial difficulties. We may restructure contracts when customers are late in making payments, fail to make required payments or otherwise advise us that they expect to default in making required payments. A contract restructuring can involve a rescheduling of payments or even termination of a contract without receiving all or any of the past-due or deferred amounts. The terms and conditions of possible contract restructurings could result in a significant reduction of revenue which would have an adverse impact on our cash flow.

We may incur significant costs resulting from lease defaults, which could negatively affect our financial condition, cash flow and results of operations.

If we are required to repossess an aircraft after a lessee default, we may be required to incur significant costs. Those costs likely would include legal and other expenses associated with court or other governmental proceedings, including the cost of posting surety bonds or letters of credit necessary to effect repossession of an aircraft, particularly if the lessee is contesting the proceedings or is in bankruptcy. In addition, during any such proceedings the relevant aircraft would likely not be generating revenue. We could also incur substantial maintenance, refurbishment or repair costs if a defaulting lessee fails to pay such costs and where such maintenance, refurbishment or repairs are necessary to put the aircraft in suitable condition for remarketing or sale. We may also incur storage costs associated with any aircraft that we repossess and are unable to place immediately with another lessee. It may also be necessary to pay off liens, taxes and other governmental charges on the aircraft to obtain clear possession and to remarket the aircraft effectively, including, in some cases, liens that the lessor might have incurred in connection with the operation of its other aircraft. We could also incur other costs in connection with the physical possession of the aircraft.

We may suffer other negative consequences as a result of a lessee default, the related termination of the lease and the repossession of the related aircraft. It is likely that our rights upon a lessee default will vary significantly depending upon the jurisdiction and the applicable law, including the need to obtain a court order for repossession of the aircraft and/or consents for deregistration or export of the aircraft. We anticipate that when a defaulting lessee is in bankruptcy, protective administration, insolvency or similar proceedings, additional limitations may apply. Certain jurisdictions give rights to the trustee in bankruptcy or a similar officer to assume or reject the lease or to assign it to a third party, or entitle the lessee or another third party to retain possession of the aircraft without paying lease rentals or performing all or some of the obligations under the relevant lease. In addition, certain of our lessees may be owned, in whole or in part, by government-related entities, which could complicate our efforts to repossess our aircraft in that lessee's domicile. Accordingly, we may be delayed in, or prevented from, enforcing certain of our rights under a lease and in remarketing the affected aircraft.

If we repossess an aircraft, we may not necessarily be able to export or deregister and profitably redeploy the aircraft. We may also incur significant costs in retrieving or recreating aircraft records required for registration of the aircraft, and in obtaining the Certificate of Airworthiness for an aircraft. If, upon a lessee default, we incur significant costs in connection with repossessing our aircraft, are delayed in repossessing our aircraft or are unable to obtain possession of our aircraft as a result of lessee defaults, our financial condition, cash flow and results of operations would be negatively affected.

We may not correctly assess the credit risk of each customer or may not be in a position to charge risk-adjusted lease rates, and lessees may not be able to continue to perform their financial and other obligations under our contracts in the future. A delayed, reduced or missed rental payment from a customer decreases our revenues and cash flow and may adversely affect our ability to make payments on any debt obligations or otherwise fund our operations. While we may experience some level of delinquency under our contracts, default levels may increase over time, particularly as our aircraft age and if economic conditions deteriorate. A customer may experience periodic difficulties that are not financial in nature, which could impair its performance of maintenance obligations under the contracts. These difficulties may include the failure to perform required aircraft maintenance and labor-management disagreements or disputes.

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In the event that a customer defaults under a contract, any security deposit paid or letter of credit provided by the customer may not be sufficient to cover the customer’s outstanding or unpaid obligations and required maintenance and transition expenses.

Failure to pay certain potential additional operating costs could result in the grounding or arrest of our aircraft and prevent the re-lease, sale or other use of our aircraft, which would negatively affect our financial condition and results of operations.

We may incur operational costs upon a customer default or where the terms of the contract require us to pay a portion of those costs. Such costs include:

●	the costs of casualty, liability and political risk insurance and the liability costs or losses when insurance coverage has not been or cannot be obtained as required, or is insufficient in amount or scope;

●	the costs of licensing, exporting or importing an aircraft, airport charges, customs duties, air navigation charges, landing fees and similar governmental or quasi-governmental impositions, which can be substantial;

●	penalties and costs associated with the failure of customers to keep aircraft registered under all appropriate local requirements or obtain required governmental licenses, consents and approvals; and

●	carbon taxes or other fees, taxes or costs imposed under emissions limitations, climate change regulations or other initiatives.

The failure to pay certain of these costs can result in liens on the aircraft and the failure to register the aircraft can result in a loss of insurance. These matters could result in the grounding or arrest of the aircraft and prevent the re-lease, sale or other use of the aircraft until the problem is cured, which would negatively affect our financial results.

Our customers may have inadequate insurance coverage or fail to fulfill their respective indemnity obligations, which could result in us not being covered for claims asserted against us and may negatively affect our business, financial condition and results of operations.

Although we do not expect to control the operation of our aircraft leased to our customers, our ownership of the aircraft could give rise, in some jurisdictions, to strict liability for losses resulting from their operation. Our customers will be required to indemnify us for, and insure against, liabilities arising out of the use and operation of the aircraft, including third-party claims for death or injury to persons and damage to property for which we may be deemed liable. Customers will also be required to maintain public liability, property damage and certain other risk insurance on the aircraft at agreed upon levels. There may be circumstances under which it would be desirable for us to maintain some additional insurance coverage at our expense, which would add to our operating expenses.

We cannot assure you that the insurance maintained by our customers will be sufficient to cover all types of claims that may be asserted against us. Any inadequate insurance coverage or default by customers in fulfilling their indemnification or insurance obligations, as well as the lack of available insurance, could reduce the proceeds upon an event of loss and could subject us to uninsured liabilities, either of which could adversely affect our business, financial condition and results of operations.

Failure to obtain certain required licenses, consents and approvals could negatively affect our ability to re-lease or sell aircraft, which would negatively affect our business, financial condition and results of operations.

Aircraft leases often require specific licenses, consents or approvals. These include consents from governmental or regulatory authorities for certain payments under the leases and for the import, re-export or deregistration of the aircraft. Subsequent changes in applicable law or administrative practice may increase or otherwise modify these requirements. In addition, a governmental consent, once given, might be withdrawn. Furthermore, consents needed in connection with future re-leasing or sale of an aircraft may not be forthcoming. Any of these events could adversely affect our ability to re-lease or sell aircraft that we acquire, which would negatively affect our business, financial condition and results of operations.

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Some of our contracts may provide the customers with early termination options.

We may enter into contracts that provide the customers with early termination options. If any lease is terminated early at a time when we could not re-lease the aircraft at rates at least as favorable to us as the terminated lease, our results of operations could be adversely affected.

We may have operations in many countries and such operations may be subject to a number of risks specific to these countries.

Non-U.S. sales could account for a material portion of our revenues as our operation develops. As a result, we may be subject to risks of doing business internationally, including:

●	Changes in regulatory requirements;

●	Domestic and international government policies;

●	Fluctuations in international currency exchange rates;

●	Volatility in international political and economic environments;

●	The development and continuation of armed conflict in some regions;

●	Uncertainties and restrictions concerning the availability of funding credit or guarantees; and

●	Imposition of domestic and international taxes, export controls, tariffs, embargoes and other trade restrictions.

While the impact of these factors is difficult to predict, any one or more of these factors could adversely affect our operations in the future.

We cannot assure you that we will be able to enter into profitable leases for any aircraft acquired, which would negatively affect our financial condition, cash flow and results of operations.

We cannot assure you that we will be able to enter into profitable leases upon the acquisition of the aircraft we purchase in the future. You must rely upon our management team's judgment and ability to evaluate the ability of customers and other counterparties to perform their obligations to us and to negotiate transaction documents. We cannot assure you that our management team will be able to perform such functions in a manner that will achieve our investment objectives, which would negatively affect our financial condition, cash flow and results of operations.

Any disruption in our information systems could disrupt our operations and would be adverse to our business and financial operations. Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

Our business may be impacted by disruptions including threats to physical security, information technology or cyber-attacks or failures, damaging weather or other acts of nature and pandemics or other public health crises. Any of these disruptions could affect our internal operations or our ability to deliver products and services to our customers. Any significant delays, or any destruction, manipulation or improper use of our data, information systems or networks could impact our sales, increase our expenses and/or have an adverse effect on our reputation and the reputation of our products and services.

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Unauthorized access to our or our customers’ information and systems could negatively impact our business.

We may face certain security threats, including threats to the confidentiality, availability and integrity of our data and systems. We will maintain an extensive network of technical security controls, policy enforcement mechanisms and monitoring systems in order to address these threats. While such measures are designed to prevent, detect and respond to unauthorized activity in our systems, certain types of attacks could result in significant financial or information losses and/or reputational harm. If we cannot prevent the unauthorized access, release and/or corruption of our customers’ confidential, classified or personally identifiable information, our reputation could be damaged, and/or we could face financial losses.

Our failure to comply with environmental laws could adversely affect our business and financial condition.

We will be subject to various federal, state, local and non-U.S. laws and regulations related to environmental protection, including the discharge, treatment, storage, disposal and remediation of hazardous substances and wastes. We could incur substantial costs, including cleanup costs, fines and civil or criminal sanctions, as well as third-party claims for property damage or personal injury, if we were to violate or become liable under environmental laws or regulations. In some cases, we may be subject to such costs due to environmental impacts attributable to operations or the operations of companies we have acquired. In other cases, we may become subject to such costs due to an indemnification agreement between us and a third party relating to such environmental liabilities. In addition, new laws and regulations, more stringent enforcement of existing laws and regulations, the discovery of previously unknown contamination or the imposition of new remediation requirements could result in additional costs.

Risks Relating to Financing

We will need additional capital to finance our growth, and we may not be able to obtain it on terms acceptable to us, or at all, which may limit our ability to satisfy commitments to acquire additional aircraft and to compete effectively in the aviation services and leasing market and would negatively affect our financial condition, cash flow and results of operations.

Growing an aircraft portfolio to carry out our business plan will require substantial capital. Accordingly, we will need to obtain additional financing following completion of the Business Combination, which may not be available to us on favorable terms or at all. Our access to additional sources of financing will depend upon a number of factors over which we have limited control, including:

•	general market conditions;

•	the market's view of the quality of our assets;

•	the market's perception of our growth potential;

•	interest rate fluctuations; and

•	our current and potential future earnings and cash distributions.

Weaknesses in the capital and credit markets could negatively affect one or more private lenders and could cause one or more private lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, if there are new regulatory capital requirements imposed on our private lenders, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price.

If we are unable to raise additional funds or obtain capital on terms acceptable to us, we may not be able to satisfy funding requirements should we have any aircraft acquisition commitments then in place. If we are unable to satisfy our purchase commitments, we may be forced to forfeit our deposits. Further, we would be exposed to potential breach of contract claims by our customers and suppliers. These risks may also be increased by the volatility and disruption in the capital and credit markets. Depending on market conditions at the time, we may have to rely more heavily on additional equity issuances, which may be dilutive to our equity holders, or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities and other purposes. Moreover, if additional capital is raised through the issuance of additional equity securities, the interests of existing stockholders could be diluted. These risks could negatively affect our financial condition, cash flow and results of operations.

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We are dependent upon continued availability of financing to manage our business and to execute our business strategy, and additional financing may not be available on terms acceptable to us.

Our ability to manage our business and to execute our business strategy is dependent, in part, on the availability of debt and equity capital following completion of the Business Combination. Access to the debt and equity capital markets may be limited by various factors, including the condition of overall credit markets, general economic factors, state of the aviation industry, our financial performance, and credit ratings. Debt and equity capital may not be available to us on favorable terms, or at all. Our inability to obtain financing on favorable terms could adversely affect our results of operations and financial condition.

We may enter into credit facilities that could limit our operational flexibility, our ability to effectively compete and our ability to grow our business as currently planned, which could negatively affect our financial condition, cash flow and results of operations.

We may enter into credit facilities that contain financial and non-financial covenants, such as requirements that we comply with one or more of the following covenants: debt-to-equity, dividend restrictions, minimum net worth and interest coverage ratios, change of control provisions, and prohibitions against our disposing of our aircraft or other aviation assets without a lender's prior consent. Complying with such covenants may at times necessitate that we forego other opportunities, such as using available cash to grow our aircraft fleet or promptly disposing of less profitable aircraft or other aviation assets. Moreover, any failure to comply with any such covenants would likely constitute a default under such facilities and could give rise to an acceleration of some, if not all, of our then outstanding indebtedness, which would have a negative effect on our business and our ability to continue as a going concern.

In addition, we cannot assure you that our business will generate cash flow from operations in an amount sufficient to enable us to service our debt and grow our operations as planned. We cannot assure you that we will be able to obtain or refinance any debt financing on favorable terms, if at all. In addition, we cannot assure you that in the future we will be able to access long-term financing or credit support on attractive terms, if at all. Any inability to generate sufficient cash flow, maintain our fleet and facilities, or access long-term financing or credit support would negatively affect our financial condition, cash flow and results of operations.

An unexpected increase in our expected borrowing costs would negatively affect our financial condition, cash flow and results of operations.

We plan to finance many of the aircraft we acquire through a combination of short-term and long-term debt financings. As these debt financings mature, we may have to refinance these commitments by entering into new financings, which could result in higher borrowing costs, or repay them by using cash on hand or cash from the sale of our assets. Moreover, an increase in interest rates under the various debt financing facilities that we plan to put in place would have a negative effect on our earnings and could make aircraft leasing contracts unprofitable.

Some debt financings may bear interest at a floating rate, such that our interest expense would vary with changes in the applicable reference rate. As a result, our inability to sufficiently protect ourselves from changes in our cost of borrowing may have a direct, negative impact on our net income. Our lease rental stream will generally be fixed over the life of our leases, whereas we may use floating-rate debt to finance a significant portion of our aircraft acquisitions. If we have floating rate debt financings in place and interest rates increase, we would be obligated to make higher interest payments to our lenders. If we incur significant fixed-rate debt in the future, increased interest rates prevailing in the market at the time of the incurrence of such debt would also increase our interest expense and negatively affect our financial condition, cash flow and results of operations.

Any such hedging activities we engage in to obtain interest rate protection will require us to incur additional costs, and there can be no assurance that we will be able to successfully protect ourselves from any or all negative interest rate fluctuations at a reasonable cost.

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Risks Relating to Operating in the Aviation Industry

Increases in fuel costs could materially negatively affect our lessees and by extension the demand for aircraft that we acquire, which would negatively affect our financial condition, cash flow and results of operations.

Fuel costs represent a major expense in the aviation industry, and fuel prices fluctuate widely depending primarily on international market conditions, geopolitical and environmental events, regulatory changes (including those related to greenhouse gas emissions) and currency exchange rates. Political unrest in the Middle East and North Africa has generated uncertainty regarding the predictability of the world's future oil supply. Other events can also significantly affect fuel availability and prices, including natural disasters, decisions by the Organization of the Petroleum Exporting Countries regarding their members' oil output, and the changes in global demand for fuel from countries such as China.

High fuel costs, including fuel cost increases that could occur in the future, would likely have a material negative impact on the profitability of aviation industry participants, including Tempus. In addition, our customers may not be able to manage fuel cost risk by appropriately hedging their exposure to fuel price fluctuations. If fuel price increases occur, they are likely to cause our customers to incur higher costs or experience reduced revenues. Consequently, these conditions may:

●	affect our customers’ ability to make contractually required payments;

●	result in contract and lease restructurings and aircraft and engine repossessions;

●	increase our costs of maintaining and marketing aircraft;

●	impair our ability to remarket aircraft and other aviation assets or remarket or otherwise sell our assets on a timely basis at favorable rates; or

●	reduce the sale proceeds received for aircraft or other aviation assets upon any disposition.

 Such effects would materially negatively affect demand for our aircraft which would negatively affect our financial condition, cash flow and results of operations.

Government regulations could require substantial expenditures, reduce our profitability and limit our growth.

Our business will be subject to regulation by state, federal and foreign governmental authorities. Aircraft are subject to regulations imposed by aviation authorities regarding aircraft maintenance and airworthiness. Laws affecting the airworthiness of aircraft generally are designed to ensure that all aircraft and related equipment are continuously maintained in proper condition to enable safe operation of the aircraft. Aircraft manufacturers also may issue their own recommendations. Airworthiness directives and similar requirements typically set forth particular special maintenance actions or modifications to certain aircraft types or models that the owners or operators of aircraft must implement.

Each customer will generally be responsible for complying with airworthiness directives with respect to its aircraft and is required to maintain the aircraft’s airworthiness. To the extent that a customer fails to comply with airworthiness directives required to maintain its certificate of airworthiness or other manufacturer requirements in respect of an aircraft or if the aircraft is not currently subject to a lease, we may have to bear the cost of such compliance. Under certain leases, we may agree to share with our customers the cost of obligations under airworthiness directives (or similar requirements). These expenditures can be substantial and, to the extent we are required to pay them, our cash flow could be substantially adversely affected.

In addition to these expenditures, which may be substantial, significant new requirements with respect to noise standards, emission standards and other aspects of our aircraft or their operation could cause our costs to increase and could cause the value of our aircraft portfolio to decrease. Other governmental regulations relating to noise and emissions levels may be imposed not only by the jurisdictions in which the aircraft are registered, possibly as part of the airworthiness requirements, but also by other jurisdictions where the aircraft operate. In addition, most countries’ aviation laws require aircraft to be maintained under an approved maintenance program having defined procedures and intervals for inspection, maintenance and repair. To the extent that our aircraft are not under lease or a customer defaults in effecting such compliance, we are required to comply with such requirements at our expense.

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The variability of supply and demand for aircraft and other aviation assets could depress lease rates and the value of our leased assets, which would have an adverse effect on our financial results and growth prospects and on our ability to meet our debt obligations.

The aviation leasing and sales industry has experienced periods of aircraft oversupply and undersupply. The economic downturn and the slowdown in air travel between 2008 and early 2010 contributed to a decrease in the demand for aircraft and resulted in capacity cuts by airlines. In addition, manufacturers are increasing production rates of some aircraft types, which may result in an increase in the supply of aircraft. The oversupply of a specific type of aircraft or other aviation asset in the market is likely to depress lease rates for, and the value of, that type of asset. The supply and demand for aircraft is affected by various cyclical and non-cyclical factors that are not under our control, including:

●	passenger air travel and air cargo demand;

●	increased supply due to the sale of aircraft portfolios;

●	geopolitical and other events, including war, acts of terrorism, civil unrest, outbreaks of epidemic diseases and natural disasters;

●	operating costs, availability of jet fuel and general economic conditions affecting our lessees’ operations;

●	governmental regulation, which includes new airworthiness directives, statutory limits on age of aircraft and restrictions in certain jurisdictions on the age of aircraft for import and other factors leading to obsolescence of aircraft models;

●	interest rates;

●	airline restructurings and bankruptcies;

●	cancellations of orders for aircraft;

●	delays in delivery by manufacturers;

●	availability and cost of credit;

●	manufacturer production levels and technological innovation;

●	retirement and obsolescence of aircraft models;

●	manufacturers merging or exiting the industry or ceasing to produce aircraft or engine types;

●	accuracy of estimates relating to future supply and demand made by manufacturers and lessees;

●	reintroduction into service of aircraft or engines previously in storage; and

●	airport and air traffic control infrastructure constraints.

These factors may produce sharp and prolonged decreases in asset values and achievable lease rates, which would have an impact on the value of our fleet and our cost of acquiring aircraft or other aviation assets, may result in lease defaults and could delay or prevent the aircraft or other aviation assets from being leased or re-leased on favorable terms, or, if desired, sold on favorable terms.

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Risk Factors Relating to Chart and the Business Combination

If Chart does not consummate a business combination by the termination date of March 13, 2015, Chart will have to cease all operations except for the purpose of winding up and redeem all of its public shares for their pro rata portions of the trust account and liquidate, or seek approval of its stockholders to extend the termination date.

If Chart is unable to complete a business combination by March 13, 2015, Chart will have to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to Chart for working capital purposes, the payment of taxes or dissolution expenses (although we expect all or substantially all of such interest to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Chart may also seek approval of its stockholders to extend the termination date from March 13, 2015 until a later date (and Chart is required by the Merger Agreement in certain circumstances to seek such extension); however, there is no assurance that Chart’s stockholders will approve such extension.

Subsequent to the consummation of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on Tempus, we cannot assure you that this diligence revealed all material issues that may be present in Tempus’ business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our and Tempus’ control will not later arise. As a result, we may be forced later to write down or write off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the combined company or its securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

Following the consummation of the Business Combination, our only significant asset will be ownership of 100% of Tempus’ membership interests and we do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than the ownership of 100% of Tempus’ membership interests. Promptly after the consummation of the Business Combination, Chart is required distribute any remaining funds in the trust account to Tempus Holdings, who is then required to contribute such funds along with any other cash held by Tempus Holdings (net of necessary reserves) to Tempus. We will depend on Tempus for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, and to pay any dividends with respect to our stock. Legal and contractual restrictions may limit our ability to obtain cash from Tempus. Thus, we do not expect to pay cash dividends on our common stock. Any future dividend payments are within the absolute discretion of our board of directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, level of indebtedness, contractual restrictions with respect to payment of dividends, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our board of directors may deem relevant.

We will incur significant transaction and transition costs in connection with the Business Combination. If we fail to consummate the Business Combination, we may not have sufficient cash available to pay such costs.

We expect to incur significant, non-recurring costs in connection with consummating the Business Combination. Some of these costs are payable regardless of whether the Business Combination is completed. Chart’s transaction expenses as a result of the Business Combination are currently estimated at approximately $6.3 million, which is comprised of (i) $2,343,750 in deferred underwriting commissions payable to the underwriters of our IPO and (ii) approximately $4.0 million in fees and expenses incurred relating to the Business Combination, including the expenses incurred in connection with the filing, printing and mailing of this proxy statement/prospectus and the solicitation of the approval of our stockholders, and all filing and other fees paid to the SEC. If Chart and Tempus do not consummate the Business Combination, each party will be required to pay its own fees and expenses, and Chart likely will not have sufficient cash available to pay its fees and expenses unless and until it completes a subsequent business combination transaction.

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The working capital available to us after the Business Combination will be reduced to the extent our stockholders exercise their redemption rights in connection with the Business Combination, which may adversely affect our business and future operations.

Although the working capital of the combined company is expected to increase from Chart’s current working capital if the Business Combination is consummated, the amount of the increase depends on the extent to which Chart shareholders exercise their right to redeem their shares into cash. Our working capital will be reduced if Chart’s stockholders exercise their right to redeem their shares for cash, which reduced working capital may adversely affect our business and future operations.

The unaudited pro forma financial information included in this proxy statement/prospectus may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

We may waive one or more of the conditions to the Business Combination

We may agree to waive, in whole or in part, some of the conditions to our obligations to complete the Business Combination, to the extent permitted by our existing charter and applicable laws. For example, it is a condition to our obligations to close the Business Combination that the representations and warranties of Tempus and the Sellers are true and correct in all respects as of the date of the Merger Agreement and as of the date of the Closing (or an earlier date to the extent that an earlier date is referenced in the representation and warranty), except, for certain of the representations and warranties, for such inaccuracies that, individually or in the aggregate, would not result in a Material Adverse Effect (as defined in the Merger Agreement) on Tempus and its subsidiaries taken as a whole. However, if our board of directors determines that it is in Chart’s stockholders’ best interest to waive any such breach, then the board may elect to waive that condition and close the Business Combination. Under applicable law and Chart’s existing charter, we are not able to waive the condition that our stockholders approve the Business Combination.

Our Sponsor, directors and officers have conflicts of interest in determining to pursue the business combination with Tempus, since certain of their interests, and certain interests of their affiliates and associates, are different from or in addition to (and which may conflict with) the interests of our stockholders.

Our initial stockholders, including our Sponsor, officers and directors, have interests in and arising from the Business Combination that are different from or in addition to (and which may conflict with) the interests of our public stockholders, which may result in a conflict of interest. These interests include:

●	the continued right of our Sponsor, executive officer and directors to hold Tempus Holdings common stock and warrants following the Business Combination, subject to lock-up agreements;

●	the continued right of our Sponsor and Joseph Wright to hold placement units;

●

the fact that our Sponsor, officers and directors and their affiliates paid an aggregate of $3,775,000 for their founder shares and placement units and such securities should have a significantly higher value at the time of the Business Combination;

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●	if Chart is unable to complete a business combination within the required time period, our Chairman and our Chief Executive Officer will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Chart for services rendered or contracted for or products sold to Chart, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under our indemnity of the underwriters;

●	the continuation of four of our seven existing directors as directors of Tempus Holdings; and

●	the continued indemnification of current directors and officers of Chart and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

We have not obtained an opinion from an independent investment banking firm, and consequently, there is no assurance from an independent source that the price we are paying for Tempus is fair to our stockholders from a financial point of view.

We are not required to and have not obtained an opinion from an independent investment banking firm that the price we are paying for Tempus is fair to our stockholders from a financial point of view. The fair market value of Tempus has been determined by our board of directors based upon standards generally accepted by the financial community, such as potential sales, earnings and cash flow, and the price for which comparable businesses or assets have been valued. Our stockholders will be relying on the judgment of our board of directors with respect to such matters.

If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, Chart’s directors will not have the ability to adjourn the special meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.

If approved by the stockholders, the Adjournment Proposal will provide Chart’s directors with additional time, if needed, to solicit proxies in favor of the proposals. If the Adjournment Proposal is not approved, and the remaining proposals fail to pass such that the Business Combination cannot be consummated, the Business Combination will not be completed. Because Chart must consummate a business combination by the termination date of March 13, 2015, if the Business Combination is not approved, it is likely that Chart will have to redeem all of its public shares for their pro rata portions of the trust account and, promptly following such redemption, dissolve and liquidate.

Our ability to successfully effect the Business Combination and successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel, including the key personnel of Tempus, all of whom we expect to stay with Tempus following the Business Combination. The loss of such key personnel could negatively impact the operations and profitability of the post-combination business.

Our ability to successfully effect the Business Combination and successfully operate the business is dependent upon the efforts of certain key personnel of Tempus, particularly Mr. Terry. Although we expect all of such key personnel to remain with Tempus following the Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. Furthermore, while we have scrutinized individuals we intend to engage to stay with Tempus following the Business Combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

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If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Chart’s securities prior to the closing of the Business Combination may decline. The market values of Chart’s securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement/prospectus, or the date on which our stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Tempus’ membership interests or Tempus Holdings’ stock and trading in the shares of Chart common stock has not been active. Accordingly, the valuation ascribed to Tempus and our common stock in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of Tempus Holdings’ securities following the Business Combination may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning Tempus Holdings or the aviation services market in general;

●	operating and stock price performance of other companies that investors deem comparable to Tempus Holdings;

●	our ability to market new and enhanced products on a timely basis;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving Tempus Holdings;

●	changes in Tempus Holdings’ capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our common stock available for public sale;

●	any major change in our board or management;

●	sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

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Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and NASDAQ in particular, has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for aviation services -related stocks or the stocks of other companies which investors perceive to be similar to Tempus Holdings could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

We have received a delisting notice from NASDAQ and there can be no assurance that our securities will continue to be listed on NASDAQ.

On March 4, 2014, Chart received a written notice from NASDAQ indicating that we were not in compliance with NASDAQ Listing Rule 5550(a)(3), which requires us to have at least 300 public holders for continued listing on the exchange. Subsequently, NASDAQ accepted our plan to regain compliance with such rule and provided us until September 2, 2014 to evidence such compliance. On September 5, 2014, we received a letter from NASDAQ stating that we had failed to evidence compliance with NASDAQ Listing Rule 5550(a)(3) by September 2, 2014, and that, accordingly, NASDAQ has determined to initiate procedures to delist our securities from NASDAQ, unless we appeal such determination on or before September 12, 2014. We subsequently appealed NASDAQ’s delisting determination, which stayed any delisting actions until the issuance of a decision by a hearings panel. On October 16, 2014, we presented our appeal in front of a hearings panel. On October 23, 2014, NASDAQ advised us that the hearings panel had granted our request for continued listing subject to our completing the business combination with Tempus and achieving compliance with all NASDAQ initial listing requirements, including but not limited to NASDAQ Listing Rule 5550(a)(3), by March 4, 2015. However, there is no assurance that we will regain compliance with all of NASDAQ’s initial listing requirements by such date. If we do not regain compliance by such date, our securities will likely cease trading on NASDAQ, which may adversely affect the liquidity and trading of our securities.

Following the Business Combination, Tempus Holdings’ business and stock price may suffer as a result of its lack of public company operating experience and if securities or industry analysts do not publish or cease publishing research or reports about Tempus Holdings, its business, or its market, or if they change their recommendations regarding our common stock in an adverse manner, the price and trading volume of our common stock could decline.

Prior to the completion of the Business Combination, Tempus has been a privately-held company. Tempus’ lack of public company operating experience may make it difficult to forecast and evaluate its future prospects. If Tempus Holdings is unable to execute its business strategy, either as a result of its inability to manage effectively its business in a public company environment or for any other reason, Tempus Holdings’ business, prospects, financial condition and operating results may be harmed.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on Tempus Holdings. If no securities or industry analysts commence coverage of Tempus Holdings, its stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover Tempus Holdings changes its recommendation regarding Tempus Holdings’ stock in an adverse manner, or provides more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover Tempus Holdings were to cease coverage of Tempus Holdings or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause Tempus Holdings’ stock price or trading volume to decline.

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Chart stockholders will experience immediate dilution as a consequence of the issuance of common stock as consideration in the Business Combination. Having a minority share position may reduce the influence that our current stockholders have on the management of Tempus Holdings.

It is anticipated that, upon completion of the Business Combination and if there are no redemptions and there is no adjustment to the merger consideration payable to the Sellers as a result of Tempus’ estimated working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, Chart’s public stockholders will own approximately 46.6% of Tempus Holdings and Chart’s initial stockholders, which includes our Sponsor, directors and officers, will own approximately 16.0% of Tempus Holdings. In addition, if any of Chart’s stockholders exercise their redemption rights, the ownership interest of Chart’s public stockholders will decrease and the ownership interest of the initial stockholders, including our Sponsor, will increase, and if there are redemptions by Chart’s public stockholders up to the maximum level that would permit completion of the Business Combination, Chart’s public stockholders will own approximately 13.9% of Tempus Holdings, Chart’s initial stockholders will own approximately 25.8% of Tempus Holdings and the Sellers will own approximately 60.3% of Tempus Holdings. See “Unaudited Pro Forma Condensed Combined Financial Information” for further information. To the extent that (i) any of the Tempus Holdings warrants are converted into common stock, (ii) any shares of common stock are issued pursuant to the proposed Tempus Applied Solutions Holdings, Inc. 2015 Omnibus Equity Incentive Plan, (iii) any shares of Tempus Holdings common stock are issued to the Sellers in connection with any increase to the merger consideration payable to the Sellers as a result of Tempus’ working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, (iv) any Earn-out Shares are issued to the Sellers upon the achievement of certain financial milestones or (v) any indemnification payments are made after the consummation of the Business Combination by delivery of shares of Tempus Holdings’ common stock, Chart’s current stockholders may experience substantial additional dilution in Tempus Holdings. Such dilution could, among other things, limit the ability of our current stockholders to influence management of Tempus Holdings through the election of directors following the Business Combination.

We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002 that will be applicable to us after the Business Combination.

Neither we nor Tempus is currently subject to Section 404 of the Sarbanes-Oxley Act of 2002. However, following the Business Combination, Tempus Holdings will be required to provide management’s attestation on internal controls commencing with its annual report for year ending December 31, 2015. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act of 2002 are significantly more stringent than those required of Tempus as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the regulatory compliance and reporting requirements that will be applicable to Tempus Holdings after the Business Combination. If we are not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our common stock.

Our initial stockholders have agreed to vote in favor of our initial business combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our initial stockholders have agreed to vote their founder shares and placement shares, as well as any public shares purchased by them in or after our IPO, in favor of our initial business combination. Our initial stockholders, which includes our Sponsor, directors and officers, own shares equal to 25.6% of our issued and outstanding shares of common stock. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if our initial stockholders agreed to vote their founder shares and placement shares in accordance with the majority of the votes cast by our public stockholders. Additionally, concurrently with the execution of the Merger Agreement, the Chart Stockholders entered into a Supporting Stockholder Agreement with Tempus and the Members’ Representative, pursuant to which the Chart Stockholders have agreed, among other things, to vote all of their shares of Chart common stock (representing as of the date hereof approximately 20.1% of the voting power of Chart in the aggregate) in favor of the Business Combination and not to submit any of their Chart common stock for redemption by Chart.

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Even if we consummate the Business Combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our warrants may be amended.

The exercise price for our warrants is $11.50 per share. There is no guarantee that the public warrants will ever be “in the money” (that is, have an exercise price below the market price of our common stock) prior to their expiration, and as such, the public warrants may expire worthless except for the right of holders of public warrants to receive a pro rata portion of the escrow account established for the Warrant Tender Offer.

In addition, the amended and restated warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

We have not registered the shares of our common stock issuable upon exercise of the warrants under the Securities Act or states securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We have not registered the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the amended and restated warrant agreement, we have agreed to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, and to use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares issuable upon exercise of the warrants, to the extent an exemption is not available. We cannot assure you that we will be able to do so. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis, under certain circumstances specified in the amended and restated warrant agreement. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In no event will we be required to issue cash, securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of common stock for sale under all applicable state securities laws.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (which we refer to herein as the Exchange Act), the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of NASDAQ and other applicable securities rules and regulations. Compliance with these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

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In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile.

The future exercise of registration rights may adversely affect the market price of our common stock.

Our common stock will be subject to multiple registration rights agreements. Sales of restricted securities pursuant to these agreements may substantially depress the market price of our common stock. Pursuant to a registration rights agreement entered into concurrently with our IPO (which agreement will be assumed by Tempus Holdings pursuant to the Merger Agreement), our initial stockholders and Cowen, and their respective permitted transferees, can demand that we register the founder shares, the placement units, the placement shares and the placement warrants, and the shares of common stock issuable upon exercise of the placement warrants, as the case may be. The registration rights will be exercisable with respect to the founder shares, the placement units, placement shares and the placement warrants and the shares of common stock issuable upon exercise of such placement warrants at any time commencing upon the date that such shares are released from transfer restrictions. We will bear the cost of registering these securities. If such persons exercise their registration rights in full, there will be an additional 2,250,000 shares of common stock, including up to 375,000 shares of common stock issuable on exercise of the placement warrants eligible for trading in the public market. In addition, Tempus Holdings and the Sellers will enter into a registration rights agreement that provides for the registration of the shares of common stock to be issued pursuant to the Business Combination, including the Earn-out Shares. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, may not be sustained. In addition, the price of our securities after the Business Combination could vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, NASDAQ for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were listed on NASDAQ or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

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Warrants will become exercisable for our common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Assuming no public warrants are tendered pursuant to the Warrant Tender Offer, outstanding warrants to purchase an aggregate of 7,875,000 shares of our common stock will become exercisable for a like number of shares of our common stock in accordance with the terms of the amended and restated warrant agreement governing those securities. These warrants consist of 7,500,000 warrants originally sold as part of units in our IPO and 375,000 warrants that were part of the units sold to our Sponsor, Joseph Wright and Cowen in a private placement simultaneously with the consummation of our IPO. The warrants will become exercisable 30 days after the completion of the Business Combination. In addition, our Sponsor, Joseph Wright and Cowen have made working capital loans to Chart, and such loans are convertible into an additional 1,000,000 warrants (at $0.75 per warrant) of Chart with the same terms as the placement warrants. To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the then existing holders of common stock of Chart and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

We may redeem any public warrants not validly tendered in the Warrant Tender Offer prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We will have the ability to redeem the remaining public warrants not validly tendered in the Warrant Tender Offer at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, provided that (i) the last reported sales price (or the closing bid price of our common stock in the event the shares of our common stock are not traded on any specific trading day) of the common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to the date we send proper notice of such redemption and (ii) on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders of the warrants to:

●	exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so;

●	sell their warrants at the then-current market price when they might otherwise wish to hold their warrants; or

●	accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants.

Provisions in Tempus Holdings’ amended and restated charter and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Tempus Holdings is required by the Merger Agreement to amend and restate its charter prior to the closing of the Business Combination. Tempus Holdings’ proposed amended and restated charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for Tempus Holdings’ securities.

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We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Activities taken by affiliates of Chart or Tempus to purchase, directly or indirectly, public shares will increase the likelihood of approval of the Business Combination Proposal and other proposals and may affect the market price of Chart’s securities during the buyback period.

Our Sponsor, directors, officers, advisors or their affiliates or Tempus or its directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of the Business Combination. No such person will make any such purchases when such persons are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would likely include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our initial stockholders, directors, officers or their affiliates or Tempus or its directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Although none of our Sponsor, directors, officers, advisors or their affiliates or Tempus or its directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price for such public shares, in the event such parties do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by our Sponsor, directors, officers, advisors or their affiliates or Tempus or its directors, officers, advisors or their affiliates, or the price such persons may pay. Such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such proposals would be approved. If the market does not view the Business Combination positively, purchases of public shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of our securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of our securities.

In addition, our remaining public stockholders following the consummation of the Business Combination will bear the economic burden of the deferred underwriting fee as well as the amount of any premium we may pay to the per-share pro rata portion of the trust account using funds released to us from the trust account following the consummation of the Business Combination. This is because the stockholders from whom we purchase shares in privately negotiated transactions may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the franchise and income taxes or the deferred underwriting discount and, in the case of purchases at a premium, have received such premium. However, we will not make any such purchase if the effect thereof would reduce the amount in the trust account available to redeeming stockholders to less than $10.00 per share.

As of the date of this proxy statement/prospectus, no agreements with respect to the private purchase of public shares by Chart or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals.

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Chart stockholders do not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, in order to liquidate your investment, holders may be forced to sell their public shares or warrants, potentially at a loss.

Our public stockholders are entitled to receive funds from the trust account only upon the earlier to occur of: (i) the consummation of our initial business combination; (ii) the expiration or termination of any tender offer conducted by us in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of our public shares if we are unable to consummate a business combination by March 13, 2015, subject to applicable law; or (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 27 month period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). In addition, if we are unable to consummate an initial business combination by March 13, 2015 for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond March 13, 2015 before they receive funds from our trust account. We also may seek approval of our stockholders to extend the termination date from March 13, 2015 until a later date (and we are required by the Merger Agreement in certain circumstances to seek such extension). In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, holders may be forced to sell their public shares or warrants, potentially at a loss.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments, including non-U.S. governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Since our Sponsor, officers, directors and their affiliates will lose their entire investment in us if the Business Combination is not completed, they may have had a conflict of interest in identifying and selecting Tempus for our initial business combination.

After giving effect to the July 10, 2012 reverse split and expiration of our overallotment that was not exercised, our initial stockholders currently own an aggregate of 1,875,000 founder shares for an aggregate purchase price of $25,000. In addition, our Sponsor purchased 231,250 placement units, Joseph Wright, our chairman and chief executive officer, purchased 12,500 placement units and Cowen, an affiliate of Cowen and Company, LLC, one of the lead underwriters in the IPO, purchased 131,250 placement units in a private placement that occurred simultaneously with the consummation of our IPO. All of such founder shares and placement units will be worthless if an initial business combination is not consummated. Our Sponsor and Mr. Wright, together with Cowen, originally deposited an aggregate of $2,250,000 in an escrow account to fund the purchase of up to 3,750,000 warrants in a proposed tender offer to be commenced in connection with our initial business combination and, if we are unable to consummate an initial business combination, the funds deposited in such escrow account will be distributed on a pro-rata basis to our public warrant holders in connection with our liquidation and dissolution. The personal and financial interests of our Sponsor, officers, directors and their affiliates may have influenced their motivation in identifying and selecting Tempus for its target business combination and consummating the Business Combination.

Since our Sponsor, executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may arise in determining whether Tempus is appropriate for our initial business combination.

At the closing of the Business Combination, our Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of our Sponsor, executive officers and directors may have influenced their motivation in identifying and selecting Tempus for the Business Combination.

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There can be no assurance that Tempus Holdings’ securities will be listed on NASDAQ after the closing, or, if listed, that Tempus Holdings will be able to comply with the continued listing standards of NASDAQ.

Tempus Holdings intends to apply to list its securities on NASDAQ subsequent to the closing of the Business Combination. To list its securities on NASDAQ subsequent to the closing of the Business Combination, it will be required to demonstrate compliance with NASDAQ’s initial listing standards, which are more rigorous than NASDAQ’s continued listing requirements. For instance, it must maintain a minimum number of holders of our common stock (300 round-lot holders). We cannot assure you that Tempus Holdings will be able to meet those initial listing standards at that time.

If, after the Business Combination, NASDAQ delists Tempus Holdings’ securities from trading on its exchange due to our failure to meet NASDAQ’s initial and/or continued listing standards, Tempus Holdings and its stockholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

●	a limited amount of analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Concentration of ownership after the Business Combination may have the effect of delaying or preventing a change in control.

It is anticipated that, upon completion of the Business Combination and if there are no redemptions and there is no adjustment to the merger consideration payable to the Sellers as a result of Tempus’ estimated working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, the Sellers will own approximately 37.4% of Tempus Holdings. This ownership percentage with respect to Tempus Holdings does not take into account (i) the issuance of any shares under the Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 7,875,000 shares of Tempus Holdings common stock that will remain outstanding following the Business Combination, (iii) any adjustments to the merger consideration payable to the Sellers as a result of Tempus’ working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, (iv) the potential issuance of up to an additional 4,750,000 Earn-out Shares to the Sellers upon the achievement of certain financial milestones or (v) any indemnification payments that are made after the consummation of the Business Combination by delivery of shares of Tempus Holdings’ common stock. If the actual facts are different than these assumptions, the percentage ownership of the Sellers may be different. As a result, the Sellers will, in all likelihood, be able to determine the outcome of corporate actions of Tempus Holdings requiring stockholder approval. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock.

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Upon the closing of the Business Combination, Tempus Holdings may be a “controlled company” within the meaning of NASDAQ rules and, as a result, Tempus Holdings may qualify for, and may choose to rely on, exemptions from certain corporate governance requirements.

Upon the consummation of the Business Combination, if there are significant redemptions by our stockholders and/or a significant increase to the merger consideration payable to the Sellers as a result of Tempus’ estimated working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, the Sellers may beneficially own more than 50% of the voting power of all of Tempus Holdings’ outstanding capital stock. Even if they do not beneficially own more than 50% of the voting power of all of Tempus Holdings’ outstanding capital stock upon the consummation of the Business Combination, they may further gain beneficial ownership of more than 50% of the voting power of all of Tempus Holdings’ outstanding capital stock if (i) they are issued the Earn-out Shares, (ii) there is a significant post-closing increase to the merger consideration payable to the Sellers as a result of Tempus’ working capital and/or debt as of the completion of the Business Combination varying from the estimates provided at the closing, (iii) there is an indemnification payment made by Tempus Holdings by delivery of shares of Tempus Holdings’ common stock or (iv) if they are issued awards of Tempus Holdings’ common stock (or options to acquire such stock) under the Incentive Plan. If the Sellers gain that beneficial ownership, Tempus Holdings will be a “controlled company” within the meaning of the rules and corporate governance standards of NASDAQ. Under NASDAQ rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NASDAQ corporate governance requirements, including:

●	the requirement that a majority of Tempus Holdings’ board of directors consists of independent directors;

●	the requirement that Tempus Holdings have a nominating/corporate governance committee that is composed entirely of independent directors;

●	the requirement that Tempus Holdings have a compensation committee that is composed entirely of independent directors; and

●	the requirement for an annual performance evaluation of the nominating/corporate governance and compensation committees.

Accordingly, if Tempus Holdings qualifies as a controlled company, it may elect to be treated as such and its stockholders will not be afforded the same protections generally as stockholders of other NASDAQ-listed companies for so long as the Sellers control more than 50% of Tempus Holdings’ voting power and Tempus Holdings relies upon such exemptions. The interests of Tempus Holdings’ controlling stockholders may conflict with the interests of Tempus Holdings’ other stockholders, and the concentration of voting power in such stockholders will limit Tempus Holdings’ other stockholders’ ability to influence corporate matters.

Risk Factors Relating to Redemption

Unlike many blank check companies, we do not have a specified maximum redemption threshold, and as a result we may be able to consummate the Business Combination even though holders of a majority of our public shares have chosen to redeem their shares

Since we have no specified percentage threshold for redemption in our existing charter, our structure is different in this respect from the structure that has been used by many blank check companies. Many blank check companies would not be able to consummate a business combination if the holders of Chart’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%.

However, we are limited by the need to have at least $5,000,001 in net tangible assets. This condition effectively requires that holders of no more than 5,329,835 shares redeem their public shares. Accordingly, holders of up to 5,329,835 of the public shares outstanding may redeem their shares in connection with the Business Combination. As a result, we may be able to consummate the Business Combination even though holders of a majority of our public shares have chosen to redeem their shares.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of 20% or more of our common stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 20% of our common stock issued in the IPO.

Our existing charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to an aggregate of 20% or more of the shares sold in the IPO. We refer to such shares in excess of 20% of the shares sold in the IPO as “Excess Shares.” Your inability to redeem any Excess Shares will reduce your influence over our ability to consummate the Business Combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we consummate the Business Combination. As a result, you will continue to hold that number of shares equal to or exceeding 20% and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.

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There is no guarantee that a stockholder’s decision whether to redeem their shares for a pro rata portion of the trust account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell our shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than our stockholder might realize in the future had the stockholder not elected to redeem such stockholder’s shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A stockholder should consult its own tax and/or financial advisor for assistance on how this may affect its individual situation.

If our stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their shares of our common stock for a pro rata portion of the funds held in our trust account.

Holders of public shares are required to affirmatively vote either for or against the Business Combination Proposal in order to exercise their rights to redeem their shares for a pro rata portion of the trust account. In addition, to exercise their redemption rights, they are required to submit a request in writing and deliver their stock (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. Stockholders electing to redeem their shares will receive their pro rata portion of the trust account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. See the section entitled “Special Meeting of Chart Stockholders—Redemption Rights” for additional information on how to exercise your redemption rights.

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SPECIAL MEETING OF CHART STOCKHOLDERS

General

Chart is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by its board of directors for use at the special meeting of stockholders to be held on          , 2015, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to our stockholders on or about          , 2015. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct how your vote shall be cast at the special meeting.

Date, Time and Place of Special Meeting

The special meeting will be held at 10:00 A.M. Eastern time on          , 2015, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our common stock as of the close of business on          , 2015, which is the record date for the special meeting. You are entitled to one vote for each share of our common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 8,785,309 shares of Chart common stock issued and outstanding, consisting of 6,535,309 shares originally sold as part of units in the IPO, 375,000 shares originally sold as part of units to our Sponsor, Joseph Wright and Cowen in a private placement that occurred simultaneously with the consummation of the IPO and 1,875,000 founder shares (after giving effect to (i) a 0.75-for-1 reverse stock split effectuated on July 10, 2012 and (ii) the forfeiture of 281,250 shares in January 2013) that were issued to our Sponsor prior to the IPO (375,000 founder shares of which were subsequently transferred to certain of its directors and officers and 890,625 founder shares to The Chart Group, L.P., the sole managing member of our Sponsor (including 525,469 founder shares subsequently transferred to certain of our officers and certain affiliates and officers of The Chart Group, L.P)).

Vote of Our Initial Stockholders

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our initial stockholders have agreed to vote any shares of Chart common stock owned by them in favor of the Business Combination, regardless of how the majority of our public stockholders vote. As of the date hereof, our initial stockholders, which includes our Sponsor, directors and officers, own approximately 25.6% of our issued and outstanding shares of common stock, including all of the founder shares and shares underlying the placement units. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if our initial stockholders agreed to vote any shares of Chart common stock owned by them in accordance with the majority of the votes cast by our public stockholders.

In connection with our IPO, we and Deutsche Bank Securities Inc., the representative of the underwriters of our IPO, entered into agreements with each of the initial stockholders pursuant to which the initial stockholders agreed to vote any shares of Chart common stock owned by them in favor of the Business Combination Proposal. This agreement applies to our Sponsor as it relates to the founder shares and the requirement to vote its founder shares and placement shares in favor of the Business Combination. The Chart Group L.P., the sole managing member of our Sponsor, is a limited partnership that is managed and controlled by its general partner, Antwerp L.L.C., a New York limited liability company. Mr. Brady owns a majority of the membership interests in Antwerp L.L.C., and is its Chief Executive Officer and a member of its Management Committee. As such, Mr. Brady may be deemed to have effective control of Antwerp L.L.C. and thereby effective control over The Chart Group L.P. and our Sponsor and may exercise voting and dispositive power with respect to the shares held by our Sponsor and The Chart Group L.P.

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Concurrently with the execution of the Merger Agreement, the Chart Stockholders entered into a Supporting Stockholder Agreement with Tempus and the Members’ Representative. Pursuant to the Supporting Stockholder Agreement, the Chart Stockholders have agreed, among other things, to vote all of the shares of Chart common stock held by the Chart Stockholders (currently 1,766,250 shares of Chart common stock, representing as of the date hereof approximately 20.1% of the voting power of Chart in the aggregate):

●	in favor of any amendment to Chart’s existing charter and Trust Agreements to extend the deadline for Chart to consummate its initial business combination, if needed;

●	in favor of (i) the adoption of the Merger Agreement and approval of the Mergers and other transactions contemplated by the Merger Agreement, (ii) the Incentive Plan Proposal, (iii) such other matters as the parties to the Merger Agreement shall thereafter mutually determine to be necessary or appropriate in order to effect the transactions contemplated by the Merger Agreement and (iv) the adjournment of the special meeting of the Chart stockholders contemplated by this proxy statement/prospectus if necessary or desirable in the reasonable determination of Chart (and with respect to clauses (i) through (iv), in favor of any actions required in furtherance thereof);

●	against any action, proposal, transaction or agreement that would result in a breach of any covenant, representation, warranty or other obligation of a Chart Party contained in the Merger Agreement; and

●	against (i) alternative proposals or transactions to the Business Combination (except as permitted by the Merger Agreement), (ii) any changes in the present capitalization of Chart or any amendment of Chart’s certificate of incorporation or bylaws and (iii) against any changes in Chart’s corporate structure or business (except in each case of clauses (i) through (iii), other than in connection with the transactions contemplated by the Merger Agreement or the extension of Chart’s deadline to consummate its initial business combination).

The Chart Stockholders also agreed during the Voting Period not to submit their shares of Chart common stock to be redeemed by Chart or to otherwise cause such shares to be repurchased or redeemed. The Supporting Stockholder Agreement also generally prohibits the Chart Stockholders from transferring, or permitting to exist any liens on, their shares of Chart common stock during the Voting Period. The Chart Stockholders also granted proxies with respect to their shares of Chart common stock to the Members’ Representative in the event that they do not vote in a manner consistent with the Supporting Stockholder Agreement.

The Supporting Stockholder Agreement will automatically terminate upon the first to occur of (i) the mutual written consent of the parties thereto, (ii) the closing of the Business Combination, or (iii) the termination of the Merger Agreement in accordance with its terms. Due to the Chart Stockholders’ percentage ownership of Chart common stock, the terms of the Supporting Stockholder Agreement may substantially increase the probability of obtaining approval of the Business Combination Proposal and other proposals to be presented at the special meeting.

The foregoing discussion summarizes the material terms of the Supporting Stockholder Agreement. We urge you to read carefully the full text of the Supporting Stockholder Agreement, which is attached hereto as Annex B and is incorporated herein by reference.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the common stock outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for the purpose of determining the existence of a quorum.

Approval of the Business Combination Proposal, the Incentive Plan Proposal, and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy. Accordingly, a Chart stockholder’s failure to vote by proxy or to vote in person at the special meeting or the failure of a Chart stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee (a “broker non-vote”) will not be counted towards the number of shares of Chart common stock required to validly establish a quorum, but if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal, the Incentive Plan Proposal or the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the Business Combination Proposal, the Incentive Plan Proposal or the Adjournment Proposal.

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The Business Combination Proposal is conditioned on, unless waived by Seller, the approval of the Incentive Plan Proposal. In addition, the Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal does not require the approval of any other proposal to be effective. It is important for you to note that in the event that the Business Combination Proposal and the Incentive Plan Proposal do not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by March 13, 2015, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders. Chart may seek approval of its stockholders to extend the date by which a business combination must be completed from March 13, 2015 until a later date (and Chart is required by the Merger Agreement in certain circumstances to seek such extension), but there is no assurance that Chart’s stockholders will approve such extension.

Recommendation to Chart Stockholders

After careful consideration, Chart’s board of directors has concluded that the Business Combination is in the best interests of Chart’s stockholders. Our directors believe that the proposals being presented at the special meeting are in the best interests of Chart’s stockholders, and they recommend that Chart’s stockholders vote FOR each of the proposals.

When you consider the recommendation of our board of directors in favor of the proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things:

●	the continued right of our Sponsor, executive officer and directors to hold Tempus Holdings common stock and warrants following the Business Combination, subject to lock-up agreements;

●	the continued right of our Sponsor and Joseph Wright to hold placement units;

●

the fact that our Sponsor, our executive officers, our independent directors and their affiliates paid an aggregate of $3,775,000 for their founder shares and placement units and such securities should have a significantly higher value at the time of the Business Combination;

●	if Chart is unable to complete a business combination within the required time period, our Chairman and our Chief Executive Officer will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Chart for services rendered or contracted for or products sold to Chart, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under our indemnity of the underwriters;

●	the continuation of four of our seven existing directors as directors of Tempus Holdings; and

●	the continued indemnification of current directors and officers of Chart and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination.

Broker Non-Votes and Abstentions

Under the rules of various national and regional securities exchanges, if you hold your stock in “street name” through a broker, bank or other nominee, that entity cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe that all the proposals presented to our stockholders will be considered non-discretionary, and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the existence of a quorum, and will not be counted for or against any particular proposal.

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Abstentions will be considered present for the purposes of establishing a quorum, but will not be counted for or against any particular proposal. An abstention in respect of any of the proposals will have no effect on the outcome of any vote on these proposals.

Voting Your Shares

Each share of our common stock that you own entitles you to one vote on each of the proposals being presented to the special meeting. Your proxy card or the voting instruction form from your bank, broker or nominee shows the number of shares of our common stock that you own. There are several ways to vote your shares of common stock:

●

You can vote your shares by one of the following methods: (1) call the toll-free number specified on the proxy card or voter information form and follow the instructions when prompted, (2) access the Internet website specified on the proxy card or voter information form and follow the instructions provided to you, or (3) complete, sign and date the proxy card or voter information form and return it in the postage-paid envelope provided.

If you vote by proxy card, your “proxy”, whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board of directors.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting.

●	You can attend the special meeting and vote in person, even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. You will be given a ballot when you arrive. Please note, however, that if your shares are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee in order to attend the special meeting. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of common stock.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting or at such meeting by doing any one of the following:

●	you may submit another proxy card with a later date;

●	you may notify Chart at (212) 350-8205 before the special meeting that you have revoked your proxy; or

●	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called only to consider the approval of the proposals set forth in this proxy statement/prospectus. Under Delaware law and our bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting.

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Who Can Answer Your Questions about Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call Morrow & Co., LLC, our proxy solicitor, at (800) 662-5200 (banks and brokerage firms should call collect, at (203) 658-9400).

Redemption Rights

We will provide our stockholders with the opportunity to redeem their shares of Chart common stock upon the closing of the Business Combination, for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in the trust account that holds the proceeds (less taxes payable and any interest that we may withdraw for working capital) of our IPO (less any amounts previously released to redeeming stockholders in connection with the extension of our termination date in September 2014). Stockholders may elect to redeem their stock even if they vote for the Business Combination Proposal. If the redemption demand is properly made and the Business Combination is consummated, the redeemed shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the trust account, as described above. For illustrative purposes, based on funds in the trust account of approximately $65.4 million on September 30, 2014, the estimated per share redemption price would have been $10.00.

In order to exercise your redemption rights, you must:

●	affirmatively vote for or against the Business Combination Proposal;

●	submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

and

●

deliver your public shares either physically or electronically through DTC to our transfer agent at least two business days before the special meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over that process, and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above.

Prior to exercising redemption rights, stockholders should verify the market price of our common stock, as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights (if the market price per share is higher than the redemption price). We cannot assure you that you will be able to sell your shares of our common stock in the open market, even if the market price per share is higher than the redemption price, as there may not be sufficient liquidity in our common stock when you wish to sell your shares.

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If you exercise your redemption rights, your shares of our common stock will cease to be outstanding immediately prior to the Business Combination and you will no longer own those shares and will have no right to participate in, or have any interest in, the future of the combined company.

If the Business Combination is not approved and we do not consummate an initial business combination by March 13, 2015, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders, and our warrants will expire worthless (except for the right of Chart’s public warrant holders to receive $0.30 for each public warrant they hold in place of $0.60 for each public warrant they hold if the Business Combination and Warrant Tender Offer were consummated).

Appraisal Rights

In the event Tempus Holdings’ securities are not listed on a national securities exchange at the time the Business Combination is consummated, appraisal rights will be available to all Chart stockholders pursuant to Section 262 of the DGCL. Appraisal rights are not available to holders of public warrants. If appraisal rights are available, holders of shares of Chart common stock who do not vote in favor of the Business Combination Proposal and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Business Combination under Section 262 of the DGCL. If the common stock of Tempus Holdings is listed on a national securities exchange at the time the Business Combination is consummated, Chart stockholders will not be entitled to assert appraisal rights under Section 262. Holders of public shares electing to exercise redemption rights will not be entitled to appraisal rights.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement/prospectus as Annex E. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights, if any, under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of the shares of common stock of Chart as to which appraisal rights are asserted. A person having a beneficial interest in shares of common stock of Chart held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights, if available.

In the event that appraisal rights are available, under Section 262, holders of shares of common stock of Chart who do not vote in favor of the Business Combination Proposal and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Business Combination, together with a fair rate of interest, if any, as determined by the court.

Under Section 262, where a merger or consolidation agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. To the extent appraisal rights are available in connection with the Business Combination, this proxy statement/prospectus shall constitute the notice, and the full text of Section 262 is attached to this proxy statement/prospectus as Annex E. In the event appraisal rights are available in connection with the Business Combination, any holder of common stock of Chart who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review the following discussion and Annex E carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Chart believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

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Filing Written Demand

If appraisal rights are available in connection with the Business Combination, any holder of common stock of Chart wishing to exercise appraisal rights must deliver to Chart, before the vote on the Business Combination Proposal at the special meeting, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote in favor of the Business Combination Proposal. A holder of shares of Chart common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the Business Combination. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Business Combination Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Business Combination Proposal or abstain from voting on the Business Combination Proposal. Neither voting against the Business Combination Proposal nor abstaining from voting or failing to vote on the Business Combination Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Business Combination Proposal. The demand must reasonably inform Chart of the identity of the holder, as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the Business Combination Proposal at the special meeting will constitute a waiver of appraisal rights.

If appraisal rights are available in connection with the Business Combination, only a holder of record of shares of Chart common stock is entitled to assert appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock of Chart should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, should specify the holder’s name and mailing address and the number of shares registered in the holder’s name and must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Business Combination. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in “street name” by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of common stock of Chart held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All written demands for appraisal pursuant to Section 262 should be sent or delivered to Chart Acquisition Corp., 555 5th Avenue, 19th Floor, New York, New York 10017, Attention: Michael LaBarbera.

Any holder of common stock of Chart may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Tempus Holdings as the surviving entity of the Business Combination, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the Business Combination will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the court, and such approval may be conditioned upon such terms as such court deems just.

Notice by the Surviving Corporation

If appraisal rights are available in connection with the Business Combination, within 10 days after the effective time of the Business Combination, Tempus Holdings, as the surviving corporation, must notify each holder of common stock of Chart who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the Business Combination Proposal, that the Business Combination has become effective.

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Filing a Petition for Appraisal

Within 120 days after the effective time of the Business Combination, but not thereafter, Tempus Holdings, as the surviving entity of the Business Combination, or any holder of common stock of Chart who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all dissenting holders. Tempus Holdings, as the surviving entity, is under no obligation to and has no present intention to file a petition, and holders should not assume that Tempus Holdings will file a petition. Accordingly, it is the obligation of the holders of Chart common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of Chart common stock within the time prescribed in Section 262.

Within 120 days after the effective time of the Business Combination, any holder of common stock of Chart who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Tempus Holdings a statement setting forth the aggregate number of shares not voted in favor of the Business Combination Proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after a written request therefor has been received by the surviving corporation.

If a petition for an appraisal is timely filed by a holder of shares of Chart common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the court a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the court for notation thereon of the pendency of the appraisal proceeding, and if any stockholder fails to comply with the direction, the court may dismiss the proceedings as to such stockholder.

Determination of Fair Value

After the Delaware Court of Chancery determines the holders of common stock of Chart entitled to appraisal, the court will appraise the “fair value” of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Business Combination, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Business Combination that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the Business Combination if they did not seek appraisal of their shares. Although Chart believes that the exchange of Chart common stock for Tempus Holdings common stock is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, this consideration. Neither Chart nor Tempus Holdings anticipates offering more than the applicable shares of common stock of Tempus Holdings to any stockholder of Chart exercising appraisal rights, and each of Chart and Tempus Holdings reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock of Chart is less than the applicable shares of common stock of Tempus Holdings, and that the methods which are generally considered acceptable in the financial community and otherwise admissible in court should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of common stock of Chart have been appraised. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the court and taxed upon the parties as the court deems equitable under the circumstances. The court may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

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If any stockholder who demands appraisal of shares of common stock of Chart under Section 262 fails to perfect, or successfully withdraws or loses, such holder’s right to appraisal, the stockholder’s shares of common stock of Chart will be deemed to have been converted at the effective time of the Business Combination into the right to receive the Business Combination consideration in accordance with the terms of the Merger Agreement. A stockholder will fail to perfect, or lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the Business Combination or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the common stock of Tempus Holdings in accordance with Section 262.

From and after the effective time of the Business Combination, no dissenting stockholder who has demanded appraisal rights shall have any rights of a stockholder of Chart with respect to such holder’s shares for any purpose, except to receive payment of fair value and to receive payment of dividends or other distributions on the holder’s shares of common stock of Chart, if any, payable to stockholders of Chart of record as of a time prior to the effective time of the Business Combination; provided, however, that such stockholder delivers to the surviving corporation a written withdrawal of its demand for an appraisal, either within 60 days after the effective time of the Business Combination, or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease and such stockholder will be entitled to receive only the Business Combination consideration in accordance with the terms of the Merger Agreement. Once a petition for appraisal is filed with the Delaware court, however, the appraisal proceeding may not be dismissed as to any stockholder of Chart without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The Business Combination will be accounted for using the acquisition method of accounting under the provisions of ASC 805.

Costs of Solicitation

The cost of preparing, assembling, printing and mailing this proxy statement/prospectus and the accompanying materials, and the cost of soliciting proxies relating thereto, will be borne by Chart. We expect that the fees of our proxy solicitor, Morrow & Co., LLC, $22,500, which fee also includes Morrow acting as the inspector of elections at the special meeting and information agent in connection with the Warrant Tender Offer. Chart will reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. Chart will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Chart common stock for their expenses in forwarding soliciting materials to beneficial owners of the Chart common stock and in obtaining voting instructions from those owners. Chart’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Notice of Electronic Availability of Proxy Materials

As permitted by the rules of the Securities and Exchange Commission, this proxy statement/prospectus is being made available to our stockholders online, at www.chartacquisition.com.

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PROPOSAL NO. 1—THE BUSINESS COMBINATION PROPOSAL

We are asking our stockholders to approve the Merger Agreement and the transactions contemplated thereby, including the Business Combination. Our stockholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. You are urged to read the Merger Agreement in its entirety before voting on this proposal.

We may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the shares of our common stock that are voted at the special meeting.

The Merger Agreement and Related Agreements

This section summarizes the material provisions of the Merger Agreement and related agreements, but does not purport to describe all of the terms of any of these agreements, and is qualified in its entirety by reference to the complete texts of those agreements, copies of which are attached to this proxy statement/prospectus as Annexes A and B, and all of which are incorporated herein by reference. Stockholders and other interested parties are urged to read the agreements carefully and in their entirety. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Merger Agreement.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the agreement or other specific dates, solely for the benefit of each other. The assertions embodied in those representations, warranties and covenants are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement, and may be modified by disclosure schedules that are not publicly filed and that are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the assertions embodied in its representations, warranties and covenants as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Chart’s public disclosures.

The Merger Agreement

General Description of the Merger Agreement

On January 5, 2015, Tempus, the Sellers, the Members’ Representative, Chart, Tempus Holdings (a newly formed wholly-owned subsidiary of Chart), Chart Merger Sub Inc., a Delaware corporation and a newly formed wholly-owned subsidiary of Tempus Holdings (“Chart Merger Sub”), TAS Merger Sub LLC, a Delaware limited liability company and a newly formed wholly-owned subsidiary of Tempus Holdings (“Tempus Merger Sub”), the Chart Representative and, for the limited purposes set forth therein, the Warrant Offerors entered into an Agreement and Plan of Merger, referred to herein as the Merger Agreement. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) Chart Merger Sub will merge with and into Chart, with Chart being the surviving entity and a wholly-owned subsidiary of Tempus Holdings, and with former Chart shareholders receiving newly issued shares of common stock of Tempus Holdings (and former Chart warrantholders receiving newly issued warrants to purchase common stock of Tempus Holdings) (such merger, the “Chart Merger”), (ii) Tempus Merger Sub will merge with and into Tempus, with Tempus being the surviving entity and a wholly owned-subsidiary of Tempus Holdings, and with the Sellers receiving newly issued shares of common stock of Tempus Holdings (such merger, the “Tempus Merger”), and (iii) Tempus Holdings will become a publicly traded company. The Chart Merger and the Tempus Merger (together, the “Mergers”) will occur simultaneously upon the consummation of the Business Combination (the “Closing”). Chart, Tempus Holdings, Chart Merger Sub and Tempus Merger Sub may collectively be referred to herein in reference to the Merger Agreement as the “Chart Parties”.

In the Chart Merger, the outstanding equity securities of Chart will be cancelled and the holders of outstanding shares of Chart common stock and warrants will receive substantially identical securities of Tempus Holdings.

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In the Tempus Merger, the outstanding membership interests of Tempus will be cancelled in exchange for the right of the Sellers to receive as the aggregate merger consideration 5,250,000 shares of Tempus Holdings common stock, subject to certain adjustments, plus an additional right to receive potentially up to 4,750,000 shares of Tempus Holdings common stock as an earn-out if certain financial milestones are achieved (such additional shares, the “Earn-out Shares”).

As a result of the consummation of the Business Combination, each of Chart Merger Sub and Tempus Merger Sub will cease to exist, Chart and Tempus will become wholly-owned subsidiaries of Tempus Holdings, and the equity holders of Chart and Tempus will become the stockholders of Tempus Holdings. Immediately after the Closing, assuming (i) there is no exercise of redemption rights by Chart’s public stockholders and (ii) there are no adjustments to the merger consideration payable to the Sellers at the Closing as a result of Tempus’ estimated working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, the former stockholders and warrantholders of Chart will own a majority of the outstanding shares of Tempus Holdings. If these assumptions are not correct, then the Sellers potentially may own a majority of the outstanding shares of Tempus Holdings immediately after the Closing. Additionally, after the Closing, the Sellers may gain ownership of a majority of the outstanding shares of Tempus Holdings if (i) they are issued the Earn-out Shares, (ii) there is a significant post-Closing increase to the merger consideration payable to the Sellers as a result of Tempus’ working capital and/or debt as of the Closing varying from the estimates provided at the Closing, (iii) there is an indemnification payment made by Tempus Holdings by delivery of shares of Tempus Holdings’ common stock or (iv) if they are issued awards of Tempus Holdings’ common stock (or options to acquire such stock) under the Incentive Plan.

Chart Representative and Members’ Representative

The Sponsor is serving as the Chart Representative under the Merger Agreement, and in such capacity will represent the interests of the stockholders of Chart and Tempus Holdings (other than the Sellers and their successors and assigns) with respect to certain matters under the Merger Agreement, including any indemnification claims made against certain of the Sellers after the Closing.

Benjamin Scott Terry and John G. Gulbin III are serving as the Members’ Representative under the Merger Agreement, and in such capacity will represent the interests of the Sellers with respect to certain matters under the Merger Agreement, including any indemnification claims made against Tempus Holdings after the Closing.

Merger Consideration

As consideration in the Chart Merger, each Chart stockholder will receive one share of Tempus Holdings common stock for each share of Chart common stock owned by such stockholder, and each Chart warrantholder will receive a warrant to purchase one share of Tempus Holdings common stock for each warrant to acquire one share of Chart common stock owned by such warrantholder (with the terms of such Tempus Holdings warrant otherwise being substantially identical to such Chart warrant).

As consideration in the Tempus Merger, at the Closing, the Sellers will receive in the aggregate 5,250,000 shares of Tempus Holdings common stock, subject to an upward or downward dollar-for-dollar merger consideration adjustment deliverable in shares of Tempus Holdings common stock at the Closing (with each share of Tempus Holdings common stock valued at $10.00 per share) to the extent that Tempus’ estimated working capital and/or debt as of the Closing varies from certain targets specified in the Merger Agreement. After the Closing, the merger consideration will be subject to a further upward or downward dollar-for-dollar adjustment payable in shares of Tempus Holdings common stock (with each share of Tempus Holdings common stock valued at $10.00 per share) to the extent that Tempus’ actual working capital and/or debt varies from the amounts estimated at the Closing, with such actual amounts determined by the Chart Representative, subject to a dispute resolution process in the event that the Members’ Representative disputes such calculation. Additionally, the Sellers will have the right, subject to the terms and conditions of the Merger Agreement, to receive the Earn-out Shares, as more fully described below, if they meet the performance targets set forth in the Merger Agreement. The aggregate merger consideration payable to the Sellers, including any Earn-out Shares will be paid pro rata to each Seller based on their membership interests in Tempus.

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Earn-out Provisions

In addition to the 5,250,000 shares of Tempus Holdings common stock deliverable by Tempus Holdings to the Sellers at the Closing (as adjusted for Tempus’ working capital and debt), the Sellers will have the right to receive an additional 2,000,000 Earn-out Shares if the trailing twelve month consolidated EBITDA, as adjusted to account for normal operations, of Tempus Holdings and its subsidiaries exceeds $17,500,000 for any two consecutive fiscal quarters during the period from January 1, 2015 through June 30, 2016. The Sellers will further have the right to receive an additional 2,750,000 Earn-out Shares if the trailing twelve month consolidated EBITDA, as adjusted to account for normal operations, of Tempus Holdings and its subsidiaries exceeds $22,500,000 for any two consecutive fiscal quarters during the period from January 1, 2015 through June 30, 2016.

The calculation of the trailing twelve month consolidated EBITDA, as adjusted to account for normal operations, of Tempus Holdings and its subsidiaries will be done each fiscal quarter by the Chart Representative after Tempus Holdings’ preparation and delivery to its board of directors of its consolidated financial statements for such fiscal quarter, subject to a dispute resolution process in the event that the Members’ Representative disputes such calculation, and any Earn-out Shares that are finally determined to be earned by the Sellers will be delivered by Tempus Holdings within 60 days after final determination that they were so earned.

The Earn-out Shares will be subject to lock-up (in addition to any lock-up restrictions set forth in the Registration Rights Agreement, as more fully described below) for the longer of 12 months from the date of the Merger Agreement and six months from the date of issuance, subject to earlier release in the event of a liquidation, merger, stock exchange or similar transaction involving Tempus Holdings. Additionally, during such lock-up period, the Earn-out Shares will be subject to claw-back by Tempus Holdings in the event that after the Earn-out Shares are issued, it is determined that there was a financial statement error, contract adjustment or other mistake or adjustment, and as a result of which, the Earn-out Shares should have not been paid.

Closing of the Business Combination

The Business Combination is expected to be consummated no later than 3 business days following the satisfaction or waiver of the conditions described below under the subsection entitled “Conditions to Closing of the Business Combination,” unless the parties agree to hold the Closing at another time. The Mergers will occur simultaneously effective at 5:00 p.m. New York City time on the date of the Closing or such other date and time as determined by the parties.

Conditions to Closing of the Business Combination

The obligations of the Chart Parties to consummate the Business Combination are subject to the fulfillment (or waiver) of certain closing conditions, including:

●	the accuracy of the representations and warranties made by Tempus and the Sellers as of the date of the Merger Agreement and as of the date of the Closing (subject in certain cases to certain materiality, knowledge and other qualifications);

●	the performance by Tempus and the Sellers in all material respects of their covenants and agreements in the Merger Agreement to be performed on or prior to the Closing Date;

●	there is no order or judgment, or pending claim, challenging the Mergers or the other transactions contemplated by the Merger Agreement or materially limiting or materially restricting the conduct or operation of Tempus or its subsidiaries following the Closing, and there is no pending or threatened legal proceeding against Tempus or its subsidiaries or any Seller or their respective properties, officers or directors that is reasonably expected to have a material adverse effect on Tempus and its subsidiaries, taken as a whole;

●	no effect, event or change shall have occurred that has had or is reasonably expected to have a material adverse effect on Tempus and its subsidiaries, taken as a whole;

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●	all consents, approvals, filings and notices with any governmental authority or other third person to consummate the Mergers and the other transactions contemplated by the Merger Agreement shall have been obtained;

●	delivery by Tempus and/or the Sellers of certain other Closing deliveries, including:

●	a secretary’s certificate of Tempus;

●	good standing certificates for Tempus and its subsidiaries;

●	the Non-Competition Agreement executed by each of John G. Gulbin III and Tempus Intermediate Holdings, LLC;

●	certificates of insurance for Tempus’ insurance policies

●	certificates required under the Foreign Investment in Real Property Tax Act of 1980, as amended, in accordance with Section 1445 of the Code and the regulations thereunder;

●	executive employment agreements for Scott Terry and Robert Lee Priest, Jr., in a form to be agreed upon by the executives and Chart, duly executed by each executive; and

●	spousal consents by the Sellers (if applicable);

●	(i) completion of the Warrant Tender Offer, (ii) the receipt of the requisite stockholder approval of the Merger Agreement and the transactions contemplated thereby and the Incentive Plan, as contemplated by this proxy statement/prospectus, and (iii) the registration statement of which this proxy statement/prospectus is a part shall have become effective;

●	Chart shall not have redeemed its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001;

●	The members of the board of directors of Tempus Holdings as specified in the Merger Agreement (and as described below) shall have been appointed to the board of directors of Tempus Holdings;

●	The combined assets and liabilities of Chart and Tempus as of the Closing (but giving effect to the Closing, including any redemptions of Chart’s public shares), are such that on a combined basis, there will be net tangible assets (stockholders’ equity) of at least $5,000,000, plus an additional amount of unrestricted cash and cash equivalents sufficient to pay for any accrued expenses of Chart, Tempus and their respective subsidiaries through the Closing and to provide Tempus Holdings and its subsidiaries (including Tempus) with sufficient working capital as of the Closing to enable them to pay for expenses required under contracts entered into by Chart, Tempus or the respective subsidiaries at or prior to the Closing, as they come due; and

●	Tempus shall have entered into one or more contracts providing for at least $100 million of revenues payable to Tempus within 12 months after the date of the Closing.

The obligations of Tempus and the Sellers to consummate the Closing are subject to the fulfillment (or waiver) of certain closing conditions, including:

●	the accuracy of the representations and warranties made by the Chart Parties as of the date of the Merger Agreement and as of the date of the Closing (subject in certain cases to certain materiality, knowledge and other qualifications);

●	the performance by the Chart Parties in all material respects of their covenants and agreements in the Merger Agreement to be performed on or prior to the Closing Date;

●	there is no order or judgment, or pending claim, challenging the Mergers or the other transactions contemplated by the Merger Agreement or materially limiting or materially restricting the conduct or operation of any Chart Party following the Closing, and there is no pending or threatened legal proceeding against a Chart Party or their respective properties, officers or directors that is reasonably expected to have a material adverse effect on either (i) the Chart Parties, taken as a whole, or their ability to consummate the Mergers or the other transactions under the Merger Agreement or (ii) the Chart Parties and Tempus and its subsidiaries, taken as a whole;

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●	no effect, event or change shall have occurred that has had or is reasonably expected to have a material adverse effect on either (i) the Chart Parties, taken as a whole, or their ability to consummate the Mergers or the other transactions under the Merger Agreement or (ii) the Chart Parties and Tempus and its subsidiaries, taken as a whole;

●	all consents, approvals, filings and notices with any governmental authority or other third person to consummate the Mergers and the other transactions contemplated by the Merger Agreement shall have been obtained;

●	Tempus Holdings shall have filed with the Secretary of State of the State of Delaware an amendment and restatement of its certificate of incorporation in the form attached to the Merger Agreement;

●	delivery by the Chart Parties of certain other closing deliveries, including:

●	a secretary’s certificate of Tempus;

●	good standing certificates for Tempus and its subsidiaries;

●	the Non-Competition Agreement executed by each of John G. Gulbin III and Tempus Intermediate Holdings, LLC;

●	certificates of insurance for Tempus’ insurance policies

●	certificates required under the Foreign Investment in Real Property Tax Act of 1980, as amended, in accordance with Section 1445 of the Code and the regulations thereunder;

●	executive employment agreements for Scott Terry and Robert Lee Priest, Jr., in a form to be agreed upon by the executives and Chart, duly executed by each executive; and

●	spousal consents by the Sellers (if applicable);

●	(i) completion of the Warrant Tender Offer, (ii) the receipt of the requisite stockholder approval of the Merger Agreement and the transactions contemplated thereby and the Incentive Plan, as contemplated by this proxy statement/prospectus, and (iii) the registration statement of which this proxy statement/prospectus is a part shall have become effective;

●	Chart shall not have redeemed its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001; and

●	The members of the board of directors of Tempus Holdings as specified in the Merger Agreement (and as described below) shall have been appointed to the board of directors of Tempus Holdings.

We cannot provide assurance as to when or if all of the conditions to the Business Combination will be satisfied or waived by the appropriate party. As of the date of this proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Termination

The Merger Agreement may be terminated prior to the Closing as follows:

●	by the Members’ Representative for a breach by a Chart Party of its representations, warranties, covenants or agreements in this Merger Agreement which would result in the related Seller closing condition not being met and such breach either is (i) the result of a willful breach or (ii) not cured within thirty 30 days;

●	by Chart for a breach by Tempus or a Seller of its representations, warranties, covenants or agreements in this Merger Agreement which would result in the related Chart Party closing condition not being met and such breach either is (i) the result of a willful breach or (ii) not cured within thirty 30 days;

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●	by mutual written agreement of the Members’ Representative and Chart;

●	by either the Members’ Representative or Chart if the Closing has not occurred on or before March 13, 2015 (the “Outside Date”) (unless Chart receives the approval of its stockholders to extend the deadline for Chart to consummate Chart’s initial business combination, in which case the Outside Date will be extended to the earlier of (x) such extended date or (y) 180 days after the date of Merger Agreement), so long as there is no breach by such terminating party (or its related parties) that caused the Closing not to have occurred;

●	by either the Members’ Representative or Parent if the special meeting of Chart’s stockholders, as contemplated by this proxy statement/prospectus, shall have occurred and the stockholders shall not have approved the Merger Agreement and the transactions contemplated thereby and the Incentive Plan;

●	by Chart on or after the 5th business day following written notice from Chart to the Members’ Representative if there shall have occurred an effect, event or change that, individually or in the aggregate, has had or is reasonably expected to have a material adverse effect on Tempus and its subsidiaries (taken as a whole) and such effect, event or change is continuing at the time of such termination;

●	by either the Members’ Representative or Chart if there shall be a final non-appealable order of a federal or state court in effect preventing the consummation of the Mergers and the other transactions contemplated by the Merger Agreement; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Mergers and the other transactions contemplated by the Merger Agreement by any governmental authority that would make the consummation of the transactions illegal; or

●	by either the Members’ Representative or Chart if at the conclusion of a special meeting of Chart’s stockholder called to approve an amendment to Chart’s existing charter to extend the deadline for Chart to consummate its initial business combination beyond March 13, 2015, such deadline extension is not approved.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement (except for certain obligations related to confidentiality, public announcements and general provisions) will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Merger Agreement.

Representations and Warranties

In the Merger Agreement, Tempus makes certain customary representations and warranties to the Chart Parties. These representations and warranties, among others, relate to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority relative to execution and delivery of, and performance under, the Merger Agreement and other ancillary agreements; (3) absence of any breach or violation of organizational documents, applicable law or certain agreements as a result of the consummation of the transactions contemplated by the Merger Agreement; (4) capitalization; (5) financial statements; (6) absence of undisclosed liabilities; (7) no recent adverse changes to Tempus and its subsidiaries; (8) employee benefit plans; (9) employee matters; (10) tax matters; (11) real and personal property; (12) litigation; (13) compliance with applicable laws, including export control laws, anti-corruption laws and other regulatory matters; (14) government contracts and bids; (15) material contracts; (16) environmental and safety matters; (17) insurance; (18) intellectual property; (19) related party transactions; (20) bank accounts and powers of attorney; (21) information supplied for Chart’s or Tempus Holdings’ public filings; (22) FAA regulated activity; and (23) brokers in connection with the transactions contemplated by the Merger Agreement. Additionally, each of the Sellers, severally and not jointly, makes certain customary representations and warranties to the Chart Parties. These representations and warranties, among others, relate to the following: (1) authority relative to execution and delivery of, and performance under, the Merger Agreement and other ancillary agreements; (2) absence of any breach of organizational documents, applicable law or agreements as a result of the consummation of the transactions contemplated by the Merger Agreement; (3) ownership of Tempus’ membership interests; (4) Sellers being accredited investors and related investment representations; and (5) brokers in connection with the transactions contemplated by the Merger Agreement.

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In the Merger Agreement, the Chart Parties make certain customary representations and warranties to Tempus and the Sellers. These representations and warranties, among others, relate to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority relative to execution and delivery of, and performance under, the Merger Agreement and other ancillary agreements; (3) absence of any breach or violation of organizational documents, applicable law or certain agreements as a result of the consummation of the transactions contemplated by the Merger Agreement; (4) filings with the Securities and Exchange Commission, financial statements and internal controls and procedures; (5) capitalization; (6) the listing of Chart common stock on the Nasdaq Capital Market; (7) the funds in the trust account; (8) absence of undisclosed liabilities; (9) brokers in connection with the transactions contemplated by the Merger Agreement; (10) litigation; (11) compliance with applicable laws; (12) material contracts; (13) tax matters; (14) information supplied for Chart’s or Tempus Holdings’ public filings; (15) organizational documents of the Chart Parties; (16) liabilities of Tempus Holdings, Chart Merger Sub and Tempus Merger Sub; and (17) applicability of the U.S. Investment Company Act of 1940, as amended.

Certain of the representations and warranties are qualified by knowledge and/or by materiality or material adverse effect. For the purposes of the Merger Agreement, material adverse effect means, with respect to any specified person or entity (other than a Chart Party), any effect, event, change, circumstance, development or other matter that individually or in the aggregate, had, or is reasonably expected to have, a material adverse effect on (a) the assets, business, financial condition or operating results of such person or entity, together with its subsidiaries (taken as a whole), or (b) the right or ability of such person or entity to consummate the Mergers and the other transactions contemplated by the Merger Agreement; provided, that clause (a) will not include any change, effect, event, circumstance, development, condition or other matter to the extent that the same results from or is attributable to (i) the announcement of the Merger Agreement and the transactions contemplated thereby, (ii) actions or omissions by or on behalf of the Sellers, Tempus or any of its subsidiaries as required under the Merger Agreement or the ancillary documents or at the written request of Chart, (iii) changes in applicable law or U.S. generally acceptable accounting principles, (iv) changes which generally affect the industry as a whole in which Tempus competes, (v) changes in general economic conditions, currency exchange rates or U.S. or international debt or equity markets and (vi) calamities, natural disasters, national or international political or social conditions or hostilities, acts of terror or acts of war; provided, however, that the exclusions in clauses (iii)-(vi) above shall be inapplicable to the extent that any such change, effect, event or condition is reasonably expected to impact Tempus and its subsidiaries (taken as a whole) in a disproportionate manner relative to other persons or entities engaged in similar industries and geographic areas as Tempus and any of its subsidiaries impacted by such change, effect, event or condition.

Under the Merger Agreement, material adverse effect with respect to the Chart Parties means any effect, event, change, circumstance, development or other matter that individually or in the aggregate, had, or is reasonably expected to have, a material adverse effect on (a) the assets, business, financial condition or operating results of the Chart Parties (taken as a whole and determined without regard to the redemption of any shares of Chart common stock in connection with this proxy statement/prospectus or any proxy statement/prospectus solicitation to Chart’s stockholders to extend the date upon which the Business Combination must occur beyond March 15, 2015) or (b) the right or ability of any Chart Party to consummate the Mergers and the other transactions contemplated by the Merger Agreement; provided, that clause (a) will not include any change, effect, event, circumstance, development, condition or other matter to the extent that the same results from or is attributable to (i) the announcement of the Merger Agreement and the transactions contemplated thereby, (ii) actions or omissions required under the Merger Agreement or other ancillary documents, this proxy statement/prospectus or any proxy statement/prospectus solicitation to Chart’s stockholders to extend the date upon which the Business Combination must occur beyond March 15, 2015 and any entered into in connection with such extension, the registration statement and other public filings made by Chart or Tempus Holdings in connection with the Merger Agreement and the transactions contemplated thereby or by or at the written request of Tempus or a Seller or any litigation settlement permitted without the consent of Tempus by the Merger Agreement, (iii) changes in applicable law or U.S. generally accepted accounting principles, (iv) changes in general economic conditions, currency exchange rates or U.S. or international debt or equity markets and (v) calamities, natural disasters, national or international political or social conditions or hostilities, acts of terror or acts of war.

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Covenants of the Parties

Tempus and the Sellers covenant to use their commercially reasonable efforts prior to the Closing to (i) keep intact Tempus, its subsidiaries and their respective businesses and not take or do anything other than in the ordinary course of business; (ii) keep available the services of the directors, officers, employees, independent contractors and agents of Tempus and its subsidiaries, maintain Tempus’ and its subsidiaries’ insurance policies as currently in effect, retain and maintain good relationships with Tempus’ and its subsidiaries’ customers and maintain Tempus’ and its subsidiaries’ assets and the facilities in good condition (ordinary wear and tear excepted); (iii) perform their obligations under their contracts and comply with applicable laws; and (iv) maintain the goodwill and reputation associated with Tempus and its subsidiaries. Tempus and the Sellers further covenant not to take certain customary specified actions outside of the ordinary course of business prior to the Closing without the prior consent of Chart. Similarly, the Chart Parties agree to conduct their business in the ordinary course, use their commercially reasonable efforts to preserve substantially intact the Chart Parties and not to take certain customary specified actions outside of the ordinary course of business prior to the Closing without the prior consent of Tempus.

Each party agrees to use their reasonable efforts (i) to obtain all consents and approvals, and make all notices and filings to, any governmental authority or other third party required in connection with the transactions contemplated by the Merger Agreement, (ii) to provide such other information and communications to governmental authorities and other third parties as they may reasonably request, and (iii) to consummate and make effective the transactions contemplated by the Merger Agreement.

Each party also agrees to customary non-solicitation for competing transactions and exclusive dealing between the parties prior to the Closing or termination of the Merger Agreement, and the Sellers agreed not to trade in Chart’s securities while they are in possession of non-public information regarding Chart.

Chart also agrees in the Merger Agreement that if it reasonably believes that the Closing will most likely not occur prior to March 13, 2015, but that the parties to the Merger Agreement are reasonably capable of causing the Closing to occur after March 13, 2015, but prior to the 180th day after the date of the Merger Agreement, and so long as Tempus and the Sellers are not in material uncured breach of the Merger Agreement, Chart will call a special meeting of Chart’s stockholders to extend the deadline for Chart to consummate its initial business combination beyond March 13, 2015, offer to redeem its stockholders in connection with such extension, and file any proxy statement/prospectus or other filings in connection therewith.

The Merger Agreement also contains customary covenants relating to: (1) access to Tempus’ and its subsidiaries’ properties and information; (2) publicity relating to the Merger Agreement and the ancillary documents and the transactions contemplated thereby; (3) confidentiality of the other parties’ confidential information; (4) notification of breaches of representations, warranties, covenants and agreements; (5) the filing of tax returns and other tax matters; (6) litigation support; (7) Chart’s requirements to cause Chart’s employee compensation, severance and other employee benefit arrangements subject to Rule 14d-10(d) of the Securities and Exchange Act of 1934, as amended, to be approved in accordance with such rule; (8) payment of debts owed to Tempus or its subsidiaries by related parties; (9) Tempus obtaining and maintaining all necessary security clearances; (10) the parties’ respective obligations with respect to this proxy statement/prospectus and any other public documents filed in connection the Merger Agreement and the transactions contemplated thereby; (11) further assurances by the parties with respect to the transactions contemplated by the Merger Agreement; (12) appointment of the officers of Tempus Holdings as specified in the Merger Agreement; (13) retention of the books, records and documents of Tempus and its subsidiaries; (14) the Chart Parties’ obligations to allow Tempus to participate in any stockholders suits relating to the transactions contemplated by the Merger Agreement; (15) Tempus Holdings requirements to use its reasonable efforts to cause its common stock to be listed on the Nasdaq Capital Market; and (16) the assumption by Tempus Holdings of Chart’s existing registration rights agreement with certain of its stockholders.

The parties also agree in the Merger Agreement that for a period of 6 years after the date of the Closing, the organizational documents of Tempus and its subsidiaries will not be amended or altered with respect to indemnification, exculpation and advance of expenses. The parties also agree that Tempus Holdings, Tempus and their respective subsidiaries will indemnify, and advance expenses to, each present and former director, manager or officer of Tempus and each of its subsidiaries in respect of actions, omissions or events through the date of the Closing to the fullest extent permitted by applicable law.

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Chart also agrees to promptly after Closing distribute any remaining funds in the trust account (after satisfying its obligations) to Tempus Holdings, which will then contribute such funds (together with any other funds in excess of necessary reserves) to Tempus.

Warrant Tender Offer

The Warrant Offerors also agree in the Merger Agreement to commence the Warrant Tender Offer prior to the Closing and make certain covenants, along with Chart and Tempus Holdings, with respect to the Warrant Tender Offer and any public documents filed in connection therewith. The Closing is subject to the completion of the Warrant Tender Offer. In the event that Chart seeks an extension of its deadline to consummate its initial business combination beyond March 13, 2015, the Warrant Offerors will make a separate tender offer for the outstanding warrants of Chart for cash at a purchase price of $0.30 per warrant in connection therewith.

Survival and Indemnification

The representations and warranties of the parties made in the Merger Agreement or in any certificate delivered in connection therewith, and the related right to make an indemnification claim, will survive until 12 months after the Closing, except that (i) certain fundamental representations (including taxes) will survive until 60 days after the expiration of the applicable statute of limitation, (ii) representations and warranties made by Tempus relating to anti-corruption laws and certain regulatory matters will survive until 6 years after the Closing, (iii) representations and warranties made by Tempus relating to employee benefit plans, government contracts and bids and environmental and safety matters will survive until 3 years after the Closing and (iv) claims based on criminal matters, fraud or willful breach will survive indefinitely. Any covenants and agreements of the parties in the Merger Agreement or in any certificate delivered in connection therewith, and the related right to make an indemnification claim, will survive until they have been fully performed.

Tempus Holdings agreed in the Merger Agreement that from and after the Closing to indemnify the Sellers and their respective officers, directors, employees, members, assigns, successors and affiliates from any damages in connection with the breach of any representation, warranty, covenant or agreement made by a Chart Party in the Merger Agreement or in any certificate delivered pursuant to the Merger Agreement.

Each of Benjamin Scott Terry and John G. Gulbin, III (the “Specified Members”) agreed in the Merger Agreement from and after the Closing to indemnify Tempus Holdings and its officers, directors, employees, members, assigns, successors and affiliates from any damages in connection with (i) the breach of any representation, warranty, covenant or agreement made by a Seller or Tempus in the Merger Agreement or in any certificate delivered pursuant to the Merger Agreement (except for covenants or agreements made by Tempus requiring performance by Tempus after the Closing), (ii) any tax liabilities of Tempus or its subsidiaries for pre-Closing periods except to the extent accrued on the December 17, 2014 consolidated balance sheet of Tempus and its subsidiaries (or attributable to transactions undertaken in the ordinary course of business thereafter for which there are reserves or accruals for taxes on such balance sheet related to similar transactions), (iii) enforcing the indemnification rights of the indemnified parties under the Merger Agreement and (iv) any liabilities of Tempus or its subsidiaries arising from the conduct of Tempus Intermediate Holdings, LLC and its subsidiaries or other specified entities affiliated with the Sellers (other than Tempus and its subsidiaries) other than in connection with contracts that are arms-length, have been approved by the Chart Representative and Chart’s board of directors, or after the Closing, Tempus Holdings board of directors or that were entered into at any time that no Seller having a direct or indirect interest in such entity is an officer of Tempus or its subsidiaries. Each other Seller agrees to indemnify the Specified Members for breaches of such other Seller’s representations and warranties.

The Chart Representative will have the sole right to act on behalf of Tempus Holdings and its officers, directors, employees, members, assigns, successors and affiliates in connection with any indemnification claims, and the Members’ Representative will have the sole right to act on behalf of the Sellers and their respective officers, directors, employees, members, assigns, successors and affiliates in connection with any indemnification claims.

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No indemnifying party will have any indemnification obligations for breaches of representations and warranties until the aggregate amount of all damages for claims asserted by the indemnified party exceeds $500,000, and then only amounts in excess of such deductible are recoverable, except that such deductible does not apply to breaches of certain fundamental representations and warranties or claims based on fraud or willful breach. The indemnification obligations of any indemnifying party for breaches of representations and warranties are subject to a cap of $7,875,000, except that (i) breaches of Tempus’ representations and warranties regarding government contracts and bids are subject to a higher cap equal to $26,250,000, (ii) breaches of certain fundamental representations and warranties of the parties are subject to a higher cap equal to $52,500,000 and (iii) claims based on fraud or willful breach are not subject to any cap. In addition to the foregoing, the aggregate liability of each Specified Member will be limited to its pro rata percentage (based on the Tempus membership interests held by such Specified Members as compared to all Specified Members) multiplied by $52,500,000, each Specified Member will be responsible for its pro rata percentage of any damages (other than for a breach of such Specified Member’s representations, warranties, covenants or agreements) and each Specified Member will not be responsible for the other Specified Member’s representations, warranties, covenants and agreements.

Any indemnification claims payable by Tempus Holdings will be paid by delivery of newly issued shares of Tempus Holdings common stock, with the value of such shares based on the volume weighted average sale price per share of Tempus Holdings common stock at such time. Any indemnification claims payable by the Specified Members will be paid at the election of the Specified Members either in cash or by cancellation of their shares of Tempus Holdings common stock, with the value of such shares based on the volume weighted average sale price per share of Tempus Holdings common stock at such time.

Effective as of the Closing, each of the Sellers shall provide a full release to the Chart Parties and their respective affiliates, directors, officers and employees and Tempus, its subsidiaries and their employees except for (i) their rights under the Merger Agreement and the ancillary documents and (ii) accrued employee salary, benefits, expense reimbursements and benefit plan contributions.

Fees and Expenses

Without limiting the indemnification provisions in the Merger Agreement, all expenses of the parties to the Merger Agreement will be borne by that party incurring such expense, except that if the transactions contemplated by the Merger Agreement are consummated, Tempus will pay for all expenses of Tempus and its subsidiaries, the Chart Parties, the Chart Representative, the Members and the Members’ Representative, including any broker fees and expenses. There are no termination fees in connection with the termination of the Merger Agreement.

Organizational Documents and Management and Board of Directors Following the Business Combination

As a condition to the Closing, prior thereto, Tempus Holdings will file with the Secretary of State of the State of Delaware an amendment and restatement of its certificate of incorporation in the form attached to the Merger Agreement, which is more fully described below in this proxy statement/prospectus under the headings “Description of Tempus Holdings Securities” and “Comparison of Rights of Stockholders or Chart and Tempus Holdings”. The parties further contemplate that Tempus Holdings will also amend and restate its bylaws prior to the Closing. As a condition to the Closing, Tempus Holdings must have appointed to its board of directors the following directors in the following classes: (i) Class I directors: Kenneth J. Krieg and Peter A Cohen; (ii) Class II directors: Christopher D. Brady and Niall Olver; and (iii) Class III directors: Benjamin Scott Terry, John G. Gulbin III and Joseph R. Wright. The executive officers of Tempus Holdings at the Closing will be Benjamin Scott Terry as Chief Executive Officer and Robert Lee Priest, Jr. as Chief Financial Officer and Secretary.

Upon the consummation of the Mergers, since each of Chart and Tempus will become wholly-owned subsidiaries of Tempus Holdings, (i) the certificate of incorporation and bylaws of Chart Merger Sub will become the certificate of incorporation and bylaws of Chart and (ii) the certificate of formation and limited liability company agreement of Tempus Merger Sub will become the certificate of formation and limited liability company agreement of Tempus (except that its name will be “Tempus Applied Solutions, LLC”). Upon the consummation of the Mergers, (i) the board of directors and executive officers of Chart will be the board of directors and executive officers of Chart Merger Sub immediately prior to thereto and (ii) the executive officers of Tempus will be the executive officers of Tempus immediately prior to thereto.

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Trust Fund Waiver

Each of Tempus and the Sellers agreed that they do not now and will not have any right, title, interest or claim of any kind in or to any monies in the trust account, and will not make any claim against the trust account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between Chart and Tempus (or its subsidiaries), the Merger Agreement or any other matter.

Governing Law and Dispute Resolution

The Merger Agreement is governed by Delaware law. Any disputes under the Merger Agreement occurring prior to the Closing will be brought in the Chancery Court of the State of Delaware (or if it lacks proper jurisdiction, the federal courts located in the State of Delaware), and each party waives their rights to a jury trial in connection therewith. Except for the disputes relating to the working capital and debt merger consideration adjustments and the Earn-out provisions, any disputes under the Merger Agreement occurring after the Closing will be subject to arbitration by the American Arbitration Association to be held in Delaware, subject to each party’s rights to specific performance to strictly enforce the terms of the Merger Agreement or other equitable relief. No party to the Merger Agreement will be entitled to seek specific performance to cause the Closing to be consummated or the Tempus Holdings common stock to be issued to the Sellers unless all of the conditions to Closing of all parties have been satisfied or waived (except those that are to be satisfied at the Closing so long as they are capable of being satisfied) and the parties are required to complete the Closing pursuant to the terms of the Merger Agreement but fail to complete the Closing in accordance with the terms thereof.

Related Agreements

Supporting Stockholder Agreement

In connection with the Merger Agreement and the Business Combination, Tempus, the Members’ Representative and the Chart Stockholders entered into the Supporting Stockholder Agreement. Pursuant to the Supporting Stockholder Agreement, the Chart Stockholders (solely in their capacity as stockholders, and not in any capacity as an officer or director) have agreed, among other things, from the signing date until the termination of the Supporting Stockholder Agreement (the “Voting Period), to vote all of the shares of Chart common stock held by them (currently 1,766,250 shares of Chart common stock, representing as of the date hereof approximately 20.1% of the voting power of Chart in the aggregate):

●	in favor of any amendment to Chart’s existing charter and Trust Agreements to extend the deadline for Chart to consummate its initial business combination, if needed;

●	in favor of (i) the adoption of the Merger Agreement and approval of the Mergers and other transactions contemplated by the Merger Agreement, (ii) the Incentive Plan Proposal, (iii) such other matters as the parties to the Merger Agreement shall thereafter mutually determine to be necessary or appropriate in order to effect the transactions contemplated by the Merger Agreement and (iv) the adjournment of the special meeting of the Chart stockholders contemplated by this proxy statement/prospectus if necessary or desirable in the reasonable determination of Chart (and with respect to clauses (i) through (iv), in favor of any actions required in furtherance thereof);

●	against any action, proposal, transaction or agreement that would result in a breach of any covenant, representation, warranty or other obligation of a Chart Party contained in the Merger Agreement; and

●	against (i) alternative proposals, agreements or transactions to the Business Combination (except as permitted by the Merger Agreement), (ii) any changes in the present capitalization of Chart or any amendment of Chart’s certificate of incorporation or bylaws and (iii) against any changes in Chart’s corporate structure or business (except in each case of clauses (i) through (iii), other than in connection with the transactions contemplated by the Merger Agreement or the extension of Chart’s deadline to consummate its initial business combination).

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The Chart Stockholders also agreed during the Voting Period not to submit their shares of Chart common stock to be redeemed by Chart or to otherwise cause such shares to be repurchased or redeemed. The Supporting Stockholder Agreement also generally prohibits the Chart Stockholders from transferring, or permitting to exist any liens on, their shares of Chart common stock during the Voting Period. The Chart Stockholders also granted proxies with respect to their shares of Chart common stock to the Members’ Representative in the event that they do not vote in a manner consistent with the Supporting Stockholder Agreement.

The Supporting Stockholder Agreement will automatically terminate upon the first to occur of (i) the mutual written consent of the parties thereto, (ii) the closing of the Business Combination, or (iii) the termination of the Merger Agreement in accordance with its terms. Due to the Chart Stockholders’ percentage ownership of Chart common stock, the terms of the Supporting Stockholder Agreement may substantially increase the probability of obtaining approval of the Business Combination Proposal and other proposals to be presented at the special meeting.

The foregoing discussion summarizes the material terms of the Supporting Stockholder Agreement. We urge you to read carefully the full text of the Supporting Stockholder Agreement, which is attached hereto as Annex B and is incorporated herein by reference.

Registration Rights Agreement

As a condition to the Closing, Tempus Holdings has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Sellers, pursuant to which Tempus Holdings will grant certain registration rights to the Sellers with respect to the shares of Tempus Holdings common stock to be issued to the Sellers (including any shares issued pursuant to the merger consideration adjustments under the Merger Agreement and the Earn-out Shares). Under the Registration Rights Agreement, the Sellers will have certain customary demand and piggy-back registration rights, subject to certain underwriter cutbacks and issuer blackout periods. Under the Registration Rights Agreement, Tempus Holdings will generally pay for the registration expenses (excluding underwriting discounts and commissions), and each party will have customary indemnification obligations to the other parties.

Under the Registration Rights Agreement, each of the Sellers will agree to a lock-up of their shares of Tempus Holdings common stock issued in connection with the Merger Agreement (including any shares issued pursuant to the merger consideration adjustments under the Merger Agreement and the Earn-out Shares) for a period of 1 year after the Closing, subject to an earlier release (i) if the price of Tempus Holdings common stock equals or exceeds $12.00 per share for any 20 trading days in any 30-trading day period commencing at least 150 days after the Closing or (ii) in the event of a liquidation, merger, stock exchange or similar transaction involving Tempus Holdings. Additionally, the Sellers will agree to a holdback of 180 days in connection with any public offering, and if requested by Tempus Holdings, the Sellers will agree to any holdback agreements that are required by the managing underwriters in any public offering.

Non-Competition Agreement

As a condition to the Closing, Tempus and the Sellers must deliver to Chart the Non-Competition and Non-Solicitation Agreement in the form attached to the Merger Agreement (the “Non-Competition Agreement”) duly executed by John G. Gulbin III and Tempus Intermediate Holdings, LLC (together the “Subject Parties”) in favor of Tempus Holdings and Tempus (together with their successors and subsidiaries, the “Covered Parties”).

Under the Non-Competition Agreement, for a period of 4 years from and after the Closing, the Subject Parties will not, without Tempus Holdings’ prior written consent, anywhere in the world directly or indirectly engage in (or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of, an entity that engages in) the business of providing, directly or indirectly, to or through the United States government and its instrumentalities, foreign governments and their instrumentalities, heads of state, private businesses and others, turnkey and customized aircraft design, engineering, modification and integration services and operations solutions that support aircraft mission requirements, including without limitation any charter brokerage, crew, flight planning, fueling, regulatory, customs, maintenance and insurance services provided in connection therewith (the “Business”). The Subject Parties will also agree for a period of 4 years from and after the Closing to not, without Tempus Holdings’ prior written consent, (i) hire or solicit the Covered Parties’ employees, consultants and independent contractors or otherwise interfere with the Covered Parties’ relationships with such persons, (ii) solicit or divert the Covered Parties’ customers relating to the Business or otherwise interfere with the Covered Parties’ contractual relationships with such persons, or (iii) interfere with or disrupt any Covered Parties’ vendors, suppliers, distributors, agents or other service providers for a purpose competitive with a Covered Party as it relates to the Business. The Subject Parties will also agree in the Non-Competition Agreement generally not to disparage the Covered Parties and to keep confidential and not use any confidential information of the Covered Parties.

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Background of the Business Combination

Chart is a blank check company formed in Delaware on July 22, 2011, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Business Combination was the result of an extensive search for a potential transaction using the global network and investing and operating experience of our management team and board of directors. The terms of the Business Combination were the result of extensive negotiations between the representatives of Chart and Tempus. The following is a brief description of the background of these negotiations, the Business Combination and related transactions.

From the date of our IPO through the execution of the Merger Agreement on January 5, 2015, Chart considered a number of potential target companies with the objective of consummating an acquisition. Representatives of Chart contacted and were contacted by a number of individuals and entities who offered to present ideas for acquisition opportunities, including financial advisors and companies. Chart compiled a list of high priority potential targets and updated and supplemented this list from time to time.

During that period, Chart and representatives of Chart:

●	Considered and conducted analyses of over 75 potential acquisition targets;

●	Participated in in-person or telephonic discussions with representatives of approximately 50 potential acquisition targets (other than Tempus);

●	Entered into non-disclosure agreements with approximately eight potential acquisition targets (other than Tempus) or their representatives; and

●	Submitted letters of intent or conducted diligence with respect to approximately three potential acquisition targets (other than Tempus).

Chart reviewed these potential acquisitions based on the criteria that were also used in evaluating the Business Combination, including: opportunities for platform growth, a history of and potential financial results including free cash flow generation and revenue and earnings growth, established and proven track records, experienced and motivated management team and a strong competitive industry position.

On October 17, 2013, a representative of BB&T Capital Markets contacted a representative of The Chart Group L.P., a member of the Sponsor, regarding the Tempus Jets group of companies (“TJ Group”). TJ Group was a provider of commercial aviation products and services, operating the following three businesses: (i) serving as a franchised Pilatus and Piper aircraft dealer within an exclusive territory in the southwestern United States, (ii) providing charter brokerage, operations and flight planning services to private individuals and companies and (iii) operating a Pilatus and Piper service center providing aircraft maintenance services. TJ Group had engaged BB&T to arrange for the refinancing of certain maturing debt facilities and to provide access to additional capital for growth. As a result of prior discussions with The Chart Group L.P. representatives, BB&T was aware that Chart was seeking a target for a business combination and was familiar with Messrs. Wright and Brady and their experience investing in and operating aerospace, communications and government services companies. During the conference call, BB&T described TJ Group’s business. Subsequently, Chart reviewed written materials describing the business in greater detail and requested a meeting with TJ Group’s management shareholders.

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On November 19, 2013, representatives of Chart, including Mr. Wright, met with TJ Group’s co-founders B. Scott Terry and John G. Gulbin III at Chart’s office in New York City. Representatives of Cowen and Company, LLC and BB&T also attended the meeting as financial advisors to Chart and TJ Group, respectively. Messrs. Terry and Gulbin presented an overview of TJ Group’s business operations, markets, financial statements, growth prospects, current capitalization and future capital requirements. Mr. Wright described Chart’s business combination objectives and the potential benefits of a combination with TJ Group. Messrs. Terry and Gulbin explained their excitement for the growth prospects of the business and their desire to retain a meaningful equity stake in the business. Based on this meeting, Chart and TJ Group agreed to pursue further discussions about a possible transaction.

Chart requested certain preliminary due diligence information from TJ Group. On January 8, 2014, the Chart and TJ Group teams met at TJ Group’s offices in Virginia for an all-day meeting. During the meeting, the TJ Group team presented responses to preliminary due diligence requests and provided an update on business operations and meaningful new business opportunities. Following the meeting, the parties agreed to proceed to a non-binding letter of intent.

During the second and third weeks of January 2014, Chart and TJ Group, negotiated key transaction terms. On January 28, 2014, Chart entered into a non-binding letter of intent with TJ Group setting forth the principal terms of an equity transfer and acquisition agreement. Chart’s board was kept apprised of the progress of the potential business combination with TJ Group, including the provision of summary financial information, preliminary due diligence findings and information as to growth prospects.

Shortly after entering into the non-binding letter of intent, Chart submitted a list of due diligence data requirements to TJ Group, based on input from Chart’s legal, financial and accounting advisors. During the next several months, TJ Group responded to diligence requests and held conference calls and in-person meetings with Chart and its advisors.

On April 18, 2014, Chart delivered an initial draft purchase agreement to TJ Group. Throughout that period, each of Chart and TJ Group continued its legal and financial due diligence of the other party.

Between April 18, 2014 and July 16, 2014, Chart and TJ Group, along with their legal and financial advisors, negotiated key transaction terms.

On July 11, 2014, a meeting of Chart’s board of directors was held to consider and discuss the terms of the transaction with TJ Group. Following a presentation to Chart’s board of directors regarding the transaction and a review of forms of the agreements, as negotiated, and other documents and key diligence findings, Chart’s board of directors approved the transaction with TJ Group.

On July 16, 2014, Chart announced that it had signed definitive agreements with Tempus Intermediate Holdings to complete a business combination with TJ Group.

As diligence progressed and preparations were being undertaken to file a proxy statement with the SEC in anticipation of seeking Chart’s shareholders’ approval of the business combination with TJ Group, it became evident that a formerly restricted business of TJ Group had begun to show significant growth potential. In late 2011, the owners of TJ Group had sold Orion Air Group Services (“Orion”), a company that provided specialized, complex aircraft modification and integration services to governments and others, to buyers that include the DoD and others. As part of that sale transaction, the TJ Group’s owners entered into a three-year non-competition agreement with the buyers. The proceeds from the sale of Orion and certain retained Orion earnings had since been used by TJ Group to purchase and start up other aviation-related lines of business, focused on providing retail aviation services in conventional, commercial, non-governmental markets.

The non-competition agreement with the Orion buyers has expired. One of the two principal owners of TJ Group, Mr. Terry, continued to have extensive relationships in the previously restricted market, and wished to re-enter that market. The other principal owner of the TJ Group, Mr. Gulbin, did not wish to re-enter that market and instead wished to pursue the other businesses that TJ Group has been pursuing since the sale of Orion. The TJ Group owners agreed that Mr. Gulbin would continue to pursue the current TJ Group businesses, with TJ Group remaining a private entity, while Mr. Terry would separately re-enter the previously restricted market and build a new business of providing complex aircraft modification and integration services for the U.S. government, foreign governments and others. That business was to be conducted through Tempus, a new entity that was formed in December 2014 with $1.5 million in capital provided by its members.

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The target market opportunity for Tempus is the provision of services in the context of very large, long-term aircraft programs or projects for governments and heads of state around the world. A typical aircraft modification or integration program might generate revenue of between $30 million and $250 million over an 18-month to 36-month timeframe. Potential customers include the U.S. government and foreign governments, heads of state, the DoD, agencies in the U.S. government intelligence community and others who own or operate Boeing, Airbus and other large aircraft.

Following the expiration of the non-competition agreement, a number of sizable new business opportunities for Tempus in the previously restricted market have matured to a point where exclusive contract negotiations are ongoing, with final signed contracts anticipated within a few months. Tempus currently estimates the potential value of these contracts to be in excess of $240 million over three years. In addition, Tempus is working to develop additional business opportunities with an aggregate potential value of several hundred million dollars over the next few years. Unlike TJ Group, which is not being acquired, Tempus will require substantial capitalization going forward.

In light of the foregoing developments in Mr. Terry’s and Mr. Gulbin’s desires and in Tempus’ business potential, Mr. Terry, Mr. Gulbin and Chart agreed that Chart would focus its efforts on negotiating and consummating a business combination with Tempus.

In November 2014, Chart began conducting due diligence regarding Tempus’ formation, initial operations, business opportunities and prospects.

On December 7, 2014, Tempus delivered an initial draft merger agreement to Chart. Throughout that period, each of Chart and Tempus continued its legal and financial due diligence of the other party.

Between December 7, 2014 and January 5, 2015, Chart and Tempus, along with Cowen and Company, LLC and legal counsel and Chart’s financial advisors, negotiated key transaction terms.

On December 22, 2014, Chart’s board of directors met telephonically to consider the potential acquisition of Tempus, including the approval of the definitive Merger Agreement, which was in substantially final form as described below. Also in attendance were certain officers of Chart and representatives of its legal and financial advisors. Mr. Brady reviewed with the board of directors the terms of the proposed acquisition of Tempus. After considering the proposed terms of the Merger Agreement and other related transaction agreements and the various presentations of Chart’s management and Cowen and Company, LLC, and taking into account the other factors described below under the caption “Chart’s Board of Directors’ Reasons for the Approval of the Business Combination,” Chart’s board of directors approved the Merger Agreement and related agreements and determined that it was advisable and in the best interests of Chart to consummate the Business Combination and other transactions contemplated by the Merger Agreement and related agreements, subject to the negotiation of the final terms of the Merger Agreement and the related agreements by the authorized officers of Chart, directed that the Merger Agreement and the other proposals described in this proxy statement/prospectus be submitted to Chart’s stockholders for approval and adoption, and recommended that Chart’s stockholders approve and adopt the Merger Agreement and such other proposals. In addition, Chart’s board of directors approved the termination of the previously executed equity transfer and acquisition agreement and related agreements with TJ Group.

Following the meeting of Chart’s board of directors, Chart and Tempus continued to negotiate the final terms of the Merger Agreement and the terms of other ancillary agreements.

On December 31, 2014, Mr. Brady sent to Chart’s board of directors updated projections regarding Tempus’ expected 2015 and 2016 business.

On January 5, 2015, Chart and Tempus, together with the other parties thereto, entered into the Merger Agreement, and the previously executed equity transfer and acquisition agreement with TJ Group was terminated.

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The parties have continued and expect to continue regular discussions regarding the execution and timing of the Business Combination.

Chart’s Board of Directors’ Reasons for the Approval of the Business Combination

Before approving the Merger Agreement and the transactions contemplated thereby and determining that the Business Combination is in the best interests of Chart and its stockholders, Chart’s board of directors reviewed the results of management’s due diligence, which included:

●	research on comparable companies and transactions within the aviation services industry;

●	research on aviation services industry trends, cycles, operating cost projections and other industry factors;

●	extensive meetings and calls with Tempus’ management team and its representatives regarding Tempus’ projected operations, products and services, major customers and suppliers and financial prospects for both companies, among other typical due diligence matters;

●	personal visits to Tempus’ facilities in Williamsburg, Virginia;

●	review of Tempus’ potential material contracts, environmental matters, intellectual property matters, labor matters and other legal diligence;

●	consultation with Chart’s management and legal and financial advisors and industry experts;

●	financial, tax, legal, environmental and accounting diligence; and

●	creation of a financial model in consultation with management of Tempus.

Chart’s board of directors considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, Chart’s board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of Chart’s board of directors may have given different weight to different factors.

In the prospectus for the IPO, Chart identified the following general criteria and guidelines that Chart believed would be important in evaluating prospective target businesses:

●	Opportunities for Platform Growth: Chart will seek to acquire one or more businesses or assets that Chart can grow both organically and through acquisitions. Particularly in regard to the provision and/or outsourcing of government services, Chart may initially consider those sectors that complement Chart’s management team’s background, such as information technology and analysis, communications, equipment manufacturing and assembling, advanced materials, electronic components, and imaging and sensors.

●	History of and Potential for Strong Free Cash Flow Generation: Chart will seek to acquire one or more businesses that have the potential to generate strong free cash flow (i.e., companies that typically generate cash in excess of that required to maintain or expand the business’s asset base). Chart will focus on one or more businesses that have recurring revenue streams and low working capital and capital expenditure requirements. Chart may also seek to prudently leverage this cash flow in order to enhance stockholder value.

●	Established Companies with Proven Track Records: Chart will seek to acquire established companies, particularly those focused on industries connected to the provision and/or outsourcing of government services with sound historical financial performance. Chart will typically focus on companies with a history of strong operating and financial results. Although Chart is not restricted from doing so, Chart does not intend to acquire start-up companies.

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●	Experienced and Motivated Management Teams: Chart will seek to acquire businesses that have strong, experienced management teams with a substantial personal economic stake in the performance of the acquired business. Chart will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. Chart expects that the operating expertise of Chart’s officers and directors will complement, not replace the target’s management team.

●	Strong Competitive Industry Position: Chart will seek to acquire businesses focused on the provision and/or outsourcing of government services industries that have strong fundamentals although Chart may acquire businesses in other industries. The factors Chart will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Chart will focus on companies that have a leading or niche market position. Chart will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, intellectual property protection and brand positioning. Chart will seek to acquire one or more businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.

In considering the Business Combination, Chart’s board of directors concluded that Tempus met all of the above criteria. In particular, the board considered the following positive factors, although not weighted or in any order of significance:

●	Experienced and Motivated Management Team. Tempus’ CEO B. Scott Terry has substantial related experience, having run and sold two companies that used commercial solutions to address critical training and operational requirements of U.S. government customers, realizing positive outcomes for shareholders. Additionally, senior management and employees of Tempus have extensive industry relationships and a positive track record of successful business development. They will have a significant ownership interest in Tempus Holdings, and thus will have a vested interest in the operational success of the business.

●	Strong Platform for Growth. The network of relationships established by Tempus’ senior management will allow for the development of multiple, qualified bid and proposal pipeline opportunities. We believe the expiration of a non-competition agreement related to the sale of one of Mr. Terry’s former companies, Tempus’ senior management’s network of relationships and the market opportunity described below combine to position Tempus for significant growth. These programs tend to be large, have an extended integration and production phase and often require continued operational support once placed in service. A number of these opportunities are in final negotiations and are projected to launch in the first half of 2015.

●	Unique Market Opportunity to Capitalize on DoD Budget Trends. Pressure on the DoD’s acquisition and procurement budget presents a unique opportunity for Tempus to expand its contract pipeline by offering comprehensive commercial solutions to the U.S. government. This option will allow the DoD to use its more stable operations and maintenance (“O&M”) budget to acquire repurposed aircraft with advanced intelligence, surveillance and reconnaissance equipment as well as new generation command, control and communications systems for expeditionary use in forward deployed areas. Further, Tempus management’s experience providing commercial aviation solutions modified for special mission purposes will allow U.S. government contractors and their end customers to avoid replicating expensive logistic support tails.

●	Potential for Strong Free Cash Flow Generated from Business Model. Tempus offers an integrated solution of modification, operation, leasing, and logistics to U.S. and foreign governments who need aircraft to perform intelligence, surveillance and reconnaissance missions. We believe Tempus’ business model has the potential to reduce risk and increase margins, and will generate strong free cash flow that can support both interest payments on debt needed to finance aircraft purchases as well future investments in the business.

●	Chart’s Experience. The board of directors deems the Chart team’s skill set to be complementary and additive to the already capable Tempus management team. Chart’s team has significant experience managing public companies and has extensive experience, through ownership and management of other portfolio companies, in the successful provision of commercial solutions for mission critical requirements of government, DoD and U.S. intelligence agencies.

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In addition, Chart’s expertise in the area of strategy development and optimizing business processes across diverse businesses will further emphasize focus and execution. Chart will share best practices to extract operational efficiency and to refine Tempus’ commercial approach for faster growth and margin improvement. Moreover, the Chart team’s merger and acquisition experience will further supplement Tempus’ growth plans, especially in the area of synergistic bolt-on acquisitions.

Chart’s board of directors also gave consideration to the following negative factors (which are more fully described in the “Risk Factors” section of this proxy statement/prospectus), although not weighted or in any order of significance:

●	the risk that some of the current public stockholders of Chart would vote against the Business Combination Proposal or exercise their redemption rights, thereby depleting the amount of cash available in the trust account to an amount below the minimum required to consummate the Business Combination, which Chart’s board concluded was substantially mitigated because the fact that public stockholders may vote for the Business Combination Proposal while also exercising their redemption rights mitigates any incentive for a public stockholder to vote against the Business Combination Proposal, especially to the extent that they hold public warrants, which would likely be worthless (except for the right of Chart’s public warrant holders to receive $0.30 for each public warrant they hold) if the Business Combination is not completed;

●	the risk that certain key employees and potential customers of Tempus might not choose to remain with Tempus;

●	that majority voting control of Chart may be given to Sellers upon the consummation of the Business Combination;

●	the risks associated with the aviation industry in general;

●	the risk associated with macroeconomic uncertainty and the effects it could have on Tempus’ revenues;

●	the risk of competition in the industry;

●	the risk that the Business Combination might not be consummated in a timely manner or that the closing of the Business Combination might not occur despite the companies’ efforts, including by reason of a failure to obtain the approval of Chart’s stockholders;

●	the risk that the transactions contemplated by the Merger Agreement would not be completed in accordance with its terms or at all;

●	the inability to maintain the listing of Chart’s securities or to obtain and maintain the listing of Tempus Holdings’ securities on Nasdaq prior to or following the Business Combination;

●	the significant fees and expenses associated with completing the Business Combination and the substantial time and effort of management required to complete the Business Combination; and

●	the fact that the Sponsor, and Chart’s officers and directors may have interests in the Business Combination that are different from, or are in addition to, the interests of Chart’s public stockholders, including the matters described under “Proposal No. 1 - The Business Combination Proposal—Certain Benefits of Chart’s Directors and Officers and Others in the Business Combination” below. However, Chart’s board of directors concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the IPO prospectus and would be included in this proxy statement/prospectus, (ii) these disparate interests would exist with respect to a business combination with any target company, and (iii) the Business Combination was structured so that the Business Combination may be completed even if public stockholders redeem a substantial portion of Chart’s outstanding common stock.

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Chart’s board of directors concluded that these risks could be managed or mitigated or were unlikely to have a material impact on the Business Combination, and that, overall, the potentially negative factors or risks associated with the Business Combination were outweighed by the potential benefits of the Business Combination to Chart and its stockholders. Chart board of directors realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons. The foregoing discussion of the material factors considered by Chart’s board of directors is not intended to be exhaustive, but sets forth the principal factors considered by Chart’s board of directors.

Certain Benefits of Chart’s Directors and Officers and Others in the Business Combination

When you consider the recommendation of our board of directors in favor of the proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things:

●	the continued right of our Sponsor, executive officer and directors to hold Tempus Holdings common stock and warrants following the Business Combination, subject to lock-up agreements;

●	the continued right of our Sponsor and Joseph Wright to hold placement units;

●

the fact that our Sponsor, officers and directors and their affiliates paid an aggregate of $3,775,000 for their founder shares and placement units and such securities should have a significantly higher value at the time of the Business Combination;

●	if Chart is unable to complete a business combination within the required time period, our Chairman and our Chief Executive Officer will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Chart for services rendered or contracted for or products sold to Chart, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under our indemnity of the underwriters;

●	the continuation of four of our seven existing directors as directors of Tempus Holdings; and

●	the continued indemnification of current directors and officers of Chart and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Total Shares to be Issued in the Business Combination

It is anticipated that, immediately after the Business Combination and if there are no redemptions and there is no adjustment to the merger consideration payable to the Sellers as a result of Tempus’ estimated working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, Chart’s public stockholders will own approximately 46.6% of Tempus Holdings, Chart’s initial stockholders, which includes our Sponsor, directors and officers, will own approximately 16.0% of Tempus Holdings and the Sellers will own approximately 37.4% of Tempus Holdings. If any of Chart’s stockholders exercise their redemption rights, the ownership interest in Tempus Holdings of Chart’s public stockholders will decrease and the ownership interest in Tempus Holdings of the Sellers and our initial stockholders will increase, and if there are redemptions by Chart’s public stockholders up to the maximum level that would permit completion of the Business Combination, Chart’s public stockholders will own approximately 13.9% of Tempus Holdings, Chart’s initial stockholders, which includes our Sponsor, directors and officers, will own approximately 25.8% of Tempus Holdings and the Sellers will own approximately 60.3% of Tempus Holdings.

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The ownership percentage set forth above with respect to Tempus Holdings does not take into account (i) the issuance of any shares under the Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 7,875,000 shares of Tempus Holdings common stock that will remain outstanding following the Business Combination, (iii) any adjustments to the merger consideration payable to the Sellers as a result of Tempus’ working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, (iv) the potential issuance of up to an additional 4,750,000 Earn-out Shares to the Sellers upon the achievement of certain financial milestones or (v) any indemnification payments that are made after the consummation of the Business Combination by delivery of shares of Tempus Holdings’ common stock. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownerships in Tempus Holdings will be different. See “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination assuming no redemptions:

Sources		Uses
($ in Millions)
Chart Cash	$66.0	New Equity to the Sellers	$52.5
Cash from Tempus	1.5	Deferred Underwriting Fees	2.4
New Equity to the Sellers	52.5	Transaction Expenses	7.3
		Repayment of Chart Debt	1.2
		Cash to Balance Sheet	56.6
Total Sources	$120.0	Total Uses	$120.0

The following table summarizes the sources and uses for funding the Business Combination assuming Chart stockholders exercise their redemption rights with respect to a maximum of 5,329,835 public shares:

Sources		Uses
($ in Millions)
Chart Cash	$66.0	New Equity to the Sellers	$52.5
Cash from Tempus	1.5	Redemption of Shares	53.3
New Equity to the Sellers	52.5	Deferred Underwriting Fees	2.4
		Transaction Expenses	7.3
		Repayment of Chart Debt	1.2
		Cash to Balance Sheet	3.3
Total Sources	$120.0	Total Uses	$120.0

Accounting Treatment

The Business Combination will be accounted for using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Acquisitions” (“ASC 805”).

Vote Required for Approval

Adoption of this proposal requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote thereon at the special meeting. Abstentions and broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

This proposal is conditioned upon the approval of the Incentive Plan Proposal. Unless this proposal and the Incentive Plan Proposal are both approved, the Business Combination will not occur.

Recommendation of the Board

CHART’S BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE BUSINESS COMBINATION PROPOSAL.

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PROPOSAL NO. 2—INCENTIVE PLAN PROPOSAL

Tempus Holdings’ board of directors has declared advisable, has adopted and is submitting for stockholder approval the Tempus Applied Solutions Holdings, Inc. 2015 Omnibus Equity Incentive Plan (the “Incentive Plan”). The purpose of the Incentive Plan is to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in Tempus Holdings, which interest may be measured by reference to the value of its common stock.

If approved by Chart’s stockholders, the Incentive Plan will be effective as of          , 2015 (the date that Tempus Holdings’ board of directors approved the Incentive Plan). Capitalized terms used but not defined in this proposal shall have them meaning ascribed to them in the Incentive Plan, a copy of which is attached hereto as Annex C. The following description is qualified in its entirety by reference to the Incentive Plan.

Administration

Tempus Holdings’ Compensation Committee (the “Committee”) will administer the Incentive Plan. The Committee will have the authority to determine the terms and conditions of any agreements evidencing any Awards granted under the Incentive Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Incentive Plan. The Committee will have full discretion to administer and interpret the Incentive Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility

Employees, directors, officers, advisors or consultants of Tempus Holdings or its affiliates are eligible to participate in the Incentive Plan. The Committee has the sole and complete authority to determine who will be granted an award under the Incentive Plan, however, it may delegate such authority to one or more officers of Tempus Holdings under the circumstances set forth in the Incentive Plan.

Number of Shares Authorized

The Incentive Plan provides for an aggregate of           Common Shares to be available for awards. If an award is forfeited or if any option terminates, expires or lapses without being exercised, the Common Shares subject to such award will again be made available for future grant. Shares that are used to pay the exercise price of an option or that are withheld to satisfy the Participant’s tax withholding obligation will not be available for re-grant under the Incentive Plan.

If there is any change in Tempus Holdings’ corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the Incentive Plan, the number of shares covered by awards then outstanding under the Incentive Plan, the limitations on awards under the Incentive Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

The Incentive Plan will have a term of ten years and no further awards may be granted under the Incentive Plan after that date.

Awards Available for Grant

The Committee may grant awards of Non-Qualified Stock Options, Incentive (qualified) Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing; provided, that the Committee may not grant to any one person in any one calendar year Awards (i) for more than           Common Shares in the aggregate or (ii) payable in cash in an amount to exceed $           in the aggregate.

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Options

The Committee will be authorized to grant Options to purchase Common Shares that are either “qualified,” meaning they are intended to satisfy the requirements of Code Section 422 for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Incentive Plan will be subject to the terms and conditions established by the Committee. Under the terms of the Incentive Plan, unless the Committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options will not be less than the fair market value (as determined under the Incentive Plan) of the common shares at the time of grant. Options granted under the Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an option granted under the Incentive Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by Tempus Holdings’ accountants to avoid an additional compensation charge or have been purchased on the open market, or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the Committee may determine to be appropriate.

Stock Appreciation Rights

The Committee will be authorized to award Stock Appreciation Rights (or SARs) under the Incentive Plan. SARs will be subject to the terms and conditions established by the Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An Option granted under the Incentive Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option corresponding to such SARs. SARs shall be subject to terms established by the Committee and reflected in the award agreement.

Restricted Stock

The Committee will be authorized to award Restricted Stock under the Incentive Plan. Unless otherwise provided by the Committee and specified in an award agreement, restrictions on Restricted Stock will lapse after three years of service with Tempus Holdings. The Committee will determine the terms of such Restricted Stock awards. Restricted Stock are Common Shares that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited.

Restricted Stock Unit Awards

The Committee will be authorized to award Restricted Stock Unit awards. Unless otherwise provided by the Committee and specified in an award agreement, Restricted Stock Units will vest after three years of service with Tempus Holdings. The Committee will determine the terms of such Restricted Stock Units. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of Common Shares equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Committee.

Stock Bonus Awards

The Committee will be authorized to grant awards of unrestricted Common Shares or other awards denominated in Common Shares, either alone or in tandem with other awards, under such terms and conditions as the Committee may determine.

Performance Compensation Awards

The Committee will be authorized to grant any award under the Incentive Plan in the form of a Performance Compensation Award by conditioning the vesting of the award on the attainment of specific performance criteria of Tempus Holdings and/or one or more Affiliates, divisions or operational units, or any combination thereof, as determined by the Committee. The Committee will select the performance criteria based on one or more of the following factors: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation.

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Transferability

Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Committee, however, may permit awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Amendment

The Incentive Plan will have a term of ten years. Tempus Holdings’ board of directors may amend, suspend or terminate the Incentive Plan at any time; however, shareholder approval to amend the Incentive Plan may be necessary if the law so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Change in Control

Except to the extent otherwise provided in an Award agreement, in the event of a Change in Control, all outstanding options and equity awards (other than performance compensation awards) issued under the Incentive Plan will become fully vested and performance compensation awards will vest, as determined by the Committee, based on the level of attainment of the specified performance goals. In general, the Committee may, in its discretion, cancel outstanding awards and pay the value of such awards to the participants in connection with a Change in Control. The Committee can also provide otherwise in an award agreement under the Incentive Plan.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of Awards under the Incentive Plan and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options

There are a number of requirements that must be met for a particular option to be treated as a qualified option. One such requirement is that Common Shares acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to Tempus Holdings for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by Tempus Holdings for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

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No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. Tempus Holdings will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock

A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will recognize taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”)). Tempus Holdings will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units

A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. Tempus Holdings will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs

No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. Tempus Holdings will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards

A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the Common Shares subject to the award are transferred to the participant over the amount the participant paid for such shares, if any. Tempus Holdings will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

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Section 162(m)

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The Incentive Plan is intended to satisfy an exception with respect to grants of options to covered employees. In addition, the Incentive Plan is designed to permit certain awards of restricted stock, restricted stock units, cash bonus awards and other Awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

New Plan Benefits

Future grants under the Incentive Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Incentive Plan will depend on a number of factors, including the fair market value of the Common Shares on future dates, the exercise decisions made by the participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under, or having their annual bonus paid pursuant to, the Incentive Plan.

Interests of Directors of Officers

Tempus Holdings’ directors may grant awards under the Incentive Plan to themselves as well as to Tempus Holdings’ officers and other employees.

Vote Required for Approval

Adoption of this proposal requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote thereon at the special meeting. Abstentions and broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

This proposal is conditioned upon the approval of the Business Combination Proposal. Unless this proposal and the Business Combination Proposal are both approved, the Business Combination will not occur.

Recommendation of the Board

CHART’S BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE INCENTIVE PLAN PROPOSAL.

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PROPOSAL NO. 3—THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow our board of directors to adjourn the special meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Business Combination Proposal and the Incentive Plan Proposal.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Business Combination Proposal or the Incentive Plan Proposal.

Required Vote

Adoption of the this proposal requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote thereon at the special meeting. Abstentions and broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

Recommendation of the Board

CHART’S BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE ADJOURNMENT PROPOSAL.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations for U.S. Holders (as defined below) of Chart common stock that elect either (1) to participate in the Business Combination or (2) to have their Chart common stock redeemed for cash if the Business Combination is completed. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the Internal Revenue Services (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No ruling has been or will be sought from the IRS regarding any matter discussed in this discussion. This discussion does not discuss the impact that U.S. state and local taxes or taxes imposed by non-U.S. jurisdictions could have on the matters discussed below. This discussion does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

●	Chart stockholders who are not U.S. Holders;

●	traders in securities that elect mark-to-market treatment;

●	S corporations;

●	U.S. Holders whose functional currency is not the U.S. dollar;

●	financial institutions;

●	mutual funds;

●	qualified plans, such as 401(k) plans, individual retirement accounts, etc.;

●	insurance companies;

●	broker-dealers;

●	regulated investment companies (or RICs);

●	real estate investment trusts (or REITs);

●	persons holding Chart common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

●	persons subject to the alternative minimum tax provisions of the Code;

●	tax-exempt organizations;

●	persons that actually or constructively own 5 percent or more of Chart common stock;

●	U.S. Holders who acquired their shares of Chart common stock through the exercise of an employee stock option or otherwise in connection with the performance of services; and

●	the Sponsor.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner that is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

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If any partnership (including for this purpose, any entity treated as a partnership for U.S. federal income tax purposes) holds Chart common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding Chart common stock, you should consult your tax advisor. This discussion assumes that stockholders hold Chart common stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment and not as a dealer or for sale to customers in the ordinary course of the stockholder’s trade or business.

WE URGE HOLDERS OF CHART COMMON STOCK CONTEMPLATING PARTICIPATION IN THE BUSINESS COMBINATION OR EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Federal Income Tax Considerations of Participating in the Business Combination

This section is addressed to U.S. Holders of Chart common stock that elect to participate in the Business Combination, as described in the section entitled “Proposal No. 1—The Business Combination Proposal.”

Neither Chart nor Tempus Holdings has requested or received a tax opinion in connection with the Business Combination. In addition, neither Chart nor Tempus intends to request any ruling from the IRS as to the U.S. federal income tax consequences of the Business Combination. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. Since neither Chart nor Tempus Holdings shall receive an opinion or ruling regarding the tax consequences of the Business Combination to their stockholders, holders of Chart common stock are strongly urged to consult their tax advisers regarding the tax consequences to them of the Business Combination.

The Business Combination is intended to qualify as an exchange described in Section 351 of the Code. If the Mergers so qualify, a U.S. Holder of Chart common stock should not recognize gain or loss upon the exchange of Chart common stock for Tempus Holdings common stock pursuant to the Business Combination. The aggregate tax basis of the Tempus Holdings common stock the U.S. Holder of Chart common stock receives should be equal to the aggregate tax basis of the Chart common stock exchanged therefor, and the holding period of the Tempus Holdings common stock should include the U.S. Holder’s holding period of the Chart common stock surrendered in exchange therefor.

Cash received in lieu of fractional shares

A U.S. Holder of Chart common stock that receives cash in lieu of a fractional share of Tempus Holdings common stock in the Business Combination generally should be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. Holder generally should recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the shares of Tempus Holdings common stock allocable to such fractional interest. Such gain or loss generally should constitute capital gain or loss and should be long-term capital gain or loss if the U.S. Holder’s holding period in the Chart common stock exchanged therefor was greater than one year as of the date of the exchange.

Reporting Requirements

U.S. Holders of Chart common stock who receive Tempus Holdings common stock and, upon consummation of the Business Combination, own Tempus Holdings common stock representing at least 5% of the total combined voting power or value of the total outstanding Tempus Holdings common stock, are required to attach to their tax returns for the year in which the Business Combination is consummated, and maintain a permanent record of, a complete statement of all the facts relating to the exchange of stock in connection with the Business Combination containing the information listed in Treasury regulations section 1.351-3. The facts to be disclosed by a U.S. Holder include the aggregate fair market value of, and the U.S. Holder’s basis in, the Chart common stock exchanged pursuant to the Business Combination.

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U.S. Federal Income Tax Considerations of Exercising Redemption Rights

This section is addressed to U.S. Holders of Chart common stock that elect to have their Chart common stock redeemed for cash as described in the section entitled “Special Meeting of Chart Stockholders—Redemption Rights” (we refer to these U.S. Holders as “Redeeming U.S. Holders”). A Redeeming U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the redemption and such stockholder’s adjusted basis in the Chart common stock exchanged therefor if the Redeeming U.S. Holder’s ownership of stock in Chart is completely terminated or if the redemption meets certain other tests described below. Special constructive ownership rules apply in determining whether a Redeeming U.S. Holder’s ownership of stock in Chart is treated as completely terminated. If gain or loss treatment applies, such gain or loss will be long-term capital gain or loss if the holding period of such stock is more than one year at the time of the exchange. Stockholders who hold different blocks of Chart common stock (generally, shares of Chart common stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Cash received upon redemption that does not completely terminate the Redeemed U.S. Holder’s interest will still give rise to capital gain or loss, if the redemption is either (i) “substantially disproportionate” or (ii) “not essentially equivalent to a dividend.” In determining whether the redemption is substantially disproportionate or not essentially equivalent to a dividend with respect to a Redeeming U.S. Holder, that Redeeming U.S. Holder is deemed to own not just stock actually owned but also, in some cases, stock owned by certain family members, certain estates and trusts of which the Redeeming U.S. Holder is a beneficiary, and certain affiliated entities.

Generally, the redemption will be “substantially disproportionate” with respect to the Redeeming U.S. Holder if (i) the Redeeming U.S. Holder’s percentage ownership of the outstanding voting stock (including all classes which carry voting rights) of Chart is reduced immediately after the redemption to less than 80% of the Redeeming U.S. Holder’s percentage interest in such stock immediately before the redemption; (ii) the Redeeming U.S. Holder’s percentage ownership of the outstanding common stock (both voting and nonvoting) immediately after the redemption is reduced to less than 80% of such percentage ownership immediately before the redemption; and (iii) the Redeeming U.S. Holder owns, immediately after the redemption, less than 50% of the total combined voting power of all classes of stock of Chart entitled to vote. Whether the redemption will be considered “not essentially equivalent to a dividend” with respect to a Redeeming U.S. Holder will depend upon the particular circumstances of that U.S. Holder. At a minimum, however, the redemption must result in a meaningful reduction in the Redeeming U.S. Holder’s actual or constructive percentage ownership of Chart. The IRS has ruled that any reduction in a stockholder’s proportionate interest is a “meaningful reduction” if the stockholder’s relative interest in the corporation is minimal and the stockholder does not have meaningful control over the corporation.

If none of the redemption tests described above give rise to capital gain or loss, the consideration paid to the Redeeming U.S. Holder will be treated as dividend income for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. However, for the purposes of the dividends-received deduction and of “qualified dividend” treatment, due to the redemption right, a Redeeming U.S. Holder may be unable to include the time period prior to the redemption in the stockholder’s “holding period.” Any distribution in excess of our earnings and profits will reduce the Redeeming U.S. Holder’s basis in the Chart common stock (but not below zero), and any remaining excess will be treated as gain realized on the sale or other disposition of the Chart common stock.

As these rules are complex, U.S. Holders of Chart common stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption will be treated as a sale or as a distribution under the Code.

Certain Redeeming U.S. Holders who are individuals, estates or trusts pay a 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” (as applicable), which may include all or a portion of their capital gain or dividend income from their redemption of Chart common stock. Redeeming U.S. Holders should consult their tax advisors regarding the effect, if any, of the net investment income tax.

Backup Withholding

In general, proceeds received from the exercise of redemption rights will be subject to backup withholding for a non-corporate U.S. Holder that:

●	fails to provide an accurate taxpayer identification number;

●	is notified by the IRS regarding a failure to report all interest or dividends required to be shown on his or her federal income tax returns; or

●	in certain circumstances, fails to comply with applicable certification requirements.

Any amount withheld under these rules will be creditable against the U.S. Holder’s U.S. federal income tax liability or refundable to the extent that it exceeds this liability, provided that the required information is timely furnished to the IRS and other applicable requirements are met.

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INFORMATION ABOUT CHART

General

Chart is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Prior to entering into the Business Combination, Chart sought to capitalize on the global network and investing and operating experience of its management team to identify, acquire and operate one or more businesses focused on the provision and/or outsourcing of government services operating in or near of North America, although Chart was able to pursue acquisition opportunities in other business sectors or geographic regions.

Significant Activities Since Inception

A registration statement for our IPO was declared effective December 13, 2012. On December 19, 2012, Chart sold 7,500,000 units in the offering at a price of $10.00 per unit. Each unit consists of one share of Chart common stock, $.0001 par value per share, and one common stock purchase warrant. Each warrant entitles the holder to purchase from Chart one share of common stock at an exercise price of $11.50 commencing the later of 30 days following the completion of an initial business combination or December 19, 2013 (one year from the closing date of our IPO), and expiring five years from the date of the initial business combination, or earlier upon redemption or Chart’s liquidation. On December 19, 2012, Chart received gross proceeds of approximately $78,750,000 (which includes proceeds from the private placement of units consummated simultaneously with the closing of the IPO, as described below) before deducting deferred underwriting compensation of $2.34 million.

Simultaneously with the closing of the IPO on December 19, 2012, Chart Acquisition Group LLC (the “Sponsor”) purchased 231,250 placement units, Joseph Wright, Chart’s Chairman and Chief Executive Officer, purchased 12,500 placements units and Cowen, an affiliate of Cowen and Company, LLC, one of the lead underwriters in the IPO, purchased 131,250 placement units. Each placement unit sold in the private placement consists of one share of common stock and one warrant to purchase one share of common stock with an exercise price of $11.50, at a price of $10.00 per unit (a total of $3,750,000). These placement units and their component securities are subject to lock-up provisions. The placement warrants are non-redeemable so long as they are held by the initial holders or their permitted transferees. The placement warrants may also be exercised by the initial holders, or their permitted transferees, for cash or on a cashless basis. In addition, the placement warrants which form a part of the placement units issued to Cowen, so long as they are held by Cowen or any of its related persons under FINRA rules, will expire five years from December 13, 2012, or earlier upon its liquidation, instead of five years from the consummation of the initial business combination, or earlier upon its liquidation. Other than as stated above, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units at the IPO.

Subsequent to the initial public offering, an amount of $75,000,000 (including $2.34 million of deferred underwriters fee) was deposited in an interest-bearing trust account which may be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and that invest solely in United States treasuries.

On December 14, 2012, Chart’s units commenced trading on the NASDAQ Capital Market under the symbol “CACGU.” Holders of its units were able to separately trade the common stock and warrants included in such units commencing on February 4, 2013 and the trading in the units has continued under the symbol CACGU. The common stock and warrants are listed on the NASDAQ Capital Market under the symbols “CACG” and “CACGW”, respectively.

Chart is providing its stockholders with the opportunity to redeem their shares of common stock upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to Chart for working capital purposes or the payment of taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is anticipated to be approximately $10.00 per public share.

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Chart’s initial stockholders have agreed to waive their redemption rights with respect to any public shares they may acquire following the IPO, in connection with its initial business combination. Each of its initial stockholders has agreed to waive its redemption rights with respect to the founder shares and placement shares (i) in connection with the consummation of a business combination, (ii) if Chart fails to consummate its initial business combination by March 13, 2015, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon its liquidation prior to the expiration of the 27 month period.

There will be no redemption rights upon the consummation of the Business Combination with respect to the units or warrants. However, the Sponsor, Mr. Wright and Cowen have agreed to offer to purchase, collectively, up to 3,746,150 warrants at $0.60 per warrant in the Warrant Tender Offer to be commenced in connection with the Business Combination. In August 2014, the Sponsor, Mr. Wright and Cowen commenced the Initial Warrant Tender Offer to purchase up to 7,500,000 of Chart’s issued and outstanding warrants at a purchase price of $0.30 per warrant in connection with a special meeting of Chart’s stockholders to approve, among other matters, an amendment to Chart’s existing charter extending the date by which Chart must consummate its initial business combination from September 13, 2014 to March 13, 2015. A total of 7,700 warrants were validly tendered and not withdrawn in the Initial Warrant Tender Offer. In September 2014, the Sponsor, Mr. Wright and Cowen accepted for purchase all such warrants for an aggregate purchase price of $2,310. The Sponsor, Mr. Wright, and Cowen, intend to commence the Warrant Tender Offer to purchase, collectively, up to 3,746,150 warrants at $0.60 per warrant (subject to proration), which will be consummated, if at all, upon the consummation of the Business Combination. The purchase price of $0.60 was determined by the Sponsor, Mr. Wright and Cowen in consultation with the representatives of the underwriters of the IPO and based on these entities’ knowledge of the securities markets.

In connection with the IPO, our Sponsor, Mr. Wright and Cowen initially deposited an aggregate of $2,250,000 with Continental Stock Transfer & Trust Company, as escrow agent, into a segregated escrow account at Morgan Stanley & Co., LLC. Subsequent to the closing of the Initial Warrant Tender Offer, $2,247,690 remained in the escrow account, which funds will be used for the purchase of the Chart warrants validly tendered in the Warrant Tender Offer (representing $0.60 per warrant for up to 3,746,150 warrants).

In the event Chart calls a special meeting of its stockholders to approve an amendment to its charter to extend the date by which a business combination must be completed beyond March 13, 2015, then the Sponsor, Mr. Wright and Cowen, in connection with the special meeting, will commence a warrant tender offer similar to the one conducted in August 2014.

Permitted Purchases of its own Securities

Chart may enter into privately negotiated transactions to purchase public shares following the consummation of Chart’s initial business combination, from stockholders who would have otherwise elected to have their shares redeemed in conjunction with the Business Combination for a per-share, pro rata portion of the trust account. Chart’s initial stockholders, directors, officers or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of the Business Combination. Neither Chart nor its directors, officers, advisors or their affiliates will make any such purchases when it or they are in possession of any material non-public information not disclosed to the selling stockholder. Such a purchase would include a contractual acknowledgement that such selling stockholder, although still the record holder of its shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that Chart or its initial stockholders, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.

The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination or, where the purchases are made by our directors, officers or advisors or their respective affiliates, to reduce the dollar amount of redemptions and thereby enhance Chart’s ability to satisfy a closing condition under the Merger Agreement.

As a consequence of any such purchases by Chart:

●	the funds in its trust account that are so used will not be available to Chart after the Business Combination;

●	the public “float” of its common stock may be reduced and the number of beneficial holders of its securities may be reduced, which may make it difficult to obtain or maintain the listing of its securities on NASDAQ or another national securities exchange in connection with the Business Combination;

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●	because the stockholders who sell their shares in a privately negotiated transaction may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the deferred underwriting commissions or franchise or income taxes payable, its remaining stockholders may bear the entire payment of such deferred commissions and franchise or income taxes payable. That is, the redemption price per share payable to public stockholders who elect to have their shares redeemed will be reduced by a larger percentage of the franchise or income taxes payable than it would have been in the absence of such privately negotiated transactions, and stockholders who do not elect to have their shares redeemed and remain its stockholders after the Business Combination will bear the economic burden of the deferred commissions and franchise or income taxes payable because such amounts will be payable by Chart; and

●	the payment of any premium would result in a reduction in book value per share for the remaining stockholders compared to the value received by stockholders that have their shares purchased by Chart at a premium.

Chart’s initial stockholders, officers, directors and their affiliates anticipate that they will identify the public stockholders with whom its initial stockholders, officers, directors or their affiliates may pursue privately negotiated purchases by either the public stockholders contacting Chart directly or by its receipt of redemption requests submitted by such public stockholders following its mailing of tender offer materials in connection with the Business Combination. To the extent that Chart’s initial stockholders, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the Business Combination. Pursuant to the terms of such arrangements, any shares so purchased by its initial stockholders, officers, advisors, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate its ability to consummate the Business Combination by potentially reducing the number of shares redeemed for cash.

Redemption Rights for Public Stockholders upon Consummation of an Initial Acquisition

Chart is providing its stockholders with the opportunity to redeem their shares upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to Chart for working capital purposes or the payment of taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account as of September 30, 2014 was approximately $65.4 million, or $10.00 per public share. Chart’s initial stockholders and Cowen (as applicable) have each agreed with respect to the founder shares and the placement shares held by them to waive their respective redemption rights in connection with the consummation of the Business Combination.

Warrant Tender Offer

The Sponsor, Mr. Wright, and Cowen intend to commence the Warrant Tender Offer to purchase up to 3,746,150 warrants at $0.60 per warrant (subject to proration), which will be consummated, if at all, upon the consummation of the Business Combination. The purchase price of $0.60 was determined by the Sponsor, Mr. Wright and Cowen in consultation with the representatives of the underwriters of the IPO and based on these entities’ knowledge of the securities markets.

The Sponsor, Mr. Wright and Cowen initially deposited an aggregate of $2,250,000 with Continental Stock Transfer & Trust Company into a segregated escrow account (representing $0.60 per warrant for up to 3,750,000 warrants) to fund the Warrant Tender Offer. More specifically, the Sponsor deposited $1,387,500, Mr. Wright deposited $75,000 and Cowen deposited $787,500. The funds held in the escrow account must be invested in United States treasuries or in money market funds that invest solely in United States treasuries with a maturity of 180 days or less. In August 2014, the Sponsor, Mr. Wright and Cowen commenced the Initial Tender Offer to purchase up to 7,500,000 of Chart’s issued and outstanding warrants at a purchase price of $0.30 per warrant in connection with a special meeting of Chart’s stockholders to approve, among other matters, an amendment to Chart’s existing charter extending the date by which Chart must consummate its initial business combination from September 13, 2014 to March 13, 2015. A total of 7,700 warrants were validly tendered and not withdrawn in the Initial Tender Offer. In September 2014, the Sponsor, Mr. Wright and Cowen accepted for purchase all such warrants for an aggregate purchase price of $2,310.

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The purpose of the Warrant Tender Offer is twofold: first, unlike other blank check companies, the Warrant Tender Offer provides public warrant holders that may not wish to retain their warrants following the Business Combination the possibility of receiving cash for their warrants; and, second, in the event Chart liquidates upon a failure to consummate the Business Combination, the public warrant holders would receive a pro rata distribution of the amount in the escrow account in the amount of $0.30 for each public warrant they hold, which public warrants, absent such a distribution as with other blank check companies, would expire worthless. As a result, those warrant holders that are also stockholders are incentivized to vote in favor of the Business Combination for the opportunity to receive up to $0.60 per warrant (in the event no more than 3,746,150 warrants are tendered) in place of $0.30 per warrant (in the event of liquidation of the escrow account).

Each of the Sponsor, Mr. Wright, and Cowen has agreed not to tender such placement warrants in the Warrant Tender Offer. Through the Warrant Tender Offer, the Sponsor, Mr. Wright, and Cowen will effectively offer to purchase up to 50% (after giving effect to the 7,700 warrants tendered to, and purchased by, the Sponsor, Mr. Wright, and Cowen in the Initial Warrant Tender Offer on September 11, 2014) of the warrants sold as part of the units in the IPO. If the Warrant Tender Offer is consummated, the public stockholders will suffer no dilutive effect as the overall number of outstanding warrants will remain unchanged. However, the relative voting power of the Sponsor, Mr. Wright and Cowen will increase based on their greater shareholding on a fully diluted basis.

The Warrant Tender Offer is not conditioned upon any minimum number of warrants being tendered, but will only close upon, and simultaneously with, the consummation of the Business Combination. In the event the aggregate number of public warrants validly tendered by the public warrant holders exceeds 3,746,150, each validly submitted offer to sell will be reduced on a pro rata basis in accordance with the terms of the offer to purchase that will be provided to the public warrant holders in connection with the Warrant Tender Offer. For example, if 5,000,000 public warrants were tendered, since only 3,746,150 (75%) of the public warrants will be purchased by the Warrant Tender Offer purchasers, the number of warrants purchased from each public warrant holder will be reduced on a pro rata basis such that only approximately 75% of the validly tendered public warrants will be purchased. Any warrants not purchased by the Warrant Tender Offer purchasers will be returned to the respective public warrant holders. These public warrants will still be exercisable for common stock of Tempus Holdings following the Business Combination and would still be tradable in the public market.

In the event Chart calls a special meeting of its stockholders to approve an amendment to its charter to extend the date by which a business combination must be completed beyond March 13, 2015, then the Sponsor, Mr. Wright and Cowen, in connection with the special meeting, will commence a warrant tender offer similar to the one conducted in August 2014.

If Chart is unable to consummate a business combination within the allotted time, holders of its outstanding public warrants will receive a pro-rata portion of the proceeds on deposit in this escrow account as promptly as reasonably possible but no more than five business days thereafter, after which time such warrants will expire worthless, except for the right of Chart’s public warrant holders to receive $0.30 for each public warrant they hold in place of $0.60 for each public warrant they hold if the Business Combination and Warrant Tender Offer were consummated.

Interest earned on the amount deposited in the escrow account, if any, will be paid to the Sponsor, Mr. Wright and Cowen in accordance with the terms of the escrow agreement.

Redemption of Public Shares and Liquidation if No Initial Acquisition

Chart has until March 13, 2015 to consummate its initial business combination. If Chart has not consummated a business combination by such date, or earlier at the discretion of its board pursuant to the expiration of a tender offer conducted in connection with a failed business combination, Chart will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to Chart for working capital purposes, the payment of taxes or dissolution expenses (although, Chart expects all or substantially all of the interest released to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Chart may seek approval of its stockholders to extend the date by which a business combination must be completed from March 13, 2015 until a later date (and Chart is required by the Merger Agreement in certain circumstances to seek such extension), but there is no assurance that Chart’s stockholders will approve such extension.

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Chart’s initial stockholders and Cowen (as applicable) have each agreed to waive their respective redemption rights with respect to the founder shares and placement shares (i) in connection with the consummation of its initial business combination, (ii) if Chart fails to consummate a business combination by March 13, 2015, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon its liquidation prior to the expiration of the specified period. However, if its initial stockholders, or any of its officers, directors or affiliates, acquire public shares after the IPO, they will be entitled to redemption rights with respect to such public shares if Chart fails to consummate its initial business combination within the required time period. Although the Sponsor, Mr. Wright, and Cowen intend to commence the Warrant Tender Offer in connection with the Business Combination to purchase up to 3,746,150 of its issued and outstanding warrants, there will be no redemption rights or liquidating distributions from Chart with respect to its warrants, which will otherwise expire worthless in the event Chart does not consummate a business combination within the allotted time period (except for the right of Chart’s public warrant holders to receive $0.30 for each public warrant they hold in place of $0.60 for each public warrant they hold if the Business Combination and Warrant Tender Offer were consummated). Chart expects that all costs and expenses associated with implementing its plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $469,897 of cash held outside the trust account as of September 30, 2014 and interest income on the balance of the trust account (net franchise and income taxes payable) that will be released to Chart to fund its working capital requirements, although Chart cannot assure you that there will be sufficient funds for such purpose.

If Chart were to expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, the per-share redemption amount received by stockholders upon its dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of its creditors which would have higher priority than the claims of its public stockholders. Chart cannot assure you that the actual per-share redemption amount received by stockholders will not be less than $10.00. Under Section 281(b) of the DGCL, its plan of dissolution must provide for all claims against Chart to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before Chart makes any distribution of its remaining assets to its stockholders. While Chart intends to pay such amounts, if any, Chart cannot assure you that Chart will have funds sufficient to pay or provide for all creditors’ claims.

Although Chart seeks to have all vendors, service providers, prospective target businesses or other entities with which Chart does business execute agreements with Chart waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of its public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against its assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, Chart’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to Chart than any alternative. If Chart does not obtain a waiver from a third party, Chart will obtain the written consent of Messrs. Brady and Wright before entering into an agreement with such third party. Examples of possible instances where Chart may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver and where Messrs. Brady and Wright execute a written consent. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Chart and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, pursuant to a written agreement, Messrs. Wright and Brady, Chart’s Chairman and Chief Executive Officer, and President and Director, respectively, have agreed that they will be jointly and severally liable to Chart if and to the extent any claims by a vendor for services rendered or products sold to Chart, or a prospective target business with which Chart has discussed entering into a definitive transaction agreement, reduce the amounts in the trust account to below $10.00 per share, except as to any claims by a third party who executed a waiver of rights to seek access to the trust account and except as to any claims under its indemnity of the underwriters of the offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Wright and Brady will not be responsible to the extent of any liability for such third party claims. Chart cannot assure you, however, that Messrs. Wright and Brady would be able to satisfy those obligations. With the exception of Messrs. Wright and Brady as described above, none of its officers will indemnify Chart for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

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In the event that the proceeds in the trust account are reduced below $10.00 per public share and Messrs. Wright and Brady assert that they are unable to satisfy any applicable obligations or that they have no indemnification obligations related to a particular claim, Chart’s independent directors would determine whether to take legal action against Messrs. Wright and Brady to enforce their indemnification obligations. While Chart currently expects that its independent directors would take legal action on its behalf against Messrs. Wright and Brady to enforce their indemnification obligations to Chart, it is possible that its independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, Chart cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of its trust account distributed to its public stockholders upon the redemption of its public shares in the event Chart does not consummate its initial business combination by March 13, 2015 may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of its trust account distributed to its public stockholders upon the redemption of its public shares in the event Chart does not consummate its initial business combination by March 13, 2015  is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If Chart has not consummated a business combination by March 13, 2015, or earlier, at the discretion of its board pursuant to the expiration of a tender offer conducted in connection with a failed business combination, Chart will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to Chart for working capital purposes, the payment of taxes or dissolution expenses (although, Chart expects all or substantially all of such interest released to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is Chart’s intention to redeem its public shares as soon as reasonably possible following its 21st month and, therefore, Chart does not intend to comply with those procedures. As such, its stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of such date.

Because Chart will not be complying with Section 280, Section 281(b) of the DGCL requires Chart to adopt a plan, based on facts known to Chart at such time that will provide for its payment of all existing and pending claims or claims that may be potentially brought against Chart within the subsequent 10 years. However, because Chart is a blank check company, rather than an operating company, and its operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in its underwriting agreement, Chart will seek to have all vendors, service providers, prospective target businesses or other entities with which Chart does business execute agreements with Chart waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against Chart are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, Messrs. Wright and Brady may be jointly and severally liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below $10.00 per public share less any per-share amounts distributed from its trust account to its public stockholders in the event Chart is unable to consummate a business combination by March 13, 2015, and will not be liable as to any claims under its indemnity of the underwriters of the offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Wright and Brady will not be responsible to the extent of any liability for such third-party claims.

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If Chart files a bankruptcy petition or an involuntary bankruptcy petition is filed against Chart that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, Chart cannot assure you Chart will be able to return $10.00 per share to its public stockholders. Additionally, if Chart files a bankruptcy petition or an involuntary bankruptcy petition is filed against Chart that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by its stockholders. Furthermore, Chart’s board may be viewed as having breached its fiduciary duty to its creditors and/or may have acted in bad faith, and thereby exposing itself to claims of punitive damages by paying public stockholders from the trust account prior to addressing the claims of creditors. Chart cannot assure you that claims will not be brought against it for these reasons.

Employees

Chart currently has three executive officers. These individuals are not obligated to devote any specific number of hours to its matters but they intend to devote as much of their time as they deem necessary to its affairs until Chart has completed its initial business combination. Chart does not intend to have any full time employees prior to the consummation of its initial business combination.

Properties

Chart does not own any real estate or other physical properties materially important to its operation. Chart’s executive office is located at 555 5th Avenue, 19th Floor, New York, New York 10017. Chart agreed to pay, commencing on December 14, 2012 and until such time as it consummates a business combination or its liquidation, a total of $10,000 per month to The Chart Group L.P., an affiliate of the Sponsor, for this office space and for secretarial and administrative services. Chart considers its current office space adequate for its current operations.

Legal Proceedings

To the knowledge of Chart’s management, there is no litigation currently pending or contemplated against Chart, any of its officers or directors in their capacity as such or against any of its properties.

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MANAGEMENT OF CHART

Directors and Executive Officers

Chart’s directors and executive officers are as follows:

Name	Age	Position

Joseph R. Wright (a)	76	Chairman and Chief Executive Officer
Christopher D. Brady (a)	60	President and Director
Michael LaBarbera	65	Chief Financial Officer, Secretary
Peter A. Cohen (b)	68	Director
Governor Thomas J. Ridge (c) (d)	69	Director
Senator Joseph Robert “Bob” Kerrey (c) (d)	71	Director
Manuel D. Medina (c) (d) (e)	62	Director
Kenneth J. Krieg (b) (e)	53	Director

(a)     Class III director (to serve until the annual meeting of stockholders in 2015)

(b)     Class II director nominee (to serve until the annual meeting of stockholders in 2017)

(c)     Class I director (to serve until the annual meeting of stockholders in 2016)

(d)     Member of Audit Committee

(e)     Member of Compensation Committee

Joseph R. Wright has been Chairman of Chart’s board of directors and Chief Executive Officer since Chart’s inception. Mr. Wright is a Senior Advisor to The Chart Group, L.P., a merchant banking firm and an affiliate of the Sponsor and a member of the Advisory Board of The Comvest Group. Mr. Wright has served as the Executive Chairman of the board of directors of MTN Satellite Communications since 2010 and Chairman of the Investment Committee of ClearSky Power & Technology Fund I LLC since 2011. Mr. Wright was Senior Advisor to Providence Equity Partners LLC from July 2010 to June 2012 and Chief Executive Officer of Scientific Games Corp. from January 2009 to December 2010. From July 2006 through to April 2008, Mr. Wright served as Chairman and Director of Intelsat, Ltd., a provider of global satellite services and Chief Executive Officer and Director of PanAmSat Corporation from August 2001 until it was combined with Intelsat in July 2006. Mr. Wright was Chairman and Director of GRC International, Inc. from 1996 to 2000 and was Executive Vice President and Vice Chairman of W.R. Grace & Co. from August 1989 to 1994. Mr. Wright was a member of President Reagan’s Cabinet, was Director and Deputy Director of the White House Office of Management and Budget from March 1982 to 1989 and was Deputy Secretary of the Department of Commerce from 1981 to 1982. In 1989, Mr. Wright was appointed to the President’s Export Council by President George H.W. Bush as Chairman of the Export Control Sub-Committee. In 2003, President George W. Bush appointed Mr. Wright to the President’s Commission on the U.S. Postal Service Reform, the National Security Telecommunications Advisory Committee (NSTAC), the FCC’s Network Reliability and Interoperability Council and the FCC’s Media and Security Reliability Council. Mr. Wright presently serves on the current Administration’s Defense Business Board which provides advice on the overall management and governance on the Department of Defense. Mr. Wright received the Distinguished Citizens Award from President Reagan in 1989. Mr. Wright is currently a Director of Cowen Group, Inc., the parent of Cowen and Company, LLC. Mr. Wright has served as a member of several other boards of directors throughout his career, including Federal Signal Corporation from 2010 to 2012, Education Management Corporation from 2011 to 2012, Travelers from 1990 to 1999, Harcourt Brace Jovanovich from 1990 to 1992 and Titan from 2000 to 2005. Mr. Wright is well qualified to serve as Chairman of Chart’s board of directors due to his background in government services and private equity. Mr. Wright received his undergraduate degree from the Colorado School of Mines and his graduate degree from Yale University in 1961.

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Christopher D. Brady has been the president and a member of Chart’s board of directors since Chart’s inception. Mr. Brady founded The Chart Group L.P., a merchant banking firm and an affiliate of the Sponsor, in 1994, and serves as its Chairman and Managing Director. Mr. Brady has over 25 years of experience in private equity, corporate finance and capital markets, with a focus on identifying and building portfolio companies. Prior to founding The Chart Group L.P., Mr. Brady spent 14 years in the corporate finance and capital markets departments of Lehman Brothers from 1981-1987 and Dillon Read from 1987-1992. Mr. Brady currently serves as a director of SeaMobile, Inc., a government and commercial satellite communications provider, Miami International Holdings, a newly formed options exchange, Templeton Emerging Markets Investment Trust PLC, an international asset manager, Airborne Tactical Advantage Company (ATAC), a tactical military training service, and Genesis Today, Inc., a natural health supplement from organic liquid vitamins, and in other private companies in which either The Chart Group L.P. or its affiliates have invested. Mr. Brady serves as the Chairman for Chart Capital Partners I, II and Chart Venture Partners. Mr. Brady served as a member of the Transition Team for the United States Army Secretary Dr. Francis Harvey 2004-2005. Mr. Brady earned his B.A. from Middlebury College and his M.B.A. from Columbia University Graduate School of Business. In addition, Mr. Brady is well qualified to serve on Chart’s board of directors due to his background in private equity, corporate finance and capital markets, with a focus on identifying and building portfolio companies.

Michael LaBarbera has been Chart’s chief financial officer and secretary since Chart’s inception. Mr. LaBarbera serves as a Managing Director of Chart Group Advisors, a merchant banking firm and affiliate of the Sponsor. Prior to Chart, from 1996-2002 he was Managing Director, Head of Private Placements & Fundraising at Dresdner Kleinwort Capital, the global private equity business within Dresdner Kleinwort Wasserstein Securities, LLC. From 1994-1996, he was Managing Director, Head of Private Placements at S.G. Warburg & Co., and a Director of S.G. Warburg, PLC. From 1984-1994 he was Senior Vice President, Co-Head of Private Placements at Dillon, Read & Co. Inc. Prior to Dillon Read, he was a member of the Corporate Treasurer’s Departments of both Penn Central Corporation and Exxon Corporation. Mr. LaBarbera has advised both public and private companies on corporate issuance and on structuring financings for acquisitions, business expansion and balance sheet restructurings. Mr. LaBarbera currently serves as a Director and Audit Committee Chair for Laney Directional Drilling, Co. He received an M.B.A. in Finance from Columbia University Graduate School of Business and a B.S. in Chemistry from Brooklyn College, City University of New York.

Peter A. Cohen has been a member of Chart’s board of directors since September 2011. Mr. Cohen serves as Chief Executive Officer and Chairman of the board of directors of Cowen Group, Inc., a diversified financial services company, and parent company of Cowen and Company, LLC, one of the representatives of the underwriters of Chart’s initial public offering. Prior to Cowen Group, Mr. Cohen was the founder of Ramius LLC. He also served as a managing member and senior member of the Executive Committee of Ramius. After receiving his Bachelor of Science degree from Ohio State University in 1968, Mr. Cohen earned his M.B.A. from Columbia University in 1969 and began a career on Wall Street at Reynolds & Co. In 1970, he joined the firm which became Shearson Lehman Brothers. In 1973, Mr. Cohen became Assistant to the Chairman of the firm, Sanford Weill, and was involved in all aspects of the firm’s activities. In 1978, Mr. Cohen left Shearson for one year to work directly for Edmond Safra at Republic NY Corporation and Trade Development Bank Holdings in Geneva, Switzerland and returned to Shearson in 1979. Shearson merged with American Express in 1981 at which time he became President & Chief Operating Officer and in 1983 Chairman and Chief Executive Officer, a position he held until 1990. In 1991, Mr. Cohen formed Republic New York Securities and Republic Asset Management for Republic National Bank of New York and at the same time commenced the activities around which Ramius was formed in 1994. Over his career he has served on a number of corporate, industry and philanthropic boards, including The New York Stock Exchange, The Federal Reserve International Capital Market Advisory Committee, The Depository Trust Company, The Ohio State University Foundation, The New York City Opera, The American Express Company, GRC International, Olivetti SpA, Société Générale de Belgique, Telecom Italia SpA, Presidential Life Corporation, Kroll, Inc., and L-3 Communications. Mr. Cohen is presently a Director of Mount Sinai Hospital, Safe Auto Insurance, and Scientific Games Corporation. Mr. Cohen is well qualified to serve on Chart’s board of directors by virtue of his substantial corporate leadership and financial industry expertise and his significant investment experience.

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Governor Thomas J. Ridge has been a member of Chart’s directors since inception. Governor Ridge is President and Chief Executive Officer of Ridge Global, LLC, Washington, D.C., a global strategic consulting company. He has held that position since July 2006. Additionally, in April 2010, Governor Ridge became a partner in Ridge Policy Group, Harrisburg, Pennsylvania and Washington, D.C., a bi-partisan, full-service government affairs and issue management group. From April 2005 to July 2006, he was President and Chief Executive Officer of Thomas Ridge LLC. From October 2001 to February 2005, Governor Ridge was Secretary of the U.S. Department of Homeland Security. Prior to his service as Secretary of Homeland Security, he was Governor of Pennsylvania from 1995 to 2001. Governor Ridge’s background and experience have prepared him well for membership on Chart’s Board. As President and Chief Executive Officer of Ridge Global, he leads a team of international experts that helps businesses and governments address issues such as risk management, global trade security, technology integration and crisis management. As a partner in Ridge Policy Group, he provides strategic advice to clients to assist them in navigating the complexities of state and local government and raising awareness of their products and services that are relevant to government markets. As twice-elected Governor of Pennsylvania, he has championed issues such as health care and the environment. As Secretary of the Department of Homeland Security, he formed a new agency from 22 agencies employing more than 180,000 employees. Governor Ridge has been a director of Exelon Corporation since May 2005, a director of The Hershey Co. since November 2007, a director of Brightpoint Inc. since September 2009 and a director of Geospatial Holdings, Inc. since April 2010. He was formerly a director of Vonage from August 2005 to April 2010 and Home Depot, Inc. from May 2005 to May 2007. Governor Ridge holds a bachelor’s degree, cum laude, from Harvard University and a Juris Doctor degree from The Dickinson School of Law of The Pennsylvania State University. Governor Ridge’s background and substantial government experience have prepared him well for membership on Chart’s board of directors. Governor Ridge also brings significant corporate governance experience and compliance oversight expertise by virtue of his prior and on-going directorships.

Senator Joseph Robert “Bob” Kerrey has been a member of Chart’s board of directors since inception. Senator Kerrey is President Emeritus of The New School in New York City and served as its President from January 2001 until January 2011. From 1988 to 2000, he served as United States Senator from Nebraska. During that period, he was a member of numerous congressionally-chartered commissions and Senate committees, including the Senate Finance and Appropriations Committees and the Senate Select Committee on Intelligence. Prior to that time, he served as Governor of Nebraska from 1982 to 1987. Senator Kerrey is a director of Scientific Games Corporation, Jones Apparel Group, Inc., Tenet Healthcare Corporation and Genworth Financial, Inc. In addition, Senator Kerrey’s background and substantial government experience have prepared him well for membership on Chart’s board of directors and, by virtue of his current directorships, he will add significant corporate governance and compliance oversight expertise to Chart’s board of directors.

Manuel D. Medina has been a member of Chart’s board of directors since March 15, 2012. Since June 2011, Mr. Medina has been the Chairman and CEO of Medina Capital Partners, an investment firm focused on funding private and public sector technology companies. Mr. Medina was the founder, Chairman and CEO of Terremark Worldwide, Inc., a publicly traded global provider of managed IT infrastructure services, until April 2011 when the company was acquired by Verizon Communications, Inc. Mr. Medina also founded TransAtlantic Bank located in Miami in 1984 and served as Chairman of its board until 2011. Mr. Medina has a BS in Accounting from Florida Atlantic University. Mr. Medina is well qualified to serve on Chart’s board of directors by virtue of his significant experience and knowledge in building businesses and undertaking complex projects.

Kenneth J. Krieg has been a member of Chart’s board of directors since January 15, 2014. Mr. Krieg heads McLean, VA-based Samford Global Strategies, a consulting practice focused on helping clients lead and manage through periods of strategic change. He also serves on the board of directors of several private companies, is an Executive in Residence at Renaissance Strategic Advisors, and is a Distinguished Fellow at the Center for Naval Analyses. He served as the Undersecretary of Defense for Acquisition, Technology and Logistics (“USD (AT&L)”) from 2005 to 2007, with overall responsibility for DoD’s procurement, research and development, and other major functions. Prior to his appointment as USD (AT&L), he served as Special Assistant to the Secretary of Defense and Director of Program Analysis & Evaluation, leading an organization that advises the Secretary of Defense on defense systems, programs, and investment alternatives. Before joining the DoD, he was Vice President and General Manager of the Office and Consumer Papers Division of International Paper Company. Mr. Krieg also recently served as a director of White Electronic Designs Corporation. Since February 2011, Mr. Krieg has served as a member of the board of directors of API Technologies Corp. (Nasdaq: ATNY). Mr. Krieg holds a Bachelor of Arts degree in history from Davidson College and a Master’s degree in Public Policy from the Kennedy School of Government at Harvard University. Mr. Krieg is well qualified to serve on Chart’s board of directors due to his background in government services and experience with public companies.

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Corporate Governance

Classified Board of Directors

Chart’s existing charter provides for a board of directors classified into three classes, as nearly equal in number as possible, whose terms of office expire in successive years. Chart’s board of directors now consists of seven directors as set forth above in the section entitled “Management of Chart–Directors and Executive Officers.”

Director Independence

Chart’s board of directors has determined that each of Governor Ridge, Senator Kerrey and Messrs. Medina and Krieg are independent in accordance with the Listing Rules (the “NASDAQ Listing Rules”) of the NASDAQ Stock Market LLC (“NASDAQ”). The board of directors affirmatively determined that no director (other than Messrs. Wright, Brady and Cohen) has a material relationship with Chart, either directly or as a partner, stockholder or officer of an organization that has a relationship with Chart.

Chart currently has the following standing committees: the Audit Committee and the Compensation Committee. Each of the standing committees of the board of directors is composed entirely of independent directors.

Committee Membership, Meetings and Attendance

During the fiscal year ended December 31, 2013:

●	two meetings of the board of directors were held;

●	the board of directors acted two times by written consent;

●	four meetings of the Audit Committee were held; and

●	no meetings of the Compensation Committee were held.

Each of our incumbent directors attended or participated in at least 75% of the meetings of the board of directors and the respective committees of which he is a member held during the period such incumbent director has been a director during fiscal year ended December 31, 2013.

We encourage all of our directors to attend our annual meetings of stockholders. Our last annual meeting of stockholders was held on December 3, 2014 and two of our directors attended such meeting.

Audit Committee

Chart has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NASDAQ Listing Rules. In addition, our board of directors adopted a written charter for the Audit Committee. A copy of the Audit Committee charter is available, free of charge, from Chart by writing to its Secretary, Michael LaBarbera, c/o The Chart Group, L.P., 555 5th Avenue, 19th Floor, New York, New York 10017.

The Audit Committee’s duties, which are specified in its charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual reports;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

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●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The Audit Committee is comprised of Governor Ridge, Senator Kerrey and Mr. Medina. The board of directors has determined that Mr. Medina is an Audit Committee financial expert, as defined by the SEC rules, based on his education, experience and background. In addition, we must certify to NASDAQ that the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Medina is an independent director that satisfies NASDAQ’s definition of financial sophistication.

Compensation Committee

Chart has a separately-designated standing Compensation Committee established in accordance with the NASDAQ Listing Rules. The Compensation Committee is comprised of Mr. Medina and Mr. Krieg. The Compensation Committee has overall responsibility for determining and approving the compensation of our Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of our executive officers. Chart may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions. The Compensation Committee has adopted a written charter. A copy of such charter is available, free of charge, from Chart by writing to its Secretary, Michael LaBarbera, c/o The Chart Group, L.P., 555 5th Avenue, 19th Floor, New York, New York 10017.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2013, none of Chart’s officers or employees served as a member of the Compensation Committee. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or on the Compensation Committee.

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Board Leadership Structure and Role in Risk Oversight

We do not require separation of the offices of the Chairman of the Board and Chief Executive Officer and we currently have one person, Mr. Wright, serving in each capacity. In addition, we do not have a lead independent director. The decision whether to combine or separate these positions depends on what our board of directors deems to be in the long term interest of stockholders in light of prevailing circumstances. The board of directors has deemed the current leadership structure to be appropriate given Chart’s limited business purpose of pursuing an initial business combination. Our board of directors believes Chart is well-served by the current leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

The board of directors is actively involved in overseeing our risk management processes. The board of directors focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the board of directors include consideration of the challenges and risks of our businesses, and the board of directors and management actively engage in discussion on these topics. In addition, each of the board of directors’ committees considers risk within its area of responsibility. For example, the Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. The Compensation Committee considers risk and structures our executive compensation programs to provide incentives to reward appropriately executives for growth without undue risk taking.

Director Recommendations and Nominations

The board of directors does not maintain a separate nominating committee as it believes that the independent directors of the board of directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The independent directors of the board of directors are currently responsible for assembling and maintaining a list of qualified candidates to serve on the board of directors, and it periodically reviews this list and researches the talent, skills, expertise, and general background of these candidates. The board of directors will from time to time review and consider candidates recommended by stockholders. Stockholder recommendations should be submitted in writing to: Chart Acquisition Corp., c/o The Chart Group, L.P., 555 5th Avenue, 19th Floor, New York, New York 10017, Attention: Michael L. LaBarbera, Secretary.

The independent members of the board of directors do not have a formal policy with regard to consideration of diversity in identifying director nominees. The independent board members may consider diversity, which could include diversity with respect to experience, skill set, age, areas of expertise and professional background, as well as race, gender and national origins, along with many other criteria, in selecting director nominees.

Whether recommended by a stockholder or chosen by the independent directors, a candidate will be selected for nomination based on his or her talents and the needs of the board of directors. Although the board of directors does not have a formal diversity policy, it is expected that the independent directors will consider such factors as they deem appropriate to assist in developing a board of directors and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable purpose and size, experience as an executive with a publicly traded company, and the extent to which the candidate would be a desirable addition to the board of directors and any committees of the board of directors. Director candidates are evaluated in view of the criteria described above, as well as other factors deemed to be relevant by the board of directors, through reviews of biographical and other information, input from others, including members of the board of directors and executive officers of Chart, and personal discussions with the candidate when warranted by the results of these other assessments.

Procedures for Contacting Directors

The board of directors has established a process for stockholders to send communications to the board of directors. Stockholders may communicate with the board of directors generally or a specific director at any time by writing to Chart’s Secretary, Michael LaBarbera, c/o The Chart Group, L.P., 555 5th Avenue, 19th Floor, New York, New York 10017. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the board of directors. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the board of directors generally, to the Chairman of the Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the board of directors.

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Code of Conduct and Ethics

Chart has adopted a Code of Ethics that applies to all its employees including its principal executive, financial and accounting officers. A copy of the Code of Ethics and the Audit Committee and Compensation Committee charters can be found on Chart’s website at www.chartacquisition.com/corporategovernance.aspx.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Chart specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year ended December 31, 2013.

AUDIT COMMITTEE

Governor Thomas J. Ridge

Senator Joseph Robert “Bob” Kerrey

Manuel D. Medina

Change in Auditors

On June 30, 2014, KPMG acquired certain assets of Rothstein Kass, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates (“Rothstein Kass”), our prior independent registered public accounting firm.  As a result of this transaction, on June 30, 2014, Rothstein Kass resigned as the independent registered public accounting firm for Chart.  Concurrent with such resignation, the Audit Committee approved the engagement of KPMG as the new independent registered public accounting firm for Chart. On August 6, 2014, KPMG completed its client evaluation procedures and accepted the engagement.

The audit reports of Rothstein Kass on Chart’s financial statements for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years ended December 31, 2013 and through the subsequent interim period preceding Rothstein Kass’s resignation, there were no disagreements between Chart and Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Rothstein Kass would have caused them to make reference thereto in their reports on Chart’s financial statements for such years. During the two most recent fiscal years ended December 31, 2013 and through the subsequent interim period preceding Rothstein Kass’s resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

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Fees Billed by our Independent Registered Public Accounting Firm During Fiscal 2012 and 2013

Set forth below are the fees paid or to be paid to Rothstein Kass for services rendered to us for the fiscal years ended December 31, 2012 and 2013:

Audit Fees.  Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Rothstein Kass in connection with regulatory filings.  The aggregate fees billed by Rothstein Kass for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the year ended December 31, 2013 and 2012 totaled $45,000 and $70,000, respectively. The above amounts include interim procedures and audit fees, as well as attendance at Audit Committee meetings.

Audit-Related Fees.  Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the year ended December 31, 2013, we paid Rothstein Kass $9,750 for consultations concerning financial accounting and reporting standards. We did not pay Rothstein Kass for audit-related services for the year ended December 31, 2012.

Tax Fees. We did not pay Rothstein Kass for tax planning and tax advice for the year ended December 31, 2012 or for the year ended December 31, 2013.

All other fees. During the year ended December 31, 2013, we paid Rothstein Kass $28,500 for consulting services for our due diligence review in connection with the investigation of an acquisition target. We did not pay Rothstein Kass for any other fees for the year ended December 31, 2012.

Pre-Approval Policy

Our Audit Committee has adopted a statement of principles with respect to the pre-approval of services provided by the independent registered public accounting firm. In accordance with the statement of principles, the Audit Committee has determined that all non-prohibited services to be provided by the independent registered public accounting firm are to be approved in advance pursuant to a proposal from such independent registered public accounting firm and a request by management for approval.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us, we believe that during the year ended December 31, 2013 there were no delinquent filers.

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Executive Compensation

Compensation Discussion and Analysis

None of Chart’s executive officers or directors has received any compensation (cash or non-cash) for services rendered. Commencing on the date that Chart’s securities were first listed on NASDAQ through the earlier of consummation of Chart’s initial business combination or its liquidation, Chart has paid The Chart Group L.P., an affiliate of Christopher D. Brady, Chart’s president and director, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement was agreed to by The Chart Group L.P. for Chart’s benefit and is not intended to provide The Chart Group L.P. or Mr. Brady compensation in lieu of a salary. Chart believes that such fees are at least as favorable as it could have obtained from an unaffiliated third party for such services. Other than this $10,000 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to Chart’s initial stockholders, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Chart’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

After the completion of the Business Combination, directors or members of our management team who remain with Tempus Holdings may be paid consulting, management or other fees from the post-combination company. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, by a compensation committee of the board of directors. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Management of Tempus Holdings After the Business Combination.”

After the closing of the Business Combination, Tempus Holdings’ board of directors will include the following four existing Chart directors: Joseph R. Wright, Christopher D. Brady, Peter A. Cohen and Kenneth J. Krieg. Additionally, some or all of Chart’s executive officers and directors may negotiate consulting arrangements to remain with Tempus Holdings after the Business Combination. Chart does not believe that the ability of our management to remain with Tempus Holdings after the consummation of the Business Combination was a determining factor in our decision to proceed with the Business Combination.

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CHART’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes of Chart included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting Chart’s current expectations, estimates and assumptions concerning events and financial trends that may affect Chart’s future operating results and financial position. Actual results and the timing of events may differ materially from those contained in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Chart is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Chart seeks to capitalize on the global network and investing and operating experience of its management team to identify, acquire and operate one or more businesses focused on the provision and/or outsourcing of government services operating in or near of North America, although Chart may pursue acquisition opportunities in other business sectors or geographic regions. Chart believes that the acquisition and operation of an established business focused on the provision and/or outsourcing of government services will provide a foundation from which to build, through acquisition or organic growth, a diversified business platform. Chart believes its management team has the skills and experience to identify, evaluate and consummate a business combination and is positioned to assist businesses Chart acquires to satisfy the increased demand for the provision and outsourcing of government services because of the experience of its management team in the government sector. However, its management team’s global network and investing and operating experience is not a guarantee of a successful initial business combination. The members of its management team are not required to devote any significant amount of time to its business and are concurrently involved with other businesses. There is no guarantee that its current officers and directors will continue their respective roles, or any other role, after its initial business combination, and their expertise may only be of benefit to Chart until its initial business combination is completed.

Results of Operations

For the period from July 22, 2011 (inception) through September 30, 2014 we had a net loss of $2,079,285 including a net loss of $993,867 for the period from January 1, 2014 to September 30, 2014, consisting primarily of interest income and a change in the fair value of the warrant liability offset by general and administrative expenses.

For the period from July 22, 2011 (inception) through December 31, 2013 we had a net loss of $1,085,418, consisting primarily of interest income offset by general and administrative expenses.

We have neither engaged in any operations nor generated any revenues to date. All activity through September 30, 2014 relates to our formation, our private placements and offering, the identification and evaluation of prospective candidates for an initial business combination, and general corporate matters. Since the completion of our offering, we have not generated any operating revenues and will not until after completion of our initial business combination, at the earliest. We may generate small amounts of non-operating income in the form of interest income on cash and cash equivalents, but such income is not expected to be significant in view of the current low yields on Treasury securities. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. As of September 30, 2014, approximately $65 million was held in the trust account, after the redemption of 964,691 shares. In addition we had cash outside of the trust account of approximately $470,000 (from the proceeds of certain notes) and approximately $1,838,000 in accounts payable and accrued expenses. As of December 31, 2013, approximately $75 million was held in the trust account and we had cash outside of trust of approximately $119,000 and approximately $194,000 in accounts payable and accrued expenses. All interest income on the balance of the trust accounts may be available to us to fund our working capital requirements. Through September 30, 2014, Chart has withdrawn $60,162 in funds from interest earned on the trust proceeds. Other than the deferred underwriting fees, no amounts are payable to the underwriters of our IPO in the event of a business combination.

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Liquidity and Capital Resources

On December 19, 2012, we consummated our offering of 7,500,000 units at a price of $10.00 per unit. Simultaneously with the consummation of our offering, we consummated the private sale of 375,000 units to our Sponsor, Joseph Wright and Cowen for $3.75 million. We received net proceeds from our offering and the sale of the placement units of approximately $76,120,000 net of the non-deferred portion of the underwriting commissions of $2,062,050 and offering costs of approximately $567,550. Upon the closing of the offering and the private placement, $75,000,000 was placed into a trust account while the remaining funds were placed in an account outside the trust for working capital purposes.

On September 5, 2014, 964,691 shares of common stock were redeemed at a price of $10.00 per share for a total redemption amount of $9,646,910.

As of September 30, 2014, investment securities in our trust account consisted of $65,351,857 in United States money market mutual fund securities. Out of the proceeds of our offering which remained available outside of the trust account, we obtained officers and directors insurance covering an 18 month period from December 7, 2012 through June 13, 2014 for a cost of $260,000. In June 2014, Chart renewed its officers and directors insurance covering a 3 month period from June 13, 2014 through September 13, 2014 for a cost of $43,700. In September 2014, Chart renewed its officers and directors insurance covering a 6 month period from September 13, 2014 through March 13, 2015 for a cost of $85,950. The invoice was paid in October 2014.

As of September 30, 2014, we had a cash and cash equivalent balance of $469,897, held outside of our trust account after issuance of $1,150,000 in notes payable, which is available for use by us to cover the costs associated with identifying a target business and negotiating a business combination and other general corporate uses. We believe that we have sufficient funds available to conduct the normal operations of the business. However, we may need to obtain additional financing from our Sponsor, Cowen and Joseph Wright to consummate our initial business combination with an operating business by March 13, 2015.

For the period from July 22, 2011 (date of inception) to September 30, 2014, we used cash of $1,825,052 in operating activities, which was largely attributable to a loss from operations of approximately $3,658,520 (exclusive of a non-cash gain from the change in fair value of the warrant liability). During the first nine months of 2014, we used cash of $798,809 in operating activities, which was largely attributable to a loss from operations of approximately $2,573,102 (exclusive of a non-cash gain from the change in fair value of the warrant liability).

As of December 31, 2013, we had a cash and cash equivalent balance of $118,706, held outside of our trust account, which is available for use by us to cover the costs associated with identifying a target business and negotiating a business combination and other general corporate uses.

For the period from July 22, 2011 (date of inception) to December 31, 2013, we used cash of $977,522 in operating activities, which was largely attributable to a net operating loss for the period of $1,085,418.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less amounts released to us for working capital purposes or to pay taxes and deferred underwriting commissions) to consummate our initial business combination. We may use all interest earned on the trust account for purposes of working capital, to pay taxes and dissolution expenses. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding to be approximately $80,000. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

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We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected, pursuant to Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards. We will therefore delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. We may take advantage of this extended transition period provided in Securities Act Section 7(a)(2)(B) until the first to occur of the date we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Securities Act Section 7(a)(2)(B). As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently-issued accounting standard.

Contractual Obligations and Commitments

Chart issued a $246,667 unsecured non-interest bearing promissory note to our Sponsor on February 10, 2014. The proceeds from the loan were used for working capital purposes of Chart. The principal balance of the note was initially payable on the earlier of (i) the date that is nine (9) months from the date of the note or (ii) the date on which Chart consummates an initial business combination. The notes are convertible at the Sponsor’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase Chart common stock. These warrants would be identical to the placement warrants. On September 9, 2014, the promissory note was amended to provide that the payment date shall be the earlier of: (i) March 13, 2015 or (ii) the date on which Chart consummates its initial business combination.

Chart issued a $215,834 unsecured non-interest bearing promissory note to our Sponsor on September 9, 2014. The proceeds from the loan were used for working capital purposes of Chart. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which Chart consummates an initial business combination. The notes are convertible at the Sponsor’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of Chart. These warrants would be identical to the placement warrants.

Chart issued a $246,667 unsecured non-interest bearing promissory note to our Sponsor on September 9, 2014. The proceeds from the loan were used for working capital purposes of Chart. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which Chart consummates an initial business combination.

Chart issued a $140,000 unsecured non-interest bearing promissory note to Cowen, an affiliate of one of our directors, on February 4, 2014. The proceeds from the loan were used for working capital purposes of Chart. The principal balance of the note was initially payable on the date of the consummation of an initial business combination. The notes are convertible at Cowen’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase Chart common stock. These warrants would be identical to the placement warrants. On September 9, 2014, the promissory note was amended to provide that the payment date shall be the earlier of: (i) March 13, 2015 or (ii) the date on which Chart consummates its initial business combination.

Chart issued a $122,500 unsecured non-interest bearing promissory note to Cowen on September 9, 2014. The proceeds from the loan were used for working capital purposes of Chart. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which Chart consummates an initial business combination. The notes are convertible at Cowen’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of Chart. These warrants would be identical to the placement warrants.

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Chart issued a $140,000 unsecured non-interest bearing promissory note to Cowen on September 9, 2014. The proceeds from the loan were used for working capital purposes of Chart. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which Chart consummates an initial business combination.

Chart issued a $13,333 unsecured non-interest bearing promissory note to Joseph Wright, our Chairman and Chief Executive Officer, on February 7, 2014. The proceeds from the loan were used for working capital purposes of Chart. The principal balance of the note was initially payable on the date of the consummation of an initial business combination. The notes are convertible at Mr. Wright’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of Chart. These warrants would be identical to the placement warrants. On September 9, 2014, the promissory note was amended to provide that the payment date shall be the earlier of: (i) March 13, 2015 or (ii) the date on which Chart consummates its initial business combination.

Chart issued a $11,666 unsecured non-interest bearing promissory note to Mr. Wright on September 9, 2014. The proceeds from the loan were used for working capital purposes of Chart. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which Chart consummates an initial business combination. The notes are convertible at Mr. Wright’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of Chart. These warrants would be identical to the placement warrants.

Chart issued a $13,333 unsecured non-interest bearing promissory note to Mr. Wright on September 9, 2014. The proceeds from the loan were used for working capital purposes of Chart. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which Chart consummates an initial business combination.

We do not have any other long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than a monthly fee of $10,000 payable to the Chart Group L.P., an affiliate of our Sponsor, for office space, secretarial and administrative services.

We began incurring these fees on December 14, 2012 (the date the securities of Chart were first listed on the Nasdaq Capital Market) and will terminate upon the earlier of (i) the consummation of an initial business combination or (ii) the liquidation of Chart.

Off-Balance Sheet Arrangements

None.

Critical Accounting Policies and Estimates

We have identified the following as our significant accounting policies.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period. For all periods presented, Chart did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common shares and then share in the earnings of Chart. As a result, diluted income (loss) per common share is the same as basic income (loss) per share for periods presented.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Redeemable Common Stock

All of the common shares sold as part of the units in the public offering and still outstanding as of September 30, 2014, contain a redemption feature which allows for the redemption of common shares under Chart’s liquidation or tender offer/stockholder approval provisions. In accordance with ASC Topic 480 "Distinguishing Liabilities from Equity", redemption provisions not solely within the control of Chart require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC Topic 480. Although Chart does not specify a maximum redemption threshold, its charter provides that in no event will they redeem its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

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Chart recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against the par value of common stock and retained earnings, or in the absence of retained earnings, by charges against additional paid-in capital in accordance with ASC Topic 480-10-S99.

Accordingly, at September 30, 2014 and December 31, 2013, 5,116,876 and 6,180,953 public shares, respectively, are classified outside of permanent equity at its redemption value. The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the trust account, including interest but less franchise and income taxes payable (approximately $10.00 at September 30, 2014).

Income Tax

Chart complies with the accounting and reporting requirements of FASB ASC 740, “Income Taxes”, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for the differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets when it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized. At September 30, 2014 and December 31, 2013, Chart has a net deferred tax asset of approximately $728,000 and $378,000, respectively, related to net operating loss carry forwards which begin to expire in 2032, change in fair value of warrant liability, and start-up costs. Management has determined that a full valuation allowance of the deferred tax asset is appropriate at this time.

FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48) (now incorporated into FASB ASC 740, Income Taxes), sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions. This interpretation uses a two-step approach wherein a tax benefit is recognized if a position is more-likely-than-not to be sustained upon examination by taxing authorities. The amount of the benefit is then measured to be the highest tax benefit that is greater than 50% likely to be realized. Based on its analysis, Chart has determined that it has not incurred any liability for unrecognized tax benefits as of September 30, 2014. Chart’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. Chart files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions. Chart recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of September 30, 2014.

Chart may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on Chart’s financial statements.

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Quantitative and Qualitative Disclosures about Market Risk

We were incorporated in Delaware on July 22, 2011 for the purpose of effecting a business combination. We were considered in the development stage at September 30, 2014 and had not yet commenced any operations or generated any revenues. All activity through September 30, 2014 relates to our formation, our IPO and the identification and evaluation of prospective candidates for a business combination. The net proceeds of the IPO and the private placement in December 2012 were placed into a trust account and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less. Due to the short-term nature of these investments, we believe there is no associated material exposure to interest rate risk.

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INFORMATION ABOUT TEMPUS

Unless otherwise stated, references in this section to “Tempus” generally refer to Tempus Applied Solutions, LLC and its consolidated subsidiaries.

Overview

Tempus was formed to provide turnkey and customized design, engineering, modification and integration services and operations solutions that support aircraft critical mission requirements for such customers as the DoD, U.S. intelligence agencies, foreign governments, heads of state and others worldwide. Tempus’ management and employees have extensive experience in the design and implementation of special mission aircraft modifications related to intelligence, surveillance and reconnaissance (“ISR”) systems, new generation command, control and communications systems and VIP interior components and provision of ongoing operational support, including flight crews and maintenance services to customers. In addition, Tempus will transition undervalued and underutilized aircraft to alternative configurations that are then utilized for more profitable special mission purposes.

Tempus was founded in December 2014. The formation of Tempus and its ability to successfully engage in this business has evolved from two principal sources: 1) the expiration of a non-competition agreement relating to the owners’ sale of Orion Air Group Services, LLC (“Orion”) in December 2011; and 2) the availability to Tempus of a number of prospective employees who have engineering or program management skills and experience in the modification and integration of large aircraft platforms.

Tempus’ primary areas of expertise include:

●	Program Management: modification of aircraft for airborne research and development, ISR, and electronic warfare capabilities

●	Design and Engineering: wide body aircraft VIP interior conversions

●	Operations: support services required by the customer for the ultimate successful execution of its mission, to include leasing solutions, flight operations, planning, and other logistics support

Tempus operates out of its corporate headquarters in Williamsburg, Virginia. Additionally, Tempus has identified significant hangar and office space in Brunswick, Maine and anticipates entering into lease agreements for this space in the first quarter of 2015.

Tempus is a newly formed company that has been capitalized with $1.5 million of capital from Tempus’ CEO B. Scott Terry and CFO Lee Priest. Mr. Terry has continued to have extensive relationships in the market previously restricted by the Orion non-competition agreement and as has re-entered this market. As a result of these relationships, Tempus is currently in negotiations for initial contracts and maintains a bid and proposal pipeline of additional opportunities. Several opportunities have matured to a level where management currently believes contracts will be signed in the first quarter of 2015.

Industry

Tempus’ target market is largely influenced by the DoD budget and overall trends in the commercial aircraft and business jet markets.

The DoD fiscal year 2015 base budget request is approximately $495.6 billion, representing marginal change from the fiscal year 2014 enacted base budget of $496.0 billion. In connection with the fiscal year 2015 budget request, the 2014 Quadrennial Defense Review was released, updating the long-term strategy of the U.S. to focus on defending the homeland against specific threats, projecting U.S. influence, and by projecting power. The Quadrennial Defense Review specifically emphasizes the importance of timely, accurate information regarding operational and tactical situations to ensure success in any military mission. The DoD uses a wide range of systems to provide such information in peacetime and conflict situations. Many of these systems include manned and unmanned airborne intelligence, surveillance and reconnaissance platforms, which the DoD will continue to equip with new and better sensors for any operational environment. Specifically, the U.S. Special Operations Command, or SOCOM, relies upon a number of ISR platforms to ensure success of its missions. The SOCOM’s budget related to flight operations, communications, and related support is $2.8 billion for fiscal year 2015, representing an increase of 8%, or $205 million, over the budget for fiscal year 2014.

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Commercial aircraft and business jet activity continues to rebound from the financial crisis. According to the International Air Transport Association, international passenger air traffic increased 5.5% year-over-year as of October 2014 compared to the same period in 2013. Business jet deliveries grew 2% in the third quarter of 2014 compared to the same period in 2013, with the top five major business jet original equipment manufacturers plus Airbus and Boeing delivering 141 aircraft. Business jet usage continues to show steady improvement as U.S. business jet flight operations have grown 6.5% year-over-year as of September 2014.

Aircraft Leasing

The U.S. government has adopted a strategy of custom integration of sensors and command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR) solutions on existing aircraft that support intelligence and communication activities in forward deployed areas. According to the U.S. government Accountability Office, the U.S. government owns and leases over 1,700 aircraft which play a critical role in supporting various agencies’ mission-related responsibilities and operations. As acquisition and procurement budgets have tightened, government customers have increasingly turned to contract leasing solutions through operations and maintenance funding to reduce up-front cost and “red-tape” associated with large procurement processes.

Maintenance and Modifications

A significant source of retrofit modifications for high end corporate aircraft will be sourced from recently initiated government regulatory requirements. In 2013, the Federal Aviation Administration (FAA) instituted a mandate requiring the installation of Future Air Navigation Systems (FANS) 1/A and Automatic Dependent Surveillance-Broadcast (ADS-B) technology on aircraft flying in the North Atlantic Track System (NATS), European, and American airspace.

Competitive Strengths

Industry Leading Expertise

Tempus’ executive management team possesses over 40 years of combined experience in the special mission aircraft industry. The team brings a broad deal sourcing network of trusted relationships within the U.S. government, a unique blend of asset knowledge and technical expertise, and a solid track record of realizing proceeds from investments through a number of exit alternatives. Tempus’ network of highly trained and experienced technicians hold complex design and engineering capabilities, with expertise on a wide range of aircraft platforms, and have successfully completed projects with strict parameters and specifications for the U.S. government. Since 2009, the executive team of Tempus has won and led contracts with U.S. government end users in excess of $500 million. Tempus’ network of highly trained personnel have designed, integrated, and certified more than 70 aircraft, modified to conduct special mission operations in some of the most remote and harsh environments globally.

Leasing Solution is Aligned with the DoD’s Aircraft Utilization Strategy

Downward pressure on acquisition/procurement budgets has made the acquisition of assets difficult for U.S. government agencies seeking customized C4ISR solutions. The rapid advancement of technology will continue to force these agencies to move to a contract leasing model for aviation assets operated according to FAA standards. Tempus is well-positioned to capitalize on the DoD’s shifting strategy by offering a leasing solution of repurposed aircraft with advanced intelligence, surveillance and reconnaissance equipment as well as new generation command, control and communications systems for expeditionary use in forward deployed areas. By taking advantage of the commercial support network for popular business aircraft with a significant worldwide installed base, Tempus’ solutions allow U.S. government contractors and their end customers to avoid replicating expensive logistics support tails, which can be costly and highly inefficient for smaller numbers of aircraft.

Significant Barriers to Entry

Significant entry barriers exist in Tempus’ business and market due to the knowledge, regulatory licensing, and capital required to purchase, modify, and maintain specialized aircraft assets. The management team maintains a unique and deep knowledge of both the commercial aviation and U.S. government special missions aircraft industry, which allows Tempus to optimize the use of customized solutions that meet the specifications of its customers. Tempus personnel have earned the security clearances required to support various agencies within the DoD and intelligence community. Tempus’ unique leasing model is well-positioned to benefit U.S. government contractors that generally have not been willing to own or manage aircraft assets due to their unwillingness to carry high levels of capital assets. Traditional leasing firms do not hold the requisite expertise, market knowledge, or security clearances to address the unique U.S. government end customer.

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High Switching Cost for Customers

Tempus’ strategy is to integrate and then provide ongoing operational services for aircraft that will be modified with extensive interior modifications including VIP passenger accommodations for commercial customers and surveillance and communication technology for U.S. government end users. These solutions are highly engineered and place high switching costs on the customer due to the modifications costs, which can total up to 50% - 200% of the base value of the aircraft, and prolonged aircraft downtime, typically 6 to 18 months, associated with modifying and outfitting an aircraft with the desired equipment. The combination of additional cost and increased time on the ground mitigates contract recompete-risk for Tempus.

Secure, State of the Art Facilities Strategically Located in Brunswick, ME

The members of Tempus have an option to lease hangar space at the former Naval Air Station in Brunswick, ME. The secure hangar facilities, with access to secure compartmented information facilities, are strategically located on the Eastern Seaboard, an area with a highly skilled labor force well suited to work on large structures in confined spaces given the regions’ robust background in shipbuilding. This location affords Tempus the ability to more cost effectively accommodate maintenance and modification requests internationally. The air station maintains runways and taxiways certified for B-747, A-340, and C-5 aircraft, which allows Tempus to provide maintenance and modification services on wide body aircraft.

Highly Attractive Business Model Providing High Risk-Adjusted Returns

Tempus’ business model allows it to achieve monthly lease rate factors ranging from 1.3% - 1.5% compared to typical commercial monthly lease rate factors of less than 1.0%. The experience and track record of management as a pioneer in this niche market allows for attractive pricing, as risks are properly understood and adequately mitigated. Tempus seeks to employ conservative leverage, secured by modified aircraft assets under contract with end users, and to be backed by strong cash flow that can support both interest payments and future investment in the business.

Meaningful Marketing and Cross Selling Opportunities within Targeted Customer Base

Tempus’ strategy of providing turnkey and customized design, engineering, modification and integration services and operations solutions that support aircraft critical mission requirements helps position it to meet other aviation needs of the customer. For example, Tempus expects to be able to procure or broker an underutilized and undervalued asset for a customer and develop the engineering and perform the modifications required to “repurpose” the aircraft. Once complete, Tempus may sell or lease the repurposed aircraft to the end customer. Ideally, Tempus will modify an aircraft for an operationally specific purpose, after which the customer will utilize Tempus to assist in an operational capacity. These cross selling opportunities allow Tempus to continually expand and maintain a loyal customer base.

Growth Strategy

Re-enter the Market for Turnkey Solutions for Government Customers

Tempus’ CEO, Mr. Terry, has previously run, grown and successfully sold two previous companies that provided turnkey commercial aviation services for government customers, Flight International and Orion. Upon the sale of Orion, which was also founded by Mr. Terry, he entered into a non-competition agreement with the buyer which has expired. The management and employees of Tempus retain extensive relationships in this previously restricted market.

Continued Additions of Complementary Capabilities

Tempus plans to opportunistically add related capabilities within target end-markets through acquisitions. Tempus’ initial acquisition strategy is to acquire an international MRO business with complementary commercial distribution channels that will give Tempus the ability to commercially market specialized or emerging communication and avionic solutions developed through the provision of services to governments.

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Capitalize on the Increased Demand for Special Mission Modification and Aircraft Leasing Solutions

The majority of Tempus’ aircraft is or will be modified and equipped to perform C4ISR missions, logistics, and training support for U.S. government contractors and commercial customers. Tempus expects to maintain its competitive advantage of offering a contract leasing model for aviation assets according to FAA standards due to continued downward pressure on acquisition and procurement budgets and the rapid advancement of technology. Utilization of the operations and maintenance budget is increasing within the DoD as U.S. government customers have found contract leasing solutions to be a more nimble procurement process than large aircraft acquisitions.

Expand into International Markets

International markets provide attractive opportunities for both leased and managed aircraft. International lease programs are more comprehensive than domestic opportunities and are guaranteed for longer terms, as many international governments are not bound by the one-year budget cycle of the U.S. appropriations process. Aircraft management customers with significant international flight operations are attractive given the requirements for long-range and expensive aircraft.

Address Key Aviation Regulatory Mandates with Design and Engineering Capabilities

Mandates for FANS 1/A began in 2013 for the most efficient tracks in the NATS and will be implemented by U.S. and Canadian authorities in continental airspace as early as 2015. In 2015, NATS will require FANS 1/A technology at optimum altitudes, expanding to most of the North Atlantic airspace by 2017. Non-compliant aircraft will be prohibited from this airspace, increasing total trip distance, time, fuel emissions, and operating costs. Tempus has proactively expanded its design and engineering capabilities, providing Bombardier Global Express aircraft owners a fully integrated approach to becoming compliant.

Opportunistically Invest in Aircraft

Tempus will draw on years of experience in identifying transactions that offer the greatest opportunity to realize superior returns over the life of the aircraft and benefit from the arbitrage gained from transitioning and modifying idle or undervalued aircraft into configurations that provide valuable services to its owner or end user. Tempus seeks aircraft target investments that have the following characteristics:

●	Aircraft under contract to the U.S. or foreign government agencies

●	Business aircraft expected to retain attractive residual value

●	Business aircraft supported by an efficient worldwide commercial infrastructure

●	Highly modified business aircraft

Capabilities

Program Management

Tempus provides integration services for complex, longer-term aircraft modification projects to U.S. and foreign government agencies, prime defense contractors, and corporations. Modification capabilities include airborne research and development; command and control, communications interoperability, and relay; electronic warfare / threat simulation; head of state / head of agency transportation; logistics support; ISR; personnel recovery and extraction; and systems engineering, modifications, and interior completions.

Design and Engineering

Tempus personnel have differentiated aerospace design and engineering capabilities, which provides Tempus the ability to design FAA certified airworthy solutions tailored to the specifications of the end customer. Tempus offers major interior completion projects including design and materials specifications, renderings, and layout of passenger accommodations development. FAA-licensed designated engineering representatives assist with all project specific and conformity plans to ensure FAA approval of new technology installation.

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Representative Experience of Tempus Personnel

Special Mission Modification and Aircraft Leasing

●	3 Pilatus PC-12s with advanced ISR equipment for deployment in Africa in 56 days

●	Bombardier Global Express aircraft with advanced ISR equipment for the U.S. Air Force

Wide Body Aircraft VIP Interior Conversions

●	Boeing 777 for head of state

●	Airbus A-340 for corporate client

Customers

Tempus markets to a global customer base of U.S. and foreign governments, corporations, and high net worth individuals. Prospective customers include the Intelligence Community, DoD, U.S. Air Force, Army, Navy, Department of Homeland Security, and large prime U.S. government contractors.

Competition

Tempus believes that its expertise, certifications, and U.S. government security clearances allow it to compete effectively within its target markets. In the special mission modifications and leasing business unit, Tempus competes with companies that provide ISR and data acquisition modification solutions to both turboprop and business jet aircraft for government customer users. These companies include Alliant Techsystems, Dynamic Aviation, L-3 Communications, and Sierra Nevada. Within the design and engineering business unit, Tempus also competes with companies that have Wide Body Completion Data Licenses including Associated Air Center, Comlux, Greenpoint, and Jet Aviation.

Employees

As of January 5, 2015, Tempus has eight employees, including four in program management and business development, one in engineering and three in executive and administrative roles.

Properties

Tempus does not own any real estate or other physical properties materially important to its operation. Beginning in January 2015, Tempus’ executive office will be located at 133 Waller Mill Road, Williamsburg, Virginia 23185.

MANAGEMENT OF TEMPUS

Executive Officers

Tempus’ executive officers as of the date of this proxy statement/prospectus are as follows:

Name	Age	Position

B. Scott Terry	51	Chief Executive Officer and Manager
R. Lee Priest, Jr.	48	Chief Financial Officer and Secretary

B. Scott Terry founded Tempus after 22 years of experience in U.S. government and corporate aviation. A former naval aviator, Mr. Terry held executive positions at Merrill Lynch & Co., Flight International, Inc., and Bombardier Aerospace. He has an undergraduate degree in Economics and a MBA from Boston University. Additionally, he completed a postgraduate study program in International Law from the University of London. Prior to returning to the U.S. to continue his career in aviation, Mr. Terry was admitted as a Ph.D. candidate in Finance and Trade at City University Business School in London.

R. Lee Priest, Jr. is a former naval aviator and Electronic Counter-Measures Officer on carrier based EA-6B aircraft. After his military career, Mr. Priest served as a Managing Director in the Aerospace, Defense and Government Services Group of BB&T Capital Markets. During his more than 15 years as an investment banker, Mr. Priest successfully advised on over 50 transactions and financings totaling over $5 billion for middle market aerospace and defense companies. Mr. Priest received a BS in aerospace engineering from the U.S. Naval Academy and a MBA from the University of Maryland.

Executive Compensation

To date, none of Tempus’ executive officers have received compensation.

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TEMPUS MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes of Tempus included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting Tempus’ current expectations, estimates and assumptions concerning events and financial trends that may affect Tempus’ future operating results and financial position. Actual results and the timing of events may differ materially from those contained in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Tempus is newly formed with its operating history limited to business development and contract negotiations for prospective new customers.

Plan of Operations

Tempus has been formed to provide turnkey and customized design, engineering, modification and integration services and operations solutions that support aircraft critical mission requirements for such customers as the United States Department of Defense (“DoD”), U.S. intelligence agencies, foreign governments, heads of state and others worldwide. Tempus designs and implements special mission aircraft modifications related to intelligence, surveillance and reconnaissance systems, new generation command, control and communications systems and VIP interior components and provides ongoing operational support including flight crews, maintenance and other services to customers. In addition, it will transition undervalued and underutilized aircraft to alternative configurations that are then utilized for more profitable special mission purposes.

Tempus was founded in December of 2014. The formation of Tempus and its ability to successfully engage in this business has evolved from two principal sources: 1) the expiration of a non-competition agreement relating to the owners’ sale of Orion Air Group Services, LLC (“Orion”) in December 2011 and 2) the availability to Tempus of a number of employees who have engineering or program management skills and experience in the modification and integration of large aircraft platforms.

Results of Operations

As of the date of this proxy statement/prospectus, Tempus’ operations have been limited to the identification, tracking and initial negotiation of contract terms for prospective new business opportunities, identifying and entering into a lease for office space, hiring of a select group of senior management personnel with extensive experience in the aerospace, defense and government services industry and various organizational and transactional costs. Additional efforts have involved the identification of prospective hangar space to be utilized in the provision of services envisioned by Tempus.

Liquidity and Capital Resources

Tempus’ cash balance at December 17, 2014 was $1.5 million. There are long term liabilities in the amount of $489,899 in the form of a loan from an executive officer. Tempus has generated no revenue to date. Tempus will require additional funds to be able to complete its business plan, which it expects to receive in connection with and following the Business Combination.

Off-Balance Sheet Arrangements

Tempus does not currently have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with Generally Accepted Accounting Principles (“GAAP”) requires the application of appropriate accounting rules and guidance, as well as the use of estimates. Tempus’ application of these policies involves judgments, and actual results may differ from the estimates used. Tempus expects to invest in aircraft and other aviation assets. Assets of Tempus not used to invest in aircraft and other aviation assets or for other costs of operations will be invested in U.S. Treasuries, cash and/or cash equivalents, each of which will be held at fair value.

Market Risk

Tempus’ exposure to market risk will be influenced by a number of factors including the markets in which Tempus operates. Tempus expects to operate internationally, and therefore will likely be subject to risks related to currency fluctuations. Additionally, Tempus may be subject to interest rate risk on any debt financing that it obtains. At this time, Tempus has not yet commenced operations; therefore, its management is unable to predict additional market risks that may apply to Tempus.

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MANAGEMENT OF TEMPUS HOLDINGS AFTER THE BUSINESS COMBINATION

Directors and Executive Officers

Tempus Holdings’ directors and executive officers upon consummation of the Business Combination will be as follows:

Name	Age	Position

Joseph R. Wright (c)(e)	76	Chairman
B. Scott Terry (c)	51	Chief Executive Officer and Director
R. Lee Priest, Jr.	48	Chief Financial Officer and Secretary
Christopher D. Brady (b)(d)(e)	60	Director
Peter A. Cohen (a)	68	Director
John G. Gulbin, III (c)(d)	52	Director
Kenneth J. Krieg (a)(d)	53	Director
Niall Olver (b)(e)	51	Director

(a)     Class I director (to serve until the annual meeting of stockholders in 2015)

(b)     Class II director nominee (to serve until the annual meeting of stockholders in 2016)

(c)     Class III director (to serve until the annual meeting of stockholders in 2017)

(d)     Member of Audit Committee

(e)     Member of Compensation Committee

Joseph R. Wright has been Chairman of Chart’s board of directors and Chief Executive Officer since its inception, and is a Senior Advisor to The Chart Group, L.P., a merchant banking firm. Mr. Wright has served as the Executive Chairman of the board of directors of MTN Satellite Communications since 2010 and Chairman of the Investment Committee of ClearSky Power & Technology Fund I LLC since 2011. Mr. Wright was Senior Advisor to Providence Equity Partners, LLC from July 2010 to June 2012 and Chief Executive Officer of Scientific Games Corp. from January 2009 to December 2010. From July 2006 through to April 2008, Mr. Wright served as Chairman and Director of Intelsat, Ltd., a provider of global satellite services and Chief Executive Officer and Director of PanAmSat Corporation from August 2001 until it was combined with Intelsat in July 2006. Mr. Wright was Chairman and Director of GRC International, Inc. from 1996 to 2000 and was Executive Vice President and Vice Chairman of W.R. Grace & Co. from August 1989 to 1994. Mr. Wright was a member of President Reagan’s Cabinet, Director and Deputy Director of the White House Office of Management and Budget from March 1982 to 1989 and Deputy Secretary of the Department of Commerce from 1981 to 1982. In 1989, Mr. Wright was appointed to the President’s Export Council by President George H.W. Bush as Chairman of the Export Control Sub-Committee. In 2003, President George W. Bush appointed Mr. Wright to the President’s Commission on the U.S. Postal Service Reform, the National Security Telecommunications Advisory Committee (NSTAC), the FCC’s Network Reliability and Interoperability Council and the FCC’s Media and Security Reliability Council. Mr. Wright presently serves on the current Administration’s Defense Business Board, which provides advice on the overall management and governance on the Department of Defense. Mr. Wright received the Distinguished Citizens Award from President Reagan in 1989. He is currently a Director of Cowen Group, Inc., the parent of Cowen and Company, LLC. Mr. Wright received his undergraduate degree from the Colorado School of Mines and his graduate degree from Yale University in 1961. Mr. Wright is well qualified to serve on Tempus Holdings’ board of directors due to his background as a chief executive officer and his background working in government and with private companies interacting with government.

B. Scott Terry founded Tempus after 22 years of experience in U.S. government and corporate aviation. A former naval aviator, Mr. Terry has a strong track record of success while holding executive positions at Merrill Lynch & Co., Flight International, Inc., and Bombardier Aerospace. He has an undergraduate degree in Economics and an MBA from Boston University. Additionally, he completed a postgraduate study program in International Law from the University of London. Prior to returning to the United States to continue his career in aviation, Mr. Terry was admitted as a Ph.D. candidate in Finance and Trade at City University Business School in London. Mr. Terry is well qualified to serve on Tempus Holdings’ board of directors due to his background in aviation and aviation services and his executive experience.

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R. Lee Priest, Jr. is a former naval aviator and Electronic Counter-Measures Officer on carrier based EA-6B aircraft. After his military career, Mr. Priest served as a Managing Director in the Aerospace, Defense and Government Services Group of BB&T Capital Markets. During his more than 15 years as an investment banker, Mr. Priest successfully advised on over 50 transactions and financings totaling over $5 billion for middle market aerospace and defense companies. Mr. Priest received a BS in aerospace engineering from the U.S. Naval Academy and an MBA from the University of Maryland.

Christopher D. Brady has been the president and a member of Chart’s board of directors since Chart’s inception. Mr. Brady founded The Chart Group L.P., a merchant banking firm and an affiliate of the Sponsor, in 1994, and serves as its Chairman and Managing Director. Mr. Brady has over 25 years of experience in private equity, corporate finance and capital markets, with a focus on identifying and building portfolio companies. Prior to founding The Chart Group L.P., Mr. Brady spent 14 years in the corporate finance and capital markets departments of Lehman Brothers from 1981-1987 and Dillon Read from 1987-1992. Mr. Brady currently serves as a director of SeaMobile, Inc., a government and commercial satellite communications provider, Miami International Holdings, a newly formed options exchange, Templeton Emerging Markets Investment Trust PLC, an international asset manager, Airborne Tactical Advantage Company (ATAC), a tactical military training service, and Genesis Today, Inc., a natural health supplement from organic liquid vitamins, and in other private companies in which either The Chart Group L.P. or its affiliates have invested. Mr. Brady serves as the Chairman for Chart Capital Partners I, II and Chart Venture Partners. Mr. Brady served as a member of the Transition Team for the United States Army Secretary Dr. Francis Harvey 2004-2005. Mr. Brady earned his B.A. from Middlebury College and his M.B.A. from Columbia University Graduate School of Business. Mr. Brady is well qualified to serve on Tempus Holdings’ board of directors due to his background in private equity, corporate finance and capital markets, with a focus on identifying and building portfolio companies.

Peter A. Cohen has been a member of Chart’s board of directors since September 2011. Mr. Cohen serves as Chief Executive Officer and Chairman of the board of directors of Cowen Group, Inc., a diversified financial services company, and parent company of Cowen and Company, LLC, one of the representatives of the underwriters of Chart’s initial public offering. Prior to Cowen Group, Mr. Cohen was the founder of Ramius LLC. He also served as a managing member and senior member of the Executive Committee of Ramius. After receiving his Bachelor of Science degree from Ohio State University in 1968, Mr. Cohen earned his M.B.A. from Columbia University in 1969 and began a career on Wall Street at Reynolds & Co. In 1970, he joined the firm which became Shearson Lehman Brothers. In 1973, Mr. Cohen became Assistant to the Chairman of the firm, Sanford Weill, and was involved in all aspects of the firm’s activities. In 1978, Mr. Cohen left Shearson for one year to work directly for Edmond Safra at Republic NY Corporation and Trade Development Bank Holdings in Geneva, Switzerland and returned to Shearson in 1979. Shearson merged with American Express in 1981 at which time he became President & Chief Operating Officer and in 1983 Chairman and Chief Executive Officer, a position he held until 1990. In 1991, Mr. Cohen formed Republic New York Securities and Republic Asset Management for Republic National Bank of New York and at the same time commenced the activities around which Ramius was formed in 1994. Over his career he has served on a number of corporate, industry and philanthropic boards, including The New York Stock Exchange, The Federal Reserve International Capital Market Advisory Committee, The Depository Trust Company, The Ohio State University Foundation, The New York City Opera, The American Express Company, GRC International, Olivetti SpA, Société Générale de Belgique, Telecom Italia SpA, Presidential Life Corporation, Kroll, Inc., and L-3 Communications. Mr. Cohen is presently a Director of Mount Sinai Hospital, Safe Auto Insurance, and Scientific Games Corporation. Mr. Cohen is well qualified to serve on Tempus Holdings’ board of directors by virtue of his substantial corporate leadership and financial industry expertise and his significant investment experience.

John G. Gulbin III is the principal of the Tempus Jet group of companies, which he and Mr. Terry ran together until Mr. Terry moved to TAS. Mr. Gulbin began his career as an auditor with Deloitte before moving into a project finance role with GE Capital. Before transitioning to aerospace projects, he completed numerous power plant financings. Mr. Gulbin later became a Senior Vice President of Aircraft Finance for Lehman Brothers, Inc., where he successfully completed more than $4 billion in aircraft securitizations. He is a graduate of St. Bonaventure University. Mr. Gulbin is well qualified to serve on Tempus Holdings’ board of directors due to his background in aviation services and aircraft finance.

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Kenneth J. Krieg has been a member of Chart’s board of directors since January 15, 2014. Mr. Krieg heads McLean, VA-based Samford Global Strategies, a consulting practice focused on helping clients lead and manage through periods of strategic change. He also serves on the board of directors of several private companies, is an Executive in Residence at Renaissance Strategic Advisors, and is a Distinguished Fellow at the Center for Naval Analyses. He served as the Undersecretary of Defense for Acquisition, Technology and Logistics (“USD (AT&L)”) from 2005 to 2007, with overall responsibility for the DoD procurement, research and development, and other major functions. Prior to his appointment as USD (AT&L), he served as Special Assistant to the Secretary of Defense and Director of Program Analysis & Evaluation, leading an organization that advises the Secretary of Defense on defense systems, programs, and investment alternatives. Before joining the DoD, he was Vice President and General Manager of the Office and Consumer Papers Division of International Paper Company. Mr. Krieg also recently served as a director of White Electronic Designs Corporation. Since February 2011, Mr. Krieg has served as a member of the board of directors of API Technologies Corp. (NASDAQ: ATNY). Mr. Krieg holds a Bachelor of Arts degree in history from Davidson College and a Master’s degree in Public Policy from the Kennedy School of Government at Harvard University. Mr. Krieg is well qualified to serve on Tempus Holdings’ board of directors due to his background in government services and experience with public companies.

Niall Olver is the CEO of ExecuJet Aviation Group and will join the Board of Directors of Tempus Holdings at the consummation of the Business Combination. After serving for three years as an officer in the South African Air Force, Mr. Olver moved into the information technology sector and joined IBM as a Systems Engineer in 1984. In 1986, he accepted a position at Persetel, South Africa’s leading IT company, where he worked as a Large Systems Account Manager until 1993. Later that year his keen interest in aviation led to his appointment as managing director of ExecuJet, a recently established business aviation company at Lanseria Airport just outside Johannesburg, South Africa. Under Mr. Olver’s leadership, ExecuJet has evolved into a leading multi-national organisation, which offers a broad range of business aviation solutions, including corporate aircraft sales, flight operations, aircraft management, maintenance, fixed base operations and charter services. He has also overseen the establishment of a multi-national strategic alliance with Canada’s Bombardier Aerospace and subsequently with other OEMs. Today, Zurich Airport, Switzerland-headquartered ExecuJet Aviation Group comprises associated companies in Latin America, Europe, South Africa, the Middle East, Australasia and Asia. Mr. Olver also heads an investment and advisory firm, EJ Capital of Switzerland. He has also held and holds numerous interests and directorships in private companies, including in Axis Simulation, Piper Aircraft and Grob Aerospace. Mr. Olver holds a Bachelor of Commerce and Science, obtained from the University of South Africa. He also holds a professional pilot’s license but today only flies for personal business and leisure. Mr. Olver is well qualified to serve on Tempus Holdings’ board of directors due to his background in aviation services and experience with international companies.

Director and Executive Officer Qualifications

Tempus Holdings has not formally established any specific, minimum qualifications that must be met by each of its officers or directors or specific qualities or skills that are necessary for one or more of its officers or members of the board of directors to possess. However, Tempus Holdings expects to generally evaluate the following qualities: educational background, diversity of professional experience, including whether the person is a current or was a former CEO or CFO of a public company or the head of a division of a prominent international organization, knowledge of Tempus Holdings’ business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of Tempus Holdings’ stockholders.

Tempus Holdings’ officers and board of directors will be composed of a diverse group of leaders in their respective fields. Many of these future officers or directors have senior leadership experience at domestic and international companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of Tempus Holdings’ officers and directors also have experience serving on boards of directors and/or board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, these officers and directors also have other experience that makes them valuable, such as managing and investing assets or facilitating the consummation of business combinations.

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Tempus Holdings, along with its officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of Tempus Holdings’ officers and board members described above, provide Tempus Holdings with a diverse range of perspectives and judgment necessary to facilitate Tempus Holdings’ goals of shareholder value appreciation through organic and acquisition growth.

Number and Terms of Office of Officers and Directors

Tempus Holdings’ board of directors will be divided into three classes, with only one class of directors being elected in each year, and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Cohen and Krieg, will expire at the 2015 annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Brady and Olver, will expire at the 2016 annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Wright, Terry and Gulbin, will expire at the 2017 annual meeting of stockholders.

Tempus Holdings’ officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Tempus Holdings’ board of directors is authorized to appoint persons to the offices set forth in Tempus Holdings’ amended and restated bylaws as it deems appropriate. Tempus Holdings’ amended and restated bylaws provide that Tempus Holdings’ officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other officers as may be determined by the board of directors.

Collectively, through their positions described above, Tempus Holdings’ anticipated officers and directors have extensive experience in aviation, private equity businesses, public companies and government services.

Classified Board of Directors

Tempus Holdings’ charter will provide for a board of directors classified into three classes, as nearly equal in number as possible, whose terms of office expire in successive years. Tempus Holdings’ board of directors is expected to consist of seven directors as set forth above.

Director Independence

It is anticipated that the board of directors of Tempus Holdings will affirmatively determine that each of Messrs. Wright, Brady, Gulbin, Krieg and Olver are independent in accordance with the Listing Rules (the “NASDAQ Listing Rules”) of the NASDAQ Stock Market LLC (“NASDAQ”). It is anticipated that the board of directors will affirmatively determine that no director (other than Messrs. Terry and Cohen) has a material relationship with Tempus Holdings, either directly or as a partner, stockholder or officer of an organization that has a relationship with Tempus Holdings.

Tempus Holdings is expected to have the following standing committees: the Audit Committee and the Compensation Committee. Each of the standing committees of the board of directors is composed entirely of independent directors.

Audit Committee

Tempus Holdings is expected to have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and NASDAQ Listing Rules. In addition, the board of directors is expected to adopt a written charter for the Audit Committee. The Audit Committee’s duties, which will be specified in its charter, will include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual reports;

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●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The Audit Committee will be comprised of Messrs. Brady, Gulbin and Krieg. It is anticipated that the board of directors will determine that Mr. Gulbin is an audit committee financial expert, as defined by the SEC rules, based on his education, experience and background. In addition, Tempus Holdings must certify to NASDAQ that the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. It is anticipated that the board of directors will determine that Messrs. Brady and Gulbin both satisfy this requirement.

Compensation Committee

Tempus Holdings is expected to have a separately-designated standing Compensation Committee established in accordance with the NASDAQ Listing Rules. The Compensation Committee will be comprised of Messrs. Wright, Brady and Olver. The Compensation Committee will have overall responsibility for determining and approving the compensation of Tempus Holdings’ Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of Tempus Holdings’ executive officers. Tempus Holdings may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are to be conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions. The Compensation Committee will adopt a written charter.

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Director Recommendations and Nominations

It is anticipated that the board of directors will not maintain a separate nominating committee as it believes that the independent directors of the board of directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The independent directors of the board of directors will be responsible for assembling and maintaining a list of qualified candidates to serve on the board of directors, and it will periodically review this list and researches the talent, skills, expertise, and general background of these candidates. The board of directors will from time to time review and consider candidates recommended by stockholders.

It is anticipated that the independent members of the board of directors will not have a formal policy with regard to consideration of diversity in identifying director nominees. The independent board members may consider diversity, which could include diversity with respect to experience, skill set, age, areas of expertise and professional background, as well as race, gender and national origins, along with many other criteria, in selecting director nominees.

Whether recommended by a stockholder or chosen by the independent directors, a candidate will be selected for nomination based on his or her talents and the needs of the board of directors. Although the board of directors is not expected to have a formal diversity policy, it is expected that the independent directors will consider such factors as they deem appropriate to assist in developing a board of directors and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable purpose and size, experience as an executive with a publicly traded company, and the extent to which the candidate would be a desirable addition to the board of directors and any committees of the board of directors. Director candidates will be evaluated in view of the criteria described above, as well as other factors deemed to be relevant by the board of directors, through reviews of biographical and other information, input from others, including members of the board of directors and executive officers of Tempus Holdings, and personal discussions with the candidate when warranted by the results of these other assessments.

Code of Conduct and Ethics

It is anticipated that the board of directors will adopt a Code of Ethics that applies to all its employees including its principal executive, financial and accounting officers.

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EXECUTIVE COMPENSATION AFTER THE BUSINESS COMBINATION

Executive Officer and Director Compensation

It is currently anticipated that Tempus Holdings will be offering new employment agreements to certain current executive officers of Tempus after the consummation of the Business Combination. The terms of these agreements will be disclosed after such agreements are finalized.

Expected Compensation Policies

Tempus Holdings has not yet developed a comprehensive executive officer and director compensation program and philosophy with respect to the executive officers and directors who will manage Tempus Holdings in connection with the consummation of the Business Combination. Tempus Holdings expects that such a program and philosophy will be developed after the consummation of the Business Combination, but will be substantially as described below.

Executive Compensation

Tempus Holdings will seek to provide total compensation packages that are competitive, tailored to the unique characteristics and needs of Tempus Holdings within its industry, and that will adequately reward its executives for their roles in creating value for Tempus Holdings’ stockholders. Tempus Holdings intends to be competitive in its executive compensation with other similarly situated companies in its industry following the consummation of the Business Combination. The compensation decisions regarding Tempus Holdings’ executives will be based on its need to attract individuals with the skills necessary to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above Tempus Holdings’ expectations.

Tempus Holdings anticipates that its executives’ compensation will consist of three primary components: salary, incentive bonus and stock-based awards issued under the Plan. Tempus Holdings anticipates determining the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance, Tempus Holdings’ performance and other information deemed relevant and timely.

Compensation Arrangements for Directors

Upon the consummation of the Business Combination, non-employee directors of Tempus Holdings will receive varying levels of compensation for their services as directors based on their eligibility as members of Tempus Holdings’ audit and compensation committees. Tempus Holdings anticipates determining director compensation in accordance with industry practice and standards.

Compensation Committee Information

The Compensation Committee will have overall responsibility for determining and approving the compensation of Tempus Holdings’ Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of Tempus Holdings’ executive officers. Tempus Holdings may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations will be conveyed to the Compensation Committee, and the Compensation Committee will take such information into consideration in making its compensation decisions. The Compensation Committee will adopt a written charter.

Compensation of Tempus Holdings’ Board and Executive Officers

The executive and director compensation will be determined by Tempus Holdings’ board, following the consummation of the Business Combination. Any compensation to be paid to Tempus Holdings’ executive officers will be determined, or recommended to the Tempus Holdings’ board for determination, by the Compensation Committee.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2014 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014 are based on the historical financial statements of Tempus and Chart after giving effect to the Business Combination. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014 was derived from Chart’s unaudited condensed statement of operations for the nine months ended September 30, 2014 and gives pro forma effect to the Business Combination as if it has been completed on January 1, 2014. The unaudited pro forma condensed combined balance sheet as of September 30, 2014 was derived from Chart’s unaudited condensed balance sheet as of September 30, 2014 and gives pro forma effect to the Business Combination as if it had been completed on September 30, 2014. Because Tempus did not exist as of September 30, 2014, the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations reflect zero balances for Tempus as of September 30, 2014 and for the nine months ended September 30, 2014, respectively.

The pro forma adjustments are based on information currently available. The unaudited pro forma condensed combined statement of operations does not purport to represent, and is not necessarily indicative of, what the actual results of operations of the combined company would have been had the Business Combination taken place on the date indicated, nor is it indicative of the consolidated results of operations of the combined company for any future period. The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Business Combination taken place on the date indicated, nor is it indicative of the consolidated financial condition of the combined company as of any future date. The unaudited pro forma condensed combined financial information should be read in conjunction with the sections entitled “Management's Discussion and Analysis of Financial Condition and Results of Operations of Chart” and “Management's Discussion and Analysis of Financial Condition and Results of Operations of Tempus” and the historical consolidated financial statements and notes thereto of Chart and Tempus included herein.

Tempus is considered to be the acquirer for accounting purposes because it will obtain control of Chart. Tempus is not experiencing a change in control since the Tempus operations will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity. In addition, depending on the level of redemptions of their Chart stock that Chart stockholders may effect, Tempus’ former equity owners may own a majority voting interest in the combined entity and be able to elect a majority of the combined entity's board of directors. Accordingly, the Business Combination does not constitute the acquisition of a business for purposes of Financial Accounting Standards Board's Accounting Standard Codification 805, “Business Combinations,” or ASC 805. As a result, the assets and liabilities of Tempus and Chart will be carried at historical cost and there will be no step- up in basis or any intangible assets or goodwill as a result of the Business Combination. All direct costs of the Business Combination will be accounted for as a charge to additional paid-in capital.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination. It has been prepared for informational purposes only and is subject to a number of uncertainties and assumptions. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the results of the combined company.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemptions of Chart common stock:

●	Assuming No Redemption: This presentation assumes that no Chart stockholders exercise redemption rights with respect to their public shares for a pro rata portion of the trust account; and

●

Assuming Redemption: This presentation assumes that all Chart stockholders exercise their redemption rights with respect to a maximum of 5,329,835 public shares. Chart has no specified maximum redemption threshold except that it must retain $5,000,001 of net tangible book value.

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Tempus Applied Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2014

	Tempus Applied Solutions, LLC Historical	Chart Acquisition Corp. Historical	Pro Forma Adjustments		Combined Pro Forma (assuming no redemption)	Additional Pro Forma Adjustments (assuming maximum redemption)		Combined Pro Forma (assuming maximum redemption)

Revenue	$-	$-	$-		$-	$-		$-
Formation and Operating Costs	-	-	-		-	-		-
General and Administrative Expenses	-	2,585,260	(1,868,072)	K	717,188	-		717,188
Loss from Operations	-	(2,585,260)	1,868,072		(717,188)	-		(717,188)

Other Income:
Interest Income	-	12,158	-		12,158	-		12,158
Change in Fair Value of Warrant Liability	-	1,579,235	-		1,579,235	-		1,579,235
Net Income (Loss) Attributable to Common Stockholders	$-	$(993,867)	$1,868,072		$874,205	$-		$874,205

Weighted Average Number of Common Shares Outstanding, basic and diluted	-	3,569,411	10,465,898	L	14,035,309	(5,329,835)	L	8,705,474
Basic and Diluted Net Income (Loss) per Share Attributable to Common Stockholders		(0.28)			0.06			0.10

See accompanying notes to the unaudited pro forma condensed combined financial information.

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Tempus Applied Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

	Tempus Applied Solutions, LLC Historical	Chart Acquisition Corp. Historical	Pro Forma Adjustments		Combined Pro Forma (assuming no redemption)	Additional Pro Forma Adjustments (assuming maximum redemption)		Combined Pro Forma (assuming maximum redemption)

ASSETS
Current assets:
Cash and cash equivalents	$-	$469,897	$65,353,648	A	$56,552,536	$(53,298,350)	I	$3,254,186
			(2,343,750)	D
			(7,265,000)	F
			1,487,741	G
			(1,150,000)	H
Due from Sponsor	-	660			660			660
Prepaid Expenses	-	5,000			5,000			5,000
Total Current Assets	-	475,557	56,082,639		56,558,196	(53,298,350)		3,259,846

Non-current Assets:
Cash and Investments Held in Trust Account	-	65,353,648	(65,353,648)	A	-			-
Total Assets	$-	$65,829,205	$(9,271,009)		$56,558,196	$(53,298,350)		$3,259,846

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	$-	$1,838,244	$5,512,412	E	$85,656	$-		$85,656
			(7,265,000)	F
Due to Affiliate	-	1,442	-		1,442			1,442
Notes Payable, Sponsor	-	709,168	(709,168)	H	-			-
Notes Payable, Affiliate of Sponsor	-	440,832	(440,832)	H	-			-
Total Current Liabilities		2,989,686	(2,902,588)		87,098	-		87,098
	-
Deferred Underwriting Fee	-	2,343,750	(2,343,750)	D	-			-
Warrant Liability	-	4,327,015	-		4,327,015			4,327,015
Loan from Officer	-	-	489,899	G	489,899			489,899
Total Liabilities	-	9,660,451	(4,756,439)		4,904,012	-		4,904,012

Common stock subject to possible redemption; 5,116,876 shares at $10.00 per share at September 30, 2014	-	51,168,753	(51,168,753)	C	-	-		-
Stockholders' Equity:
Preferred Stock, $.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-	-		-	-		-
Common Stock, $.0001 par value; 29,000,000 shares authorized; 3,668,433 shares issued and outstanding at September 30, 2014 (excluding 5,116,876 shares subject to possible redemption, respectively)	-	367	525	B	1,404	(533)	I	871
			512	C
Additional Paid-in Capital	-	7,078,919	(52,500,000)	B	59,244,477	(53,298,350)	I	5,946,660
			52,499,475	B		533	I
			51,168,241	C
			997,842	G
Deficit Accumulated During Development Stage	-	(2,079,285)	(5,512,412)	E	(7,591,697)	-		(7,591,697)
Total Stockholders' Equity:	-	5,000,001	46,654,183		51,654,184	(53,298,350)		(1,644,166)
Total Liabilities and Stockholders' Equity:	-	65,829,205	(9,271,009)		56,558,196	(53,298,350)		3,259,846

See accompanying notes to the unaudited pro forma condensed combined information.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(A)	To record the reclassification of $65,353,648 of cash and investments held in Chart’s trust account that become available for transaction consideration, transaction expenses, redemption of public shares and the operating activities of Tempus following the Business Combination.

(B)	To reflect the payment of the merger consideration, consisting of 5,250,000 shares of common stock at $10 per share, or a total of $52,500,000. This does not take into account the potential issuance of up to an additional 4,750,000 Earn-out Shares to the Sellers upon the achievement of certain financial milestones, or other price adjustments under the Merger Agreement. The unaudited pro forma condensed combined financial information does not reflect issuance of any Earn-out Shares.

(C)	To reflect the reclassification of 5,116,876 shares of Chart common stock aggregating $51,168,753 of Chart common stock subject to conversion to permanent equity.

(D)	To reflect the payment of deferred underwriting fees relating to the Chart IPO.

(E)	To reflect additional transaction costs not previously recorded of $5,512,412 related to the Business Combination.

(F)	To reflect payment of transactions costs of $7,265,000 related to the Business Combination.

(G)	To record the net assets, liabilities and equity acquired from Tempus at closing.

(H)	To reflect payment on the notes payable to the Sponsor and the affiliate of the Sponsor at closing. While $750,000 of the notes are convertible, it is assumed that all notes will be paid in cash.

(I)	To reflect the cash payment to Chart’s public stockholders exercising redemption rights and the proportional reduction of related Chart’s outstanding common stock.

(J)	Chart currently has a provision in its warrant agreement that causes the warrants to be treated as a derivative liability. The approximately $4,327,015 income statement impact resulting from the change in fair value of the warrant liability has not been removed in the pro forma income statement.

(K)	To remove $115,484 of expenses pursuant to Chart’s administrative service agreement that terminates upon the closing of the Business Combination. In addition, to remove $1,752,588 of transaction costs previously included in general and administrative expenses as part of the Business Combination.

(L)	Pro forma earnings per share (EPS), basic and diluted, are computed by dividing income (loss) by the weighted average number of shares of common stock outstanding during the period. The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the historic Chart weighted average number of shares outstanding of 3,569,411 as of September 30, 2014, adjusted by: (a) 5,215,898, to increase the weighted average share amount to 8,785,309 as of September 30, 2014, representing the total number of shares outstanding as of September 30, 2014 including the shares no longer subject to redemption subsequent to the consummation of the Business Combination and (b) 5,250,000 shares to be issued to the Sellers in connection with the Business Combination. The effect of Chart’s 7,875,000 outstanding warrants has not been included in the diluted earnings per share amount because such effect has been determined to be anti-dilutive for the period ended September 30, 2014. The calculation of the pro-forma weighted average number of shares, basic and diluted, is as follows:

Weighted average number of shares reported	3,569,411
Add: Redeemable public IPO shares	5,215,898
Equity consideration to the Sellers	5,250,000
Subtotal	10,465,898
Weighted average number of shares pro forma, basic and diluted	14,035,309

Pro Forma Shares:	Number of Shares with No Stock Redemption	Number of Shares with Maximum Stock Redemption

Shares issuable to Tempus members	5,250,000	5,250,000
Shares issuable to Chart stockholders	8,785,309	3,455,474
Weighted average number of shares outstanding - basic and diluted	14,035,309	8,705,474

(M)	The result of the evaluation of the tax impact of the Business Combination was deemed to be immaterial.

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DESCRIPTION OF CHART’S SECURITIES

Pursuant to Chart’s existing charter, Chart’s authorized capital stock consists of 29,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of Chart’s capital stock. Because it is only a summary, it may not contain all the information that may be important to you.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units began separate trading on February 4, 2013.

Common Stock

As of the date of this proxy statement/prospectus, there were 8,785,309 shares of Chart common stock outstanding. Simultaneously with the closing of the IPO, the Sponsor purchased 231,250 placement units, Joseph Wright, Chart’s Chairman and Chief Executive Officer, purchased 12,500 placements units and Cowen purchased 131,250 placement units. Each placement unit sold in the private placement consists of one share of Common Stock and one warrant to purchase one share of common stock with an exercise price of $11.50, at a price of $10.00 per unit (a total of $3,750,000). These placement units and their component securities are subject to lock-up provisions. The placement warrants are non-redeemable so long as they are held by the initial holders or their permitted transferees. The placement warrants may also be exercised by the initial holders, or their permitted transferees, for cash or on a cashless basis. In addition, the placement warrants which form a part of the placement units issued to Cowen, so long as they held by Cowen or any of its related persons under FINRA rules, will expire five years from December 13, 2012, or earlier upon Chart’s liquidation, instead of five years from the consummation of Chart’s initial business combination, or earlier upon Chart’s liquidation. Other than as stated above, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units at the IPO. The Chart Group L.P., an affiliate of certain of Chart’s officers and directors, has sole voting and dispositive control of the shares of Chart common stock held by the Sponsor.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Chart’s board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Chart’s stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Chart is providing all stockholders with the opportunity to redeem their shares upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to Chart for working capital purposes or the payment of taxes, divided by the number of then outstanding public shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. Each of Chart’s initial stockholders and Cowen, as applicable, has agreed to waive its redemption rights with respect to the founder shares and placement shares, (i) in connection with the consummation of Chart’s initial business combination, (ii) if Chart fails to consummate Chart’s initial business combination prior to March 13, 2015, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon Chart’s liquidation prior to March 13, 2015. To the extent Chart’s initial stockholders transfer any of these securities to Chart’s officers and directors, Chart’s officers and directors will agree, as a condition to such transfer, to waive these same redemption rights. Chart’s initial stockholders have agreed, and Chart’s officers and directors, as applicable, will agree, to vote their respective founder shares, placement shares and any public shares purchased in or after the IPO in favor of the Business Combination.

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Chart will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules. Chart will consummate the Business Combination only if a majority of the outstanding shares of common stock are voted in favor of the Business Combination. However, the participation of Chart’s initial stockholders, officers, directors, or their respective affiliates in privately-negotiated transactions, if any, could result in the approval of the Business Combination even if a majority of Chart’s public stockholders vote, or indicate their intention to vote, against the Business Combination.

Chart’s existing charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the shares sold in the IPO.

Chart’s initial stockholders and each of Chart’s officers and directors have agreed to vote any founder shares and any placement shares held by them and any public shares purchased after the IPO in favor of the Business Combination. Assuming the Business Combination is approved, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the Business Combination, for cash equal to a pro rata share of the aggregate amount then on deposit in the trust account, including interest but less interest withdrawn for working capital purposes, to pay taxes or dissolution costs and excluding the deferred underwriting discount.

Pursuant to Chart’s existing charter, if Chart is unable to consummate a business combination prior to March 13, 2015, Chart will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to Chart for working capital purposes, the payment of taxes or dissolution expenses (although Chart expects all or substantially all of such interest released to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Chart’s remaining stockholders and Chart’s board of directors, dissolve and liquidate, subject in each case to Chart’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Each of Chart’s initial stockholders and Cowen (as applicable) has agreed to waive its redemption rights with respect to the founder shares and placement shares contained within the placement units (i) in connection with the consummation of a business combination, (ii) if Chart fails to consummate Chart’s initial business combination prior to March 13, 2015, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) otherwise upon Chart’s liquidation or in the event Chart’s board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 27 month period. However, if Chart’s initial stockholders or any of Chart’s officers, directors or affiliates or Cowen acquire public shares in or after the IPO, they will be entitled to redemption rights with respect to such public shares if Chart fails to consummate its initial business combination within the required time period. Chart may seek approval of its stockholders to extend the date by which a business combination must be completed from March 13, 2015 until a later date (and Chart is required by the Merger Agreement in certain circumstances to seek such extension), but there is no assurance that Chart’s stockholders will approve such extension.

In the event of a liquidation, dissolution or winding up of the company after Chart’s initial business combination, Chart’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Chart’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to Chart common stock, except that upon the consummation of Chart’s initial business combination, subject to the limitations described herein, Chart is providing its stockholders with the opportunity to redeem their shares of Chart common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to Chart for working capital purposes, the payment of taxes or dissolution expenses (although Chart expects all or substantially all of such interest released to be used for working capital purposes).

Founder Shares and Placement Shares

The founder shares and placement shares are each identical to the shares of common stock included in the units sold in the IPO, and holders of founder shares or placement shares, as applicable, have the same stockholder rights as public stockholders, except that (i) the founder shares and placement shares are subject to certain transfer restrictions, as described in more detail herein, and (ii) each of Chart’s initial stockholders and Cowen, as applicable, has agreed to waive its redemption rights with respect to their founder shares and placement shares, (A) in connection with the consummation of a business combination, (B) if Chart fails to consummate the Business Combination prior to March 13, 2015, (C) in connection with an expired or unwithdrawn tender offer, and (D) upon Chart’s liquidation prior to March 13, 2015. To the extent Chart’s initial stockholders transfer any of these securities to Chart’s officers and directors, Chart’s officers and directors will agree, as a condition to such transfer, to waive these same redemption rights. Also, Cowen purchased 131,250 placement units, at the price of $10.00 per unit, in a private placement that occurred simultaneously with the closing of the IPO. Each of Chart’s initial stockholders has agreed, and Chart’s officers and directors, will each agree, to vote their respective founder shares, placement shares and any public shares purchased in or after the IPO in favor of the Business Combination.

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With certain limited exceptions as described in more detail herein, the founder shares are not transferable, assignable or salable (except to Chart’s officers and directors and other persons or entities affiliated with Chart’s initial stockholders, each of whom will be subject to the same transfer restrictions) until the earlier of (i) one year after the consummation of Chart’s initial business combination or earlier if, subsequent to Chart’s business combination, the last sales price of Chart common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Chart’s initial business combination, or (ii) the date on which Chart consummates a liquidation, merger, stock exchange or other similar transaction after Chart’s initial business combination that results in all of Chart’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, the founder earn-out shares (a number of founder shares equal to 2.5% of Chart’s shares of common stock issued and outstanding after the expiration of the underwriters’ overallotment option, excluding the placement shares) are subject to forfeiture pro rata by Chart’s initial stockholders in the event the last sales price of Chart’s stock does not equal or exceed $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following the closing of Chart’s initial business combination. An additional number of founder shares equal to 2.5% of Chart’s shares of common stock issued and outstanding after the expiration of the underwriters’ overallotment option (excluding the placement shares), will be subject to forfeiture pro rata by Chart’s initial stockholders in the event the last sales price of Chart’s stock does not equal or exceed $13.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following the closing of Chart’s initial business combination. Chart’s initial stockholders have agreed that such shares will be subject to lockup and will not sell or transfer founder shares that remain subject to forfeiture as described above, until such time as the related forfeiture provisions no longer apply.

Preferred Stock

Chart’s existing charter provides that shares of preferred stock may be issued from time to time in one or more series. Chart’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Chart’s board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of Chart’s board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Chart or the removal of existing management. Chart has no preferred stock outstanding at the date hereof. Although Chart does not currently intend to issue any shares of preferred stock, Chart cannot assure you that it will not do so in the future. No shares of preferred stock were issued or registered in the IPO. However, if issued prior to the Business Combination, none of the shares of Chart’s preferred stock will have any right to amounts held in the trust account.

Warrants

Public Warrants

Each warrant entitles the registered holder to purchase one share of Chart common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of December 19, 2013 (one year from the closing date of the IPO) or 30 days after the consummation of Chart’s initial business combination. The warrants will expire five years after the consummation of Chart’s initial business combination, at 5:00 p.m., New York time, or earlier upon redemption or Chart’s liquidation.

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Chart will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to Chart’s satisfying its obligations described below with respect to registration. No warrant will be exercisable and Chart will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt therefrom under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentence are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will Chart be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

Chart has agreed that as soon as practicable but in no event later than 15 business days after the closing of Chart’s initial business combination, Chart will use its best efforts to file with the SEC a post-effective amendment to the registration statement, or a new registration statement, for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and use its best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by Chart, the shares of common stock issuable upon exercise of the warrants, to the extent an exemption therefrom is not available. Chart will use its best efforts to cause the post-effective amendment or new registration statement the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the amended and restated warrant agreement. In addition, Chart agrees to use its best efforts to register the shares of common stock issuable upon exercise of a warrant under the blue sky laws of the states of residence of the exercising warrant holder to the extent an exemption is not available.

No warrants will be exercisable for cash unless Chart has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants has not been declared effective by the 60th business day following the closing of Chart’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when Chart shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933. If cashless exercise is permitted, each holder of Chart’s warrants exercising on a cashless basis would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing: (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the warrant exercise price and the “fair market value” by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such warrants or Chart’s securities broker or intermediary.

Once the warrants become exercisable, Chart may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the common stock (or the closing bid price of Chart common stock in the event shares of Chart common stock are not traded on any specific day) equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before Chart sends to the notice of redemption to the warrant holders.

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Chart will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

Chart has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Chart issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $17.50 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

A holder of a warrant may notify Chart in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Chart, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of Chart’s capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of Chart’s public shares upon Chart’s failure to consummate Chart’s initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of Chart common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

If, at any time after Chart’s initial business combination while the warrants are outstanding, Chart effects (a) a merger with another company, in which Chart’s stockholders immediately prior to such transaction own less than a majority of the outstanding stock of the surviving entity, (b) any sale of all or substantially all of Chart’s assets in one or a series of related transactions, (c) a tender offer or exchange offer approved or authorized by Chart’s board is completed pursuant to which holders of at least a majority of Chart’s outstanding shares of common stock tender or exchange their shares for other securities, cash or property, or (d) a reclassification of Chart’s shares or any compulsory share exchange pursuant to which shares of Chart common stock are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of Chart common stock), the holders of the warrants will thereafter have the right to receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Chart common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property receivable upon such event, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. Notwithstanding the foregoing, in the event of such a transaction, at the request of any holder, properly delivered, Chart (or its successor entity) shall purchase such warrant from such holder by paying, within five trading days after such request, cash in an amount equal to the Black Scholes Value (as specifically defined in the amended and restated warrant agreement) of the remaining unexercised portion of such warrant on the date of such transaction. Any warrant holder that receives cash pursuant to the immediately preceding sentence shall not receive the kind and amount of shares or other securities or property including cash, receivable upon such reclassification, reorganization, merger or consolidation.

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The warrants were issued in registered form under an amended and restated warrant agreement between Chart and Continental Stock Transfer & Trust Company, as warrant agent.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Chart, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Chart will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Placement Warrants and Tendered Public Warrants

The Sponsor has purchased 231,250 placement warrants, Joseph Wright has purchased 12,500 placement warrants and Cowen has purchased 131,250 placement warrants, which are included in the placement units purchased at a price of $10.00 per unit for an aggregate purchase price of $3,750,000, in a private placement that occurred simultaneously with the closing of the IPO. In addition, the Sponsor, Mr. Wright and Cowen have also committed to commence the Warrant Tender Offer to purchase collectively up to 3,750,000 of Chart’s issued and outstanding public warrants in connection with Chart’s initial business combination, and by virtue thereof, acquire the tendered public warrants. In August 2014, the Sponsor, Mr. Wright and Cowen commenced the Initial Warrant Tender Offer to purchase up to 7,500,000 of Chart’s issued and outstanding warrants at a purchase price of $0.30 per warrant in connection with a special meeting of Chart’s stockholders to approve, among other matters, an amendment to Chart’s Existing charter extending the date by which Chart must consummate its initial business combination from September 13, 2014 to March 13, 2015. A total of 7,700 warrants were validly tendered and not withdrawn in the Initial Warrant Tender Offer. In September 2014, the Sponsor, Mr. Wright and Cowen accepted for purchase all such warrants for an aggregate purchase price of $2,310. The Sponsor, Mr. Wright and Cowen intend to commence the Warrant Tender Offer, which will be consummated, if at all, upon the consummation of the Business Combination. In the event Chart calls a special meeting of its stockholders to approve an amendment to its charter to extend the date by which a business combination must be completed beyond March 13, 2015, then the Sponsor, Mr. Wright and Cowen, in connection with the special meeting, will commence a warrant tender offer similar to the one conducted in August 2014.

The placement warrants and any tendered public warrants are identical to the warrants sold in the IPO, except that, (i) if held by the Sponsor, Mr. Wright or Cowen, or their permitted assigns, they (a) may be exercised for cash or on a cashless basis; and (b) are not subject to being called for redemption, and (ii) the placement warrants which form a part of the placement units issued to Cowen, so long as they are held by Cowen or any of its related persons under FINRA rules, will expire five years from the effective date of the registration statement in connection with the IPO, or earlier upon Chart’s liquidation, whereas any placement warrants held by holders other than Cowen or any such related person will expire five years from the consummation of Chart’s initial business combination, or earlier upon Chart’s liquidation. A portion of the proceeds from the sale of the placement warrants are being held in Chart’s trust account for the benefit of Chart’s public stockholders. If Chart does not complete one or more business combinations, the placement warrants will become worthless.

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The placement warrants were sold in a private placement pursuant to Regulation D of the Securities Act and were exempt from registration requirements under the federal securities laws. However, the holders of these placement warrants have agreed that they will not exercise them if, at the time of exercise, an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of the public warrants is not available, unless, at that time, the public warrants are exercisable on a cashless basis.

The placement warrants will become worthless if Chart does not consummate Chart’s initial business combination. The personal and financial interests of holders of the placement warrants may influence their motivation in identifying and selecting a target business and completing Chart’s initial business combination in a timely manner. Consequently, Chart’s officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in Chart’s stockholders’ best interest.

Dividends

Chart has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon Chart’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of Chart’s board of directors at such time. If Chart incurs any indebtedness, Chart’s ability to declare dividends may be limited by restrictive covenants Chart may agree to in connection therewith.

Chart’s Transfer Agent and Warrant Agent

The transfer agent for Chart common stock and warrant agent for Chart’s warrants is Continental Stock Transfer & Trust Company. Chart has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Amendments to Chart’s Amended and Restated Certificate of Incorporation

Chart’s existing charter contains certain requirements and restrictions that apply to Chart until the consummation of Chart’s business combination. These provisions cannot be amended without the approval of 65% of Chart’s stockholders. Specifically, Chart’s existing charter provides, among other things, that:

●	if Chart is unable to consummate Chart’s initial business combination prior to March 13, 2015, Chart will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to Chart for working capital purposes, the payment of taxes or dissolution expenses (although, Chart expects all or substantially all of such interest released to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Chart’s remaining stockholders and Chart’s board of directors, dissolve and liquidate, subject in each case to Chart’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

●	Chart may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

●	although Chart does not intend to enter into a business combination with a target business that is affiliated with Chart’s initial stockholders, Chart’s directors or officers, Chart is not prohibited from doing so. In the event Chart enters into such a transaction, Chart, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business combination is fair to Chart’s stockholders from a financial point of view;

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●	if a stockholder vote on Chart’s initial business combination is not required by law or NASDAQ and Chart does not decide to hold a stockholder vote for business or other reasons, Chart will offer to redeem Chart’s public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to consummating Chart’s initial business combination which contain substantially the same financial and other information about Chart’s initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act; and

●	Chart will not effectuate Chart’s initial business combination with another blank check company or a similar company with nominal operations.

In addition, Chart’s existing charter provides that under no circumstances will Chart redeem its public shares in an amount that would cause Chart’s net tangible assets to be less than $5,000,001, or no more than 5,329,835 public shares.

This notwithstanding, if the effect of any proposed amendment, if adopted, would be either to (i) reduce the amount in the trust account available to redeeming stockholders to less than $10.00 per share, or (ii) delay the date on which a public stockholder could otherwise redeem shares for such per share amount in the trust account, Chart will provide a right for dissenting public shareholders to redeem public shares if such an amendment is approved.

Certain Anti-Takeover Provisions of Delaware Law

Chart is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of Chart’s outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

●	A “business combination” includes a merger or sale of more than 10% of Chart’s assets. However, the above provisions of Section 203 do not apply if:

●	Chart’s board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of Chart’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by Chart’s board of directors and authorized at a meeting of Chart’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Registration Rights

The holders of the founder shares, placement shares and placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of common stock issuable upon the exercise of the placement warrant and warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration rights agreement executed in connection with the IPO. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that Chart register such securities; provided that Cowen will, in no event, make more than one demand. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to Chart’s consummation of an initial business combination. However, the registration rights agreement provides that Chart will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, upon the earlier of (A) one year after the consummation of Chart’s initial business combination or earlier if, subsequent to Chart’s business combination, the last sales price of Chart common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Chart’s initial business combination; provided that, to the extent any founder shares remain subject to forfeiture, such lock-up period will be automatically extended until such founder shares are no longer subject to forfeiture, or (B) the date on which Chart consummates a liquidation, merger, stock exchange or other similar transaction after Chart’s initial business combination that results in all of Chart’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the placement warrants, tendered public warrants or warrants that may be issued upon conversion of working capital loans, and the respective common stock underlying such warrants, 30 days after the consummation of Chart’s initial business combination. Pursuant to the Merger Agreement, this registration rights agreement is being assumed by Tempus Holdings.

Tempus Holdings and the Sellers will enter into a registration rights agreement upon consummation of the Business Combination. For information regarding this registration rights agreement, see “The Business Combination Proposal—Related Agreements—Registration Rights Agreement.”

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DESCRIPTION OF TEMPUS HOLDINGS’ SECURITIES

Pursuant to Tempus Holdings’ amended and restated certificate of incorporation (“Tempus Holdings Charter”), Tempus Holdings’ authorized capital stock will consist of                            shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of Tempus Holdings’ capital stock. Because it is only a summary, it may not contain all the information that may be important to you.

Common Stock

Upon completion of the Business Combination, the Sellers will receive 5,250,000 shares of Tempus Holdings’ common stock in exchange for all of the issued and outstanding membership interests of Tempus upon the closing of the Business Combination, with such amount subject to adjustment based any adjustments to the merger consideration payable to the Sellers as a result of Tempus’ estimated working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement. In addition, after the Business Combination, the number of shares of Tempus Holdings’ common stock may change due to (i) adjustments to the merger consideration payable to the Sellers as a result of Tempus’ working capital and/or debt as of the completion of the Business Combination varying from the estimates made at the time of the consummation of the Business Combination, (ii) any Earn-out Shares, up to a total of 4,750,000, issuable to the Sellers pursuant to the Earn-out provisions of the Merger Agreement upon the achievement of certain financial milestones, (iii) any indemnification payments that are made under the Merger Agreement by delivery of shares of Tempus Holdings’ common stock and (iv) shares issued under the Incentive Plan.

Tempus Holdings stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock. Stockholders of Tempus Holdings are entitled to receive such dividends, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Tempus Holdings’ board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year and with directors only permitted to be removed for cause. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors up for election at such time. Tempus Holdings’ stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Preferred Stock

Tempus Holdings’ amended and restated certificate of incorporation will provide that shares of preferred stock may be issued from time to time in one or more series. Tempus Holdings’ board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Tempus Holdings’ board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of Tempus Holdings’ board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Tempus Holdings or the removal of existing management. Tempus Holdings has no preferred stock outstanding at the date hereof. Although Tempus Holdings does not currently intend to issue any shares of preferred stock, it cannot assure you that it will not do so in the future.

Warrants

Upon consummation of the Business Combination, each outstanding Chart warrant will be exchanged for a warrant to purchase one share of common stock of Tempus Holdings. The same terms and restrictions applicable to the Chart warrants will apply to the Tempus Holdings warrants. See “Description of Chart Securities—Warrants.”

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Dividends

Tempus Holdings has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon Tempus Holdings’ revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of Tempus Holdings’ board of directors at such time. If Tempus Holdings incurs any indebtedness, Tempus Holdings’ ability to declare dividends may be limited by restrictive covenants Tempus Holdings may agree to in connection therewith.

Tempus Holdings’ Transfer Agent and Warrant Agent

It is anticipated that the transfer agent for Tempus Holdings’ common stock and warrant agent for Tempus Holdings’ warrants will be Continental Stock Transfer & Trust Company. It is anticipated that Tempus Holdings will agree to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law

Tempus Holdings is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of Tempus Holdings’ outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of Tempus Holdings’ assets. However, the above provisions of Section 203 do not apply if:

●	Tempus Holdings’ board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of Tempus Holdings’ voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by Tempus Holdings’ board of directors and authorized at a meeting of Tempus Holdings’ stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Registration Rights

The holders of the founder shares, placement shares and placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of common stock issuable upon the exercise of the placement warrant and warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration rights agreement executed in connection with Chart’s initial public offering that is being assumed by Tempus Holdings pursuant to the Merger Agreement. The holders of the majority of these securities will be entitled to make up to three demands, excluding short form demands, that Tempus Holdings register such securities; provided that Cowen will, in no event, make more than one demand. In addition, the holders will have certain “piggy-back” registration rights. However, Tempus Holdings will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period, as described above in the section entitled “Description of Chart’s Securities—Registration Rights.”

Tempus Holdings and the Sellers will enter into a registration rights agreement upon consummation of the Business Combination. For information regarding this registration rights agreement, see “The Business Combination Proposal—Related Agreements—Registration Rights Agreement.”

Listing of Securities

Tempus Holdings intends to apply to list its common stock and warrants on the Nasdaq Capital Market under the symbols “TMPS” and “TMPSW,” respectively, upon the closing of the Business Combination.

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COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHART AND TEMPUS HOLDINGS

Chart and Tempus Holdings are each Delaware corporations and governed by the DGCL. Upon completion of the Business Combination, stockholders of Chart will receive shares of Tempus Holdings’ common stock and will become the stockholders of Tempus Holdings. The rights of the former Chart stockholders will therefore be governed by the DGCL and the charter and bylaws of Tempus Holdings.

The following description summarizes the material differences that may affect the rights of the stockholders of Chart, but is not a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. Stockholders should read carefully the relevant provisions of the DGCL and the respective charters and bylaws of both Chart and Tempus Holdings. For more information on how to obtain the documents that are not attached to this proxy statement/prospectus, see the section entitled “Where You Can Find More Information.”

Capitalization

Chart

The total number of shares of all classes of securities authorized under the existing charter of Chart, as in effect both prior and subsequent to the merger, is 30 million shares, which is comprised of:

●	29,000,000 shares of common stock, par value $0.0001 per share; and

●	1,000,000 shares of preferred stock, par value $0.0001 per share.

Tempus Holdings

The total number of shares of all classes of capital stock authorized under the Tempus Holdings’ charter is shares, which is comprised of:

●	shares of common stock, par value $0.0001 per share; and

●	1,000,000 shares of preferred common stock, par value $0.0001 per share.

Number of Directors

Chart

The board of directors of Chart currently consists of seven members. The existing charter of Chart provides that the number of directors shall be determined from time to time by the board of directors.

Tempus Holdings

Following the Business Combination, the board of directors of Tempus Holdings will consist of seven members. Tempus Holdings’ board of directors will be a staggered board, with three classes of directors serving three year terms, with only one class of directors up for election each year, and with directors only being able to be removed prior to the completion of their term for cause. If and when the Sellers hold at least 45% of the voting power of all then outstanding shares of capital stock of Tempus Holdings entitled to vote generally in the election of directors, the number of directors of Tempus Holdings shall be seven unless otherwise consented to by the holders of a majority of the shares held by the Sellers.

Board Vacancies

Chart

Any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the directors then in office or by a sole remaining director.

Tempus Holdings

Any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the directors then in office or by a sole remaining director; provided that any vacancy created by the removal of a director by stockholders may be filled by the stockholders holding a majority of the voting power of the outstanding shares of capital stock entitled to vote in the election of directors.

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Stockholder Action By Written Consent

The DGCL allows actions to be taken by stockholders by written consent to be made by the holders of the minimum number of votes that would be needed to approve a matter at an annual or special meeting of stockholders, unless this right to act by written consent is denied in the certificate of incorporation.

Chart

The existing charter of Chart prohibits stockholders from taking action by written consent.

Tempus Holdings

The charter of Tempus Holdings will generally prohibit stockholders from taking action by written consent, provided that removal of directors by stockholders and the filling of a vacancy on the board following any such removal may be effected by written consent of the stockholders of Tempus Holdings holding a majority of the voting power of all then outstanding shares of capital stock of Tempus Holdings entitled to vote generally in the election of directors in lieu of a meeting.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (i) the actual beneficial ownership of Chart common stock as of       , 2015 (pre-Business Combination) and (ii) the expected beneficial ownership of Tempus Holdings’ common stock immediately following the consummation of the Business Combination, assuming that no public shares of Chart are redeemed, and alternatively the maximum number of shares of Chart are redeemed, by:

●	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of Chart common stock;

●	each of Chart’s current executive officers and directors;

●	each person who will become an executive officer or director of Tempus Holdings post-Business Combination; and

●	all executive officers and directors of Chart as a group pre-Business Combination and all executive officers and directors of Tempus Holdings post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of Chart common stock pre-Business Combination is based on 8,785,309 shares of common stock issued and outstanding as of the record date.

The expected beneficial ownership percentages set forth in the table below with respect to Tempus Holdings following the Business Combination do not take into account (i) the issuance of any shares (or options to acquire shares) under the Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 7,875,000 shares of Tempus Holdings common stock that will remain outstanding following the Business Combination, (iii) any adjustments to the merger consideration payable to the Sellers as a result of Tempus’ working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, (iv) the potential issuance of up to an additional 4,750,000 Earn-out Shares to the Sellers upon the achievement of certain financial milestones or (v) any indemnification payments that are made after the consummation of the Business Combination by delivery of shares of Tempus Holdings’ common stock. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownerships in Tempus Holdings will be different.

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Unless otherwise indicated, Chart believes that all persons named in the table below have sole voting and investment power with respect to all shares of capital stock beneficially owned by them.

	Chart Before the Business Combination (2)		Tempus Holdings After the Business Combination (2)
			Assuming No Redemption		Assuming Maximum Redemption
Name and Address of Beneficial Owner(1)	Number of shares	%	Number of shares	%	Number of shares	%
Chart Acquisition Group LLC (3)	981,250	11.2%	981,250	7.0%	981,250	11.3%
The Chart Group L.P. (3)	1,288,750	14.7%	1,288,750	9.2%	1,288,750	14.8%
Christopher D. Brady (3)	1,397,500	15. 9%	1,397,500	10.0%	1,397,500	16.1%
Joseph Wright (4)	237,500	2.7%	237,500	1.7%	237,500	2.7%
Michael LaBarbera	86,250	*	86,250	*	86,250	1.0%
Governor Thomas Ridge (5)	37,500	*	37,500	*	37,500	*
Senator Joseph Robert Kerrey (5)	37,500	*	37,500	*	37,500	*
Manuel D. Medina (5)	37,500	*	37,500	*	37,500	*
Peter A. Cohen (6)	131,250	1.5%	131,250	*	131,250	1.5%
Kenneth J. Krieg	-	-	-	-		-
Cowen Investments LLC (6)	131,250	1.5%	131,250	*	131,250	1.5%
Kendall Family Investments (7)	962,500	11.0%	962,500	6.9%	962,500	11.1%
Citigroup Inc. (8)	592,111	6.7%	592,111	4.2%	592,111	6.8%
Fir Tree, Inc. (9)	675,000	7.5%	675,000	4.8%	675,000	7.8%
AQR Capital Management, LLC (10)	1,477,575	16.8%	1,477,575	10.5%	1,477,575	17.0%
BlueMountain Capital Management, LLC (11)	800,000	9.1%	800,000	5.7%	800,000	9.2%
TD Asset Management Inc. (12)	725,000	8.3%	725,000	5.2%	725,000	8.3%
Polar Securities Inc. (13)	693,955	7.9%	693,955	4.9%	693,955	8.0%
B. Scott Terry (3)(4)(5)	-	-	2,581,425	18.4%	2,581,425	29.7%
R. Lee Priest, Jr.	-	-	52,500	*	52,500	*
John G. Gulbin III (3)(4)(5)	-	-	2,581,425	18.4%	2,581,425	29.7%
Niall Olver	-	-	-	-	-	-
All directors and officers as a group (Pre-Business Combination (8 persons)	2,002,500	22.8%	2,002,500	14.3%	2,002,500	23.0%
All directors and officers as a group (Post-Business Combination (8 persons)	6,981,600	79.5%	6,981,600	49.7%	6,981,600	80.2%

*	Less than 1 percent.

1.	Unless otherwise noted, the business address of each of the persons and entities listed above is 555 5th Avenue, 19th Floor, New York, New York 10017.

2.	Includes a number of the founder shares equal to 2.5% of Chart’s shares of common stock issued and outstanding after the consummation of our IPO (excluding the placement shares) which will be subject to forfeiture on a pro-rata basis by Chart’s initial stockholders in the event the last sales price of Chart’s stock does not equal or exceed $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following the closing of Chart’s initial business combination. An additional number of founder shares equal to 2.5% of Chart’s shares of common stock issued and outstanding (excluding the placement shares) which will be subject to forfeiture on a pro-rata basis by our initial stockholders in the event the last sales price of Chart’s common stock does not equal or exceed $13.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period within 60 months following the closing of our initial business combination.

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3.	According to a Schedule 13G filed with the SEC on February 14, 2013, Chart Acquisition Group LLC, a Delaware limited liability company, our Sponsor, is the holder of 981,250 shares composed of 750,000 founder shares and 231,250 placement shares. The Chart Group L.P. is the direct holder of 307,500 shares and, through its membership interest in the Sponsor, is the indirect holder of 750,000 founder shares and 231,250 placement shares. The Chart Group L.P., the sole managing member of our Sponsor, is a limited partnership that is managed and controlled by its general partner, Antwerp L.L.C., a New York limited liability company. Mr. Brady owns a majority of the membership interests in Antwerp L.L.C., and is its Chief Executive Officer and a member of its Management Committee. As such, Mr. Brady may be deemed to have effective control of Antwerp L.L.C. and thereby effective control over The Chart Group L.P. and our Sponsor and may exercise voting and dispositive power with respect to the shares held by our Sponsor and The Chart Group L.P. Consequently, Mr. Brady may be deemed the beneficial owner of 1,288,750 shares composed of 1,057,500 founder shares and 231,250 placement shares, held by our Sponsor. Mr. Brady directly holds 108,750 of our founder shares. Mr. Brady disclaims beneficial ownership over any shares owned by The Chart Group L.P. or our Sponsor over which he does not have any pecuniary interest. As a result of the execution of the Supporting Stockholder Agreement, Tempus and Messrs. Gulbin and Terry may be deemed to beneficially own these shares. Tempus and Messrs. Gulbin and Terry each have disclaimed beneficial ownership of such shares.

4.	Mr. Wright holds 237,500 shares composed of 225,000 founder shares and 12,500 placement shares. As a result of the execution of the Supporting Stockholder Agreement, Tempus and Messrs. Gulbin and Terry may be deemed to beneficially own these shares. Tempus and Messrs. Gulbin and Terry each have disclaimed beneficial ownership of such shares.

5.	Messrs. Ridge, Kerrey and Medina, respectively, hold 37,500 founder shares.

6.	Cowen Group, Inc. has indirect sole voting and dispositive power over Cowen through its ownership of Ramius Advisors, LLC a wholly-owned subsidiary of Cowen Group, Inc. and the general partner of Cowen. This amount includes placement shares beneficially owned by Cowen. As Chairman and Chief Executive Officer of Cowen Group, Inc., Peter Cohen may be deemed to control or share control of Cowen Group, Inc. Peter Cohen’s business address is c/o Ramius Advisors, LLC, 599 Lexington Avenue, 19th Floor, New York, New York 10022. Andrew Cohen, who is the managing director of Ramius Advisors, LLC, has voting and dispositive power with respect to the shares held by Cowen. Each of Peter Cohen and Andrew Cohen disclaims beneficial ownership of any securities over which he does not have pecuniary interest. As a result of the execution of the Supporting Stockholder Agreement, Tempus and Messrs. Gulbin and Terry may be deemed to beneficially own these shares. Tempus and Messrs. Gulbin and Terry each have disclaimed beneficial ownership of such shares.

7.	According to a Schedule 13G filed with the SEC on February 14, 2013 by Kendall Family Investments, LLC and Mr. Louis M. Bacon, through its membership interest in the Sponsor, Kendall Family Investments, LLC is the indirect holder of 962,500 shares composed of 212,500 placement shares and 750,000 founder shares. Kendall Family Investments, LLC is controlled by Louis M. Bacon, who has voting and dispositive power over its securities. The principal business office of each of Kendall Family Investments, LLC and Mr. Bacon is located at 1251 Avenue of the Americas, New York, New York 10020.

8.	According to Amendment No. 1 to Schedule 13G filed with the SEC on January 23, 2014 by Citigroup Inc., the reporting person has shared voting and dispositive power over 592,111 shares of common stock. The address of the reporting person is 399 Park Avenue, New York, New York 10022.

9.	According to a Schedule 13G filed with the SEC on February 14, 2013 by Fir Tree, Inc. (“Fir Tree”), the reporting person beneficially owns 675,000 shares of common stock. Fir Tree may be deemed to beneficially own the 675,000 shares of common stock purchased by certain private investment funds for which Fir Tree serves as the investment manager. Fir Tree has been granted investment discretion over the shares of common stock held by certain private investment funds for which Fir Tree serves as the investment manager, and thus, has the shared power to direct the vote and disposition of 675,000 shares of common stock. The reporting person has an address at 505 Fifth Avenue, 23rd Floor, New York, New York 10017.

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10.	Based on information contained in Amendment No. 3 to Schedule 13G filed on December 10, 2014 by AQR Capital Management, LLC (“AQR”), AQR serves as the investment manager to the AQR Diversified Arbitrage Fund, an open-end registered investment company, which holds 1,477,575 shares of common stock. AQR Capital Management, LLC serves as the investment manager to the AQR Diversified Arbitrage Fund, an open-end registered investment company, which holds 14.4% of the reported securities. The reporting persons have an address at Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

11.	According to Amendment No. 1 to Schedule 13G filed on February 12, 2014 by BlueMountain Capital Management, LLC and BlueMountain GP Holdings, LLC, BlueMountain Capital Management, LLC has shared voting and dispositive power over 800,000 shares of common stock. BlueMountain GP Holdings, LLC has shared voting and dispositive power over 634,577 shares of common stock. The address of the principal business office of each of the reporting persons is 280 Park Avenue, 5th Floor East, New York, New York 10017.

12.	According to a Schedule 13G filed on February 13, 2014 by TD Asset Management Inc., the reporting person has sole voting and dispositive power of 725,000 shares of common stock. The address of the principal place of business office of the reporting person is Canada Trust Tower, BCE Place, 161 Bay Street, 35th Floor, Toronto, Ontario, M5J 2T2.

13.	According to Amendment No.1 to Schedule 13G filed on February 14, 2014 by Polar Securities Inc., it shares voting and dispositive power with North Pole Capital Master Fund of 693,955 shares of common stock. The address of the business office of each of the reporting persons is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS CONCERNING CHART

Founder Shares

Chart’s initial shareholders currently own 1,875,000 founder shares, after giving effect to Chart’s 0.75-for-1 reverse stock split effectuated on July 10, 2012, for an aggregate purchase price of $25,000. In January 2012, the Sponsor transferred an aggregate of 337,500 founder shares to Joseph Wright, Governor Thomas Ridge, Senator Joseph Robert Kerrey and Timothy N. Teen, each of whom is one of Chart’s current or former officers and/or directors and an aggregate of 890,625 shares to The Chart Group, L.P., the sole managing member of the Sponsor. Subsequently in January 2012, The Chart Group, L.P. transferred an aggregate of 525,469 shares of Chart common stock to certain of Chart’s officers and certain affiliates and officers of The Chart Group, L.P. On April 17, 2012, the Sponsor transferred an aggregate of 37,500 founder shares to Manuel D. Medina, who joined Chart’s board of directors on March 15, 2012.

The founder earn-out shares (a number of founder shares equal to 2.5% of Chart’s shares of common stock issued and outstanding after the expiration of the underwriters’ overallotment option, excluding the placement shares) are subject to forfeiture by Chart’s initial stockholders in the event the last sales price of Chart’s stock does not equal or exceed $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following the closing of Chart’s initial business combination. An additional number of founder shares equal to 2.5% of Chart’s  shares of common stock issued and outstanding after the expiration of the underwriters’ overallotment option (excluding the placement shares), will be subject to forfeiture by Chart’s initial stockholders in the event the last sales price of Chart’s stock does not equal or exceed $13.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following the closing of Chart’s initial business combination. If such shares are forfeited, Chart would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the forfeited shares and the price paid to Chart for such forfeited shares of approximately $3,262.50. Upon receipt, such forfeited shares would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital. Chart’s initial stockholders have also agreed, to the extent applicable, that they will not sell or transfer founder shares that remain subject to forfeiture.

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Private Placement Units

The Sponsor purchased 231,250 placement units, Mr. Wright purchased 12,500 placement units and Cowen purchased 131,250 placement units, at the price of $10.00 per unit for an aggregate purchase price of $3,750,000 in a private placement that occurred simultaneously with the closing of the IPO. All of the proceeds from the purchase price of the placement units were added to the proceeds from the IPO held in the trust account pending Chart’s completion of an initial business combination. The placement warrants are identical to the warrants sold in this offering, except that, (i) if held by the initial holders or their permitted assigns, they (a) may be exercised for cash or on a cashless basis; and (b) are not subject to being called for redemption, and (ii) the placement warrants which form a part of the placement units issued to Cowen, so long as held by Cowen or any of its related persons under FINRA rules, will expire five years from the effective date of Chart’s registration statement, or earlier upon Chart’s liquidation, whereas any placement warrants held by holders other than Cowen or any such related person will expire five years from the consummation of Chart’s initial business combination, or earlier upon Chart’s liquidation. The placement units and the component securities contained therein will be subject to lockup (i.e. not transferable, assignable or saleable) until 30 days after the consummation of Chart’s initial business combination; provided that such securities, if held by Cowen or any of its related persons under FINRA rules, are subject to a minimum lock-up of 180 days from December 14, 2012. If Chart does not complete an initial business combination, the portion of the $3,750,000 purchase price of the placement units placed in the trust account will be included as a part of the liquidation amount payable to Chart’s public stockholders and the placement warrants will expire worthless. Including the private placement of founder shares and placement units, Chart’s initial stockholders, which includes our Sponsor, directors and officers, own approximately 25.6% of the outstanding common stock as of the date of this proxy statement/prospectus.

Warrant Tender Offer; Escrow Deposit

In connection with the IPO, the Sponsor, Mr. Wright and Cowen collectively committed to offer to purchase up to 3,750,000 of Chart’s issued and outstanding warrants at a purchase price of $0.60 per warrant in a tender offer that would commence after Chart’s announcement of a business combination and would close upon the consummation of such initial business combination. The proposed purchase price of $0.60 was determined by the Sponsor, Mr. Wright and Cowen in consultation with the representatives of the underwriters of the IPO and based on these entities’ knowledge of the securities markets.

The Sponsor, Mr. Wright and Cowen initially deposited an aggregate of $2,250,000 with Continental Stock Transfer & Trust Company into a segregated escrow account (representing $0.60 per warrant for up to 3,750,000 warrants). More specifically, the Sponsor initially deposited $1,387,500, Mr. Wright deposited $75,000 and Cowen deposited $787,500. The funds held in the escrow account were to be invested only in United States treasuries or in money market funds that invest solely in United States treasuries with a maturity of 180 days or less.

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In August 2014, the Sponsor, Mr. Wright and Cowen commenced the Initial Warrant Tender Offer to purchase up to 7,500,000 of Chart’s issued and outstanding warrants at a purchase price of $0.30 per warrant in connection with a special meeting of Chart’s stockholders to approve, among other matters, an amendment to Chart’s existing charter extending the date by which Chart must consummate its initial business combination from September 13, 2014 to March 13, 2015. A total of 7,700 warrants were validly tendered and not withdrawn in the Initial Warrant Tender Offer. In September 2014, the Sponsor, Mr. Wright and Cowen accepted for purchase all such warrants for an aggregate purchase price of $2,310.

The Sponsor, Mr. Wright, and Cowen intend to commence the Warrant Tender Offer to purchase up to 3,746,150 warrants at a purchase price of $0.60 per warrant, which will be consummated, if at all, upon the consummation of the Business Combination.

Each of the Sponsor, Mr. Wright and Cowen has agreed not to tender its placement warrants in the Warrant Tender Offer. Through the Warrant Tender Offer, the initial holders will effectively offer to purchase up to 50% (after giving effect to the 7,700 warrants tendered to, and purchased by, the Sponsor, Mr. Wright, and Cowen in the Initial Warrant Tender Offer on September 11, 2014) of the warrants sold as part of the units in the IPO. The Warrant Tender Offer will not be conditioned upon any minimum number of warrants being tendered. In the event the aggregate number of public warrants validly tendered by the public warrant holders exceeds 3,746,150, each validly submitted offer to sell will be reduced on a pro rata basis in accordance with the terms of the offer to purchase that will be provided to the public warrant holders in connection with the Warrant Tender Offer.

In the event Chart calls a special meeting of its stockholders to approve an amendment to its charter to extend the date by which a business combination must be completed beyond March 13, 2015, then the Sponsor, Mr. Wright and Cowen, in connection with the special meeting, will commence a warrant tender offer similar to the one conducted in August 2014.

If Chart is unable to consummate its business combination within the allotted time, holders of Chart’s outstanding public warrants will receive a pro-rata portion of the proceeds on deposit in this escrow account ($0.30 per warrant) as promptly as reasonably possible but no more than five business days thereafter, after which time such warrants will expire worthless. Interest earned on the amount deposited in the escrow account, if any, will be paid to the Sponsor, Mr. Wright and Cowen in accordance with the terms of the escrow agreement.

Notes Payable to Sponsor

Chart issued a $175,000 unsecured non-interest bearing promissory note to the Sponsor, on August 9, 2011, which was amended on March 31, 2012 and September 30, 2012, respectively. The proceeds from the loan were used to fund organizational and offering expenses incurred or expected to be incurred by the Chart. The note was repaid in full on December 19, 2012.

Chart issued a $246,667 unsecured non-interest bearing promissory note to our Sponsor on February 10, 2014. The proceeds from the loan were used for working capital purposes of Chart. The principal balance of the note was initially payable on the earlier of (i) the date that is nine (9) months from the date of the note or (ii) the date on which Chart consummates an initial business combination. The notes are convertible at the Sponsor’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of Chart. These warrants would be identical to the placement warrants. On September 9, 2014, the promissory note was amended to provide that the payment date shall be the earlier of: (i) March 13, 2015 and (ii) the date on which Chart consummates its initial business combination.

Chart issued a $215,834 unsecured non-interest bearing promissory note to our Sponsor on September 9, 2014. The proceeds from the loan were used for working capital Chart consummates an initial business combination. The notes are convertible at the Sponsor’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of Chart. These warrants would be identical to the placement warrants.

Chart issued a $246,667 unsecured non-interest bearing promissory note to our Sponsor on September 9, 2014. The proceeds from the loan were used for working capital purposes of Chart. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which Chart consummates an initial business combination.

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Notes Payable to Affiliates

Chart issued a $140,000 unsecured non-interest bearing promissory note to Cowen, an affiliate of one of our directors, on February 4, 2014. The proceeds from the loan were used for working capital purposes of Chart. The principal balance of the note was initially payable on the date of the consummation of an initial business combination. The notes are convertible at Cowen’ election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of Chart. These warrants would be identical to the placement warrants. On September 9, 2014, the promissory note was amended to provide that the payment date shall be the earlier of: (i) March 13, 2015 and (ii) the date on which Chart consummates its initial business combination.

Chart issued a $122,500 unsecured non-interest bearing promissory note to Cowen on September 9, 2014. The proceeds from the loan were used for working capital purposes of Chart. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which Chart consummates an initial business combination. The notes are convertible at Cowen’ election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of Chart. These warrants would be identical to the placement warrants.

Chart issued a $140,000 unsecured non-interest bearing promissory note to Cowen on September 9, 2014. The proceeds from the loan were used for working capital purposes of Chart. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which Chart consummates an initial business combination.

Chart issued a $13,333 unsecured non-interest bearing promissory note to Joseph Wright, our Chairman and Chief Executive Officer, on February 7, 2014. The proceeds from the loan were used for working capital purposes of Chart. The principal balance of the note was initially payable on the date of the consummation of an initial business combination. The notes are convertible at Mr. Wright’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of Chart. These warrants would be identical to the placement warrants. On September 9, 2014, the promissory note was amended to provide that the payment date shall be the earlier of: (i) March 13, 2015 and (ii) the date on which Chart consummates its initial business combination.

Chart issued a $11,666 unsecured non-interest bearing promissory note to Mr. Wright on September 9, 2014. The proceeds from the loan were used for working capital purposes of Chart. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which Chart consummates an initial business combination. The notes are convertible at Mr. Wright’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of Chart. These warrants would be identical to the placement warrants.

Chart issued a $13,333 unsecured non-interest bearing promissory note to Mr. Wright on September 9, 2014. The proceeds from the loan were used for working capital purposes of Chart. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which Chart consummates an initial business combination.

Advances for Expenses

The Sponsor and an affiliate of the Sponsor had also advanced to Chart an aggregate of $205,000 to cover expenses related to the IPO. The promissory notes were repaid in full on December 19, 2012.

Administrative Services

Commencing on December 14, 2012, Chart agreed to pay The Chart Group L.P., an affiliate of the Sponsor, a total of $10,000 per month for office space, administrative services and secretarial support. Upon consummation of the Business Combination or Chart’s liquidation, Chart will cease paying these monthly fees.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS CONCERNING TEMPUS

Set forth below is a summary of the material transactions between Tempus and related parties.

Assignment and Assumption of R. Lee Priest, Jr. Offer Letter

On March 10, 2014, R. Lee Priest, Jr. accepted an offer of employment with an affiliate of Tempus pursuant to an offer letter dated March 10, 2014. Pursuant to the offer letter, upon completion of a business combination, Mr. Priest would become the chief financial officer of the resulting company and earn an annual salary specified in the offer letter, be entitled to benefits consistent with those provided to other senior executives of the company, and be eligible to participate in the company’s bonus and incentive plans after the closing of the business combination. Mr. Priest also committed to make certain investments in the company in exchange for an equity interest in the resulting company following the business combination.

Tempus entered into an assignment and assumption agreement with such affiliate, effective as of December 15, 2014, pursuant to which it accepted an assignment of the offer letter with Mr. Priest and assumed and agreed to discharge all obligations and liabilities with respect to such offer letter that arise after the effective date.

Upon the consummation of the Business Combination, the offer letter will be superseded in its entirety by an employment agreement to be negotiated and entered into between Tempus Holdings and Mr. Priest. It is anticipated that such employment agreement will provide that Mr. Priest will earn an annual salary of $200,000.

R. Lee Priest, Jr. Promissory Note

On December 15, 2014, Tempus, as borrower, issued a promissory note in the principal amount of $489,899.00 to R. Lee Priest, Jr. The note bears interest at an annual rate of 5% and has a maturity date of June 30, 2016. There is no penalty for borrower’s prepayment of the note. Events of default under the note include any failure by borrower to keep, perform or observe any agreement, covenant, or condition contained in the note or pay amounts to borrower when due under the note. In the event of a default by borrower under the note, Mr. Priest can declare the unpaid balance of the note, plus accrued and unpaid interest thereon, immediately due and payable.

Guaranty of Lease Agreement

Tempus, as tenant, is a party to an office deed of lease agreement with Swain Properties LLC, as landlord, to be effective as of January 1, 2015 pursuant to which Tempus is leasing from landlord a property located in Williamsburg, Virginia. B. Scott Terry, Tempus’ CEO, is unconditionally guaranteeing the full payment and performance obligations of Tempus under the lease. The lease is for a term of one year, commencing on the earlier of tenant occupying the property and January 1, 2015 and ending on December 31, 2015. Subject to certain conditions, the tenant has the right to extend the term of the lease for up to three consecutive additional periods of one year each by giving the landlord notice three months prior to the end of the then existing term. Rent is payable in twelve monthly installments of $8,645.83. If the lease is renewed, the rent amount will be renegotiated no later than three months prior to the termination date and may not be more than 6% greater than the current rent amount.

Merger Agreement and Transactions Relating to the Business Combination

For a discussion of the Merger Agreement and the other agreements entered into in connection the proposed Business Combination, including a Non-Competition and Non-Solicitation Agreement described therein with John G. Gulbin III, see “The Merger Agreement and Related Agreements” elsewhere in this proxy statement/prospectus.

160

PRICE RANGE OF SECURITIES AND DIVIDENDS

Chart

Price Range of Chart Securities

Chart common stock, units and warrants are currently listed on The NASDAQ Capital Market under the symbols “CACG”, “CACGU” and “CACGW”, respectively. Chart’s units commenced public trading on December 14, 2012, and its common stock and warrants commenced public trading on February 4, 2013.

The table below sets forth the high and low bid prices of Chart common stock, warrants and units as reported on NASDAQ for the periods shown:

	Common Stock		Warrants		Units
	High	Low	High	Low	High	Low

Fiscal Year Ending December 31, 2013
1st Quarter	$9.75	$9.50	$0.55	$0.55	$10.14	$9.95
2nd Quarter	$11.92	$9.53	$0.55	$0.55	$10.20	$9.99
3rd Quarter	$11.53	$9.60	$0.55	$0.55	$10.50	$10.10
4th Quarter	$12.68	$9.74	$0.55	$0.55	$11.54	$10.23
Fiscal Year Ending December 31, 2014
1st Quarter	$10.41	$9.80	$0.55	$0.55	$10.95	$10.32
2nd Quarter	$10.30	$9.83	$0.55	$0.55	$10.72	$10.38
3rd Quarter	$10.30	$9.26	$0.55	$0.55	$10.65	$10.25
4th Quarter	$10.17	$9.60	$0.55	$0.55	$10.55	$10.00
Fiscal Year Ending December 31, 2015
1st Quarter (through January 5, 2015)	$9.77	$9.77	$0.55	$0.55	$10.00	$10.00

The closing prices of Chart common stock, warrants and units as reported on January 2, 2015, the last trading day before the Business Combination was publicly announced, were $9.97, $0.55 and $10.00, respectively.

The market prices of Chart’s securities will fluctuate prior to the consummation of the Business Combination. You should obtain current market quotations for Chart’s securities.

On January 5, 2015, there were 24 holders of record of Chart common stock, four holders of record of Chart warrants and one record holder of Chart units.

Dividend Policy of Chart

Chart has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon Chart’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination.

Tempus Holdings

Price Range of Securities of Tempus Holdings

Historical market price information regarding Tempus Holdings’ securities is not provided because there is no public market for Tempus Holdings’ securities.

As of January 5, 2015, there was one holder of Tempus Holdings’ common stock.

Dividend Policy of Tempus Holdings Following the Business Combination

Following completion of the Business Combination, Tempus Holdings’ board of directors will consider whether or not to institute a dividend policy. It is the present intention of Tempus Holdings to retain any earnings for use in its business operations and, accordingly, Tempus Holdings does not anticipate its board of directors declaring any dividends in the foreseeable future.

Tempus

Historical market price information regarding Tempus’ units is not provided because there is no public market for Tempus’ units.

As of January 5, 2015, there were five holders of Tempus’ units.

161

APPRAISAL RIGHTS

In the event Tempus Holdings’ securities are not listed on a national securities exchange at the time the Business Combination is consummated, appraisal rights will be available to all of Chart’s stockholders pursuant to Section 262 of the DGCL. If appraisal rights are available, the shares of Chart common stock outstanding immediately prior to the effective time of the Business Combination and held by a holder who has not voted in favor of the Business Combination Proposal and who has delivered a written demand for appraisal of such shares in accordance with Section 262 of the DGCL, will not be converted into the right to receive the Business Combination consideration, but such holder will be entitled to seek an appraisal of such shares under the DGCL unless and until such holder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL. If, after the effective time of the Business Combination, a dissenting stockholder who has demanded appraisal rights fails to perfect or withdraws or loses his, her or its right to appraisal, his, her or its shares of Chart common stock will be treated as if they had been converted as of the effective time of the Business Combination into the right to receive the Business Combination consideration. The full text of Section 262 of the DGCL is attached to this proxy statement/prospectus as Annex E.

Holders of public shares electing to exercise redemption rights will not be entitled to appraisal rights. Additionally, appraisal rights are not available to holders of public warrants.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP will pass upon the validity of the common stock and warrants issued in connection with the Business Combination and certain other legal matters related to this proxy statement/prospectus. Alston & Bird LLP has acted as counsel for Tempus.

EXPERTS

The audited financial statements of Chart Acquisition Corp. as of December 31, 2013 and 2012, and for the years ended December 31, 2013 and 2012, and for the periods from July 22, 2011 (inception) through December 31, 2013 and 2012, included in this proxy statement/prospectus have been so included in the reliance on a report of Rothstein Kass, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting. The audited financial statements of Tempus Applied Solutions, LLC as of December 17, 2014, and for the period from December 4, 2014 (inception) through December 17, 2014, included in this proxy statement/prospectus have been so included in the reliance on a report of Elliott Davis Decosimo, LLC, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and servicers that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement/prospectus. Upon written or oral request, we will deliver a separate copy of the proxy statement/prospectus to any stockholder at a shared address to which a single copy of the proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement/prospectus may likewise request that we deliver single copies of the proxy statement/prospectus in the future. Stockholders may notify us of their requests by calling or writing us at our executive office is at 555 5th Avenue, 19th Floor, New York, New York 10017, telephone number (212) 350-8205.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for Chart’s securities is Continental Stock Transfer & Trust Company.

162

SUBMISSION OF STOCKHOLDER PROPOSALS

Our board of directors is aware of no other matter that may be brought before the special meeting. Under Delaware law and Chart’s bylaws, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

If the Business Combination is consummated, Chart will be a wholly-owned subsidiary of Tempus Holdings. If the Business Combination is not consummated prior to March 13, 2015, Chart will be required to dissolve and liquidate and will conduct no annual meetings thereafter. Chart may seek approval of its stockholders to extend the date by which a business combination must be completed from March 13, 2015 until a later date (and Chart is required by the Merger Agreement in certain circumstances to seek such extension), but there is no assurance that Chart’s stockholders will approve such extension.

Tempus Holdings’ next annual meeting of stockholders is expected to be held on or about           , 2015 unless the date is changed by Tempus Holdings’ board of directors. If you intend to present a proposal at the 2015 annual meeting of stockholders of Tempus Holdings, or if you want to nominate one or more directors, you must give timely notice thereof in writing to Tempus Holdings. Its Secretary must receive this notice at the principal executive offices of Tempus Holdings no earlier than           , 2015 and no later than           , 2015; provided, however, that in the event that the 2015 annual meeting is called for a date that is not within 30 days before or after the anniversary of the special meeting, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the 2015 annual meeting and not later than the later of (x) the close of business on the 90th day before the 2015 annual meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the 2015 annual meeting is first made by Chart.

If you intend to present a proposal at the 2015 annual meeting, or if you want to nominate one or more directors at the 2015 annual meeting, you must comply with the advance notice provisions of our bylaws. You may contact Tempus Holdings’ secretary at Tempus Holdings’ principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION

Tempus Holdings has filed with the SEC a registration statement on Form S-4, as amended, under the Securities Act with respect to the securities offered by this proxy statement/prospectus. This proxy statement/prospectus does not contain all of the information included in the registration statement. For further information pertaining to Tempus Holdings and its securities, you should refer to the registration statement and to its exhibits. Whenever reference is made in this proxy statement/prospectus to any of Tempus Holdings’ or Chart’s contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the annexes to the proxy statement/prospectus and the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, Tempus Holdings will be subject to the information and periodic reporting requirements of the Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the SEC. Chart files annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Tempus Holdings’ or Chart’s SEC filings, including this proxy statement/prospectus, at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

163

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the special meeting, you should contact Chart’s proxy solicitation agent at the following address and telephone number:

Morrow & Co., LLC

470 West Avenue, 3rd Floor

Stamford, CT 06902

Stockholders, please call toll free: (800) 662-5200

Banks and Brokerage Firms, please call collect: (203) 658-9400

If you are a stockholder of Chart and would like to request documents, please do so by            , 2015, in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained or incorporated by reference in this proxy statement/prospectus relating to Chart has been supplied by Chart, and all such information relating to Tempus has been supplied by Tempus. Information provided by either Chart or Tempus does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement/prospectus of Chart for the special meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, Chart or Tempus that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

164

INDEX TO FINANCIAL STATEMENTS

CHART ACQUISITION CORP.

UNAUDITED FINANCIAL STATEMENTS

Condensed Balance Sheets as of September 30, 2014 and December 31, 2013	F-2

Condensed Statements of Operations for the Three and Nine Months Ended September 30, 2014 and September 30, 2013 and for the Period from July 22, 2011 (inception) to September 30, 2014	F-3

Condensed Statements of Changes in Stockholders’ Equity For the Period from July 22, 2011 (inception) to September 30, 2014	F-4

Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2014 and September 30, 2013 and for the Period from July 22, 2011 (inception) to September 30, 2014	F-5

Notes to Condensed Interim Financial Statements	F-6

AUDITED FINANCIAL STATEMENTS

For the year ended December 31, 2013 and December 31, 2012

Report of Independent Registered Public Accounting Firm	F-19

Balance Sheets as of December 31, 2013 and December 31, 2012	F-20

Statements of Operations For the Year Ended December 31, 2013, the Year Ended December 31, 2012 and the Period from July 22, 2011 (inception) to December 31, 2013	F-21

Statements of Changes in Stockholders’ Equity For the Period from July 22, 2011 (inception) to December 31, 2013	F-22

Statements of Cash Flows For the Year Ended December 31, 2013, the Year Ended December 31, 2012 and the Period from July 22, 2011 (inception) to December 31, 2013	F-23

Notes to Financial Statements	F-24

TEMPUS APPLIED SOLUTIONS, LLC

AUDITED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-33

Balance Sheet as of December 17, 2014	F-34

Statement of Operations for the period from December 4, 2014 (inception) to December 17, 2014	F-35

Statement of Changes in Members’ Equity for the period from December 4, 2014 (inception) to December 17, 2014	F-36

Statement of Cash Flows for the period from December 4, 2014 (inception) to December 17, 2014	F-37

Notes to Financial Statements	F-38

F-1

CHART ACQUISITION CORP.

(a development stage company)

CONDENSED BALANCE SHEETS

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current Assets:
Cash	$469,897	$118,706
Due from Sponsor	660	409
Prepaid Expenses	5,000	87,252
Total Current Assets	475,557	206,367

Non-current Assets:
Cash and Investments Held in Trust Account	65,353,648	75,048,721
Total Assets	$65,829,205	$75,255,088

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	$1,838,244	$194,115
Due to Affiliate	1,442	1,442
Notes Payable, Sponsor	709,168	-
Notes Payable, Affiliate of Sponsor	440,832	-
Total Current Liabilities	2,989,686	195,557

Deferred Underwriting Fee	2,343,750	2,343,750
Warrant Liability	4,327,015	5,906,250
Total Liabilities	9,660,451	8,445,557

Common stock subject to possible redemption; 5,116,876 and 6,180,953 shares at $10.00 per share at September 30, 2014 and December 31, 2013, respectively	51,168,753	61,809,530

Stockholders' Equity:
Preferred Stock, $.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common Stock, $.0001 par value; 29,000,000 shares authorized; 3,668,433 and 3,569,047 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively (excluding 5,116,876 and 6,180,953 shares subject to possible redemption, respectively)	367	357
Additional Paid-in Capital	7,078,919	6,085,062
Deficit Accumulated During Development Stage	(2,079,285)	(1,085,418)
Total Stockholders' Equity	5,000,001	5,000,001
Total Liabilities and Stockholders' Equity	$65,829,205	$75,255,088

The accompanying notes are an integral part of the condensed interim financial statements.

F-2

CHART ACQUISITION CORP.

(a development stage company)

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	July 22, 2011 (date of inception) to September 30, 2014
Revenue	$-	$-	$-	$-	$-
Formation and Operating Costs	-	-	-	-	3,996
General and Administrative Expenses	2,585,260	831,401	1,232,291	486,057	3,715,403
Loss from Operations	(2,585,260)	(831,401)	(1,232,291)	(486,057)	(3,719,399)
Other Income (expense):
Interest Income	12,158	37,896	642	10,089	60,879
Change in Fair Value of Warrant Liability	1,579,235	1,417,500	791,735	(393,750)	1,579,235
Net Income (Loss) Attributable to Common Stockholders	$(993,867)	$623,995	$(439,914)	$(869,718)	$(2,079,285)
Weighted Average Number of Common Shares Outstanding, basic and diluted	3,569,411	3,333,263	3,624,920	3,317,957	2,885,525
Basic and Diluted Net Income (Loss) per Share Attributable to Common Stockholders	$(0.28)	$0.19	$(0.12)	$(0.26)	$(0.72)

The accompanying notes are an integral part of the condensed interim financial statements.

F-3

CHART ACQUISITION CORP.

(a development stage company)

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

 For the Period from July 22, 2011 (date of inception) to September 30, 2014

(unaudited)

	Common Stock		Additional	Deficit Accumulated During	Total
	Shares	Amount $.0001 Par	Paid-in Capital	Developmental Stage	Stockholders' Equity

Sale of common stock issued to Sponsor on August 9, 2011 at $.011594 per share	2,156,250	$216	$24,784	$-	$25,000

Net loss attributable to common stockholders'	-	-	-	(527)	(527)

Balances, December 31, 2011	2,156,250	216	24,784	(527)	24,473

Sale of 7,500,000 units on December 19, 2012, net of underwriters' discount and offering expenses (including 6,289,495 subject to possible redemption)	7,500,000	750	70,025,449	-	70,026,199

Reclassification of shares subject to possible redemption at redemption value on December 19, 2012	(6,289,495)	(629)	(62,894,319)	-	(62,894,948)

Warrant liability recorded on December 19, 2012	-	-	(5,906,250)	-	(5,906,250)

Sale of 375,000 units to Sponsor on December 19, 2012	375,000	37	3,749,963	-	3,750,000

Change in shares subject to possible redemption to 6,283,617 shares at December 31, 2012	5,878	1	58,782	-	58,783

Net loss attributable to common stockholders	-	-	-	(58,256)	(58,256)

Balances, December 31, 2012	3,747,633	$375	$5,058,409	$(58,783)	$5,000,001

Forfeiture of Sponsor shares in connection with the underwriter’s election to not exercise their over-allotment option	(281,250)	(28)	28	-	-

Change in shares subject to possible redemption to 6,180,953 shares at December 31, 2013	102,664	10	1,026,625	-	1,026,635

Net loss attributable to common stockholders	-	-	-	(1,026,635)	(1,026,635)

Balances, December 31, 2013	3,569,047	$357	$6,085,062	$(1,085,418)	$5,000,001

Redemption of 964,691 shares	(964,691)	(96)	(9,646,814)	-	(9,646,910)

Change in shares subject to possible redemption to 5,116,876 shares at September 30, 2014	1,064,077	106	10,640,671	-	10,640,777

Net loss attributable to common stockholders	-	-	-	(993,867)	(993,867)

Balances, September 30, 2014	3,668,433	$367	$7,078,919	$(2,079,285)	$5,000,001

The accompanying notes are an integral part of the condensed interim financial statements.

F-4

CHART ACQUISITION CORP.

(a development stage company)

CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013	July 22, 2011 (date of inception) to September 30, 2014

Cash Flows from Operating Activities
Net Income (Loss)	$(993,867)	$623,995	$(2,079,285)
Adjustment to reconcile net income (loss) to net cash used in operating activities:
Change in Fair Value of Warrant Liability	(1,579,235)	(1,417,500)	(1,579,235)
Change in operating assets and liabilities:
Prepaid Expenses	82,252	(131,872)	(5,000)
Accounts Payable and Accrued Expenses	1,644,129	222,589	1,838,244
Interest – net of interest expense on Trust Account	(11,999)	(37,896)	(60,720)
Interest withdrawn from Trust Account	60,162	-	60,162
Due to Affiliate	-	119	1,442
Due from Sponsor	(251)	-	(660)
Net Cash Used In Operating Activities	(798,809)	(740,565)	(1,825,052)

Cash Flows from Investing Activities
Proceeds Deposited in Trust Account	-	-	(75,000,000)
Net Cash Used in Investing Activities	-	-	(75,000,000)

Cash Flows from Financing Activities
Proceeds from Sale of Common Stock to Sponsor	-	-	25,000
Proceeds from Public Offering	-	-	75,000,000
Proceeds from Issuance of Units to Sponsor	-	-	3,750,000
Proceeds from Note Payable, Affiliate of Sponsor	440,832	-	470,832
Principal Payments on Note Payable, Affiliate of Sponsor	-	-	(30,000)
Proceeds from Note Payable, Sponsor	709,168	-	884,168
Principal Payments on Note Payable, Sponsor	-	-	(175,000)
Payment of Offering Costs	-	(16,920)	(2,630,051)
Cash received into Trust Account for redemption of shares	9,646,910	-	9,646,910
Cash distribution from Trust Account for redemption of shares	(9,646,910)	-	(9,646,910)
Net Cash Provided by (Used in) Financing Activities	1,150,000	(16,920)	77,294,949
Net Increase (Decrease) in Cash	351,191	(757,485)	469,897
Cash at Beginning of the Period	118,706	1,147,464	-
Cash at Ending of the Period	$469,897	$389,979	$469,897

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Cash paid for state franchise tax	$125,397	$3,850	$131,887

Supplemental Disclosure for Non-Cash Financing Activities
Adjustment for warrant liability in connection with the Public Offering	$-	$-	$5,906,250
Deferred Underwriters' Fee	$-	$-	$2,343,750
Accrued Expenses Included in Deferred Offering Costs	$-	$-	$16,920

 The accompanying notes are an integral part of the condensed interim financial statements.

F-5

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the Period from July 22, 2011 (date of inception) to September 30, 2014

1.	DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Chart Acquisition Corp. (the “Company,” “we” or “us”) was incorporated in Delaware on July 22, 2011. The Company is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or similar business combination, one or more operating businesses or assets (a “business combination”). The Company has neither engaged in any operations nor generated any revenues to date. The Company has selected December 31 as its fiscal year end.

At September 30, 2014, the Company had not commenced any operations. All activity through September 30, 2014 relates to the Company’s formation, initial public offering (“public offering”) described below in Note 4, and search for an initial business combination. See Note 11 for a description of the definitive agreements the Company entered into with Tempus Holdings, LLC (“Tempus”) to complete a business combination.

The registration statement for the public offering was declared effective on December 13, 2012. The Company consummated the public offering on December 19, 2012 and received net proceeds of approximately $76,120,000 which includes $3,750,000 received from the private placement of 375,000 units to Chart Acquisition Group LLC, a Delaware limited liability Company (the “Sponsor”),  Joseph Wright, the Company’s chief executive officer and chairman of the board and Cowen Overseas Investment LP (“Cowen Overseas”), an affiliate of Cowen and Company, LLC, one of the lead underwriters of the public offering and is net of approximately $2,630,000 of legal, accounting and underwriting fees. The Sponsor, Joseph Wright and Cowen Overseas each purchased units consisting of one share of common stock and a warrant to purchase one share of common stock (the “private placement”—Note 5).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the public offering, although substantially all of the net proceeds of the public offering are intended to be generally applied toward effecting an initial business combination. Net proceeds of approximately $75,000,000 from the public offering and simultaneous private placements of the placement units (as described below in Note 4 and Note 5, respectively) were originally deposited in a trust account in the United States maintained by Continental Stock Transfer & Trust Company, acting as trustee. The proceeds held in the trust account are invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended. Except for interest income earned on the trust account balance and released to us for working capital purposes and to pay taxes or dissolution expenses, if any, our amended and restated certificate of incorporation provides that none of the funds held in trust will be released from the trust account, until the earlier of (i) the consummation of our initial business combination; (ii) the expiration or termination of any tender offer conducted by the Company in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of the Company’s public shares if it is unable to consummate a business combination by September 13, 2014 (which date has been extended to March 13, 2015, as described in the Liquidation and Going Concern section below) subject to applicable law; or (iv) otherwise upon its liquidation or in the event its management resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to September 13, 2014 (which date has been extended to March 13, 2015, as described in the Liquidation and Going Concern section below). The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of the Company’s public stockholders.

On September 5, 2014, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the stockholders approved the following items: (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) extending the date by which the Company must consummate its initial business combination from September 13, 2014 to March 13, 2015 (the “Business Combination Deadline Amendment”), (ii) an amendment to the Charter permitting stockholders to redeem their public shares for a pro rata portion of the funds available in the Company’s trust account (the “Trust Account”) and authorizing the Company and Continental Stock Transfer & Trust Company (“Continental”), the trustee of the Trust Account, to disburse such redemption payments (the “Redemption Rights Amendment”) and (iii) an amendment and restatement of the Investment Management Trust Agreement (as amended and restated, the “Trust Agreement”) between the Company and Continental permitting distributions from the Trust Account to those persons holding shares of common stock comprising part of the units sold in the Company’s initial public offering who wish to exercise their redemption rights in connection with the Meeting, and extending the date on which to liquidate the Trust Account in accordance with the Trust Agreement to March 13, 2015 (the “Trust Amendment”). The affirmative vote of holders of at least sixty-five percent of the issued and outstanding shares of the Company was required to approve each of the proposals.

F-6

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the Period from July 22, 2011 (date of inception) to September 30, 2014

1.	DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS — (continued)

In connection with the Meeting, 964,691 shares were redeemed by the Company at a price of $10.00 per share, for a total redemption amount of $9,646,910. As of September 30, 2014, $65,353,648 was held in the Trust Account after the foregoing redemptions.

Initial Business Combination

For the purposes of consummating an initial business combination, the Company is not limited to a particular industry or geographic region, although its management team intends to focus on operating businesses in the following sectors: the provision and/or outsourcing of government services. The management team anticipates structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. It may also, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest.

The Company may consummate the initial business combination and conduct the redemptions without stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and may file tender offer documents with the Securities and Exchange Commission (“SEC”).

Regardless of whether the Company holds a stockholder vote or a tender offer in connection with an initial business combination, public stockholders will have the right to redeem their shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest but less taxes payable plus amounts released to fund working capital requirements. As a result, such shares will be recorded at redemption value and classified as temporary equity upon the completion of the public offering, in accordance with Financial Accounting Standards Board, (“FASB”) Accounting Standards Codification, (“ASC") Topic 480, “Distinguishing Liabilities from Equity.”

The Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 and, solely if it seeks stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination.

Solely if the Company holds a stockholder vote to approve the initial business combination, and it does not conduct redemptions pursuant to the tender offer rules, it may enter into privately negotiated transactions to purchase public shares from stockholders who would otherwise elect to redeem their shares, with such purchases made using funds held in the trust account. All shares so purchased by the Company will be immediately cancelled.

Liquidation and Going Concern

If the Company does not consummate an initial business combination by March 13, 2015 it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to the Company for working capital purposes, the payment of taxes or dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The mandatory liquidation and subsequent dissolution raises substantial doubt about the Company's ability to continue as a going concern.

F-7

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the Period from July 22, 2011 (date of inception) to September 30, 2014

1.	DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS — (continued)

Liquidation and Going Concern (continued)

As of September 30, 2014, we had a cash balance of $469,897, held outside of our trust account after issuance of $1,150,000 in Notes Payable, which is available for use by us to cover the costs associated with identifying a target business and negotiating a business combination and other general corporate uses. We believe that we have sufficient funds available to conduct the normal operations of the business. However, we may need to obtain additional financing from our Sponsor, Cowen Overseas and Joseph Wright to consummate our initial business combination with an operating business by March 13, 2015.

2.	BASIS OF PRESENTATION

The accompanying condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”), and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of September 30, 2014 and December 31, 2013 and the results of operations for the for the three and nine months ended September 30, 2014 and 2013, and for the period from July 22, 2011 (date of inception) to September 30, 2014 and the cash flow activity for the nine months ended September 30, 2014 and 2013 and for the period from July 22, 2011 (date of inception) to September 30, 2014. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations. The results of operations for the period ended September 30, 2014 is not necessarily indicative of the results of operations to be expected for a full fiscal year.

During the six months ended June 30, 2014, the Company identified and corrected an error related to the accounting for the Company’s changes in amounts subject to possible redemption for the years ended December 31, 2013 and 2012. This treatment has been consistently applied for the period ended September 30, 2014. The Company determined that its changes in amounts subject to possible redemption should have been accounted for as an adjustment to additional paid-in capital instead of as an adjustment to accumulated deficit. There was no change in previously reported total assets, total liabilities, common stock subject to possible redemption or net loss attributable to common shares for any of the periods. The accompanying condensed financial statements were revised to reflect a balance in accumulated deficit with a corresponding increase of additional paid-in capital as of December 31, 2013 and 2012.  In accordance with Securities and Exchange Commission ("SEC") Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99” and “SAB 108”), the Company evaluated these errors and, based on an analysis of quantitative and qualitative factors, determined that they were not material to each of the prior reporting periods affected and no amendments of previously filed 10-Q or 10-K reports with the SEC are required. We have reassessed the effect of this error as of September 30, 2014 and believe no further adjustment is required.

F-8

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the Period from July 22, 2011 (date of inception) to September 30, 2014

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company complies with the reporting requirements of ASC Topic 915, “Development Stage Entities.” At September 30, 2014, the Company has not commenced any operations nor generated revenue to date. All activity through September 30, 2014, relates to the Company’s formation, the public offering and search for an initial business combination. Following the public offering, the Company will not generate any operating revenues until after completion of an initial business combination, at the earliest. The Company generates non-operating income in the form of interest income on the designated trust account after the public offering.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period. For all periods presented, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common shares and then share in the earnings of the Company. As a result, diluted income (loss) per common share is the same as basic loss per share for periods presented.

Securities Held in Trust Account

Investment securities consist of United States Treasury securities. The Company classifies its securities as held-to-maturity in accordance with FASB ASC Topic 320 “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities' fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.

 Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the “interest income” line item in the statements of operations. Interest income is recognized when earned.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

F-9

 CHART ACQUISITION CORP.

(a development stage company)

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the Period from July 22, 2011 (date of inception) to September 30, 2014

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Income Tax

The Company complies with the accounting and reporting requirements of FASB ASC 740, “Income Taxes”, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for the differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets when it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized. At September 30, 2014 and December 31, 2013, the Company has a net deferred tax asset of approximately $728,000 and $378,000, respectively, related to net operating loss carry forwards which begin to expire in 2032, change in fair value of warrant liability, and start-up costs. Management has determined that a full valuation allowance of the deferred tax asset is appropriate at this time.

FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48) (now incorporated into FASB ASC 740, Income Taxes), sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions. This interpretation uses a two-step approach wherein a tax benefit is recognized if a position is more-likely-than-not to be sustained upon examination by taxing authorities. The amount of the benefit is then measured to be the highest tax benefit that is greater than 50% likely to be realized. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of September 30, 2014. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.  The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of September 30, 2014.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures”, approximates the carrying amounts represented in the accompanying condensed balance sheets.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. The Company will be adopting this standard in future filings.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

F-10

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the Period from July 22, 2011 (date of inception) to September 30, 2014

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES— (continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Redeemable Common Stock

As discussed in Note 1, all of the common shares sold as part of the units in the public offering and still outstanding as of September 30, 2014, contain a redemption feature which allows for the redemption of common shares under the Company’s liquidation or tender offer/stockholder approval provisions. In accordance with ASC Topic 480 "Distinguishing Liabilities from Equity", redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity.

Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC Topic 480. Although the Company does not specify a maximum redemption threshold, its charter provides that in no event will they redeem its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

 The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against the par value of common stock and retained earnings, or in the absence of retained earnings, by charges against additional paid-in capital in accordance with ASC Topic 480-10-S99. Accordingly, at September 30, 2014 and December 31, 2013, public shares of 5,116,876 and 6,180,953, respectively, are classified outside of permanent equity at its redemption value. The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the trust account, less any interest released to the Company for working capital purposes or the payment of taxes (approximately $10.00 at September 30, 2014).

4.	PUBLIC OFFERING

The public offering called for the Company to offer for sale 7,500,000 units at a purchase price of $10.00 per unit. Each unit consists of (i) one share of the Company’s common stock, $0.0001 par value (“common stock”), and (ii) one warrant to purchase one share of common stock (“warrant”). Each warrant entitles the holder to purchase one share of the Company’s common stock at a price of $11.50. Each warrant will become exercisable on the later of 30 days after the completion of an initial business combination and one year from the date of the prospectus for the public offering, and will expire five years from the date of the initial business combination, or earlier upon redemption or liquidation. The Company may redeem the warrants at a price of $0.01 per warrant upon 30 days’ prior written notice after the warrants become exercisable, only in the event that the last sales price of the common stock (or the closing bid price of the common stock in the event shares of our common stock are not traded on any specific trading day) equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before the notice of redemption is given. In the event that a registration is not effective at the time of exercise, the holders of the warrants shall not be entitled to exercise such warrants (except on a cashless basis under certain circumstances) and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrants and the warrants will expire worthless.

F-11

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the Period from July 22, 2011 (date of inception) to September 30, 2014

5.	RELATED PARTY TRANSACTIONS

Private Placements

On August 9, 2011, the Company issued to its Sponsor in a private placement 2,156,250 shares (after giving effect to its 0.75-for-1 reverse stock split effectuated on July 10, 2012) of restricted common stock for an aggregate purchase price of $25,000, of which 281,250 shares were forfeited in January 2013. The initial shares will not be released from transfer restrictions until: (i) one year after the consummation of the Company’s initial business combination or earlier if, subsequent to its business combination, the last sales price of its common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after its initial business combination, or (ii) the date on which it consummates a liquidation, merger, stock exchange or other similar transaction after its initial business combination that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The Sponsor, Joseph Wright and Cowen Overseas purchased, simultaneously with the closing of the public offering, 375,000 units (the “placement units”) from the Company at a price of $10.00 per unit, each unit consisting of one share of common stock (“placement shares”) and a warrant to purchase one share of common stock (“placement warrants”) (for an aggregate purchase price of $3,750,000) in private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended. The placement warrants are identical to the warrants sold in the public offering except that, (i) if held by the initial holders or their permitted assigns, they (a) may be exercised for cash or on a cashless basis at the option of the holder; and (b) will not be redeemable by the Company, and (ii) the placement warrants issued to Cowen Overseas, so long as held by Cowen Overseas or any of its related persons under FINRA rules, expire five years from the effectiveness of the registration statement. In addition, the placement warrants and placement shares are subject to transfer restrictions until 30 days following the consummation of the initial business combination.

The founder shares and the placement shares are identical to the shares of common stock included in the units that were sold in the public offering except that (i) the founder shares and the placement shares are subject to certain transfer restrictions as described above, and (ii) each of the initial stockholders and Cowen Overseas has agreed not to redeem any of the founder shares or placement shares, as the case may be, held by them in connection with the consummation of an initial business combination, and each has also waived its rights to participate in any redemption with respect to its initial shares and placement shares, as the case may be, if the Company fails to consummate an initial business combination.

However, each of the initial stockholders and Cowen Overseas (as applicable) will be entitled to redeem any public shares it acquires in or after the public offering in the event the Company fails to consummate an initial business combination within the required time period.

In connection with a stockholder vote to approve an initial business transaction, if any, each of the Company’s initial stockholders have agreed to vote their initial shares and/or placement shares, as the case may be, in favor of the initial business transaction. In addition, the Company’s initial stockholders, officers and directors have each also agreed to vote any shares of common stock acquired in the public offering or in the aftermarket in favor of the initial business transaction submitted to stockholders for approval, if any.

The initial holders of the Company’s founder shares and placement shares and their permitted transferees are entitled to registration rights pursuant to a registration rights agreement signed on the date of the Company’s prospectus relating to the public offering.

Such holders are entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares, the placement shares, the placement warrants and the shares of common stock underlying the placement warrants, commencing, in the case of the initial shares, one year after the consummation of the initial business combination and commencing, in the case of the placement shares, the placement warrants and the shares of common stock underlying the placement warrants, 30 days after the consummation of the initial business combination.

F-12

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the Period from July 22, 2011 (date of inception) to September 30, 2014

5.	RELATED PARTY TRANSACTIONS — (continued)

Note Payable to Sponsor

The Company issued a $246,667 unsecured non-interest bearing promissory note to our Sponsor on February 10, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note was initially payable on the earlier of (i) the date that is nine (9) months from the date of the note or (ii) the date on which the Company consummates an initial business combination. The notes are convertible at the Sponsor’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of the Company. These warrants would be identical to the placement warrants. On September 9, 2014, the promissory note was amended to provide that the payment date shall be the earlier of: (i) March 13, 2015 or (ii) the date on which the Company consummates its initial business combination.

 The Company issued a $215,834 unsecured non-interest bearing promissory note to our Sponsor on September 9, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which the Company consummates an initial business combination. The notes are convertible at the Sponsor’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of the Company. These warrants would be identical to the placement warrants.

The Company issued a $246,667 unsecured non-interest bearing promissory note to our Sponsor on September 9, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which the Company consummates an initial business combination.

Notes Payable to Affiliates

The Company issued a $140,000 unsecured non-interest bearing promissory note to Cowen Overseas, an affiliate of one of our directors, on February 4, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note was initially payable on the date of the consummation of an initial business combination. The notes are convertible at Cowen Overseas’ election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of the Company. These warrants would be identical to the placement warrants. On September 9, 2014, the promissory note was amended to provide that the payment date shall be the earlier of: (i) March 13, 2015 or (ii) the date on which the Company consummates its initial business combination.

The Company issued a $122,500 unsecured non-interest bearing promissory note to Cowen Overseas on September 9, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which the Company consummates an initial business combination. The notes are convertible at Cowen Overseas’ election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of the Company. These warrants would be identical to the placement warrants.

The Company issued a $140,000 unsecured non-interest bearing promissory note to Cowen Overseas on September 9, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which the Company consummates an initial business combination.

The Company issued a $13,333 unsecured non-interest bearing promissory note to Joseph Wright, our Chairman and Chief Executive Officer, on February 7, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note was initially payable on the date of the consummation of an initial business combination. The notes are convertible at Mr. Wright’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of the Company. These warrants would be identical to the placement warrants. On September 9, 2014, the promissory note was amended to provide that the payment date shall be the earlier of: (i) March 13, 2015 or (ii) the date on which the Company consummates its initial business combination.

F-13

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the Period from July 22, 2011 (date of inception) to September 30, 2014

5.	RELATED PARTY TRANSACTIONS — (continued)

Notes Payable to Affiliates (continued)

The Company issued a $11,666 unsecured non-interest bearing promissory note to Mr. Wright on September 9, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which the Company consummates an initial business combination. The notes are convertible at Mr. Wright’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of the Company. These warrants would be identical to the placement warrants.

The Company issued a $13,333 unsecured non-interest bearing promissory note to Mr. Wright on September 9, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which the Company consummates an initial business combination.

Due to Affiliate

As of September 30, 2014 and 2013, the Chart Group L.P., an affiliate of the Sponsor, has paid certain offering, formation and operating costs on behalf of the Company. The total of such costs do not bear interest, and is due on demand. At September 30, 2014 and December 31, 2013, the total amount owed to the Chart Group L.P. is $1,442.

Administrative Services

The Company has agreed to pay the Chart Group L.P., an affiliate of the Sponsor a total of $10,000 per month for office space and general and administrative services. Services commenced on December 14, 2012, the date the securities of the Company were first listed on the Nasdaq Capital Market, and will terminate upon the earlier of the consummation by the Company of an initial business combination and the liquidation of the Company.  For the nine months ended September 30, 2014 and 2013 the Company incurred $90,000, pursuant to this service agreement. At September 30, 2014 and December 31, 2013, the Company has prepaid $5,000 relative to the service agreement.

6.	COMMITMENTS

The Company paid an underwriting discount of 2.750% (or $2,062,500) of the public unit offering price to the underwriters at the closing of the public offering, with an additional deferred fee of 3.125% (or $2,343,750) of the gross offering proceeds payable to the representatives of the underwriters upon the Company’s consummation of an initial business combination.

7.	WARRANT LIABILITY

The Company sold 7,875,000 Units in the December 19, 2012 Public Offering and private placement, which subsequently separated into one common share and one warrant.  The warrants expire five years after the date of the Company's initial Business Combination.  The warrants issued contain a cash settlement provision, as provided in the Warrant Agreement in the event of a Fundamental Transaction after the Initial Business Combination (see below), which requires liability treatment under ASC Topic 815-40-55-2.  ASC Topic 815-40-55-2 indicates that an event that causes a change of control of an issuer is not within the issuer's control and, therefore, a contract that requires net-cash settlement upon a change in control must be classified as an asset or liability.

In connection with our initial public offering, our Sponsor, Mr. Wright and Cowen Overseas deposited an aggregate of $2,250,000 with Continental Stock Transfer & Trust Company into a segregated escrow account (representing $0.60 per warrant for up to 3,750,000 warrants). More specifically, the Sponsor deposited $1,387,500, Mr. Wright deposited $75,000 and Cowen Overseas deposited $787,500. The funds held in the escrow account were to be invested only in United States treasuries or in money market funds that invest solely in United States treasuries with a maturity of 180 days or less.

F-14

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the Period from July 22, 2011 (date of inception) to September 30, 2014

7.	WARRANT LIABILITY— (continued)

In August 2014, our Sponsor, Mr. Wright and Cowen Overseas commenced a tender offer to purchase up to 7,500,000 of our issued and outstanding warrants at a purchase price of $0.30 per warrant in connection with the Meeting. A total of 7,700 warrants were validly tendered and not withdrawn in the tender offer. In September 2014 our Sponsor, Mr. Wright and Cowen Overseas accepted for purchase all such warrants for an aggregate purchase price of $2,310.

Management used the quoted price for the valuation of the warrants to determine the warrant liability to be $4,327,015 and $5,906,250 as of September 30, 2014 and December 31, 2013.  This valuation is revised on a quarterly basis until the warrants are exercised or they expire, with the changes in fair value recorded in the condensed statements of operations.

In the event of a Fundamental Transaction (as defined in the Warrant Agreement), which can only happen after the Company’s initial business combination, at the request of the holder delivered at any time through the date that is 30 days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company (or the successor entity to the Company) shall purchase such Warrant from the holder by paying to the holder, within five trading days after such request, cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of such Warrant on the date of such Fundamental Transaction. Any holder that receives cash pursuant to the immediately preceding sentence shall not receive any Alternate Consideration (as defined in the Warrant Agreement) from such transaction. For purposes hereof, "Black Scholes Value" means the value of the Warrant based on the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg using (i) a price per share of common stock equal to the Closing Sale Price of the common stock for the trading day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Warrant as of such date of request, and (iii) an expected volatility equal to the greater of (A) forty percent (40%) and (B) the 30-day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately following the announcement of the Fundamental Transaction, (iv) a "Style" of "Warrant" and (v) a "Warrant type" of "Capped" where "Call cap" equals $17.50.

8.	INVESTMENT HELD IN TRUST ACCOUNT

Subsequent to the public offering, an amount of $75,000,000 (including $2,343,750 of deferred underwriters’ fee) of the net proceeds of the public offering and private placement, was deposited in a Trust Account and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 have a maturity of 180 days or less until the earlier of (i) the consummation of a business combination, or (ii) liquidation of the Company. In connection with the Meeting, 964,691 shares were redeemed by the Company at a price of $10.00 per share, for a total redemption amount of $9,646,910. As of September 30, 2014, $65,353,648 was held in the Trust Account after the foregoing redemptions.

F-15

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the Period from July 22, 2011 (date of inception) to September 30, 2014

8.	INVESTMENT HELD IN TRUST ACCOUNT— (continued)

As of September 30, 2014, investment securities in the Trust Account consist of $65,351,857 in United States money market mutual fund securities and another $1,791 is held as cash. As of December 31, 2013, investment securities in the Trust Account consist of $75,043,861 in United States Treasury Bills and another $4,860 is held as cash. The carrying value, excluding accrued interest income, gross unrealized holding gain (loss) and fair value of held to maturity securities at September 30, 2014 and December 31, 2013 are as follows:

	Carrying Value at September 30, 2014	Gross Unrealized Holding Gain (Loss)	Fair Value at September 30, 2014
Held-to-maturity:
U.S. Treasury money market mutual fund	$65,351,857	$-	$65,351,857

	Carrying Value at December 31, 2013	Gross Unrealized Holding Gain (Loss)	Fair Value at December 31, 2013
Held-to-maturity:
U.S. Treasury Securities	$75,043,861	$1,138	$75,044,999

9.	FAIR VALUE MEASUREMENTS

The Company complies with ASC Topic 820, “Fair Value Measurement” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2014 and December 31, 2013, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

	September 30,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2014	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Treasury money market mutual fund held in Trust Account	$65,351,857	$65,351,857	—	—
Liabilities:
Warrant Liability	$4,327,015	—	$4,327,015	—

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2013	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Treasury Securities held in Trust Account	$75,044,999	$75,044,999	—	—
Liabilities:
Warrant Liability	$5,906,250	—	$5,906,250	—

The fair values of the Company's investments held in the Trust Account and warrant liability are determined through market, observable and corroborated sources.

F-16

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the Period from July 22, 2011 (date of inception) to September 30, 2014

10.	STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 29,000,000 shares of common stock. Holders of the Company’s common stock are entitled to one vote for each share.

As of September 30, 2014 and December 31, 2013, there were 3,668,433 and 3,569,047 shares of common stock outstanding, respectively (excluding 5,116,876 and 6,180,953 shares subject to possible redemption, respectively).

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, in one or more series, with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. At September 30, 2014 and December 31, 2013, the Company has not issued any shares of preferred stock.

11.	BUSINESS COMBINATION

On July 16, 2014, the Company announced that it signed definitive agreements to complete a business combination transaction with Tempus Intermediate Holdings, LLC ("Tempus").

Pursuant to the definitive agreements, at the closing, a subsidiary of the Company will issue to the equity holders of Tempus equity interests exchangeable for approximately 10 million shares of the Company's common stock and will assume liabilities of Tempus, representing a total purchase price of $140 million, subject to adjustments as defined in the definitive agreements. The cash currently held in the Company's trust account will be used to fund any redemption by the Company’s public stockholders and the payment of transaction fees and expenses. Remaining cash will be used for working capital. For additional information regarding the business combination transaction with Tempus, please see the Current Report on Form 8-K filed by the Company on July 16, 1014.

The Company's board of directors has unanimously approved the Tempus definitive agreements.  Completion of the transaction is subject to approval by the Company’s stockholders and other closing conditions.

On September 5, 2014, the Company held the Meeting at which the stockholders approved the following items: (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) extending the date by which the Company must consummate its initial business combination from September 13, 2014 to March 13, 2015 (the “Business Combination Deadline Amendment”), (ii) an amendment to the Charter permitting stockholders to redeem their public shares for a pro rata portion of the funds available in the Company’s trust account (the “Trust Account”) and authorizing the Company and Continental Stock Transfer & Trust Company (“Continental”), the trustee of the Trust Account, to disburse such redemption payments (the “Redemption Rights Amendment”) and (iii) an amendment and restatement of the Investment Management Trust Agreement (as amended and restated, the “Trust Agreement”) between the Company and Continental permitting distributions from the Trust Account to those persons holding shares of common stock comprising part of the units sold in the Company’s initial public offering who wish to exercise their redemption rights in connection with the Meeting, and extending the date on which to liquidate the Trust Account in accordance with the Trust Agreement to March 13, 2015 (the “Trust Amendment”). The affirmative vote of holders of at least sixty-five percent of the issued and outstanding shares of the Company was required to approve each of the proposals. The number of shares of common stock redeemed in connection with the Meeting was 964,691.

In August 2014, our Sponsor, Mr. Wright and Cowen Overseas commenced a tender offer to purchase up to 7,500,000 of our issued and outstanding warrants at a purchase price of $0.30 per warrant in connection with the Meeting. A total of 7,700 warrants were validly tendered and not withdrawn in the tender offer. In September 2014, our Sponsor, Mr. Wright and Cowen Overseas accepted for purchase all such warrants for an aggregate purchase price of $2,310.

F-17

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the Period from July 22, 2011 (date of inception) to September 30, 2014

12.	SUBSEQUENT EVENT

On March 4, 2014, we received a written notice from NASDAQ indicating that we were not in compliance with NASDAQ Listing Rule 5550(a)(3), which requires us to have at least 300 public holders for continued listing on the exchange. Subsequently, NASDAQ accepted our plan to regain compliance with such rule and provided us until September 2, 2014 to evidence such compliance. On September 5, 2014, we received a letter from NASDAQ stating that we had failed to evidence compliance with NASDAQ Listing Rule 5550(a)(3) by September 2, 2014, and that, accordingly, NASDAQ has determined to initiate procedures to delist our securities from NASDAQ, unless we appeal such determination on or before September 12, 2014.  We subsequently appealed NASDAQ’s delisting determination, which stayed any delisting actions until the issuance of a decision by a hearings panel. On October 16, 2014, we presented our appeal in front of a hearings panel. On October 23, 2014, NASDAQ advised us that the hearings panel had granted our request for continued listing subject to our completing the business combination with Tempus and achieving compliance with all NASDAQ initial listing requirements, including but not limited to NASDAQ Listing Rule 5550(a)(3), by March 4, 2015.

F-18

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Chart Acquisition Corp.

We have audited the accompanying balance sheets of Chart Acquisition Corp. (a development stage company) (the “Company”) as of December 31, 2013 and 2012, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2013, as well as for the period from July 22, 2011 (date of inception) to December 31, 2013.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2013 and the period from July 22, 2011 (date of inception) to December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company will cease all operations, except for the purpose of winding up, redeem all public shares outstanding and dissolve and liquidate in the event that the Company does not consummate a business combination by September 13, 2014. This condition raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rothstein Kass

New York, New York
March 14, 2014

F-19

CHART ACQUISITION CORP.
(a development stage company)
BALANCE SHEETS

	December 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash	$118,706	$1,147,464
Due from Sponsor	409	409
Prepaid Expenses	87,252	5,236
Total Current Assets	206,367	1,153,109

Non-current Assets:
Cash and Investments Held in Trust Account	75,048,721	75,001,821
Total Assets	$75,255,088	$76,154,930
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	$194,115	$50,522
Due to Affiliate	1,442	1,322
Accrued Offering Costs	-	16,920
Total Current Liabilities	195,557	68,764

Deferred Underwriting Fee	2.343,750	2,343,750
Warrant Liability	5,906,250	5,906,250
Total Liabilities	8,445,557	8,318,764

Common stock subject to possible redemption; 6,180,953 and 6,283,617 shares at $10.00 per share at December 31, 2013 and December 31, 2012, respectively	61,809,530	62,836,165

Stockholders' Equity:
Preferred Stock, $.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common Stock, $.0001 par value; 29,000,000 shares authorized; 3,569,047 and 3,747,633 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively (excluding 6,180,953 and 6,283,617 shares subject to possible redemption, respectively)	357	375
Additional Paid-in Capital	4,999,644	4,999,626
Deficit Accumulated During Development Stage	-	-
Total Stockholders' Equity	5,000,001	5,000,001
Total Liabilities and Stockholders' Equity	$75,255,088	$76,154,930

The accompanying notes are an integral part of the financial statements.

F-20

CHART ACQUISITION CORP.
(a development stage company)
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2013	Year Ended December 31, 2012	July 22, 2011 (date of inception) to December 31, 2013
Revenue	$-	$-	$-
Formation and Operating Costs	-	3,469	3,996
General and Administrative Expenses	1,073,535	56,608	1,130,143
Loss from Operations	(1,073,535)	(60,077)	(1,134,139)
Other Income:
Interest Income	46,900	1,821	48,721
Net Loss Attributable to Common Stockholders	$(1,026,635)	$(58,256)	$(1,085,418)
Weighted Average Number of Common Shares Outstanding, basic and diluted	3,378,823	2,212,758	2,676,687
Basic and Diluted Net Loss per Share Attributable to Common Stockholders	$(0.30)	$(0.03)	$(0.41)

The accompanying notes are an integral part of the financial statements.

F-21

CHART ACQUISITION CORP.
(a development stage company)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
 For the Period from July 22, 2011 (date of inception) to December 31, 2013

	Common Stock		Additional	Deficit Accumulated During	Total
	Shares	Amount $.0001 Par	Paid-in Capital	Developmental Stage	Stockholders' Equity

Sale of common stock issued to Sponsor on August 9, 2011 at $.011594 per share	2,156,250	$216	$24,784	$-	$25,000

Net loss attributable to common stockholders'	-	-	-	(527)	(527)

Balances, December 31, 2011	2,156,250	216	24,784	(527)	24,473

Sale of 7,500,000 units on December 19, 2012, net of underwriters' discount and offering expenses (including 6,289,495 subject to possible redemption)	7,500,000	750	70,025,449	-	70,026,199

Reclassification of shares subject to possible redemption at redemption value on December 19, 2012	(6,289,495)	(629)	(62,894,319)	-	(62,894,948)

Warrant liability recorded on December 19, 2012	-	-	(5,906,250)	-	(5,906,250)

Sale of 375,000 units to Sponsor on December 19, 2012	375,000	37	3,749,963	-	3,750,000

Change in shares subject to possible redemption to 6,283,617 shares at December 31, 2012	5,878	1	(1)	58,783	58,783

Net loss attributable to common stockholders	-	-	-	(58,256)	(58,256)

Balances, December 31, 2012	3,747,633	$375	$4,999,626	$-	$5,000,001

Forfeiture of sponsor shares in connection with the underwriter’s election to not exercise their over-allotment option	(281,250)	(28)	28	-	-

Change in shares subject to possible redemption to 6,180,953 shares at December 31, 2013	102,664	10	(10)	1,026,635	1,026,635

Net loss attributable to common stockholders	-	-	-	(1,026,635)	(1,026,635)

Balances, December 31, 2013	3,569,047	$357	$4,999,644	$-	$5,000,001

The accompanying notes are an integral part of the financial statements.

F-22

CHART ACQUISITION CORP.
(a development stage company)
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2013	Year Ended December 31, 2012	July 22, 2011 (date of inception) to December 31, 2013

Cash Flows from Operating Activities
Net Loss	$(1,026,635)	$(58,256)	$(1,085,418)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Prepaid Expenses	(82,016)	(5,236)	(87,252)
Accounts Payable and Accrued Expenses	143,593	25,270	194,115
Due to Affiliate	120	1,322	1,442
Due from Sponsor	-	-	(409)
Net Cash Used In Operating Activities	(964,938)	(36,900)	(977,522)

Cash Flows from Investing Activities
Proceeds Deposited in Trust Account	-	(75,000,000)	(75,000,000)
Interest on Trust Account	(46,900)	(1,821)	(48,721)
Net Cash Used in Investing Activities	(46,900)	(75,001,821)	(75,048,721)

Cash Flows from Financing Activities
Proceeds from Sale of Common Stock to Sponsor	-	-	25,000
Proceeds from Public Offering	-	75,000,000	75,000,000
Proceeds from Issuance of Units to Sponsor	-	3,750,000	3,750,000
Proceeds from Note Payable, Affiliate of Sponsor	-	30,000	30,000
Principal Payments on Note Payable, Affiliate of Sponsor	-	(30,000)	(30,000)
Proceeds from Note Payable, Sponsor	-	-	175,000
Principal Payments on Note Payable, Sponsor	-	(175,000)	(175,000)
Payment of Offering Costs	(16,920)	(2,459,089)	(2,630,051)
Net Cash Provided by (Used In) Financing Activities	(16,920)	76,115,911	76,144,949
Net Increase (Decrease) in Cash	(1,028,758)	1,077,190	118,706
Cash at Beginning of the Period	1,147,464	70,274	-
Cash at Ending of the Period	$118,706	$1,147,464	$118,706
Supplemental Disclosure for Non-Cash Financing Activities
Adjustment for warrant liability in connection with the Public Offering	$-	$5,906,250	$5,906,250
Deferred Underwriters' Fee	$-	$2,343,750	$2,343,750
Accrued Expenses Included in Deferred Offering Costs	$-	$16,920	$16,920

The accompanying notes are an integral part of the financial statements.

F-23

CHART ACQUISITION CORP.
 (a development stage company)
 NOTES TO FINANCIAL STATEMENTS
For the Period from July 22, 2011 (date of inception) to December 31, 2013

1.             DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Chart Acquisition Corp. (the “Company,” “we” or “us”) was incorporated in Delaware on July 22, 2011. The Company is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or similar business combination, one or more operating businesses or assets (a “business combination”). The Company has neither engaged in any operations nor generated any revenues to date. The Company has selected December 31 as its fiscal year end.

At December 31, 2013, the Company had not commenced any operations. All activity through December 31, 2013 relates to the Company’s formation, initial public offering (“public offering”) described below in Note 4, and search for an initial business combination.

The registration statement for the public offering was declared effective on December 13, 2012. The Company consummated the public offering on December 19, 2012 and received net proceeds of approximately $76,120,000 which includes $3,750,000 received from the private placement of 375,000 units to Chart Acquisition Group LLC, a Delaware limited liability Company (the “sponsor”) and is net of approximately $2,630,000 of legal, accounting and underwriting fees. The sponsor, Joseph Wright, the Company’s chief executive officer and chairman of the board and Cowen Overseas Investment LP (“Cowen Overseas”), an affiliate of Cowen and Company, LLC, one of the lead underwriters of the public offering, each purchased units consisting of one share of common stock and a warrant to purchase one share of common stock (the “private placement”—Note 5).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the public offering, although substantially all of the net proceeds of the public offering are intended to be generally applied toward effecting an initial business combination. Net proceeds of approximately $75,000,000 from the public offering and simultaneous private placements of the placement units (as described below in Note 5) are being held in a trust account in the United States maintained by Continental Stock Transfer & Trust Company, acting as trustee. The proceeds held in the trust account will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended. Except for interest income earned on the trust account balance and released to us for working capital purposes and to pay taxes or dissolution expenses, if any, our amended and restated certificate of incorporation provides that none of the funds held in trust will be released from the trust account, until the earlier of (i) the consummation of our initial business combination; (ii) the expiration or termination of any tender offer conducted by the Company in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of the Company’s public shares if it is unable to consummate a business combination by September 13, 2014, subject to applicable law; or (iv) otherwise upon its liquidation or in the event its management resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to September 13, 2014. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

For the purposes of consummating an initial business combination, the Company is not limited to a particular industry or geographic region, although its management team intends to focus on operating businesses in the following sectors: the provision and/or outsourcing of government services. The management team anticipates structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. It may also, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest.

The Company may consummate the initial business combination and conduct the redemptions without stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and may file tender offer documents with the Securities and Exchange Commission (“SEC”).

F-24

CHART ACQUISITION CORP.
 (a development stage company)
 NOTES TO FINANCIAL STATEMENTS
 For the Period from July 22, 2011 (date of inception) to December 31, 2013

1.            DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS — (continued)

Initial Business Combination (continued)

Regardless of whether the Company holds a stockholder vote or a tender offer in connection with an initial business combination, public stockholders will have the right to redeem their shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest but less taxes payable plus amounts released to fund working capital requirements. As a result, such shares will be recorded at redemption value and classified as temporary equity upon the completion of the public offering, in accordance with Financial Accounting Standards Board, (“FASB”) Accounting Standards Codification, (“ASC") Topic 480, “Distinguishing Liabilities from Equity.”

The Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 and, solely if it seeks stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination.

Solely if the Company holds a stockholder vote to approve the initial business combination, and it does not conduct redemptions pursuant to the tender offer rules, it may enter into privately negotiated transactions to purchase public shares from stockholders who would otherwise elect to redeem their shares, with such purchases made using funds held in the trust account. All shares so purchased by the Company will be immediately cancelled.

Liquidation and Going Concern

If the Company does not consummate an initial business combination by September 13, 2014 it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to the Company for working capital purposes, the payment of taxes or dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The mandatory liquidation and subsequent dissolution raises substantial doubt about the Company's ability to continue as a going concern.

2.            BASIS OF PRESENTATION

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

3.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company complies with the reporting requirements of ASC Topic 915, “Development Stage Entities.” At December 31, 2013, the Company has not commenced any operations nor generated revenue to date. All activity through December 31, 2013, relates to the Company’s formation, the public offering and search for an initial business combination. Following the public offering, the Company will not generate any operating revenues until after completion of an initial business combination, at the earliest. The Company generates non-operating income in the form of interest income on the designated trust account after the public offering.

Net Loss Per Common Share

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. For all periods presented, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common shares and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per share for periods presented.

F-25

CHART ACQUISITION CORP.
 (a development stage company)
 NOTES TO FINANCIAL STATEMENTS
 For the Period from July 22, 2011 (date of inception) to December 31, 2013

3.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Securities Held in Trust Account

Investment securities consist of United States Treasury securities. The Company classifies its securities as held-to-maturity in accordance with FASB ASC Topic 320 “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities' fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.

 Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the “interest income” line item in the statements of operations. Interest income is recognized when earned.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Tax

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. At December 31, 2013 and 2012, the Company has a deferred tax asset of approximately $360,000 and $21,000, respectively, related to net operating loss carry forwards which begin to expire in 2031 and start-up costs. Management has determined that a full valuation allowance of the deferred tax asset is appropriate at this time.

The Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority.

F-26

CHART ACQUISITION CORP.
 (a development stage company)
NOTES TO FINANCIAL STATEMENTS
 For the Period from July 22, 2011 (date of inception) to December 31, 2013

3.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Income Tax (continued)

 De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces ending retained earnings. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2013 or 2012. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.  Generally, the Company is subject to income tax examinations by major taxing authorities since inception.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of December 31, 2013 or 2012.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures”, approximates the carrying amounts represented in the accompanying balance sheets.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Redeemable Common Stock

As discussed in Note 1, all of the 7,500,000 common shares sold as part of the units in the public offering contain a redemption feature which allows for the redemption of common shares under the Company’s liquidation or tender offer/stockholder approval provisions. In accordance with ASC Topic 480 "Distinguishing Liabilities from Equity", redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity.

Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC Topic 480. Although the Company does not specify a maximum redemption threshold, its charter provides that in no event will they redeem its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

F-27

CHART ACQUISITION CORP.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
For the Period from July 22, 2011 (date of inception) to December 31, 2013

3.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES— (continued)

Redeemable Common Stock— (continued)

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against the par value of common stock and retained earnings, or in the absence of retained earnings, by charges against additional paid-in capital in accordance with ASC Topic 480-10-S99. Accordingly, at December 31, 2013 and 2012, public shares of 6,180,953 and 6,283,617, respectively, are classified outside of permanent equity at its redemption value. The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the trust account, less any interest released to the Company for working capital purposes or the payment of taxes (approximately $10.00 at December 31, 2013).

4.             PUBLIC OFFERING

The public offering called for the Company to offer for sale 7,500,000 units at a purchase price of $10.00 per unit. Each unit consists of (i) one share of the Company’s common stock, $0.0001 par value (“common stock”), and (ii) one warrant to purchase one share of common stock (“warrant”). Each warrant entitles the holder to purchase one share of the Company’s common stock at a price of $11.50. Each warrant will become exercisable on the later of 30 days after the completion of an initial business combination and one year from the date of the prospectus for the public offering, and will expire five years from the date of the initial business combination, or earlier upon redemption or liquidation. The Company may redeem the warrants at a price of $0.01 per warrant upon 30 days’ prior written notice after the warrants become exercisable, only in the event that the last sales price of the common stock (or the closing bid price of the common stock in the event shares of our common stock are not traded on any specific trading day) equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before the notice of redemption is given. In the event that a registration is not effective at the time of exercise, the holders of the warrants shall not be entitled to exercise such warrants (except on a cashless basis under certain circumstances) and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrants and the warrants will expire worthless.

5.            RELATED PARTY TRANSACTIONS

Private Placements

On August 9, 2011, the Company issued to its sponsor in a private placement 2,156,250 shares (after giving effect to its 0.75-for-1 reverse stock split effectuated on July 10, 2012) of restricted common stock for an aggregate purchase price of $25,000, of which 281,250 shares were forfeited in January 2013. The initial shares will not be released from transfer restrictions until: (i) one year after the consummation of the Company’s initial business combination or earlier if, subsequent to its business combination, the last sales price of its common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after its initial business combination, or (ii) the date on which it consummates a liquidation, merger, stock exchange or other similar transaction after its initial business combination that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The sponsor, Joseph Wright and Cowen Overseas purchased, simultaneously with the closing of the public offering, 375,000 units (the “placement units”) from the Company at a price of $10.00 per unit, each unit consisting of one share of common stock (“placement shares”) and a warrant to purchase one share of common stock (“placement warrants”) (for an aggregate purchase price of $3,750,000) in private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended. The placement warrants are identical to the warrants sold in the public offering except that, (i) if held by the initial holders or their permitted assigns, they (a) may be exercised for cash or on a cashless basis at the option of the holder; and (b) will not be redeemable by the Company, and (ii) the placement warrants issued to Cowen Overseas, so long as held by Cowen Overseas or any of its related persons under FINRA rules, expire five years from the effectiveness of the registration statement. In addition, the placement warrants and placement shares are subject to transfer restrictions until 30 days following the consummation of the initial business combination.

F-28

CHART ACQUISITION CORP.
 (a development stage company)
NOTES TO FINANCIAL STATEMENTS
For the Period from July 22, 2011 (date of inception) to December 31, 2013

5.            RELATED PARTY TRANSACTIONS — (continued)

Private Placements— (continued)

The founder shares and the placement shares are identical to the shares of common stock included in the units that were sold in the public offering except that (i) the founder shares and the placement shares are subject to certain transfer restrictions as described above, and (ii) each of the initial stockholders and Cowen Overseas has agreed not to redeem any of the founder shares or placement shares, as the case may be, held by them in connection with the consummation of an initial business combination, and each has also waived its rights to participate in any redemption with respect to its initial shares and placement shares, as the case may be, if the Company fails to consummate an initial business combination.

However, each of the initial stockholders and Cowen Overseas (as applicable) will be entitled to redeem any public shares it acquires in or after the public offering in the event the Company fails to consummate an initial business combination within the required time period.

In connection with a stockholder vote to approve an initial business transaction, if any, each of the Company’s initial stockholders have agreed to vote their initial shares and/or placement shares, as the case may be, in favor of the initial business transaction. In addition, the Company’s initial stockholders, officers and directors have each also agreed to vote any shares of common stock acquired in the public offering or in the aftermarket in favor of the initial business transaction submitted to stockholders for approval, if any.

The initial holders of the Company’s founder shares and placement shares and their permitted transferees are entitled to registration rights pursuant to a registration rights agreement signed on the date of the Company’s prospectus relating to the public offering.

Such holders are entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares, the placement shares, the placement warrants and the shares of common stock underlying the placement warrants, commencing, in the case of the initial shares, one year after the consummation of the initial business combination and commencing, in the case of the placement shares, the placement warrants and the shares of common stock underlying the placement warrants, 30 days after the consummation of the initial business combination.

Due to Affiliate

As of December 31, 2013 and 2012, the Chart Group L.P., an affiliate of the sponsor, has paid certain offering, formation and operating costs on behalf of the Company. The total of such costs do not bear interest, and is due on demand. At December 31, 2013 and 2012, the total amount owed to the Chart Group L.P. is $1,442 and $1,322, respectively.

Administrative Services

The Company has agreed to pay the Chart Group L.P., an affiliate of the sponsor a total of $10,000 per month for office space and general and administrative services. Services commenced on December 14, 2012, the date the securities of the Company were first listed on the Nasdaq Capital Market, and will terminate upon the earlier of the consummation by the Company of an initial business combination and the liquidation of the Company.  For the years ended December 31, 2013 and 2012, the Company incurred $120,000 and $5,000, respectively, pursuant to this service agreement. At December 31, 2013, the Company has prepaid $5,000 relative to the service agreement.

6.            COMMITMENTS

The Company paid an underwriting discount of 2.750% (or $2,062,500) of the public unit offering price to the underwriters at the closing of the public offering, with an additional deferred fee of 3.125% (or $2,343,750) of the gross offering proceeds payable to the representatives of the underwriters upon the Company’s consummation of an initial business combination.

F-29

CHART ACQUISITION CORP.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
For the Period from July 22, 2011 (date of inception) to December 31, 2013

7.             WARRANT LIABILITY

The Company sold 7,875,000 Units in the December 19, 2012 Public Offering and private placement, which subsequently separated into one common share and one warrant.  The warrants expire five years after the date of the Company's initial Business Combination.  The warrants issued contain a cash settlement provision, as provided in the Warrant Agreement in the event of a Fundamental Transaction after the Initial Business Combination (see below), which requires liability treatment under ASC Topic 815-40-55-2.  ASC Topic 815-40-55-2 indicates that an event that causes a change of control of an issuer is not within the issuer's control and, therefore, a contract that requires net-cash settlement upon a change in control must be classified as an asset or liability.  Management used the quoted price for the valuation of the warrants to determine the warrant liability to be $5,906,250 as of December 31, 2013 and 2012.  This valuation is revised on a quarterly basis until the warrants are exercised or they expire, with the changes in fair value recorded in the statements of operations.

In the event of a Fundamental Transaction (as defined in the Warrant Agreement), which can only happen after the Company’s initial business combination, at the request of the holder delivered at any time through the date that is 30 days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company (or the successor entity to the Company) shall purchase such Warrant from the holder by paying to the holder, within five trading days after such request, cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of such Warrant on the date of such Fundamental Transaction. Any holder that receives cash pursuant to the immediately preceding sentence shall not receive any Alternate Consideration (as defined in the Warrant Agreement) from such transaction. For purposes hereof, "Black Scholes Value" means the value of the Warrant based on the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg using (i) a price per share of common stock equal to the Closing Sale Price of the common stock for the trading day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Warrant as of such date of request, and (iii) an expected volatility equal to the greater of (A) forty percent (40%) and (B) the 30-day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately following the announcement of the Fundamental Transaction, (iv) a "Style" of "Warrant" and (v) a "Warrant type" of "Capped" where "Call cap" equals $17.50.

8.             INVESTMENT HELD IN TRUST ACCOUNT

Subsequent to the public offering, an amount of $75,000,000 (including $2,343,750 of deferred underwriters’ fee) of the net proceeds of the public offering and private placement, was deposited in a Trust Account and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 have a maturity of 180 days or less until the earlier of (i) the consummation of a business combination, or (ii) liquidation of the Company.

As of December 31, 2013, investment securities in the Company’s Trust Account consist of $75,043,861 in United States Treasury Bills and another $4,860 is held as cash. As of December 31, 2012, investment securities in the Company’s Trust Account consist of $74,976,321 in United States Treasury Bills and another $25,500 is held as cash. The carrying value, excluding accrued interest income, gross unrealized holding gain (loss) and fair value of held to maturity securities at December 31, 2013 and 2012 are as follows:

	Carrying Value at December 31, 2013	Gross Unrealized Holding Gain	Fair Value at December 31, 2013
Held-to-maturity:
U.S. Treasury Securities	$75,043,861	$1,138	$75,044,999

	Carrying Value at December 31, 2012	Gross Unrealized Holding Loss	Fair Value at December 31, 2012
Held-to-maturity:
U.S. Treasury Securities	$74,976,321	$(6,321)	$74,970,000

F-30

CHART ACQUISITION CORP.
(a development stage company)
 NOTES TO FINANCIAL STATEMENTS
 For the Period from July 22, 2011 (date of inception) to December 31, 2013

9.             FAIR VALUE MEASUREMENTS

The Company complies with ASC Topic 820, “Fair Value Measurement” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2013 and 2012, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2013	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Treasury Securities held in Trust Account	$75,044,999	$75,044,999	—	—
Liabilities:
Warrant Liability	$5,906,250	—	$5,906,250	—

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2012	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Treasury Securities held in Trust Account	$74,970,000	$74,970,000	—	—
Liabilities:
Warrant Liability	$5,906,250	—	$5,906,250	—

The fair values of the Company's investments held in the Trust Account and warrant liability are determined through market, observable and corroborated sources.

F-31

CHART ACQUISITION CORP.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
For the Period from July 22, 2011 (date of inception) to December 31, 2013

10.          STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 29,000,000 shares of common stock. Holders of the Company’s common stock are entitled to one vote for each share.

As of December 31, 2013 and 2012, there were 3,569,047 and 3,747,633 shares of common stock outstanding, respectively (excluding 6,180,953 and 6,283,617 shares subject to possible redemption, respectively).

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, in one or more series, with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. At December 31, 2013 and 2012, the Company has not issued any shares of preferred stock.

11.          SUBSEQUENT EVENT

The Company issued a $246,667 unsecured non-interest bearing promissory note to the Sponsor on February 10, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note is payable on the earlier of (i) the date that is nine (9) months from the date of the note or (ii) the date on which the Company consummates a business combination.

The Company issued a $13,333 unsecured non-interest bearing promissory note to an affiliate of the Sponsor on February 7, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note is payable on the date of the consummation of a business combination.

The Company issued a $140,000 unsecured non-interest bearing promissory note to an affiliate of the Sponsor on February 4, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note is payable on the date of the consummation of a business combination.

F-32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of
Tempus Applied Solutions, LLC

We have audited the accompanying balance sheet of Tempus Applied Solutions, LLC as of December 17, 2014, and the related statements of operations, changes in members’ equity , and cash flows for the period from December 4, 2014 (date of inception) to December 17, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tempus Applied Solutions, LLC as of December 17, 2014, and the results of its operations and its cash flows for the period from December 4, 2014 (date of inception) to December 17, 2014, in conformity with U.S. generally accepted accounting principles.

/s/ Elliott Davis Decosimo, LLC

Greenville, South Carolina

January 7, 2015

F-33

Tempus Applied Solutions, LLC
Balance Sheet
As of December 17, 2014

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,500,000

Total current assets	1,500,000

PROPERTY AND EQUIPMENT, net	-

Total assets	$1,500,000

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Accrued liabilities	$12,259

Total current liabilities	12,259

LONG TERM LIABILITIES
Loan from officer	489,899

Total long term liabilities	489,899

Total liabilities	502,158

MEMBERS' EQUITY	997,842

Total liabilities and members' equity	$1,500,000

The accompanying notes are an integral part of these financial statements.

F-34

Tempus Applied Solutions, LLC
Statement of Operations
For the Period from December 4, 2014 (Date of Inception) to December 17, 2014

REVENUE	$-

COST OF REVENUE	-

Gross profit	-

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	12,259

Total operating loss	(12,259)

Net loss	$(12,259)

The accompanying notes are an integral part of these financial statements.

F-35

Tempus Applied Solutions, LLC
Statement of Changes in Members' Equity
For the Period from December 4, 2014 (Date of Inception) to December 17, 2014

Balance, December 4, 2014	$-

Net loss	(12,259)

Contributed capital	1,010,101

Balance, December 17, 2014	$997,842

The accompanying notes are an integral part of these financial statements.

F-36

Tempus Applied Solutions, LLC
Statement of Cash Flows
For the Period from December 4, 2014 (Date of Inception) to December 17, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,259)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities:
Accrued liabilities	12,259
Net cash provided by operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from officer loan	489,899
Contributed capital from members	1,010,101

Net cash provided by financing activities	1,500,000

Net increase in cash	1,500,000
Cash at beginning of period	-

Cash at end of period	$1,500,000

The accompanying notes are an integral part of these financial statements.

F-37

Tempus Applied Solutions, LLC

Notes to Financial Statements

For the period from December 4, 2014 (Date of Inception) to December 17, 2014

1.    DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Tempus Applied Solutions, LLC (“Tempus”, or the “Company”) was registered in the State of Delaware on December 4, 2014. The Company is a newly-organized entity formed to provide customized engineering, integration and operations solutions that support critical missions of the United States Department of Defense (DoD) and the Intelligence Community and that meet the requirements of foreign governments and heads of state worldwide. Tempus will design and implement special mission aircraft modifications related to intelligence, surveillance and reconnaissance systems, new generation command, control and communications systems and VIP interior components and provide ongoing operational support including flight crews and maintenance services to customers. The Company has neither engaged in any operations nor generated any revenues to date. The Company has selected December 31 as its fiscal year-end.

Tempus anticipates being acquired by Chart Acquisition Corporation (“CAC”) pursuant to a purchase agreement signed January 5, 2015. CAC is a blank check company (also known as a special-purpose acquisition company) formed for the purpose of acquiring an operating company through a merger, capital stock exchange, asset acquisition stock purchase or other similar business combination. Upon completion of the anticipated acquisition Tempus would become the surviving and reporting entity and assume certain transaction-related expenses of its members and CAC.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the definition of a development stage entity in U.S accounting standards and removes all disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity related to the financial reporting distinction between development stage enterprises and other reporting entities. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however, early adoption is permitted. The Company evaluated and adopted ASU 2014-10 for the Company’s reporting period ended December 17, 2014 and therefore eliminated all incremental disclosures related to the Company’s inception-to-date period.

The Company’s planned principal operations are the design, engineering, modification, and integration of aircraft into alternative configurations as may be required by customers in the execution of their respective operations. The Company is currently conducting business development and contract negotiation activities to take advantage of the relationships and experience its employees have developed over their respective careers. The Company has secured headquarters office space in Williamsburg, VA, and has identified hangar space in Brunswick, ME which will provide the required facilities for production and logistic support for its customers. The Company’s activities are subject to significant risks and uncertainties. Anticipated contracts are large and the periods of performance are long. Potential risks and uncertainties include the risk of deadline and budget overruns.

F-38

2.	SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United State of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Tax

The Company is a limited liability company; therefore, the taxable income or loss is allocated to the members in accordance with the operating agreement and is reflected in their income taxes. The accompanying financial statements do not reflect a provision or liability for Federal or state income taxes.

The Company has determined that it has no material unrecognized tax benefits or obligations as of December 17, 2014. The members’ income tax filings are subject to audit by varying taxing authorities depending on their physical residence. All members reside in the United States of America.

Cash and Cash Equivalents

For purposes of cash flow, the Company considers all cash accounts which are not subject to withdrawal restrictions or penalties, and highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The company does not have any assets or liabilities measured at fair value on a recurring or non-recurring basis.

3.	OPERATING LEASES

The Company leases a facility in Williamsburg, VA to support its operations. The facility under lease is comprised of office space and a firm agreement has been made to occupy the premises as of January 1, 2015. The future minimum lease payments associated with this one year lease is $103,800 in 2015.

F-39

4.	RELATED PARTY TRANSACTIONS

Loans from Officer

In connection with the formation of the Company, our Chief Financial, R. Lee Priest, Jr., has invested $500,000. Of this amount, $10,101 was allocated to the purchase of 1.0% of the membership interests of the Company, while $489,899 took the form of a loan from officer. This loan is unsecured and pays interest monthly at a rate of 5.0% per annum. It matures and shall be paid in full no later than June 30, 2016.

5.	MEMBERS EQUITY

The Company has a single membership class for all members, who retain voting rights commensurate with their economic membership percentage.

F-40

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

dated as of

January 5, 2015

by and among

TEMPUS APPLIED SOLUTIONS, LLC,

THE MEMBERS,

Members’ Representative,

(solely for purposes of Sections 1.15, 1.16, 6.3, 6.5, 6.7, 6.11, 6.20, 6.21 and 8.7

and Articles II, IX, X, XI and XII or as otherwise expressly set forth herein)

CHART ACQUISITION CORP.,

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.,

CHART MERGER SUB INC.,

TAS MERGER SUB LLC,

THE CHART REPRESENTATIVE,

and

WARRANT OFFERORS

(solely for purposes of Sections 6.14 and 6.15)

A-i

(continued)

A-ii

(continued)

A-iii

(continued)

A-iv

ANNEX

Annex A	Members

Annex B	Officers and Directors of Pubco

APPENDICES

Appendix A	Defined Terms

Appendix B	Adjusted TTM EBITDA

Appendix C	Warrant Tender Offer Conditions

EXHIBITS

Exhibit A	Form of Supporting Stockholder Agreement

Exhibit B	Form of Amended Pubco Charter

Exhibit C	Form of Non-Competition Agreement

Exhibit D	Form of Registration Rights Agreement

A-v

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of this 5th day of January, 2015, by and among (i) Tempus Applied Solutions, LLC, a Delaware limited liability company (the “Company”); (ii) each of the Persons set forth on Annex A (the “Members”, and, together with the Company, the “Seller Parties”); (iii) Benjamin Scott Terry and John G. Gulbin III, as Members’ Representative, solely for purposes of Sections 1.15, 1.16, 6.3, 6.5, 6.7, 6.11, 6.20, 6.21 and 8.7 and Articles II, IX, X, XI and XII or as otherwise expressly set forth in this Agreement; (iv) Chart Acquisition Corp., a Delaware corporation (“Parent”); (v) Tempus Applied Solutions Holdings, Inc., a Delaware corporation (“Pubco”); (vi) Chart Merger Sub Inc., a Delaware corporation (“Parent Merger Sub”); (vii) TAS Merger Sub LLC, a Delaware limited liability company (“Company Merger Sub” and together with Parent Merger Sub, the “Merger Subs”, and together with Parent and Pubco, the “Parent Parties”); (viii) Chart Acquisition Group, LLC in its capacity as the representative for the equity holders of Parent and Pubco (other than the Members and their successors and assigns) in accordance with the terms and conditions of this Agreement (the “Chart Representative”); and (ix) Chart Acquisition Group LLC, Mr. Joseph Wright and Cowen Investments LLC (as assignee of the Parent Common Stock of Cowen Overseas Investment LP) (together, the “Warrant Offerors”), solely for purposes of Sections 6.14 and 6.15. The Company, the Members, the Members’ Representative, Parent, Pubco, Parent Merger Sub, Company Merger Sub and the Chart Representative (and for the limited purposes indicated herein, the Warrant Offerors) are referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms not otherwise defined herein have the respective meanings ascribed to them in Appendix A.

RECITALS

WHEREAS, the Company has been formed under the laws of the State of Delaware;

WHEREAS, concurrently herewith, each of Chart Acquisition Group LLC, The Chart Group, L.P., Christopher D. Brady, Joseph Wright and Cowen Investments LLC are entering into a Supporting Stockholder Agreement, in the form attached hereto as Exhibit A, with the Company and the Members’ Representative pursuant to which each holder of Parent Common Stock party thereto agrees to vote in favor of the Parent Voting Matters, and to cause all Parent Common Stock held by such person not to be redeemed pursuant to the Redemption Offer, in each case on the terms and conditions set forth therein; and

WHEREAS, upon the terms and subject to the conditions set forth herein, the Parties intend to enter into a business combination transaction pursuant to which (i) Parent Merger Sub will merge with and into Parent, with Parent being the surviving entity (the “Parent Merger”) and (ii) Company Merger Sub will merge with and into the Company, with the Company being the surviving entity (the “Company Merger”, and together with the Parent Merger, the “Mergers”), as a result of which Parent and the Company will become wholly owned subsidiaries of Pubco and Pubco will become a publicly traded company.

A-1

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

Article I
THE MERGERS

1.1 The Parent Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law, as amended (the “DGCL”), Parent Merger Sub and Parent shall consummate the Parent Merger, pursuant to which Parent Merger Sub shall be merged with and into Parent, the separate corporate existence of Parent Merger Sub shall cease and Parent shall continue as the surviving corporation in the Parent Merger. The Parent as the surviving corporation after the Parent Merger is hereinafter sometimes referred to as “Parent Surviving Subsidiary”.

1.2 The Company Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware Limited Liability Company Act (the “LLC Act”), Company Merger Sub and the Company shall consummate the Company Merger, pursuant to which Company Merger Sub shall be merged with and into the Company, the separate limited liability company existence of Company Merger Sub shall cease and the Company shall continue as the surviving limited liability company in the Company Merger. The Company as the surviving limited liability company after the Company Merger is hereinafter sometimes referred to as “Company Surviving Subsidiary” and together with Parent Surviving Subsidiary, the “Surviving Subsidiaries” (provided, that notwithstanding the Company Merger, the Company will not be included within the meaning of the term Parent Parties for purposes of this Agreement).

1.3 Effective Time. Subject to the conditions of this Agreement, the Parties (i) shall cause the Parent Merger to be consummated by filing a certificate of merger in form and substance reasonably acceptable to the Company and Parent (the “Parent Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL and (ii) shall cause the Company Merger to be consummated by filing a certificate of merger in form and substance reasonably acceptable to the Company and Parent (the “Company Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the LLC Act, with each of the Mergers to be consummated and effective simultaneously at 5:00 p.m. New York City time on the Closing Date or at such other date and/or time as may be agreed in writing by the Company and Parent and specified in each of the Parent Certificate of Merger and the Company Certificate of Merger (the “Effective Time”).

1.4 Effect of the Mergers. At the Effective Time, the effect of the Mergers shall be as provided in this Agreement and the applicable provisions of the DGCL, the LLC Act and other applicable Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, agreements, privileges, powers and franchises of Parent Merger Sub and Company Merger Sub shall vest in Parent Surviving Subsidiary and Company Surviving Subsidiary, respectively, and all debts, liabilities, obligations and duties of Parent Merger Sub and Company Merger Sub shall become the debts, liabilities, obligations and duties of Parent Surviving Subsidiary and Company Surviving Subsidiary, respectively, including in each case the rights and obligations of each such Party under this Agreement and the other Transaction Documents from and after the Effective Time.

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1.5 Governing Documents. At the Effective Time, (i) each of the Certificate of Incorporation and Bylaws of Parent Merger Sub shall become the Certificate of Incorporation and Bylaws of Parent Surviving Subsidiary, respectively, and (ii) each of the Certificate of Formation and the Limited Liability Company Agreement of Company Merger Sub shall become the Certificate of Formation and the Limited Liability Company Agreement of Company Surviving Subsidiary (for the avoidance of doubt, such Limited Liability Company Agreement of Company Surviving Subsidiary, by virtue of the Company Merger and with no further action required by the Parties, replacing and superseding the Company’s operating agreement as in effect immediately prior to the Effective Time), respectively, except that the name of Company Surviving Subsidiary in such Certificate of Formation and Limited Liability Company Agreement shall be “Tempus Applied Solutions, LLC”. The Members hereby consent to the amendment and restatement of the Certificate of Formation and the Limited Liability Company Agreement of the Company (replacing and superseding the Company’s operating agreement in effect immediately prior to the Effective Time), effective as of the Effective Time, each to read in its entirety as the Certificate of Formation and the Limited Liability Company Agreement of Company Merger Sub, respectively, except that the name of Company Surviving Subsidiary in such Certificate of Formation and Limited Liability Company Agreement shall be “Tempus Applied Solutions, LLC”. The Members further hereby consent to the Company Merger and the Transactions and acknowledge and agree that the consent set forth herein is intended and shall constitute such consent of the Members as may be required pursuant to the provisions of Section 18-209 of the LLC Act and other applicable provisions thereof.

1.6 Directors and Officers of the Surviving Subsidiaries. At the Effective Time, (i) the board of directors and executive officers of Parent Surviving Subsidiary shall be the board of directors and executive officers of Parent Merger Sub immediately prior to the Parent Merger and (ii) the executive officers of Company Surviving Subsidiary shall be the executive officers of the Company immediately prior to the Company Merger.

1.7 Merger Consideration. As consideration for the Company Merger, each Member shall receive the Per Company Unit Consideration (as it may be adjusted after the Closing pursuant to Section 1.15) for each Company Unit owned by them, without interest, subject to the terms and conditions of this Agreement, and shall additionally have the right, subject to the terms and conditions of Section 1.16, to receive a proportionate share of any Earnout Shares issued by Pubco after the Closing pursuant to and in accordance with Section 1.16 (such right, the “Earnout Consideration”).

1.8 Effect of Parent Merger on Issued Securities of Parent and Parent Merger Sub.

(a) Conversion of Parent Common Stock. At the Effective Time, each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time (other than those described in Section 1.8(c) below) shall be converted automatically into and thereafter represent the right to receive one share of Pubco Common Stock, following which, all shares of Parent Common Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of certificates previously evidencing shares of Parent Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Parent Common Stock, except as provided in Section 1.12 or by applicable Law. Each certificate previously evidencing shares of Parent Common Stock shall be exchanged for a certificate representing the same number of shares of Pubco Common Stock upon the surrender of such certificate in accordance with Section 1.10. Notwithstanding anything to the contrary contained herein, any units that were issued by Parent consisting of one share of Parent Common Stock and one Parent Warrant which have not otherwise been detached and separated into one share of Parent Common Stock and one Parent Warrant prior to the Effective Time, shall automatically, without any further action of the Parties or the holders thereof, be detached and separated immediately prior to the Effective Time, and the holder of any such unit shall be deemed to hold one share of Parent Common Stock and one Parent Warrant for each such unit.

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(b) Conversion of Parent Warrants. At the Effective Time, each Parent Warrant issued and outstanding immediately prior to the Effective Time shall be converted into one Pubco Warrant. At the Effective Time, each Parent Warrant issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Pubco Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Parent Warrants. At or prior to the Effective Time, Pubco shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Pubco Warrants remain outstanding, a sufficient number of shares of Pubco Common Stock for delivery upon the exercise of such Pubco Warrants.

(c) Cancellation of Parent Common Stock Owned by Parent. At the Effective Time, any shares of Parent Common Stock owned by Parent as treasury shares or any shares of Parent Common Stock owned by any direct or indirect Subsidiary of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or payment therefor.

(d) Conversion of Parent Merger Sub Stock. At the Effective Time, by virtue of the Parent Merger and without any action on the part of any Party or the holders of any shares of capital stock of Parent or Parent Merger Sub, each share of common stock of Parent Merger Sub outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of Parent Surviving Subsidiary, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of Parent Surviving Subsidiary.

1.9 Effect of Company Merger on Issued Securities of the Company and Company Merger Sub.

(a) Conversion of Company Units. At the Effective Time, each Company Unit issued and outstanding immediately prior to the Effective Time (other than those described in Section 1.9(b) below) will be cancelled and automatically deemed for all purposes to represent the right to receive the Per Company Unit Consideration (as it may be adjusted after the Closing pursuant to Section 1.15) plus the Earnout Consideration, if any. As of the Effective Time, each Member shall cease to have any other rights with respect to the Company Units, except as otherwise required under applicable Law.

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(b) Cancellation of Company Units Owned by the Company. At the Effective Time, any Company Units owned by the Company in treasury or any Company Units owned by any direct or indirect Subsidiary of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or payment therefor.

(c) Conversion of Company Merger Sub Membership Interests. At the Effective Time, by virtue of the Company Merger and without any action on the part of any Party or the holders of any membership interests of the Company or Company Merger Sub, all membership interests of Company Merger Sub outstanding immediately prior to the Effective Time shall be converted into an equal number of membership interests of Company Surviving Subsidiary, with the same rights, powers and privileges as the membership interests so converted and shall constitute the only membership interests in Company Surviving Subsidiary.

1.10 Exchange Procedures.

(a) Surrender of Certificates. At the Effective Time, (i) the holders of the Company Units will surrender their membership certificates or other instruments representing the Company Units, if any, and written acknowledgement of the termination of their rights to such Company Units (collectively, the “Company Certificates”) and (ii) the holders of the Parent Common Stock will surrender their stock certificates or other instruments representing the Parent Common Stock (collectively, the “Parent Certificates”), or in the case of a lost, stolen or destroyed Company Certificate or Parent Certificate, upon delivery of an affidavit (and indemnity, if required) in the manner provided in Section 1.10(f), to Pubco for cancellation together with any related documentation reasonably requested by Pubco in connection therewith.

(b) Exchange of Certificates. Certificates representing the shares of Pubco Common Stock shall be issued to the holders of Company Units and Parent Common Stock upon surrender of the Company Certificates and Parent Certificates as provided for herein or otherwise agreed by the Parties. Upon surrender of the Company Certificates and Parent Certificates (or in the case of a lost, stolen or destroyed Company Certificate or Parent Certificate, upon delivery of an affidavit (and indemnity, if required) in the manner provided in Section 1.10(f)) for cancellation to Pubco or to such other agent or agents as may be appointed by Pubco, Pubco shall issue, or cause to be issued, to each holder of the Company Certificates and Parent Certificates such certificates representing the number of shares of Pubco Common Stock for which their Company Units and Parent Common Stock, respectively, are exchangeable at the Effective Time and any dividends or distributions payable pursuant to Section 1.10(e), and the Company Certificates and the Parent Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Company Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the Per Company Unit Consideration (as it may be adjusted after the Closing pursuant to Section 1.15) plus the Earnout Consideration, if any, pursuant to this Article I.

(c) Transfers of Ownership. If certificates representing the shares of Pubco Common Stock are to be issued in a name other than that in which the Company Certificates or Parent Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Company Certificates or Parent Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Pubco or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing the shares of Pubco Common Stock in any name other than that of the registered holder of the Company Certificates or Parent Certificates surrendered, or established to the satisfaction of Pubco or any agent designated by it that such tax has been paid or is not payable.

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(d) No Fractional Shares. Notwithstanding anything to the contrary contained herein, no fraction of a share of Pubco Common Stock will be issued by virtue of the Mergers or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a share of Pubco Common Stock (after aggregating all fractional shares of Pubco Common Stock that otherwise would be received by such holder) shall receive cash in lieu of such fractional share.

(e) No Distributions Until Surrender of Certificates. No dividends or other distributions declared or made after the date of this Agreement with respect to Pubco Common Stock with a record date after the Effective Time will be paid to the holders of any Company Certificates or Parent Certificates that have not yet been surrendered with respect to the shares of Pubco Common Stock to be issued upon surrender thereof until the holders of record of such Company Certificates or Parent Certificates shall surrender such certificates. Subject to applicable Law, following surrender of any such Company Certificates or Parent Certificates, Pubco shall promptly deliver to the record holders thereof, without interest, the certificates representing the shares of Pubco Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Pubco Common Stock.

(f) Lost, Stolen or Destroyed Certificates. In the event any Company Certificate or Parent Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate or Parent Certificate to be lost, stolen or destroyed and, if required by Pubco, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Pubco as indemnity against any claim that may be made against it with respect to such Company Certificate or Parent Certificate, Pubco will issue or cause to be issued the number of shares of Pubco Common Stock for which such lost, stolen or destroyed Company Certificates or Parent Certificates are exchangeable at the Effective Time and any dividends or distributions payable pursuant to Section 1.10(e).

1.11 Tax Consequences. It is intended by the Parties that the Mergers shall, collectively, constitute a transaction described in Section 351 of the Code.

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1.12 Dissenters’ Rights.

(a) Each certificate formerly representing Parent Common Stock (“Dissenting Shares”) owned by the holders of Parent Common Stock who have validly exercised and not effectively withdrawn or lost their appraisal rights pursuant to Section 262 of the DGCL (“Dissenting Stockholders”) shall thereafter represent only the right to receive the applicable payments set forth in this Section 1.12, unless and until such Dissenting Stockholder effectively withdraws its demand for, or loses its rights to, appraisal rights pursuant to Section 262 of the DGCL with respect to any Dissenting Shares. No person who has validly exercised their appraisal rights pursuant to Section 262 of the DGCL shall be entitled to receive any portion of the merger consideration with respect to the Dissenting Shares owned by such Dissenting Stockholder unless and until such Dissenting Stockholder shall have effectively withdrawn or lost their appraisal rights under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment resulting from the procedure set forth in Section 262 of the DGCL with respect to the Dissenting Shares owned by such Dissenting Stockholder. Pubco shall give the Chart Representative and the Members’ Representative (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by Pubco or Parent Surviving Subsidiary relating to any Dissenting Stockholder’s rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. Pubco and Parent Surviving Subsidiary shall not, except with the prior written consent of the Chart Representative and the Members’ Representative, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

(b) Each Member hereby waives any dissenter’s rights or appraisal rights that it might otherwise have in connection with the Company Merger or the other transactions contemplated by this Agreement under the LLC Act (whether pursuant to Section 18-210 thereof or otherwise), or pursuant to the Company’s Limited Liability Company Agreement or other agreement. Each of the Members agrees that it considers the consideration payable for the Company Units to represent the fair value for such Company Units.

1.13 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Parent Surviving Subsidiary and Company Surviving Subsidiary with full right, title and possession to all assets, property, rights, agreements, privileges, powers and franchises of Parent Merger Sub and Company Merger Sub, respectively, the then current officers and directors of Parent Surviving Subsidiary, Company Surviving Subsidiary and Pubco shall take all such lawful and necessary action.

1.14 Estimated Closing Statement. Not less than three (3) Business Days prior to Closing, the Company shall prepare and deliver to Parent a closing statement setting forth the Company’s good faith estimate of the Adjustment Amount (such estimate, the “Estimated Adjustment Amount”), including the estimated Net Debt and Net Working Capital, together with reasonably detailed back-up data to support such estimate of each item from which such amount is calculated. The Estimated Adjustment Amount shall be prepared in accordance with GAAP and, to the extent consistent with GAAP, in accordance with the practices and procedures of the Company and its Subsidiaries, in each case in accordance with the form, methodology and principles used in preparing the Financial Statements. During the preparation and calculation of the Estimated Adjustment Amount, the Company shall, and shall cause its Subsidiaries, to afford Parent and its Representatives a reasonable opportunity to review and comment thereon.

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1.15 Merger Consideration Adjustment.

(a) Within sixty (60) days following the Closing Date, the Chart Representative on behalf of Pubco shall deliver to the Members’ Representative a Closing statement (the “Closing Statement”) setting forth the Chart Representative’s good faith calculation of the Adjustment Amount, including Net Debt and Net Working Capital, together with reasonably detailed back-up data to support each item from which such amount is calculated. The Closing Statement shall be prepared in accordance with GAAP and, to the extent not inconsistent therewith, using the same methodologies used in preparing the Financial Statements, taking into account information that becomes available after the Closing in accordance with GAAP. Pubco shall and shall cause its Representatives to cooperate with the Chart Representative and its Representatives in the preparation of the Closing Statement as reasonably requested by the Chart Representative and its Representatives.

(b) The Members’ Representative shall have a period of thirty (30) days following the Chart Representative’s delivery of the Closing Statement to notify the Chart Representative of the Members’ Representative’s election to dispute the Closing Statement or any portion thereof. During such thirty (30)-day period, Pubco shall, and shall cause its Representatives to, provide the Members’ Representative and its Representatives with reasonable access to all books, records and employees of Pubco and its Subsidiaries (including supporting documents and working papers) to the extent relating to the preparation or review of the Closing Statement. If (i) at any time during such thirty (30)-day review period, the Members’ Representative delivers written notice to the Chart Representative of its acceptance of the Closing Statement or (ii) prior to the expiration of such thirty (30)-day review period, the Members’ Representative does not deliver to the Chart Representative written notice of its disagreement specifying the nature and amount of any disputed item (a “Notice of Adjustment Disagreement”), then the Closing Statement and any required adjustments resulting therefrom shall be deemed final and binding on the Members and the Members’ Representative. To the extent that the Members’ Representative delivers a timely Notice of Adjustment Disagreement, the Members’ Representative, on behalf of the Members, shall be deemed to have agreed with all items and amounts in the Closing Statement not specifically referenced in such Notice of Adjustment Disagreement, and such items and amounts shall not be subject to review in accordance with this Section 1.15(b) or Section1.15(d). Any Notice of Adjustment Disagreement may reference only disagreements (i) based upon either mathematical errors or amounts reflected in the Closing Statement or (ii) that either the Closing Statement or the calculation of the Adjustment Amount, or any amount contained therein was not prepared in accordance with this Article I (together with any corresponding definitions).

(c) During the thirty (30)-day period following timely delivery of a Notice of Adjustment Disagreement by the Members’ Representative to the Chart Representative, the Chart Representative and the Members’ Representative shall in good faith seek to resolve in writing any differences that they may have with respect to the matters identified therein, and all such discussions related thereto will (unless otherwise agreed by the Chart Representative and the Members’ Representative) be considered compromise negotiations under Rule 408 of the Federal Rules of Evidence and any applicable similar state rule. During such thirty (30)-day period, the Members’ Representative shall provide the Chart Representative and its Representatives with reasonable access, during normal business hours and upon reasonable prior notice to the Members’ Representative, to the working papers of the Members’ Representative and its Representatives relating to such Notice of Adjustment Disagreement. Any disputed items resolved in writing between the Members’ Representative and the Chart Representative within such thirty (30)-day period shall be final and binding with respect to such items, and if the Members’ Representative and the Chart Representative agree in writing on the resolution of all disputed items specified by the Members’ Representative in the Notice of Adjustment Disagreement, the Adjustment Amount as so determined shall be final and binding on the Parties.

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(d) In the event that the Members’ Representative and the Chart Representative are unable to resolve all disputed items in the Notice of Adjustment Disagreement within thirty (30) days following the date upon which the Chart Representative received the Notice of Adjustment Disagreement, then within ten (10) days after the expiration of such thirty (30)-day period, the Chart Representative and the Members’ Representative shall submit, in writing, to the Accounting Firm, their briefs detailing their views as to the nature and amount of each item remaining in dispute, and the Accounting Firm shall make a written determination as to each such disputed item, which determination shall be final and binding for purposes of this Agreement. The Accounting Firm shall be (i) engaged by the Chart Representative and the Members’ Representative on a joint basis and (ii) authorized to resolve only those items remaining in dispute between the Parties in accordance with the provisions of this Section 1.15 within the range of the difference between the Chart Representative’s position with respect thereto and the Members’ Representative’s position with respect thereto. The determination of the Accounting Firm shall be accompanied by a certificate of the Accounting Firm that it reached such determination in accordance with the provisions of this Section 1.15. The Chart Representative and the Members’ Representative shall request that the Accounting Firm render its determination prior to the expiration of sixty (60) days after the dispute is submitted to the Accounting Firm, and such determination and any required adjustments resulting therefrom shall be final and binding on all of the Parties and the Members’ Representative. The fees and expenses of the Accounting Firm shall be paid by Pubco or the Company.

(e) Following the final determination of the Adjustment Amount, (i) if the Adjustment Amount is greater than the Estimated Adjustment Amount, the Members shall forfeit and Pubco shall reacquire at no cost and cancel Pubco Common Stock held by the Members in an aggregate amount equal to the product of (x) such excess, divided by (y) $10, and (ii) if the Estimated Adjustment Amount is greater than the Adjustment Amount, Pubco shall issue additional shares of Pubco Common Stock to the Members in an aggregate amount equal to the product of (x) such excess, divided by (y) $10. Any cancellation or issuance pursuant to the foregoing shall be pro rata among the Members in proportion to the number of issued and outstanding Company Units held by such Member immediately prior to the Closing as compared to the total number of Company Units held by all the Members immediately prior to the Closing.

1.16 Additional Consideration Subject to Earnout.

(a) Definitions. For purposes of this Agreement, the term (i) “Earnout Period” shall mean the period from January 1, 2015 until and including June 30, 2016, and (ii) “Adjusted TTM EBITDA” shall mean, as of any designated date, the earnings before interest, Taxes, depreciation and amortization of Pubco and its Subsidiaries, on a consolidated basis, for the trailing twelve (12) fiscal month period prior to such date, as adjusted by and calculated in accordance with the methodology set forth on Appendix B hereto.

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(b) Earnout Payments. After the Closing, subject to the terms and conditions set forth herein, the Members shall have the contingent right to receive additional consideration, payable by Pubco in shares of Pubco Common Stock (each such payment, an “Earnout Payment” and such shares, “Earnout Shares”), based on the performance of Pubco and its Subsidiaries during the Earnout Period if the requirements as set forth in this Section 1.16 are met. Subject to the terms and conditions herein, the Members will receive an Earnout Payment of (i) 2,000,000 Earnout Shares if the Adjusted TTM EBITDA as of the end of any two (2) consecutive fiscal quarters of Pubco during the Earnout Period is greater than $17,500,000 for each such fiscal quarter and (ii) an additional 2,750,000 Earnout Shares (for a maximum number of Earnout Shares of 4,750,000) if the Adjusted TTM EBITDA as of the end of any two (2) consecutive fiscal quarters of Pubco during the Earnout Period is greater than $22,500,000 for each such quarter. The Earnout Shares will be distributed pro rata among the Members in proportion to the number of issued and outstanding Company Units held by such Member immediately prior to the Closing as compared to the total number of Company Units held by all the Members immediately prior to the Closing.

(c) Determination of Adjusted TTM EBITDA.

(i) The Adjusted TTM EBITDA for each fiscal quarter of Pubco during the Earnout Period shall be determined (promptly, but in any event within ten (10) Business Days, after Pubco management’s preparation and delivery to the Board and the Chart Representative of the consolidated financial statements of Pubco and its Subsidiaries for such fiscal quarter) in good faith by the Chart Representative, subject to the reasonable approval of Pubco’s board of directors (excluding the Members or their Affiliates or designees), and delivered by or on behalf of Pubco in a written notice (an “Earnout Statement”) to the Members’ Representative, together with reasonably detailed back-up data to support each item from which such amount is calculated. Pubco shall and shall cause its Representatives to cooperate with the Chart Representative and its Representatives in calculating the Adjustment TTM EBITDA for each fiscal quarter of Pubco during the Earnout Period as reasonably requested by the Chart Representative and its Representatives.

(ii) The Members’ Representative shall have a period of thirty (30) days following Pubco’s delivery of the Earnout Statement to notify the Chart Representative of the Members’ Representative’s election to dispute the Earnout Statement or any portion thereof. During such thirty (30)-day period, Pubco shall, and shall cause its Representatives to, provide the Members’ Representative and its Representatives with reasonable access to all books, records and employees of Pubco and its Subsidiaries (including supporting documents and working papers) to the extent relating to the preparation or review of the Earnout Statement. If (i) at any time during such thirty (30)-day review period, the Members’ Representative delivers written notice to the Chart Representative of its acceptance of the Earnout Statement or (ii) prior to the expiration of such thirty (30)-day review period, the Members’ Representative does not deliver to the Chart Representative written notice of its disagreement specifying the nature and amount of any disputed item (a “Notice of Earnout Disagreement”), then the Earnout Statement and the Adjusted TTM EBITDA calculated therein and any Earnout Payments resulting therefrom shall be deemed final and binding on the Members and the Members’ Representative. To the extent that the Members’ Representative delivers a timely Notice of Earnout Disagreement, the Members’ Representative, on behalf of the Members, shall be deemed to have agreed with all items and amounts in the Earnout Statement not specifically referenced in such Notice of Earnout Disagreement, and such items and amounts shall not be subject to review in accordance with this Section 1.16(c)(ii) or Section 1.16(c)(iv). Any Notice of Earnout Disagreement may reference only disagreements (i) based upon either mathematical errors or amounts reflected in the Earnout Statement or (ii) that either the Earnout Statement or the calculation of the Adjusted TTM EBITDA, or any amount contained therein was not prepared in accordance with this Article I (together with any corresponding definitions).

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(iii) During the thirty (30)-day period following timely delivery of a Notice of Earnout Disagreement by the Members’ Representative to the Chart Representative, the Chart Representative and the Members’ Representative shall in good faith seek to resolve in writing any differences that they may have with respect to the matters identified therein, and all such discussions related thereto will (unless otherwise agreed by the Chart Representative and the Members’ Representative) be considered compromise negotiations under Rule 408 of the Federal Rules of Evidence and any applicable similar state rule. During such thirty (30)-day period, the Members’ Representative shall provide the Chart Representative and its Representatives with reasonable access, during normal business hours and upon reasonable prior notice to the Members’ Representative, to the working papers of the Members’ Representative and its Representatives relating to such Notice of Earnout Disagreement. Any disputed items resolved in writing between the Members’ Representative and the Chart Representative within such thirty (30)-day period shall be final and binding with respect to such items, and if the Members’ Representative and the Chart Representative agree in writing on the resolution of all disputed items specified by the Members’ Representative in the Notice of Earnout Disagreement, the Adjusted TTM EBITDA and any resulting Earnout Payment as so determined shall be final and binding on the Parties.

(iv) In the event that the Members’ Representative and the Chart Representative are unable to resolve all disputed items in the Notice of Earnout Disagreement within thirty (30) days following the date upon which the Chart Representative received the Notice of Earnout Disagreement, then within ten (10) days after the expiration of such thirty (30)-day period, the Chart Representative and the Members’ Representative shall submit, in writing, to the Accounting Firm, their briefs detailing their views as to the nature and amount of each item remaining in dispute, and the Accounting Firm shall make a written determination as to each such disputed item, which determination shall be final and binding for purposes of this Agreement. The Accounting Firm shall be (i) engaged by the Chart Representative and the Members’ Representative on a joint basis and (ii) authorized to resolve only those items remaining in dispute between the Parties in accordance with the provisions of this Section 1.16(c) within the range of the difference between the Chart Representative’s position with respect thereto and the Members’ Representative’s position with respect thereto. The determination of the Accounting Firm shall be accompanied by a certificate of the Accounting Firm that it reached such determination in accordance with the provisions of this Section 1.16(c). The Chart Representative and the Members’ Representative shall request that the Accounting Firm render its determination prior to the expiration of sixty (60) days after the dispute is submitted to the Accounting Firm, and such determination and any required adjustments resulting therefrom shall be final and binding on all of the Parties and the Members’ Representative. The fees and expenses of the Accounting Firm shall be paid by Pubco or the Company.

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(d) Timing of Earnout Payments. Any Earnout Payment that is earned in accordance with this Section 1.16 will be made by Pubco by delivery of the applicable number of Earnout Shares to the Members within sixty (60) days after the final determination in accordance with Section 1.16(c) of the Earnout Statement and the Adjusted TTM EBITDA contained therein showing that the applicable required Adjusted TTM EBITDA target has been met for two (2) consecutive fiscal quarters during the Earnout Period.

(e) Earnout Shares Lock-Up. Except as expressly contemplated by Sections 1.15(e) and 9.2(e), each Member hereby acknowledges and agrees that in the event that any Earnout Shares are issued or otherwise transferred to such Member, such Member will not, without the prior written consent of Pubco’s board of directors at its sole discretion, during the period commencing on the Closing Date and ending on the earlier of (i) the later of (x) the one (1) year anniversary of the date of this Agreement and (y) the six (6) month anniversary of the date of issuance of such Earnout Shares and (ii) the date subsequent to the Closing Date on which Pubco consummates a liquidation, merger, stock exchange or other similar transaction that results in all of Pubco’s stockholders having the right to exchange their shares of Pubco Common Stock for cash, securities or other property (the “Lock-Up Period”): (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, encumber, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to such Earnout Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Earnout Shares, whether any such transaction is to be settled by delivery of Pubco Common Stock or other securities, in cash or otherwise, or (iii) agree or publicly announce any intention to effect any transaction specified in the foregoing (i) or (ii); whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of such Earnout Shares or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), or (iii), a “Prohibited Transfer”). Each Member further agrees to execute such agreements as may be reasonably requested by Pubco’s board of directors, in form and substance reasonably satisfactory to such Member, that are consistent with the foregoing or that are necessary to give further effect thereto. If any Prohibited Transfer of Earnout Shares is made or attempted contrary to the provisions of this Section 1.16(e), such purported Prohibited Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of such Earnout Shares as one of its shareholders for any purpose. In order to enforce this Section 1.16(e), Pubco may impose stop-transfer instructions with respect to the Earnout Shares until the end of the restriction period described in the first sentence of this Section 1.16(e).

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(f) Clawback. In addition to any other remedy available to Pubco and its Affiliates under this Agreement or the other Transaction Document or under applicable Law, in the event that after the payment of an Earnout Payment and during the applicable Lock-Up Period for such Earnout Shares there is an adjustment to the financial statements or books and records for Pubco and its Subsidiaries (whether as a result of a financial statement error, Government Contract rate, cost or other audit adjustment (including any cost disallowances) or otherwise) such that the Adjusted TTM EBITDA for any period for which the Earnout Payment was made is decreased below the applicable threshold requirements, such that after such adjustment Pubco determines (subject to dispute resolution procedures substantially similar to those set forth in Section 1.16(c) in the event that the Members’ Representative disagrees with such determination) that the applicable Earnout Payment should not have been made as a result of the calculation of Adjusted TTM EBITDA for the two consecutive fiscal quarters for which they were made or for any other completed period during the Earnout Period, the Earnout Shares under such Earnout Payment shall be forfeited by the Members and returned to Pubco.

1.17 Withholding of Tax. Pubco (or any other payor) shall be entitled (but not obligated) to deduct and withhold from the consideration otherwise payable to the Members or the holders of Parent Common Stock pursuant to this Agreement such amounts as Pubco shall determine in good faith are required to be deducted and withheld with respect to the making of such payment under the Code or any provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Members or the holders of Parent Common Stock, as applicable.

Article II
CLOSING

2.1 Time and Place of the Closing. The Closing shall take place at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105 , remotely via the exchange of documents and signatures by facsimile or electronic delivery, on the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VII and Article VIII (other than those conditions that, by their nature, are to be satisfied at the Closing) or on such other date as Parent and the Company mutually agree.

2.2 Deliveries. At the time of the Closing, (a) each of the Seller Parties and the Members’ Representative shall deliver to Parent the various certificates, instruments and documents referred to in Section 7.6 to be delivered by it and (b) Parent and Pubco shall deliver or cause to be delivered to the Members (or to the Members’ Representative on their behalf) the certificates, instruments and documents referred to in Section 8.7 to be delivered by it.

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Article III
REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

As a material inducement to the Parent Parties to enter into this Agreement and to consummate the Transactions, except as set forth on the correspondingly numbered section or subsection of the Company Schedules (it being agreed that the disclosure of any item in one section or subsection thereof shall be deemed included on any other section or subsection and to modify each other representation or warranty (even if such representation or warranty does not reference the Company Schedules) to which the relevance of such item is reasonably apparent on its face), the Company represents and warrants to the Parent Parties, as of the date hereof and as of the Closing Date, as follows:

3.1 Organization and Corporate Power.

(a) The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, and is qualified or registered to do business and in good standing in each jurisdiction where the nature of its activities makes such qualification or registration necessary, except where the failure to be so qualified, registered or in good standing is not reasonably expected to result in a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole). Each of the Company’s Subsidiaries (if any) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and is qualified or registered to do business and in good standing in each jurisdiction where the nature of its activities makes such qualification or registration necessary, except where the failure to be so qualified, registered or in good standing is not reasonably expected to result in a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole). The Company and each of its Subsidiaries has the full corporate or limited liability company (as applicable) power and authority necessary to own and operate its properties and to conduct its business as now conducted. Complete and accurate copies of the organizational documents of the Company and each of its Subsidiaries have been delivered to the Parent prior to the date hereof and reflect all amendments made thereto at any time prior to the date of this Agreement. Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of its operating agreement or other organizational document or any resolution adopted by its members or managers.

(b) As applicable, Schedule 3.1 lists each Subsidiary of the Company and sets forth all jurisdictions in which the Company and its Subsidiaries are qualified or registered to do business. The books of account and transfer ledgers of the Company and each of its Subsidiaries are accurate, up-to-date and complete, and have been maintained in accordance with prudent business practices and all applicable Laws. There have been no meetings or other Proceedings or actions, resolutions or consents of the members of the Company or any of its Subsidiaries or the managers of the Company or any of its Subsidiaries that are not fully reflected in such minutes. Neither the Company nor any of its Subsidiaries has conducted any business under or otherwise used, for any purpose, any fictitious name, assumed name, trade name or other name, other than the names set forth on Schedule 3.1.

3.2 Authority for Agreement. The Company has full limited liability company power, authority and legal right to enter into and perform its obligations under the Transaction Documents to which it is or will be a party and to consummate the Transactions. The managers and the members of the Company have unanimously authorized the Company’s execution, delivery and performance of the Transaction Documents and the consummation of the Transactions and the Company has provided Parent with a true, correct and complete copy of each such authorization. No other limited liability company proceedings on the part of the Company, or any member of the Company, are, or will be, necessary to approve and authorize the Company’s execution, delivery and performance of the Transaction Documents or consummation of the Transactions. The Transaction Documents to which the Company is a party have been or will be duly executed and delivered by the Company and, assuming due execution and delivery by all counterparties thereto, are or will be legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights in general or the rules governing availability of specific performance, injunctive relief or other equitable remedies and general principals of equity, regardless of whether considered in a Proceeding in equity or at law (the “Bankruptcy and Equity Exceptions”).

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3.3 No Violation to Result. Other than with respect to the Securities Laws or as may be required by reason of or the Parent Parties’ participation in the Transactions, the execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party and the consummation by the Company of the Transactions and the fulfillment by the Company of the terms hereof and thereof, do not and will not, directly or indirectly (with or without notice or lapse of time, or both): (a) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by (i) any of the terms of the operating agreement or other organizational documents of the Company or any of its Subsidiaries or any resolution adopted by the managers or members of the Company or any of its Subsidiaries, (ii) any Material Contract to which the Company or any of its Subsidiaries is a party or by which they or their assets are bound, or (iii) any Law or other legal requirement of any Governmental Authority applicable to the Company or any of its Subsidiaries; (b) give any Person the right to declare a default or exercise any remedy or accelerate performance or maturity under any Material Contract or cancel, terminate or modify any Material Contract; (c) give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any material permit or license that is held by the Company or any of its Subsidiaries or that otherwise is used in or necessary for the Company’s or any of its Subsidiaries’ business or any of the assets owned or used by the Company or any of its Subsidiaries; or (d) result in the creation or imposition of any material Encumbrance or restriction (other than as expressly provided in the Transaction Documents) in favor of any Person (other than the Parent Parties) upon any of the Company Units or any of the properties or assets of the Company or any of its Subsidiaries under any Contract entered into by the Company or its Subsidiaries, except, in the case of each of (a)(ii), (a)(iii) and (b), where the failure of such representations and warranties to be so true and correct is not material to the Company and its Subsidiaries (taken as a whole). No notice to, filing with, or consent of any Governmental Authority under any Law or any Person under any Material Contract is necessary in connection with, and no “change of control” provision in any Material Contract is, or will be, triggered by, the authorization, approval, execution, delivery or performance by the Company or any of its Subsidiaries of the Transaction Documents or the consummation by the Company or any of its Subsidiaries of the Transactions pursuant thereto, except (x) under the Exchange Act, the Securities Act or other federal or state securities, “blue sky” or takeover Laws and any rules or regulations promulgated thereunder (collectively, the “Securities Laws”) or (y) any notice, filing or consent, the failure of which to be made or obtained, as applicable, is not material to the Company and its Subsidiaries (taken as a whole).

3.4 Capitalization.

(a) As of the date hereof, the ownership of the issued and outstanding membership interests or other equity securities of each of the Company and its Subsidiaries are set forth, as applicable, on Schedule 3.4(a). The Members are the sole record and beneficial owners of all of the issued and outstanding membership interests of the Company.

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(b) All of the issued and outstanding membership interests or other equity securities of the Company and each of its Subsidiaries have been duly authorized and validly issued, and are fully paid and non-assessable. As of the Closing, all of the outstanding membership interests or other equity securities of each Subsidiary of the Company (if any) will be owned, directly or indirectly, by the Company, free and clear of any Encumbrances other than applicable Securities Laws. No restrictions on transfer, repurchase option, right of redemption, preemptive rights, proxies, membership agreements, rights of first refusal or other similar agreements or rights exist with respect to the membership interests or other equity securities of the Company or any of its Subsidiaries and no such rights will arise by virtue of the Transactions, in each case, other than as set forth in the applicable operating agreement or other organizational documents of such entity and the other agreements to be delivered in connection therewith and in the Transaction Documents.

(c) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire or sell or issue any membership interests or other equity securities of the Company or any of its Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exercisable or exchangeable for any membership interests or other equity securities of the Company or any of its Subsidiaries; or (iii) Contract under which the Company or any of its Subsidiaries is or may become obligated to acquire, sell or otherwise issue any of its membership interests or other equity securities; in each case, other than as set forth in the applicable operating agreement or other organizational documents of such entity. There are no outstanding restricted securities, phantom securities or other equity-based compensation arrangements, profit participation or other similar rights with respect to the Company or any of its Subsidiaries.

(d) All membership interests or other equity securities of the Company and each of its Subsidiaries have been issued in compliance with all applicable Securities Laws and other applicable legal requirements. Neither the Company nor any of its Subsidiaries is obligated to redeem or otherwise acquire any of its outstanding membership interests or other equity securities other than as set forth in the applicable operating agreement or other organizational documents of such entity.

(e) Neither the Company nor any of its Subsidiaries has with respect to any Person other than the Company and its Subsidiaries any direct or indirect debt, equity or other investment or interest in any Person. Neither the Company nor any of its Subsidiaries has any commitments to contribute to the capital of, or make loans to or share losses of, any Person other than the Company and its Subsidiaries (either pursuant to a written Contract or a Contract in the process of being negotiated).

3.5 Financial Statements.

(a) Schedule 3.5(a) includes a true, complete and correct copy of the Financial Statements. The Financial Statements (including the notes thereto) (i) were prepared consistent with the Company’s and its Subsidiaries’ books and records, (ii) present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the date thereof and the results of the Company’s and its Subsidiaries’ operations and cash flows for the period thereof, (iii) have been prepared in accordance with GAAP and (iv) comply, in all material respects, with the applicable requirements of the Exchange Act, Regulation S-X and the published general rules and regulations of the SEC. Except as set forth on Schedule 3.5(a), since the Balance Sheet Date, there has been no material change in the Company’s or its Subsidiaries’ accounting policies, except for any such change required because of a concurrent change in GAAP. The Company has delivered to Parent copies of each management letter or other letter delivered to the Company or any of its Subsidiaries by its accounting firm in connection with the Financial Statements or relating to any review by such accounting firm of the internal controls of the Company and its Subsidiaries.

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(b) The Company and its Subsidiaries have established and maintain disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act.  The Company’s and its Subsidiaries’ disclosure controls and procedures are, and through the Closing Date will be, reasonably designed to ensure that all material information required to be disclosed by the Company or its Subsidiaries in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s or its Subsidiaries’ management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.  Based on its then-most recent evaluation of internal controls over financial reporting prior to the date thereof, management of the Company and its Subsidiaries have disclosed to the Company’s and its Subsidiaries’ auditors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s and its Subsidiaries’ ability to report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s and its Subsidiaries’ internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to Parent, in each case as discovered or determined to exist pursuant to such evaluation.

3.6 Liabilities. There are no Liabilities of the Company or its Subsidiaries, other than: (a) Liabilities reflected on the Balance Sheet and not previously paid or discharged; (b) Liabilities that would not be required to be reflected on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP; (c) Liabilities incurred after the Balance Sheet Date arising in the ordinary course of business; (d) Liabilities under, or expressly permitted or required to be incurred in accordance with, the Transaction Documents or the Transactions; (e) performance obligations under this Agreement or the other Transaction Documents; (f) performance obligations under Contracts entered into in the ordinary course of business (none of which results from, arises out of, relates to or was caused by any breach of contract or breach of warranty); or (g) Expenses. As of the date hereof, neither the Company nor any of its Subsidiaries is a guarantor of Indebtedness of any other Person other than endorsements for collection in the ordinary course of business. Schedule 3.6 provides an accurate and complete breakdown as of the Balance Sheet Date of all Indebtedness of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, (i) any Contract associated with off-balance sheet financing, including any arrangement for the sale of receivables, (ii) any hedging, derivatives or similar Contract or arrangement, (iii) any sale-leaseback arrangement or synthetic lease, or (iv) any Contract pursuant to which the Company or any of its Subsidiaries is obligated to make any capital contribution or other investment in or loan to any Person.

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3.7 Adverse Changes. Except as set forth on Schedule 3.7, since the Balance Sheet Date, (a) the Company and each of its Subsidiaries has operated its business in the ordinary course; (b) the Company and its Subsidiaries (taken as a whole) have not suffered a Material Adverse Effect or any effect, event or change that individually or in the aggregate is reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole); and (c) neither the Company nor any of its Subsidiaries has taken any action, omitted any action or entered into any agreement or understanding that, if taken, omitted or entered into following the date hereof, would constitute a breach of Section 6.2.

3.8 Employee Benefit Plans.

(a) Schedule 3.8(a) sets forth a true, correct, and complete list of each Benefit Plan, other than immaterial fringe benefits. None of any current or former employee, director, consultant or independent contractor of the Company or any of its Subsidiaries would receive benefits under any other arrangement that would meet the definition of “Benefit Plan” where any of the Company’s or any of its Subsidiaries’ Affiliates’ maintain, sponsor or contribute to such arrangement.

(b) There has been delivered to Parent, with respect to each Benefit Plan, the following: (i) a copy of the annual report (if required under ERISA) with respect to each such Benefit Plan for the most recent plan year (including all schedules and attachments); (ii) a copy of the summary plan description, together with each summary of material modification required under ERISA with respect to such Benefit Plan; (iii) a true and complete copy of each written Benefit Plan document and all amendments thereto that have been adopted since the most recent plan restatement; (iv) all trust agreements, insurance contracts and other funding instruments with respect to each funded or insured Benefit Plan; and (v) copies of all nondiscrimination and top-heavy testing reports for the most recent plan year with respect to each Benefit Plan that is subject to nondiscrimination and/or top-heavy testing.

(c) Each Benefit Plan and each related trust has been maintained and administered in accordance in all material respects with its governing instruments and in all material respects with all applicable Laws, including, but not limited to, ERISA and the Code. All payments and contributions by the Company or any of its Subsidiaries required by any Benefit Plan, by any collective bargaining agreement or by applicable Law (including all employee and employer contributions, insurance premiums, or intercompany charges) have been timely made when due in amounts not in excess of the limits imposed by the terms of such Benefit Plan or applicable Law for the relevant period to which such payments or contributions relate, except, in each case, as would not result in any material liability to the Company or any of its Subsidiaries. All unpaid amounts attributable to any such Benefit Plan for any period prior to the Closing Date are accrued on the Company’s and its Subsidiaries’ books and records in accordance in all material respects with GAAP.

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(d) Each Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or is maintained under a prototype or volume submitter plan and may rely upon a favorable opinion or advisory letter issued by the IRS with respect to such prototype or volume submitter plan. To the Knowledge of the Company, nothing has occurred that is reasonably likely to adversely affect such determination, opinion, or advisory letter or cause such Benefit Plan to lose its tax-exempt status.

(e) With respect to each applicable Benefit Plan: (i) no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred that is reasonably likely to result in material liability to the Company or any of its Subsidiaries; (ii) there are no actions, suits or claims pending, or threatened in writing or anticipated (other than routine claims for benefits) against any such Benefit Plan or fiduciary thereto or against the assets of any such Benefit Plan; (iii) there are no audits, inquiries or Proceedings pending or threatened in writing by any Governmental Authority with respect to any such Benefit Plan; (iv) no matters are currently pending with respect to any such Benefit Plan under the Employee Plans Compliance Resolution System maintained by the IRS or any similar program maintained by any other Governmental Authority; and (v) there has been no breach of fiduciary duty (including violations under Part 4 of Title I of ERISA) that has resulted or is reasonably likely to result in a material Liability to the Company or any of its Subsidiaries or any of their respective employees.

(f) No Benefit Plan provides for health or life benefits for former directors, officers or employees (or any spouse or former spouse or other dependent thereof), other than benefits required by Section 4980B of the Code, Part 6 of Title I of ERISA, or similar provisions of state law.

(g) Other than as set forth on Schedule 3.8(g), none of the benefits under each Benefit Plan, with the exception of any flexible spending arrangements subject to Sections 125 of the Code, are self-insured.

(h) Each Benefit Plan, to the extent applicable, is in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code, Section 601 through 608 of ERISA, the Patient Protection and Affordable Care Act of 2010 and the regulations thereunder, the Health Care and Education Reconciliation Act of 2010 and the regulations thereunder, the Americans with Disabilities Act of 1990, as amended, and the regulations thereunder, the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations thereunder (including, but not limited to, 45 CFR Parts 142, 160, 162 and 164), the Womens Health and Cancer Rights Act of 1998, the Mental Health Parity Act of 1996, the Newborns’ and Mothers’ Health Protection Act of 1996 and the Family Medical Leave Act of 1993, as amended, as such requirements affect the Company or any of its Subsidiaries and their respective employees. There are no outstanding, uncorrected violations under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, with respect to any of the Benefit Plans, covered employees or qualified beneficiaries that would be reasonably likely to result in a material Liability to the Company or any of its Subsidiaries.

(i) No Benefit Plan, and neither the Company nor any of its Subsidiaries nor any ERISA Affiliate thereof currently maintains, contributes to or participates in, nor does the Company or any of its Subsidiaries or any ERISA Affiliate thereof have any obligation to maintain, contribute to or otherwise participate in, or have or could have any Liability or other obligation (whether accrued, absolute, contingent or otherwise) under, any (i) “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (ii) “multiple employer plan” (within the meaning of Section 413(c) of the Code), (iii) “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA),or (iv) plan that is subject to the provisions of Title IV of ERISA or Sections 412 or 430 of the Code. Other than as set forth on Schedule 3.8(i), no Benefit Plan is maintained through a professional employer organization.

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(j) All reports, forms and other documents required to be filed with any Governmental Authority or furnished to employees with respect to any Benefit Plan (including summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed or furnished and are accurate in all material respects.

(k) The execution and delivery by the Company of the Transaction Documents, either alone or in combination with another event (where such event would not alone have an effect described in this sentence), and the consummation of the Transactions, will not (i) conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification, increase of compensation payable or acceleration of any obligation or loss of any benefit under any Benefit Plan, trust or loan that will result in any material payment (whether of severance pay or otherwise or any bonus, distribution, increase in benefits or obligation to fund benefits), or acceleration, forgiveness of indebtedness, or vesting, (ii) result in any payment or provide any benefit by the Company or any of its Subsidiaries that would constitute an “excess parachute payment”, within the meaning of such term under Section 280G of the Code, or (iii) result in a tax gross-up payment.

(l) Other than as set forth on Schedule 3.8(l), none of the Benefit Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any Person, or (ii) obligates the Company or any of its Subsidiaries to pay separation, severance, termination or similar-type benefits solely as a result of any transaction.

(m) Each Benefit Plan, employment agreement, or other contract, plan, program, agreement or arrangement that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) has been in compliance in all material respects with Section 409A of the Code and the applicable guidance thereunder; and no additional Tax under Section 409A(a)(1)(B) of the Code has been or is reasonably likely to be incurred by a participant in any such Benefit Plan, employment agreement, or other contract, plan, program, agreement or arrangement. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate thereof, is a party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of Taxes imposed by Section 409A(a)(1)(B) of the Code. No right to acquire the membership interests or other equity securities of the Company or any of its Subsidiaries (i) has an exercise price that was less than the fair market value of the underlying equity as of the date such right was granted, (ii) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise of disposition of such right, or (iii) can be considered a class of securities of the Company or any of its Subsidiaries that is not “service recipient stock” (within the meaning of applicable regulations under Section 409A of the Code).

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(n) Neither the Company nor any of its Subsidiaries thereof sponsors, maintains or contributes to, or is obligated to contribute to, any material Benefit Plan that is maintained outside the United States primarily for the benefit of Persons substantially all of whom are “nonresident aliens” within the meaning of Section 4(b)(4) of ERISA.

3.9 Employee Matters.

(a) Schedule 3.9(a) contains a complete and correct list as of the Balance Sheet Date, of (i) all employees of the Company and its Subsidiaries (the “Company Employees”), including each Company Employee’s name, hire date, base salary or wage rate, target annual incentive compensation (if any), status as exempt or non-exempt, and the accrued vacation time and sick leave of such Company Employee, and (ii) all individuals currently performing services for the Company or its Subsidiaries who are classified as independent contractors or otherwise classified as non-employees, including each such individual’s name and compensation (the “Company Contractors”). Except as set forth on Schedule 3.9(a), the Company Employees are employed on an at-will basis, such that their employment may be terminated at will at any time with or without cause and without Liability for payment of damages or severance. As of the date hereof, to the Knowledge of the Company, no officer has any plans to terminate his or her employment relationship with the Company or any of its Subsidiaries. Except as set forth on Schedule 3.9(a), to the Knowledge of the Company, there are no agreements between any officer and any other Person that would restrict, in any manner, such Person’s ability to perform services for the Company, its Subsidiaries or any Parent Party or the right of any of them to compete with any Person or the right of any of them to sell to or purchase from any other Person.

(b) Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of its assets or properties are bound by or subject to) any arrangement with any labor union or other collective bargaining representative. No Company Employee is represented by any labor union or covered by any collective bargaining agreement in his or her capacity as an employee of the Company or its Subsidiaries and, to the Knowledge of the Company, no informal or formal efforts or campaign to establish such representation is in progress. With respect to the Company and its Subsidiaries, there is no pending or, to the Knowledge of the Company, threatened (i) strike, slowdown, picketing, work stoppage or material employee grievance process or (ii) material complaint, grievance or Proceeding against the Company or any of its Subsidiaries relating to the alleged violation by the Company or any of its Subsidiaries of any Law pertaining to labor relations or employment matters, including any such charge or complaint filed by a Company Employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Authority. To the Knowledge of the Company, as of the date hereof, there is no (x) Company Employee or union organizational activity affecting the Company or any of its Subsidiaries, or (y) application for certification of a collective bargaining agent for Company Employees.

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(c) The Company and each of its Subsidiaries is in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including any such Laws regarding employment documentation, equal employment opportunities, fair employment practices, plant closings and mass layoffs (including the Worker Adjustment and Retraining Notification Act and similar applicable Laws), sexual harassment, discrimination based on sex, race, disability, health status, pregnancy, religion, national origin, age or other tortious conduct, workers’ compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements. Neither the Company nor any of its Subsidiaries is liable for the payment of any material compensation, damages, Taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing.

(d) Except as set forth on Schedule 3.9(d), as of the date hereof, there are no claims, disputes, grievances, controversies, or other actions pending or, to the Knowledge of the Company, threatened before any Governmental Authority or arbitration tribunal between the Company or any of its Subsidiaries and any of their respective present or former Company Employees.

(e) All Persons classified by the Company and its Subsidiaries as non-employees, including but not limited to independent contractors, consultants or otherwise, satisfy the requirements of Law to be so classified, and the Company and each of its Subsidiaries has fully and accurately reported its compensation on IRS Forms 1099 when required to do so, except, in each case, as would not result in a material Liability of the Company and its Subsidiaries (taken as a whole). Similarly, all Company Employees classified as “exempt” satisfy the requirements of Law to be so classified, except, in each case, as would not result in a material liability of the Company. Without limiting the generality of the foregoing, no individual who has performed services for or on behalf of the Company or any of its Subsidiaries and who has been treated by the Company or any of its Subsidiaries as a non-employee, whether as an independent contractor, consultant or otherwise, is classifiable as a “leased employee” within the meaning of Section 414(n)(2) of the Code with respect to the Company or any of its Subsidiaries, except, in each case, as would not result in a material Liability of the Company and its Subsidiaries (taken as a whole).

(f) To the Knowledge of the Company, no third party has claimed any Company Employee (i) has violated or may be violating any of the terms or conditions of his employment, non-competition, non-solicitation or non-disclosure agreement with such third party, (ii) has or may have disclosed or utilized any trade secret or proprietary information or documentation of such third party, or (iii) has interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. To the Knowledge of the Company, no Person employed by the Company or any of its Subsidiaries has employed any trade secret or any information or documentation proprietary to any former employer or violated any confidential relationship that such Person may have had with any third party, in connection with the development, manufacture or sale of any Product or proposed Product or the development or sale of any service or proposed service of the Company or any of its Subsidiaries.

(g) Schedule 3.9(g) lists all Company Employees who are currently on leave relating to work-related injuries and/or receiving disability benefits under any Benefit Plan. Schedule 3.9(g) also lists all Company Employees who are on a leave of absence (whether paid or unpaid), the nature of the leave of absence (such as military leave or medical leave), the expected return date, and whether reinstatement of each Company Employee on a leave of absence is guaranteed by Contract or applicable Laws (including the Family and Medical Leave Act).

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3.10 Taxes. Except as disclosed on Schedule 3.10, as applicable:

(a) The Company and each of its Subsidiaries have filed (or has had filed on its behalf) on a timely basis all Tax Returns it is required to have filed and all such Tax Returns are correct and complete in all respects.

(b) All Taxes required to have been paid by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid on a timely basis. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any material Liability with respect to Taxes in excess of the amounts accrued with respect thereto that are reflected on the Balance Sheet, except for any Liability with respect to such Taxes that has been incurred in the ordinary course of business since the Balance Sheet Date. Neither the Company nor any of its Subsidiaries has participated in a “Tax amnesty” or similar program offered by any Taxing Authority to avoid the assessment of any Tax.

(c) No written claim has been received by the Company or any of its Subsidiaries from a Taxing Authority for a jurisdiction that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction or has an obligation to file Tax Returns, in each case with respect to any Tax of a type for which the Company or any of its Subsidiaries did not file a Tax Return with, or pay Tax imposed by, such jurisdiction for the most recently ended taxable period (if any) for which such a Tax payment or Tax Return was due.

(d) There is no audit or other Proceeding presently pending or threatened in writing with regard to any Tax Liability or Tax Return of the Company or any of its Subsidiaries or any Seller Party or Tax Owner relating to any of the Company’s Subsidiaries (other than any Seller Party who has never owned more than 40% of any of the Company’s Subsidiaries). To the Knowledge of the Company, there are no disclosures filed with any Taxing Authority relating to any Tax Returns of any of the Company’s Subsidiaries or inconsistency between Tax reporting positions with respect to the Company’s Subsidiaries that reasonably may be expected to result in the assertion of any claim by any Taxing Authority with respect to any taxable period for which Tax Returns are required to have been filed or Tax is required to have been paid by or with respect to the Company or its Subsidiaries.

(e) Neither the Company nor any of its Subsidiaries has been a beneficiary of or participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1) that was, is or, to the Knowledge of the Company, will be required to be disclosed under Treasury Regulations Section 1.6011-4.

(f) Neither the Company nor any of its Subsidiaries (i) is a party to any currently effective Tax sharing agreement, or similar agreement regarding the allocation of Tax attributes, exemptions, or liabilities or any agreement under which the Company or any of its Subsidiaries agreed to pay, reimburse or indemnify any other Person for Taxes that may be imposed on such Person, or (ii) has any obligation to any other Person under such an agreement to which it previously had been a party.

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(g) Neither the Company nor any of its Subsidiaries has taken any action not in accordance with customary practice that would have the effect of deferring any material measure of Tax from a period (or portion thereof) ending on or before the Closing Date to a period (or portion thereof) beginning after the Closing Date.

(h) Neither the Company nor any of its Subsidiaries has a “permanent establishment” in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country, and has not otherwise taken steps or conducted business operations that have exposed it to the taxing jurisdiction of a foreign country.

(i) Neither the Company nor any of its Subsidiaries (i) has ever been a party to any joint venture, partnership or other agreement or arrangement that was or is treated or required to be treated as a partnership for federal income Tax purposes other than such an entity all of the ownership interest were owned, directly or indirectly, solely by the Members or (ii) has ever owned any interest in an entity (other than the Company’s Subsidiaries) that either was or is treated or required to be treated as an entity disregarded as separate from its owner for federal Tax purposes or is an entity as to which an election pursuant to Treasury Regulations Section 301.7701-3 has been made. At all times since its formation, each of the Company and its Subsidiaries has been validly treated as a partnership for federal tax purposes pursuant to Treasury Regulations Section 301.7701-3(b)(1)(i) at any time when it had more than two owners, and at all other times validly treated as an entity disregarded as separate from its owner for federal Tax purposes pursuant to Treasury Regulations Section 301.7701-3.

3.11 Property.

(a) Schedule 3.11(a) sets forth a complete and accurate list of each real property owned by the Company or one of its Subsidiaries (the “Owned Company Properties”). Except as set forth on Schedule 3.11(a), the Company, or a Subsidiary, as the case may be, holds good and marketable fee title to each Owned Company Property free and clear of all Encumbrances (other than Permitted Encumbrances). The Company has delivered to Parent true, correct and complete copies of all title policies and most current surveys in its possession for the Owned Company Properties.

(b) Except as previously disclosed to Parent, none of the Company or any of its Subsidiaries is in receipt of any written notice of any existing, uncured violation of any material Law affecting any of the Owned Company Properties. No part of any Owned Company Property is subject to any building or use restrictions that would materially prevent or materially restrict the ongoing use and operation of the Company as currently operated.

(c) Except as previously disclosed to Parent: (i) no rezoning proceedings are pending or threatened in writing with respect to any of the Owned Company Properties, (ii) the Company has not received written notice of any uncured violations of any zoning, building or similar Law regarding any of the Owned Company Properties, (iii) there does not exist any actual or threatened (in writing) condemnation or eminent domain proceedings that materially and adversely affects any Owned Company Property and (iv) no Governmental Authority has issued any written order or directive to the Company or its Subsidiaries requiring any improvements, additions, alternations, repair or construction to be performed on any Owned Company Property.

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(d) No Owned Company Property or portion thereof has suffered any material damage by fire or other casualty that has not heretofore been substantially restored, or for which adequate insurance proceeds are not available for restoration and for rent loss. If any portion of any Owned Company Property is located in a special flood hazard area, the Company has maintained or caused to be maintained flood hazard insurance as required by any lender with a security interest in said Owned Company Property.

(e) Except as previously disclosed to Parent, neither Company nor any Subsidiary is obligated under or a party to, any option, right of first refusal or other contractual right to sell, assign or dispose of any Owned Company Property or any material portion thereof or material interest therein.

(f) Each Owned Company Property has access to a publicly dedicated right-of-way, either directly or through a valid interest under private easements. All utility systems required in connection with use, occupancy and operation of the Owned Company Property are supplied to each Owned Company Property, in working order (subject to ordinary maintenance and repair and ordinary wear and tear). There are no due and payable assessments owing by the Company or its Subsidiaries for such utilities, other than ordinary utility bills tied to the usage of utilities, due and payable in the ordinary course.

(g) All material components of the improvements included within the Owned Company Properties (including the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein), which are the responsibility of the Company and its Subsidiaries, are in working order (subject to ordinary maintenance and repair and ordinary wear and tear).

(h) Schedule 3.11(h) sets forth an accurate and complete list of all real property leased by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries has any leasehold rights and which involve annual rental payments from the Company or any of its Subsidiaries in excess of $10,000 (collectively, the “Facilities”). True, complete and correct copies of all leases of Facilities to which the Company or any of its Subsidiaries is a party have been delivered to the Parent, together with all material amendments, modifications, supplements and side letters affecting the obligations of any party thereunder. The Company or a Subsidiary, as the case may be, holds a valid leasehold interest in each Facility (or portion thereof used by the Company) free and clear of all liens other than Permitted Encumbrances. All leases required to be set forth on Schedule 3.11(h) are in full force and effect against the Company or its Subsidiaries, as applicable, and, to the Knowledge of the Company, the other party or parties thereto, and constitute valid and binding agreements of the Company or its Subsidiaries, as applicable, and, to the Knowledge of the Company, the other party or parties thereto in accordance with their respective terms, except, in each case, as enforceability may be limited by the Bankruptcy and Equity Exceptions. There is no material default or alleged material default, under any lease set forth on Schedule 3.11(h) either by the Company or its Subsidiaries or, to the Knowledge of the Company, by any other party thereto. No representation or warranty is made herein regarding the status of the fee title (and any matters pertaining to such fee title) of any real property subject to the leases to which the Company or its Subsidiaries is a party; it being understood and agreed that the provisions of this Section 3.11, as they relate to the title to the Facilities, pertain only to the leasehold interest of the Company or its Subsidiaries thereto. Except as previously disclosed to Parent, none of the Company or any of its Subsidiaries is in receipt of any written notice of any existing, uncured violation of any material Law affecting any of the Facilities. To the Knowledge of the Company, no part of any Facility is subject to any building or use restrictions that would prevent or materially restrict the ongoing use and operation of the Company as currently operated. No consent is required by any party to any lease listed on Schedule 3.11(h) in order to consummate the Mergers or the other Transactions.

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(i) Schedule 3.11(i) sets forth list of all personal property owned or leased by the Company or any of its Subsidiaries as of the Balance Sheet Date, in each case valued in excess of Twenty Five Thousand Dollars ($25,000). True, complete and correct copies of all leases of personal property and equipment listed on Schedule 3.11(i) have been delivered to Parent. All of the personal property and equipment listed on Schedule 3.11(i) (excluding parts or equipment that are being serviced or repaired or have been decommissioned in the ordinary course of business) is in good working order and condition, ordinary wear and tear excepted. Except as set forth on Schedule 3.11(i), the Company and its Subsidiaries have good and marketable title to, or valid right to use, all tangible personal property and equipment that the Company or its Subsidiaries purport to own, other than to the extent disposed of in the ordinary course of business, all of which are held free and clear of any and all Encumbrances (other than Permitted Encumbrances). The Company’s and its Subsidiaries’ assets (including leasehold interests), taken together, are sufficient for the operation of their business as currently conducted and as currently contemplated to be conducted and will be sufficient for the operation of their business immediately after the Closing. To the Knowledge of the Company, there are no facts or conditions affecting the Company’s or any of its Subsidiaries’ assets that is, individually or in the aggregate, reasonably expected to interfere in any material respect with the use, occupancy or operation thereof as current used, occupied or operated by the Company or its Subsidiaries, or their adequacy for such use.

(j) Schedule 3.11(j) sets forth a complete and accurate list of all aircraft owned by the Company and its Subsidiaries, together with their associated engines (the “Aircraft”). Except as set forth on Schedule 3.11(j), the Company owns all rights, titles and interests to the Aircraft, free and clear of all Encumbrances other than Permitted Encumbrances.

(k) Except as set forth on Schedule 3.11(k), the Aircraft are in an airworthy condition suitable for operations under Parts 91 or Part 135 of the Federal Aviation Regulations, with all material systems and material installed equipment and engines (excluding parts or equipment that are being serviced or repaired or have been decommissioned in the ordinary course of business) in normal working order, ordinary wear and tear excepted, and materially operating to manufacturers’ specifications, without any material deferments, extensions or increased frequency of inspection, and with each engine able to produce its rated takeoff power in a ground power run.

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(l) Except as set forth on Schedule 3.11(l), each Aircraft has been maintained in all material respects in accordance with all manufacturers’ recommended maintenance and inspection schedules (including all calendar and hourly inspections), and in material compliance with all applicable FAA’s airworthiness directives and manufacturers’ service bulletins (or equivalents), that have been issued with respect to such Aircraft on or before the date hereof.

(m) Except as set forth on Schedule 3.11(m), with respect to each Aircraft, (i) there is no corrosion or damage and no history of corrosion or damage, in each case, that would render such Aircraft in an otherwise but airworthy condition and (ii) no parts, systems or components have been installed in the Aircraft on a temporary loan or exchange basis.

(n) Except as set forth on Schedule 3.11(n), the Company has in its possession, or maintains the right to inspect, all original versions of all material Aircraft Documents. All material Aircraft Documents are complete, continuous and up-to-date, printed or published in English, and maintained in material accordance with industry standards and the Federal Aviation Regulations.

3.12 Litigation. Except as set forth on Schedule 3.12, there is no Proceeding pending or threatened in writing against the Company, any of its Subsidiaries or their assets before any court, agency, authority or arbitration tribunal, in each case, other than workers’ compensation claims and routine claims for benefits under Benefit Plans and insignificant claims in the ordinary course of business. To the Knowledge of the Company, there are no facts that would likely result in any such Proceeding (excluding any such Proceedings believed in good faith by Company management to be meritless) and none of the officers or other employees of the Company and its Subsidiaries, in their capacity as such, is subject to or in default with respect to any notice, order, writ, injunction or decree of any Governmental Authority or arbitration tribunal, in each case, which is material to the operation by the Company of its business.

3.13 Compliance with Laws. The Company and each of its Subsidiaries is in compliance in all material respects with all Laws and other requirements and policies applicable to the Company or its Subsidiaries imposed by any Governmental Authority, including, but not limited to, the Federal Aviation Act, the False Claims Act, the anti-fraud provisions of the Contract Disputes Act, the Small Business Act, the Anti-Kickback Act, the Federal Election Campaign Act, the Sherman Act, the Clayton Act, the Truth in Negotiations Act, the Services Contract Act, the Procurement Integrity Act, and the Byrd Amendment (31 U.S.C. § 1352). The Company and its Subsidiaries have all material licenses, permits, approvals, qualifications or the like, from any Governmental Authority necessary for the conduct of their businesses as currently conducted, all such items are in full force and effect and the Company and each of its Subsidiaries is in compliance in all material respects with the terms thereof. Schedule 3.13 sets forth all material licenses and material permits held by the Company and its Subsidiaries and designates such licenses and permits that terminate or become renewable at any time prior to the first anniversary of the date of this Agreement. To the Knowledge of the Company, there are no facts or circumstances in existence that are reasonably likely to prevent the Company or any of its Subsidiaries from renewing each such license and permit. Neither the Company nor any of its Subsidiaries has received any written allegations from employees, consultants or independent contractors with respect to any material noncompliance with Law, or has conducted or initiated any internal investigation or made a voluntary or involuntary disclosure to any Governmental Authority with respect to any material noncompliance with Law. Neither the Company nor any of its Subsidiaries has received any written notice or written citation for any actual or potential material noncompliance with any of the foregoing in this Section 3.13 and, to the Knowledge of the Company, there exists no condition, situation or circumstance that, after notice or lapse of time, or both, would constitute noncompliance with or give rise to future Liability with regard to any of the foregoing in this Section 3.13.

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3.14 Government Contracts and Bids.

(a) Schedule 3.14(a) lists, with respect to the Company and each of its Subsidiaries, as applicable, all: (i) Government Contracts the period of performance of which has not yet expired or terminated or is subject to audit in accordance with its terms or for which final payment has not yet been received (the “Current Government Contracts”); (ii) quotations, bids and proposals for awards of new Government Contracts made by the Company or its Subsidiaries for which no award has been made and for which the Company believes there is a reasonable prospect that such an award to the Company or any of its Subsidiaries may yet be made (the “Government Contract Bids”); and (iii) Government Contracts pursuant to which the Company or any of its Subsidiaries is currently or is reasonably expected to experience cost, schedule, technical or quality problems that is reasonably expected to result in a claim or claims against the Company or any of its Subsidiaries (or its successors in interest) by a Governmental Authority, a prime contractor or a higher-tier subcontractor, in each case, except as would not result in suspension, debarment or economic damages greater than $25,000. With respect to each Current Government Contract, Schedule 3.14(a) accurately lists (A) the contract number, (B) the award date and (C) the contract end date. With respect to each such Government Contract Bid, Schedule 3.14(a) accurately lists: (A) the request for proposal (RFP) number or, if such Government Contract Bid is for a task order under a prime contract, the applicable prime contract number; (B) the date of proposal submission; (C) the expected award date, if known; (D) the estimated period of performance; and (E) the estimated value based on the proposal, if any. The Company has delivered to Parent true and complete copies of all Current Government Contracts and of all Government Contract Bids, including any and all amendments and other modifications thereto and has provided Parent with access to true and correct copies of all documentation related thereto requested by Parent. All of the Current Government Contracts were legally awarded, are binding on the parties thereto, and are in full force and effect. The Current Government Contracts (or, where applicable, the prime Government Contracts under which the Current Government Contracts were awarded) are not currently the subject of bid or award protest Proceedings, and to the Knowledge of the Company, no such Current Government Contracts (or, where applicable, the prime Government Contracts under which the Current Government Contracts were awarded) are reasonably likely to become the subject of bid or award protest Proceedings. No Person has notified the Company or any of its Subsidiaries in writing or, to the Knowledge of the Company, orally that any Governmental Authority, prime contractor or higher-tier subcontractor under a Current Government Contract intends to seek the Company’s or any of its Subsidiaries’ agreement to lower rates under such Current Government Contract or Government Contract Bids, including any task order under any Government Contract Bids.

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(b) The Company and each of its Subsidiaries has complied in all material respects with all terms and conditions of each Current Government Contract and Government Contract Bid to which it is a party, and has performed in all material respects all obligations required to be performed by it thereunder. The Company and each of its Subsidiaries has complied with all statutory and regulatory requirements to which it is subject, including under the Armed Services Procurement Act, the Federal Procurement and Administrative Services Act, the Truth in Negotiations Act, any Federal Acquisition Regulation (“FAR”), any applicable agency-specific FAR supplement or acquisition regulation and related cost principles and the Cost Accounting Standards, where and as applicable to each of the Current Government Contracts and the Government Contract Bids, except such non-compliance or non-performance as would not result in any material liability to the Company or any of its Subsidiaries. The representations, certifications and warranties made by the Company and each of its Subsidiaries with respect to the Government Contracts or Government Contract Bids were accurate as of their effective dates, and the Company and each of its Subsidiaries has fully complied in all material respects with all such certifications. Neither the Company nor any of its Subsidiaries has received, in writing or, to the Knowledge of the Company, orally, a substantially adverse or negative government past performance evaluation or rating that is reasonably expected to adversely affect the evaluation by the Governmental Authority or other potential customer of the Company’s or any of its Subsidiaries’ bids or proposals for future Government Contracts.

(c) With respect to the Current Government Contracts, no Governmental Authority, prime contractor or higher-tier subcontractor under a Government Contract or any other Person has notified the Company or any of its Subsidiaries in writing, or to the Knowledge of the Company, orally, of any actual or alleged material violation or breach by the Company or any of its Subsidiaries of any statute, regulation, representation, certification, disclosure obligation, contract term, condition, clause, provision or specification under or with respect to the Procurement Integrity Act, the Service Contract Act, the Trade Agreements Act and the Buy American Act.

(d) Other than as set forth on Schedule 3.14(d), none of the Current Government Contracts or Government Contract Bids are premised upon the Company’s or any of its Subsidiaries’ small business status, small disadvantaged business status, protégé status, or other preferential status, nor did any Governmental Authority, or to the knowledge of the Company, prime contractor or higher-tier subcontractor under a Current Government Contract rely upon the Company’s or any of its Subsidiaries’ small business status, small disadvantaged business status, protégé status, or other preferential status in evaluating any of the Company’s or any of its Subsidiaries’ quotations, bids or proposals, or in making award of any Current Government Contract to the Company or any of its Subsidiaries. Each representation and/or certification made by the Company or any of its Subsidiaries that it was a small business concern and/or was qualified for other preferential status in each of its Government Contracts and Government Contract Bids was current and accurate as of its effective date. Neither the Company nor any of its Subsidiaries has been required to recertify its small business status, small disadvantaged business status, protégé status or other preferential status in connection with the submission or any proposal for, or award of, any Contract or task order, delivery order, purchase order or subcontract issued related to any small-business set-aside Contract. Schedule 3.14(d) identifies, as applicable, the set-aside basis and the applicable NAICS codes that apply to the work being provided.

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(e) Neither the Company nor any of its Subsidiaries is party to any litigation or, to the Knowledge of the Company, has taken any action that is reasonably expected to give rise to (i) Liability under the False Claims Act, (ii) a claim for price adjustment under the Truth in Negotiations Act or (iii) any other request for a reduction in the price of any Government Contracts, including claims based on actual or alleged defective pricing or actual or alleged violations of price reduction clauses or provisions. To the Knowledge of the Company, there exists no basis for a claim of any Liability of the Company or its Subsidiaries by any Governmental Authority as a result of defective cost and pricing data submitted to any Government Authority. Neither the Company nor any of its Subsidiaries has received in writing, or to the Knowledge of the Company, orally, any allegations from employees, consultants or independent contractors with respect to any alleged act or omission that would reasonably be expected to give rise to (i) Liability under the False Claims Act, (ii) a claim for price adjustment under the Truth in Negotiations Act or (iii) any other request for a reduction in the price of any Government Contracts, including to claims based on actual or alleged defective pricing. Neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary or involuntary disclosure to any Governmental Authority with respect to (i) Liability under the False Claims Act, (ii) a claim for price adjustment under the Truth in Negotiations Act, or (iii) any other request for a reduction in the price of any Current Government Contracts, including claims based on actual or alleged defective pricing.

(f) Except as described in Schedule 3.14(f): (i) neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral show cause, cure, deficiency, default or similar notice relating to Current Government Contracts; (ii) no termination for default, cure notice or show cause notice has been issued or, to the Knowledge of the Company, threatened and remains unresolved with respect to any Current Government Contract or Government Contract Bid, and, to the Knowledge of the Company, no event, condition or omission has occurred or exists that would constitute grounds for such action; (iii) no past performance evaluation received by the Company or any of its Subsidiaries with respect to any such Government Contract sets forth a material default or other material failure to perform thereunder or termination or default thereof; (iv) there has not been any material withholding or setoff under any Current Government Contract; and (v) all invoices and claims (including requests for progress payments and provisional costs payments) submitted under each Current Government Contract were accurate and complete in all material respects as of their submission date and (vi) none of the execution, delivery or performance of the Transaction Documents does or will conflict with or result in a breach of or default under any Government Contract or cause a termination of any Government Contract due to loss of preferential status. Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice terminating any of the Current Government Contracts for convenience or indicating an intent to terminate any of the Current Government Contracts for convenience.

(g) Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice of any outstanding claims or Contract disputes to which the Company or any of its Subsidiaries is a party (i) relating to the Current Government Contracts or Government Contract Bids and involving a Governmental Authority or any prime contractor, higher-tier subcontractor, vendor or other third party or (ii) relating to the Current Government Contracts under the Contract Disputes Act or any other federal statute.

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(h) During the six (6) year period ending on the date hereof, (A) none of the Company, any of its Subsidiaries, Members or their respective managers, trustees, directors, officers, or, to the Knowledge of the Company, employees, in each case in connection with the performance of their duties for or on behalf of the Company, any of its Subsidiaries or the Members has been debarred, suspended or proposed for suspension or debarment from bidding on any Government Contract, declared nonresponsible or ineligible or otherwise excluded from participation in the award of any Government Contract, or for any reason listed on the System for Award Management as parties excluded from Federal Procurement and Non-procurement Programs; and (B) no debarment, suspension or exclusion Proceeding has been initiated against the Company, any of its Subsidiaries, the Members or any of their respective managers, trustees, directors, officers, or, to the Knowledge of the Company, employees in connection with the performance of their duties for or on behalf of the Company, any of its Subsidiaries or the Members. To the Knowledge of the Company, no circumstances exist that would warrant the institution of suspension or debarment Proceedings against the Company, any of its Subsidiaries, any of the Members or any of their Representatives in connection with the performance of their duties for or on behalf of the Company or any of its Subsidiaries.

(i) To the Knowledge of the Company, no negative determination of responsibility has been issued against the Company or any of its Subsidiaries with respect to any quotation, bid or proposal for a Government Contract.

(j) Other than as set forth on Schedule 3.14(j), except for any audit, inspection, investigation, or examination of a Government Contract or Government Contract Bid in the ordinary course of business and not with respect to any questioned costs or cost disallowance, irregularity, misstatement or omission arising under or relating to any Government Contract or Government Contract Bid, (i) neither the Company nor any of its Subsidiaries has undergone, nor is it currently undergoing, any audit, review, inspection, investigation, survey or examination of records relating to any Government Contracts, (ii) neither the Company nor any of its Subsidiaries has received written notice of, and neither the Company nor any of its Subsidiaries has undergone, any investigation or review relating to any Government Contract, (iii) no such audit, review, inspection, investigation, survey or examination of records is threatened in writing or, to the Knowledge of the Company, pending, (iv) neither the Company nor any of its Subsidiaries has received in writing or, to the Knowledge of the Company, orally, any official notice that it is or was being specifically audited or investigated by the Government Accountability Office, the Defense Contract Audit Agency of the United States Government (the “DCAA”), the U.S. Congress, any state or federal agency Inspector General, the contracting officer with respect to any Government Contract, or the Department of Justice (including any United States Attorney), and (v) neither the Company nor any of its Subsidiaries has received any written, or, to the Knowledge of the Company, oral notice that any audit, review, inspection, investigation, survey or examination of records has revealed any fact, occurrence or practice that is reasonably expected to materially and adversely affect the Company or any of its Subsidiaries.

(k) Except for routine audits in the ordinary course of business, neither the Company nor any of its Subsidiaries has conducted any internal investigation or audit in connection with which the Company or any of its Subsidiaries has used any legal counsel, auditor, accountant or investigator. Neither the Company nor any of its Subsidiaries has made any disclosure to any Governmental Authority (as would be required under 48 C.F.R. § 52.203-13) other customer, or any prime contractor or higher-tier subcontractor related to any suspected, alleged or possible violation of a Contract requirement, any apparent or alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Contract Bid, or any violation of Law or regulation.

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(l) Neither the Company nor any of its Subsidiaries performs any activities under Current Government Contracts, or has any other relationships with any other Person, that qualify as or is reasonably expected to result in an “organizational conflict of interest” as defined in Subpart 9.5 of the Federal Acquisition Regulation and agency supplements thereto, or Section 207 of the Weapon Systems Reform Act of 2009.

(m) Neither the Company nor any of its Subsidiaries has been charged with, or received or been advised in writing or, to the Knowledge of the Company, orally of any charge, investigation, claim or assertion of, nor has the Company, any of its Subsidiaries, or any of their respective trustees, directors, officers or, to the Knowledge of the Company, employees in their capacities as such, been subject to any criminal indictment, lawsuit, subpoena, civil investigative demand, discovery request, administrative Proceeding, mandatory disclosure, claim, dispute, mediation or arbitration with regard to, any material violation of any requirement pertaining to a Current Government Contract or Government Contract Bid, including material violations of any statutory or regulatory requirements or violations of any Laws relating thereto.

(n) Neither the Company nor any of its Subsidiaries is participating in any pending claim, and, to the Knowledge of the Company, there is no potential claim against the Company or any of its Subsidiaries, under the Contract Disputes Act against or by the United States Government; nor to the Knowledge of the Company is there any claim against or by any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Contract Bid.

(o) All Indirect Cost rates are being billed consistent with DCAA-approved rates or provisional rate agreements or Indirect Cost schedules published by DCAA.

(p) The Company and each of its Subsidiaries is in compliance with all applicable national security obligations, including those specified in the National Industrial Security Program Operating Manual, DOD 5220.22-M (January 1995), and any supplements, amendments or revised editions thereof, designated by the Cognizant Security Agency.

(q) To the Knowledge of the Company, there are no events or omissions that are reasonably expected to result in (i) a material claim against the Company or any of its Subsidiaries by a Governmental Authority or any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Contract or Government Contract Bid or (ii) a material dispute between the Company or any of its Subsidiaries, on the one hand, and a Governmental Authority or any prime contractor, subcontractor, vendor or other third party, on the other hand, arising under or relating to any Government Contract or Government Contract Bid.

(r) No Current Government Contract has incurred costs materially in excess of the total ceiling price, cost ceiling or funding ceiling of such Government Contract as amended (each, an “overrun”). No payment has been made by the Company or any of its Subsidiaries or by a Person acting on the Company’s or any of its Subsidiaries’ behalf to any Person (other than to any bona fide employee or agent of the Company or any of its Subsidiaries, as defined in subpart 3.4 of the Federal Acquisition Regulation), that is or was contingent upon the award of any Government Contract or that would otherwise be in violation of any applicable procurement Law or regulation or any other Laws. Neither the Company nor any of its Subsidiaries is subject to any “forward pricing” agreements or regulations not otherwise approved in accordance with FAR Subpart 42.17.

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(s) Neither the Company nor any of its Subsidiaries has assigned or otherwise conveyed or transferred, or agreed to assign or otherwise convey or transfer, to any Person any Government Contract or any account receivable relating thereto, whether as a security interest or otherwise.

(t) No material personal property, equipment or fixtures are loaned, bailed or otherwise furnished to the Company or any of its Subsidiaries by or on behalf of the United States Government.

(u) No written claims, or claims threatened in writing, or to the Knowledge of the Company, oral pending or threatened claims, exist against the Company or any of its Subsidiaries with respect to express warranties and guarantees contained in Government Contracts on products or services provided by the Company or any of its Subsidiaries; and no such claims have been made against the Company or any of its Subsidiaries. No amendment has been made to any written warranty or guarantee contained in any Government Contract that is reasonably expected to result in an adverse effect on the Company or any of its Subsidiaries. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has taken any action that is reasonably expected to give any Person a right to make a claim under any written warranty or guarantee contained in any Government Contract.

(v) Except to the extent prohibited by applicable Law, Schedule 3.14(v) sets forth all facility security clearances held by the Company and its Subsidiaries.

(w) Neither the Company nor any of its Subsidiaries or officers, nor, to the Knowledge of the Company, any of the employees or agents of the Company or any of its Subsidiaries, has violated any legal, administrative or contractual restriction concerning the employment of (or discussions concerning possible employment with) current or former officials or employees of a state, local or federal government (regardless of the branch of government), including the so-called “revolving door” restrictions set forth at 18 U.S.C. § 207.

(x) Neither the Company nor any of its Subsidiaries or officers, nor, to the Knowledge of the Company, any of the employees or agents of the Company or any of its Subsidiaries, has committed (or taken any action to promote or conceal) any violation of the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1, -2.

(y) All Direct Costs incurred by the Company or its Subsidiaries pursuant to any existing subcontract agreements under any Government Contract shall be allowable in accordance with the applicable FAR or agency supplement thereto and, to the extent applicable, allocable in accordance with the Cost Accounting Standards. All Company costs (both Direct Costs and/or Indirect Costs) that have been, prior to the Closing, charged to a Governmental Authority under any Government Contract shall be allowable in accordance with the applicable FAR or agency supplement thereto and, to the extent applicable, allocable in accordance with the Cost Accounting Standards (except for costs properly charged to a reserve account appearing on the Balance Sheet). No Direct Costs and/or Indirect Costs charged to any Governmental Authority under a Government Contract have been or to the Knowledge of the Company are reasonably likely to be disallowed.

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(z) The Company and each of its Subsidiaries is in compliance in all material respects with the Federal Acquisition Regulation ethical rules and suspension/debarment regulations (the “FAR Ethics Rules”) as applicable to the Company or its Subsidiaries by virtue of Current Government Contracts. The Company and each of its Subsidiaries has undertaken the appropriate level of review or investigation to determine whether the Company or any of its Subsidiaries is required to make any disclosures to any Governmental Authority under the FAR Ethics Rules. To the Knowledge of the Company, there exist no facts or circumstances that, with the passage of time or the giving of notice or both, would constitute a material violation of the FAR Ethics Rules.

(aa) None of the Current Government Contracts constitute multiple award schedule Government Contracts.

(bb) The Company and each of its Subsidiaries, and to the Knowledge of the Company, each of their respective employees, has complied in all material respects with all timekeeping/time recordation requirements of the applicable Government Contracts, and to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in an investigation by the U.S. Government based upon the Company’s or any of its Subsidiaries’ failure to comply with such applicable timekeeping/time recordation requirements.

(cc) All personnel who performed or are currently performing under any Government Contract met or meet all express qualification requirements for the labor categories under which they have been charged, or are being charged. All personnel listed in any Government Contract Bid or other bid, offer, or proposal meet all applicable material requirements set forth in the applicable solicitation. Neither the Company nor any of its Subsidiaries has replaced any personnel performing a Government Contract without obtaining all required approvals from the applicable Governmental Authority and any other party whose consent is required for replacement of personnel under such Government Contract.

(dd) The Company and its Subsidiaries have all facility and personnel security clearances from applicable Governmental Authorities necessary to own and operate the Company and its Subsidiaries (and any successor thereto) and their respective businesses as currently conducted without delay or interruption.

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3.15 Export Control Laws. Each of the Company and its Subsidiaries is in compliance in all material respects with all Export Control Laws applicable to it. Without limiting the foregoing: (a) each of the Company and its Subsidiaries has obtained all material export licenses and other material approvals required for its exports of products, Software and technologies required by any Export Control Law and all such approvals and licenses are in full force and effect; (b) each of the Company and its Subsidiaries is in material compliance with the terms of such applicable export licenses or other approvals; and (c) there are no claims pending or threatened in writing against the Company or any of its Subsidiaries with respect to such export licenses or other approvals. Schedule 3.15 sets forth, as applicable, the true, complete and accurate listing of the export control classification numbers under the applicable Export Control Laws applicable to the Company’s products, software and technologies, indicating the basis for each such classification.

3.16 Anti-Corruption Laws; Certain Regulatory Matters.

(a) The Company and each of its Subsidiaries, including its directors, officers, employees, have not, either (i) violated any Anti-Corruption Laws or (ii) to the direct or indirect benefit the Company or any of its Subsidiaries, offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, including but not limited to cash, checks, wire transfers, tangible and intangible gifts, favors, services, and those entertainment and travel expenses that go beyond what is reasonable and customary and of modest value:

(i) to any FCPA Government Official, whether directly or through any other Person, for the purpose of: (A) influencing any act or decision of a FCPA Government Official in his or her official capacity; (B) inducing a FCPA Government Official to do or omit to do any act in violation of his or her lawful duties; (C) securing any improper advantage; (D) inducing a FCPA Government Official to influence or affect any act or decision of any FCPA Governmental Authority; or (E) assisting any FCPA Government Official in obtaining or retaining business for or with, or directing business to, the Company, in each case, in violation of any Anti-Corruption Law;

(ii) to any Person under circumstances in which the Company and each of its Subsidiaries, including its directors, officers, employees, knew or had reason to know that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any FCPA Government Official for any purpose set forth in Section 3.16(a)(i) to directly or indirectly benefit the Company or any of its Subsidiaries; or

(iii) to any Person in a manner which would constitute or have the purpose or effect of public or commercial bribery, or the acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage in violation of any Anti-Corruption Law.

(b) The Company and each of its Subsidiaries, has not, either (i) conducted or initiated any audit, or internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing Anti-Corruption Laws, in each case with respect to any alleged act or omission arising under or relating to noncompliance with any Anti- Corruption Law or (ii) received any written notice, request, or citation from any Governmental Authority alleging noncompliance with any Anti-Corruption Law.

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(c) The Company and each of its Subsidiaries has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed and access to assets is permitted only in accordance with the Companies’ applicable policies and procedures and management’s general or specific authorization.

3.17 Material Contracts.

(a) Schedule 3.17 sets forth an accurate and complete list of each Material Contract. The Company has provided Parent with a true, correct and complete copy of each Material Contract required to be disclosed herein. No Material Contract has been materially breached (with or without notice or lapse of time, or both) or cancelled by the other party, and, to the Knowledge of the Company, there is no anticipated material breach by any other party to any Contract (with or without notice or lapse of time, or both). The Company and each of its Subsidiaries has performed in all material respects all of the obligations required to be performed by it under the Material Contracts and is not in material default under or in material breach of any Material Contract, and, to the Knowledge of the Company, no event has occurred that with the passage of time or the giving of notice or both would: (i) result in a “default” or “event of default” giving rise to a right of termination or a material breach under any Material Contract by the Company or its Subsidiaries; (ii) give any Person (other than the Company or one of its Subsidiaries) the right to declare a default” or “event of default” giving rise to a right of termination under any Material Contract; (iii) give any Person (other than the Company or one of its Subsidiaries) the right to accelerate the maturity or performance of any material obligation under any Material Contract; or (iv) give any Person (other than the Company or one of its Subsidiaries) the right to cancel, terminate or materially and adversely to the Company and its Subsidiaries modify any Material Contract. Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has waived any of its material rights under any Material Contract, nor, to the Knowledge of the Company, does the Company or any of its Subsidiaries have any present expectation or intention of not fully performing any obligation pursuant to any Material Contract. Each Material Contract is legal, valid, binding, enforceable and in full force and effect against the Company or its applicable Subsidiary party thereto and, to the Knowledge of the Company, the other parties thereto, except in each case, as enforceability may be limited by the Bankruptcy and Equity Exceptions and, shall continue as such immediately following the consummation of the Transactions. No Material Contract obligates the Company or any of its Subsidiaries to process, manufacture or deliver products or perform services that are reasonably expected to result in a loss to the Company or any of its Subsidiaries upon completion of performance. Schedule 3.17 contains, as applicable, an accurate and complete description of all material terms of all oral Material Contracts.

(b) No Person is currently renegotiating any amount paid or payable to or by the Company or any of its Subsidiaries under any Material Contract or any other material term or provision of any Material Contract.

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3.18 Environmental and Safety Matters. The Company and each of its Subsidiaries has at all times conducted its business in compliance in all material respects with all applicable Environmental Laws. None of the properties currently or formerly owned, leased or operated by the Company or any of its Subsidiaries contain any Hazardous Substance in amounts exceeding the levels permitted by applicable Environmental Laws except, in each case, as would not result in material Liability to the Company. Neither the Company nor any of its Subsidiaries has received any written notices, demand letters or requests for information from any Governmental Authority or other Person that have not heretofore been resolved with such Governmental Authority or other Person, indicating that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law. There are no Proceedings pending or threatened in writing against the Company or any of its Subsidiaries relating to any violation, or alleged violation, of any Environmental Law (excluding any such Proceedings believed in good faith by Company management to be meritless). No reports have been filed or are required to be filed, by the Company or any of its Subsidiaries concerning the actual or threatened Release of any Hazardous Substance or violation of any Environmental Law that have not heretofore been resolved. No Release or threatened Release of any Hazardous Substance by the Company or any Subsidiary has occurred or is occurring, at, on, under, from or to any property or facility currently or formerly owned, operated or leased by any of the Company or any of its Subsidiaries in violation of any applicable Environmental Law, and no Hazardous Substance is present in, on, under or about, or is migrating to or from any property currently owned, operated or leased by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any property formerly owned, operated or leased by the Company or any of its Subsidiaries, in violation of any applicable Environmental Law, except, in each case, as would not give rise to any material Liability of the Company and its Subsidiaries (taken as a whole). No remediation or investigation of Hazardous Substances is occurring at any property currently owned or operated, or, to the Knowledge of the Company, formerly owned or operated, by the Company or any of its Subsidiaries. Neither the Company and its properties, nor any of the Company’s Subsidiaries and their properties, are subject to any Proceeding, settlement, court order, administrative order, judgment or claim asserted in writing and arising under any Environmental Law. There are no liens, declarations or deed restrictions that have arisen or been imposed pursuant to any Environmental Law on any property currently owned by the Company or any of its Subsidiaries, and, to the Knowledge of the Company, no action of any Governmental Authority has been taken or is in process which could subject any of such properties to such liens, declarations or deed restrictions pursuant to any Environmental Law. The Company has provided Parent with complete and correct copies of all material studies, reports, surveys, assessments, audits, investigations, analysis, tests, and other similar documents (whether in hard copy or electronic form) in the Company’s possession or control reasonably relating to the presence or alleged presence of Hazardous Substances at, on or affecting any real property currently or formerly owned or currently leased or operated by the Company, or regarding the Company’s compliance with any applicable Environmental Law.

3.19 Insurance. Schedule 3.19 lists each current insurance policy maintained by or at the expense of the Company or any of its Subsidiaries and any claims made thereunder in the one year period prior to the date hereof. All such insurance policies are in full force and effect, and neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policies. Neither the Company nor any of its Subsidiaries has ever been denied insurance coverage. The insurance coverage of the Company and each of its Subsidiaries is customary for Persons of similar size engaged in similar lines of business. The Company and each of its Subsidiaries is current in all of its premiums for its insurance policies. No termination of, or material premium increase with respect to, any such policies has been threatened in writing. Since the Balance Sheet Date, no Seller Party has received any written notice or other communication regarding any actual or (a) possible cancellation or invalidation of any such insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Neither the Company nor any of its Subsidiaries has any self-insurance or co-insurance programs. To the Knowledge of the Company, there exists no condition, situation or circumstance that, with or without notice or lapse of time, or both, would give rise to or serve as a basis for any claim under any policy listed in Schedule 3.19, except as set forth in such Schedule.

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3.20 Intellectual Property.

(a) Schedule 3.20(a)(i) sets forth, as applicable, a complete and accurate list of all United States and foreign Company Registered Intellectual Property and material unregistered trademarks, trade names and fictitious names, and, with respect to Company Registered Intellectual Property, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued and date of filing or issuance, names of all current applicant(s) and registered owner(s), the current status of the application. The Company has identified to Parent all registration and applications for Company Registered Intellectual Property. To the Knowledge of the Company, all necessary registration, maintenance and renewal fees in connection with each item of Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property. Except as set forth on Schedule 3.20(a)(ii), there are no actions that must be taken by the Company or any of its Subsidiaries within one hundred eighty (180) days following the Closing Date for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Company Registered Intellectual Property.

(b) Except as set forth on Schedule 3.20(b), the Company or its Subsidiary, as applicable, is the sole and exclusive owner of all Company Owned Intellectual Property (except the Company Licensed Intellectual Property), free and clear of any Encumbrances. To the Knowledge of the Company, the Company Intellectual Property constitutes all Intellectual Property necessary (i) to Exploit the products and services distributed, licensed or sold by the Company or any of its Subsidiaries in the manner so done currently by the Company or such Subsidiary, (ii) to Exploit the Internal Systems as they are currently used by the Company or its Subsidiaries and (iii) otherwise to conduct the business of the Company and its Subsidiaries in all material respects in the manner currently conducted.

(c) Neither the Company nor any of its Subsidiaries is a party to any Proceeding, nor is any Proceeding threatened in writing against the Company or any of its Subsidiaries, that involves a claim of infringement, unauthorized use or violation of any Company Owned Intellectual Property, or challenging the ownership, right to use, sell, distribute, license or sublicense, validity or enforceability of any Company Owned Intellectual Property. To the Knowledge of the Company, the operation of the business as it is currently conducted does not infringe or misappropriate any Intellectual Property rights of any Person or constitute unfair competition or trade practices under the Laws of any jurisdiction, and neither the Company nor any of its Subsidiaries has received written notice from any Person claiming that such operation infringes or misappropriates any Intellectual Property rights of any Person or constitutes unfair competitions or trade practices under the Laws of any jurisdiction. To the Knowledge of the Company, no third party is infringing upon or misappropriating, any Company Owned Intellectual Property or any Company Licensed Intellectual Property that is exclusively licensed to the Company or any of its Subsidiaries.

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(d) The Company and each of its Subsidiaries has taken commercially reasonable security measures to protect its trade secrets used in and material to its business and otherwise safeguard and maintain the confidential and proprietary nature of all confidential information used by it in and material to the conduct of its business. To the Knowledge of the Company, the Company and each of its Subsidiaries has complied in all material respects with all applicable contractual and legal requirements pertaining to information privacy and security. No written complaint relating to an improper use or disclosure of, or a breach in the security of, any such information has been received by the Company or any of its Subsidiaries or threatened in writing against the Company or any of its Subsidiaries. To the Knowledge of the Company, there has been no material: (i) unauthorized disclosure of any third party proprietary or confidential information in the possession, custody or control of the Company or any of its Subsidiaries or (ii) breach of the Company’s or any of its Subsidiaries’ security procedures wherein confidential information has been disclosed to a third Person.

(e) To the Knowledge of the Company, all technical data, computer software and computer software documentation (as those terms are defined under the Federal Acquisition Regulation and its supplemental regulations) that constitutes material Company Owned Intellectual Property in connection with the Government Contracts have been properly and sufficiently marked and protected so that no material rights or licenses required under applicable regulations and Government Contract terms, if any, have been provided.

3.21 Related Person Transactions. Except as set forth on Schedule 3.21, (i) other than with respect to advancements, or obligations to reimburse, expenses or travel allowances and similar items in the ordinary course of business or with respect to remuneration for services rendered in the ordinary course of business as an employee, manager, director or officer (including benefits under Benefit Plans), neither the Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer (or equivalent thereof) of the Company or any of its Subsidiaries or to or for any of the Members or their Related Persons, (ii) to the Knowledge of the Company, no officer or director of the Company or any of its Subsidiaries nor any of the Members or their Related Persons has received, nor is entitled to receive, any material compensation from any third Person that is engaging in any material transaction with the Company or any of its Subsidiaries, (iii) neither the Company nor any of its Subsidiaries is a party to any Contract or other commitment or transaction with any Member or their Related Persons except as specifically contemplated by the Transaction Documents or as set forth in in the organizational documents of the Company and its Subsidiaries (each, a “Related Person Transaction”), nor do any Related Persons have any legal or beneficial interest in the assets or property owned or used by the Company or any of its Subsidiaries, in any Contracts to which the Company or any of its Subsidiaries is a party, (iv) other than advancements, or obligations to reimburse, expenses or travel allowances and similar items in the ordinary course of business or with respect to remuneration for services rendered in the ordinary course of business as an employee, manager, director or officer (including benefits under Benefit Plans), there are no outstanding claims, accounts payable or receivable, intercompany loans, indebtedness or other liabilities between the Company or any of its Subsidiaries, on the one hand, and any of the Members or any Related Persons, on the other hand, and all such Liabilities have been, or will be prior to the Closing, repaid in full, (v) the terms and conditions of any Related Person Transaction are no less favorable to the Company or any of its Subsidiaries than could have been obtained from an unrelated third party negotiated on an arm’s-length basis, and (vi) no Related Person conducts any of the Company’s or any of its Subsidiaries’ business, directly or indirectly, other than through the Members’ collective ownership or in his or her capacity as a manager, director or officer of the Company or any of its Subsidiaries.

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3.22 Intentionally Omitted.

3.23 Bank Accounts; Powers of Attorney. Schedule 3.23 sets forth a true, correct and complete list of the names and locations of all banks and other financial institutions at which the Company or any of its Subsidiaries maintains an account or safe deposit box, the names of all Persons authorized to access such accounts or safe deposit boxes.

3.24 Information Supplied. None of the information supplied or to be supplied by the Company or any of its Subsidiaries to Parent or Pubco or their respective Representatives expressly for inclusion or incorporation by reference: (i) in any Report on Form 8-K and any exhibits thereto of Parent or Pubco filed with the SEC with respect to the Transactions and/or any agreements ancillary hereto; (ii) in the Public Disclosure Documents; or (iii) in the mailings or other distributions to Parent’s stockholders with respect to the Extension Proxy Solicitation (if any), the Proxy Solicitation, the Registration Statement, the Warrant Tender Offer and/or Redemption Offer, or in any amendment to any of the documents identified in (i) through (iii), will, (A) when filed, made available, mailed or distributed or (B) with respect to the information expressly provided for inclusion or incorporation by reference in the Extension Proxy Solicitation (if any) or the Proxy Statement, at the time of the applicable Special Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company or any of its Subsidiaries expressly for inclusion or incorporation by reference in any of the Public Disclosure Documents will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither the Company nor the Members make any representation, warranty or covenant with respect to any information or statements supplied or made by or on behalf of the Parent Parties or any of their Affiliates.

3.25 FAA Regulated Activity. Other than routine inspections, there have been no material penalties imposed upon or other material and adverse action taken against, or, to the Knowledge of the Company, investigations of, the Company by a Governmental Authority with respect to the Company’s Regulated Aviation Operations.

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3.26 Brokers. Other than BB&T Capital Markets and/or BB&T Securities LLC, no Person has or will have, as a result of the Transactions, any right, interest or claim against or upon the Parent Parties, the Company, any of its Subsidiaries or any of the Members or any of their respective Affiliates for any commission, finder’s fee or other compensation payable as a finder or broker resulting or arising from any agreement entered into by the Company or any of its Subsidiaries.

3.27 No Other Representations. Except for the representations and warranties contained in Article IV or this Article III or as otherwise expressly set forth in this Agreement or in any certificate delivered pursuant to this Agreement, no Seller Party or any other Person on behalf of a Seller Party makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, their business or the equity or ownership therein or with respect to any other information provided, or made available, to the Parent Parties or any of their respective Representatives in connection with the Transactions. For the avoidance of doubt, except as expressly provided in this Article III, the representations and warranties contained herein, relate only to the Company and its Subsidiaries and not to the Tempus Jets Entities or their businesses or the equity or ownership therein or otherwise. Each Seller Party disclaims any and all other representations and warranties, whether express or implied, not contained in Article IV or this Article III.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

As a material inducement to the Parent Parties to enter into this Agreement, and to consummate the Transactions, except as set forth on the correspondingly numbered section or subsection of the disclosure schedules delivered by the Company and the Members to Parent concurrently with the execution and delivery of this Agreement (the “Company Schedules”) (it being agreed that the disclosure of any item in one section or subsection thereof shall be deemed included on any other section or subsection, and to modify each other representation and warranty (even if such representation and warranty does not reference the Company Schedules) to which the relevance of such item is reasonably apparent on its face), each of the Members severally, and not jointly, represents and warrants to the Parent Parties, with respect only to such Member, as of the date hereof and as of the Closing Date, as follows:

4.1 Authority for Agreement. Such Member has full power, authority and legal right and capacity to enter into and perform such Member’s obligations under the Transaction Documents to which such Member is or will be a party and to consummate the Transactions pursuant thereto. The Transaction Documents to which such Member is a party have been, or will be, duly executed and delivered by such Member and, assuming the due execution and delivery by the other parties thereto, are, or will be, legal, valid and binding obligations of such Member, enforceable against such Member in accordance with their respective terms, except as enforceability may be limited by the Bankruptcy and Equity Exceptions.

4.2 No Violation to Result. Other than with respect to the Securities Laws or as may be required by reason of the Parent Parties’ participation in the Transactions, the execution, delivery and performance by such Member of the Transaction Documents to which such Member is a Party, and the consummation by such Member of the Transactions pursuant thereto, do not and will not, directly or indirectly (with or without notice or lapse of time or both): (a) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by any (i) Contract to which such Member is a party or by which such Member or such Member’s assets are bound, or (ii) Law or other legal requirement of any Governmental Authority applicable to such Member or (b) result in the creation or imposition of any Encumbrance or restriction (other than as expressly provided in the Transaction Documents) in favor of any Person (other than the Parent Parties) upon any of the Company Units of such Member, except, in the case of the foregoing clause (a), as is not reasonably expected to materially impair or impede such Member’s obligations under the Transaction Documents or ability to consummate the Transactions. No notice to, filing with, or consent of any Person is necessary in connection with, or will be triggered by, the execution, delivery or performance by such Member of the Transaction Documents to which such Member is a party or the consummation by such Member of the Transactions pursuant thereto, in each case, except under Securities Laws and as is not reasonably expected to materially impair or impede such Member’s obligations under the Transaction Documents or ability to consummate the Transactions.

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4.3 Ownership. As of the date hereof, such Member is the sole record and beneficial holder of the number of Company Units as are set forth opposite such Member’s name on Schedule 3.4(a), free and clear of any Encumbrance (other than restrictions imposed by Securities Laws or the organizational documents of the Company and the Transaction Documents). There are no proxies, voting rights, members agreements or other agreements or understandings, to which such Member is a party or by which such Member is bound, with respect to the voting or transfer of the Company Units other than the operating agreement and other organizational documents of the Company and the other agreements to be delivered in connection therewith and this Agreement.

4.4 Accredited Investor.

(a) Such Member represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(b) Such Member represents that it is acquiring shares of Pubco Common Stock under this Agreement for investment (for its own account or for accounts over which it exercises investment control), and not with a view to, or for offer or sale in connection with, any distribution thereof, which would be in violation of the Securities Act or any applicable state securities law. The acquisition by such Member of any shares of Pubco Common Stock shall constitute confirmation of the representation by such Member that such Member does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the shares of Pubco Common Stock.

(c) Such Member represents that it has reviewed all the information it considers necessary or appropriate for deciding whether to acquire the shares of Pubco Common Stock hereunder. Such Member further represents that it has had an opportunity to ask questions and receive answers regarding the terms and conditions of the Transactions.

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(d) Such Member acknowledges that it can bear the economic risk of its investment, and has such knowledge, sophistication and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in Pubco Common Stock and fully understands the limitations on transfer described above. Such Member acknowledges that any investment in Pubco Common Stock involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the shares of Pubco Common Stock for an indefinite period of time and to suffer a complete loss of its investment.

4.5 Rule 14d-10(d) Matters. None of the Executive Employees own of record or beneficially any Parent Common Stock or Parent Warrants.

4.6 Brokers. Other than BB&T Capital Markets and/or BB&T Securities LLC, no Person has or will have, as a result of the Transactions, any right, interest or claim against or upon the Parent Parties, the Company, any of its Subsidiaries, such Member or any of their respective Affiliates for any commission, finder’s fee or other compensation payable as a finder or broker resulting or arising from any agreement entered into by such Member.

4.7 No Other Representations. Except for the representations and warranties contained in Article III or this Article IV or as otherwise expressly set forth in this Agreement, no Seller Party or any other Person on behalf of a Seller Party makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, their business or the equity or ownership therein or with respect to any other information provided, or made available, to the Parent Parties or any of their respective Representatives in connection with the Transactions. For the avoidance of doubt, except as expressly provided in this Article IV, the representations and warranties contained herein, relate only to the Company and its Subsidiaries and not to the Tempus Jets Entities or their businesses or the equity or ownership therein or otherwise. The Seller Parties disclaim any and all other representations and warranties, whether express or implied, not contained in Article III or this Article IV.

4.8 Investigation. Such Member acknowledges that the detailed representations and warranties set forth in this Agreement have been negotiated at arm’s length among sophisticated business entities. In entering into this Agreement, such Member has relied solely upon its own investigation and analysis and the representations and warranties regarding the Parent Parties expressly contained in Article V or as otherwise expressly set forth in this Agreement. Except for such representations and warranties, such Member acknowledges that no Parent Party nor any equity holder or Representative of any of them or any Person acting on behalf of any of the foregoing makes or has made any other express or implied representation or warranty to such Member. Such Member further agrees that, absent fraud, no Parent Party nor any other Person shall have or be subject to any liability to such Member or any other Person resulting from the distribution to such Member, or such Member’s use, of any information, including any information, document or material made available or provided to such Member or its Representatives in expectation of the transactions contemplated hereby, except for the remedies of such Member set forth herein.

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Article V
REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

As a material inducement to the Seller Parties to enter into this Agreement, and to consummate the Transactions, except as set forth in the SEC Reports or on the correspondingly numbered section or subsection of the disclosure schedules delivered by Parent to the Company and the Members concurrently with the execution and delivery of this Agreement (the “Parent Schedules”) (it being agreed that the disclosure of any item in one section or subsection thereof shall be deemed included on any other section or subsection, and to modify each other representation and warranty (even if such representation and warranty does not reference the Parent Schedules) to which the relevance of such item is reasonably apparent on its face), the Parent Parties each represent and warrant to the Members as of the date hereof and as of the Closing Date, as follows:

5.1 Organization.

(a) Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and is qualified to do business and in good standing in each jurisdiction where the character or location of its assets or properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, registered or in good standing is not reasonably expected to result in a Material Adverse Effect on Parent. Parent has full corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to conduct its business as conducted.

(b) Each of Pubco and Parent Merger Sub is a corporation, duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and Company Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Pubco and each Merger Sub is qualified to do business and in good standing in each jurisdiction where the character or location of its assets or properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, registered or in good standing is not reasonably expected to result in a Material Adverse Effect on such Parent Party. Each of Pubco and each Merger Sub has full corporate or limited liability company power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to conduct its business as conducted.

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5.2 Authority for Agreement. Subject to receipt of the Required Parent Stockholder Approval, each Parent Party each has full corporate or limited liability company power and authority to enter into and perform their respective obligations under the Transaction Documents to which such Parent Party is or will be a party and to consummate the Transactions. Parent as the sole stockholder of Pubco and Pubco as the stock stockholder of Parent Merger Sub and the sole member of Company Merger Sub has authorized the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions. The board of directors of Parent (including any required committee or subgroup of such board, the “Parent Board”), at a meeting duly called and held, has, as of the date of this Agreement, unanimously (a) approved and declared the advisability of this Agreement and the other Transaction Documents and the Transactions, (b) determined that this Agreement and the other Transaction Documents and the Transactions are in the best interests of the Parent Parties and Parent’s stockholders, (c) authorized the execution and delivery of this Agreement by each Parent Party and (d) adopted and approved, and directed the submission to holders of Parent Common Stock for their approval, the other Required Approval Matters and has provided the Members a true, correct and complete copy of each such approval, determination and authorization. Subject to receipt of the Required Parent Stockholder Approval, the Warrant Tender Offer and the Redemption Offer and the filing of the Registration Statement, no other corporate or limited liability company proceedings on the part of any Parent Party are, or will be, necessary to approve and authorize the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions. The Transaction Documents to which each Parent Party is a party have been duly executed and delivered by such Parent Party, and are legal, valid and binding obligations of such Parent Party, enforceable against such Parent Party, in accordance with their respective terms, except as enforceability may be limited by the Bankruptcy and Equity Exceptions. Subject to receipt of the Required Parent Stockholder Extension Approval, if applicable, Parent has full corporate power and authority to enter into and perform the respective obligations under the Extension Documents to which Parent is a party and to consummate the Extension and the transactions contemplated thereby and no other corporate proceedings on the part of Parent are, or will be, necessary to approve and authorize the execution, delivery and performance of the Extension Documents and the consummation of the Extension.

5.3 No Violation to Result. Other than with respect to the Securities Laws or as may be required by reason of the Seller Parties’ participation in the Transactions, and assuming all consents or filings set forth on Schedule 5.3 are obtained or made and the Required Parent Stockholder Approval is obtained, the execution, delivery and performance by each Parent Party of the Transaction Documents to which it is a party, and the consummation by Parent of the Extension and by each Parent Party of the Transactions, do not and will not, directly or indirectly (with or without notice or lapse of time, or both): (a) violate, breach, conflict with, constitute a default under or accelerate or permit the acceleration of the performance required by (i) any of the terms of the Parent Organizational Documents or any resolution adopted by the Parent Board or the stockholders of Parent, (ii) any of the terms of the certificate of incorporation or bylaws or other organizational document of Pubco or Parent Merger Sub or any resolution adopted by the board of directors of Pubco or Parent Merger Sub or stockholders of Pubco or Parent Merger Sub, (iii) any of the terms of the certificate of formation, limited liability company agreement or other organizational documents of Company Merger Sub or any resolution adopted by the member or managers of Company Merger Sub, (iv) any contract or agreement (whether written or oral) to which a Parent Party is a party or by which any of them or their assets are bound or (v) any Law or other legal requirement of any Governmental Authority applicable to such Parent Party; (b) give any Governmental Authority or other Person the right to declare a default or exercise any remedy or accelerate performance or maturity under any contract or agreement (whether written or oral) or cancel, terminate or modify any such contract or agreement; or (c) result in the creation or imposition of any material Encumbrance or restriction (other than as expressly provided in the Transaction Documents) in favor of any Person upon any equity interest in Pubco or either Merger Sub Sub under any contract or agreement (whether written or oral) entered into by a Parent Party or any of the material properties or material assets of a Parent Party, except, in the case of (a)(iv) and (a)(v), where the failure of such representation to be true and correct is not material to Parent and its Subsidiaries (taken as a whole). No notice to, filing with, or consent of any Person is necessary in connection with, and no “change of control” provision in any contract or agreement (whether written or oral) or otherwise is, or will be, triggered by, the authorization, approval, execution, delivery or performance by Parent of the Extension Documents or the consummation by Parent of the Extension or by a Parent Party of the Transaction Documents or the consummation by a Parent Party of the Transactions, except for (y) the actions to be taken in connection with the Proxy Solicitation, the Extension Proxy Solicitation, the Warrant Tender Offer or the filing of the Registration Statement; and (z) compliance with the applicable requirements of the Securities Laws.

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5.4 SEC Reports; Internal Controls and Procedures.

(a) Parent has filed or otherwise transmitted all forms, reports, schedules, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or otherwise transmitted, as applicable, by it since Parent’s formation, and each of Parent and Pubco will file or otherwise transmit all forms, reports, schedules, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or otherwise transmitted, as applicable, by it subsequent to the date of this Agreement through and including the Closing Date, with the SEC (such documents, the “SEC Reports”), and such SEC Reports are, or will be, as applicable, available in full without redaction on the SEC’s website through EDGAR. As of their respective dates, each of the SEC Reports complied, or will comply, in all material respects with the applicable requirements of all applicable Laws, including without limitation the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the respective rules and regulations promulgated thereunder, each as in effect on the date so filed. Except to the extent amended or superseded by a subsequent filing with the SEC, as of their respective dates (and if so amended or superseded, then on the date of such subsequent filing), none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by Parent relating to the SEC Reports. Parent has heretofore made available to the Seller Parties, through EDGAR or otherwise, true, correct and complete copies of all material written correspondence between Parent and the SEC. None of the SEC Reports is, to the Knowledge of Parent, the subject of ongoing SEC review.

(b) The financial statements (including in all cases the notes thereto, if any) of Parent included in the SEC Reports (i) in all material respects, were prepared consistent with Parent’s books and records, (ii) in all material respects, present fairly the financial position of Parent as of the respective dates thereof and the results of operations and cash flows of Parent for the periods thereof, (iii) have been prepared in accordance with GAAP; provided, that, any unaudited, interim period financial statements need not include footnote disclosures and other presentation items or year-end adjustments that are required by GAAP to be included in year-end financial statements, and (iv) comply in all material respects with the applicable accounting requirements of the SEC, the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder.

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(c) Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act.  Parent’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.  Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of Parent has disclosed to Parent’s auditors and the audit committee of Parent’s board of directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Parent’s ability to report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to the Seller Parties prior to the date hereof.

5.5 Capitalization.

(a) As of the date hereof, and immediately prior to the Effective Time, Parent is and will be the sole record and beneficial owner of all of the issued and outstanding capital stock of Pubco, free and clear of any Encumbrances, and Pubco is and will be the sole record and beneficial owner of all of the issued and outstanding equity securities of each Merger Sub, free and clear of all Encumbrances. All of the issued and outstanding equity securities of the Parent Parties have been duly authorized and validly issued, and are fully paid and non-assessable. No Person other than Parent has any rights with respect to such equity securities of Pubco, and no Person other than Pubco has any rights with respect to such equity securities of each Merger Sub, and no such rights arise by virtue of or in connection with the Transactions.

(b) The authorized capital stock of Parent consists of (i) 29,000,000 shares of Parent Common Stock, of which 8,785,309 shares of Parent Common Stock (less, following the date hereof, any shares of Parent Common Stock redeemed pursuant to the Redemption Offer) shall be issued and outstanding and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Parent Preferred Stock”), of which no shares of Parent Preferred Stock are issued and outstanding, and, except with respect to the Parent Warrants, no other capital stock or other equity securities in Parent are authorized, issued or outstanding. All of the issued and outstanding shares of capital stock or other equity securities in Parent have been duly authorized and validly issued, and are fully paid and non-assessable. No restrictions on transfer, repurchase option, right of redemption, preemptive rights, proxies, membership agreements, rights of first refusal or other similar agreements or rights exist with respect to any capital stock or other equity securities in Parent, in each case, other than as set forth in the Parent Organizational Documents. Other than the Supporting Stockholder Agreement and that certain Letter Agreement, dated December 13, 2012, by and among Parent and the Underwriters and Insiders party thereto (including, as such Letter Agreement was amended and restated as of September 9, 2014), there are no voting agreements, voting trusts or other agreements, commitments or understandings with respect to the voting of the capital stock or other equity securities of Parent.

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(c) No Parent Party is a party to, and to the Knowledge of Parent, none of their members or shareholders is, as of the date hereof, a party to, any: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire or sell or issue any membership interests, capital stock or other equity securities of a Parent Party; (ii) outstanding security, instrument or obligation that is or may become convertible into or exercisable or exchangeable for any membership interests, capital stock or other equity securities of a Parent Party; (iii) contract, agreement or other arrangement (whether written or oral) under which a Parent Party is or may become obligated to acquire, sell or otherwise issue any of their membership interests, capital stock or other equity securities; or (iv) contract, agreement or other arrangement (whether written or oral) that contains a right that is subject to a condition or circumstance the occurrence of which would give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any membership interest, capital stock or other equity securities of a Parent Party, in each case, except for the Parent Warrants and other than as set forth in the Parent Organizational Documents or in the organizational documents of Pubco or either Merger Sub, as applicable, including, without limitation, the Redemption Offer and the Warrant Tender Offer and except as set forth in the Transaction Documents. There are no outstanding restricted securities, phantom securities or other equity-based compensation arrangements, profit participation or other similar rights with respect to a Parent Party and to which they are a party.

(d) All membership interests, capital stock or other equity securities of each Parent Party have been issued in compliance with all requirements of their respective organizational documents and any applicable Securities Laws and other applicable securities law requirements, including, without limitation, with respect to Parent, any rules or regulations of Nasdaq.

(e) The shares of Pubco Common Stock to be issued to the Members pursuant to this Agreement (including any shares to be issued after the Closing pursuant to Section 1.15 or 1.16), will, when issued, have been duly authorized and validly issued, and be fully paid, non-assessable and free and clear of any Encumbrances other than applicable Securities Laws and the terms of the other Transaction Documents.

(f) Other than Parent’s ownership of Pubco and Pubco’s ownership of each Merger Sub or as set forth in the Transaction Documents, no Parent Party has (i) any equity or other ownership interest in any Person or (ii) any commitments to contribute to the capital of, or make loans to or share losses of, any third Person.

5.6 Listing. As of the date of this Agreement, the Parent Common Stock is quoted on the Nasdaq Capital Market (“Nasdaq”). There is no action or proceeding pending or threatened in writing against Parent by Nasdaq with respect to any intention by such entity to prohibit or terminate the quotation of such securities thereon.

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5.7 Trust Fund. As of the date of this Agreement, at least $65,354,740.93 of funds are held in the Trust Funds established for the benefit of the public stockholders and warrant holders of Parent, as applicable, and such monies are being held in trust in accordance with that certain Investment Management Trust Agreement, by and between Parent and Continental Stock Transfer & Trust Company (the “Trustee”), dated December 13, 2012 and that certain Escrow Agreement by and among the Warrant Offerors, Continental Stock Transfer & Trust Company, Deutsche Bank Securities and Cowen & Company LLC, dated December 13, 2012 (as each was amended in connection with First Extension by the First Extension Documents, collectively, the “Trust Agreements”). The Trust Agreements are valid and in full force and effect and enforceable in accordance with their terms and have not been amended or modified except in connection with the First Extension and, as of the Closing Date, if applicable, as amended in connection with the Extension. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the descriptions of the Trust Agreements in the SEC Reports to be inaccurate in any material respect and/or that would entitle any Person (other than as set forth in the Trust Agreements, as contemplated by the Extension Documents or Permitted Parent Leakage) to any portion of the proceeds in the Trust Funds. Following the Closing and notice thereof to the Trustee, the Trustee shall be obligated to release as promptly as practicable all funds held in the Trust Funds to Parent, and, thereafter, the Trust Funds shall terminate.

5.8 Liabilities. There are no Liabilities of a Parent Party, other than: (a) Liabilities reflected on the balance sheet disclosed in Parent’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K and not previously paid or discharged or in the Registration Statement or other SEC Report; (b) liabilities that would not be required to be reflected on a balance sheet of a Parent Party prepared in accordance with GAAP; (c) Liabilities incurred after the date of the last balance sheet described in clause (a) above arising in the ordinary course of business and consistent with past practice; (d) Liabilities under, or expressly permitted or required to be incurred in accordance with, the Transaction Documents or the Transactions; (e) performance obligations under this Agreement, the other Transaction Documents or the Extension Documents (none of which results from, arises out of, relates to or was caused by any breach of contract or breach of warranty); or (f) Expenses.

5.9 Brokers. No Person has or will have, as a result of the Transactions, any right, interest or claim against or upon a Parent Party, the Company, any of its Subsidiaries or any of the Members or any of their respective Affiliates for any commission, fee or other compensation payable as a finder or broker resulting or arising from any act or omission by a Parent Party.

5.10 Litigation. There is no Proceeding pending or threatened in writing against or affecting the Parent Parties or their assets before any court, agency, authority or arbitration tribunal. No Parent Party has received any opinion or legal advice to the effect that it is exposed from a legal standpoint to any Liability or disadvantage that may be material to the business of such Parent Party as previously or presently conducted or as presently proposed to be conducted. To the Knowledge of Parent, there are no facts that would likely result in any such Proceeding. No Parent Party nor any of their respective officers or other employees is subject to or in default with respect to any notice, order, writ, injunction or decree of any Governmental Authority or arbitration tribunal.

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5.11 Compliance with Laws. Each of Parent Party has, in all material respects, complied at all times and is currently in compliance with all Laws and other requirements and policies imposed by any Governmental Authority, including, but not limited to, the Federal Aviation Act, the False Claims Act, the anti-fraud provisions of the Contract Disputes Act, the Small Business Act, the Anti-Kickback Act, the Federal Election Campaign Act, the Sherman Act, the Clayton Act, the Truth in Negotiations Act, the Services Contract Act, the Procurement Integrity Act, and the Byrd Amendment (31 U.S.C. § 1352). No Parent Party, nor any of their employees, partners, principals, agents or assignees have committed (or taken any action to promote or conceal) any violation of the Foreign Corrupt Practices Act, 15 U.S.C. sections 78dd-1, -2, or any equivalent foreign Law or otherwise paid or made any bribe, illegal rebate, payoff, influence payment, kickback or other unlawful payment. The Parent Parties have all material licenses, permits, approvals, qualifications or the like, from any Governmental Authority or any Person used in, necessary for or related to the conduct of their businesses as conducted or as presently proposed to be conducted, all such items are in full force and effect and each Parent Party is and has at all times been in compliance with the terms thereof. No Parent Party has received any allegations from employees, consultants or independent contractors with respect to any alleged act or omission arising under or relating to any noncompliance with Law, and has not conducted or initiated any internal investigation or made a voluntary or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any noncompliance with Law. No Parent Party has received any notice or citation for any actual or potential noncompliance with any of the foregoing in this Section 5.11, and there exists no condition, situation or circumstance that, after notice or lapse of time, or both, would constitute noncompliance with or give rise to future Liability with regard to any of the foregoing in this Section 5.11.

5.12 Parent Contracts.

(a) Except as filed as an exhibit to an SEC Report filed prior to the date of this Agreement or as set forth on Schedule 5.12(a) (if requested, a true, correct and complete copy of each of which has been made available to the Company), there are no contracts, agreements or obligations of any kind, whether written or oral, to which Parent is a party or by or to which any of the properties or assets of Parent may be bound, subject or affected, which (i) creates or imposes a liability greater than Fifty Thousand Dollars ($50,000), or (ii) includes, as a party or beneficiary, any Founder or any Affiliate thereof (the “Parent Contracts”)

(b) No Parent Contract has been breached or cancelled by the other party, and, to the Knowledge of the Parent, there is no anticipated breach by any other party to any such Parent Contract (with or without notice or lapse of time, or both). Parent has performed all of the material obligations required to be performed by it in connection with such Parent Contracts and is not in default under or in breach of any such Parent Contract, and no event has occurred that with the passage of time or the giving of notice or both would: (i) result in a “default” or “event of default” giving rise to a right of termination or breach under any such Parent Contract; (ii) give any Person the right to declare a default” or “event of default” giving rise to a right of termination or the right to exercise any remedy under any such Parent Contract; (iii) give any Person the right to accelerate the maturity or performance of any such Parent Contract; or (iv) give any Person the right to cancel, terminate or materially modify any such Parent Contract. Parent has not waived any of its material rights under any such Parent Contract, and does not have any present expectation or intention of not fully performing any obligation pursuant to any such Parent Contract. Each such Parent Contract is legal, valid, binding, enforceable and in full force and effect against Parent and, to the Knowledge of Parent, the other parties thereto, except as enforceability may be limited by the Bankruptcy and Equity Exceptions and assuming the filings, notices, approvals and consents set forth on Schedule 5.3 are made or obtained, and shall continue as such immediately following the consummation of the Transactions. No such Parent Contract obligates Parent to process, manufacture or deliver products or perform services that are reasonably expected to result in a loss to Parent upon completion of performance.

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(c) No Person is currently renegotiating, or has the right to renegotiate, any amount paid or payable to or by Parent under any Parent Contract or any other term or provision of any Parent Contract.

5.13 Taxes. Each Parent Party has filed (or has had filed on its behalf) on a timely basis all material Tax Returns it is required to have filed prior to the date hereof, and all such Tax Returns are correct and complete in all material respects. All material Taxes required to have been paid by a Parent Party (whether or not shown on any Tax Return) have been paid on a timely basis.

5.14 Parent Party Information. None of the information supplied or to be supplied by Parent or any of its Subsidiaries or Affiliates expressly for inclusion or incorporation by reference: (i) in any Report on Form 8-K and any exhibits thereto of Parent filed with the SEC with respect to the Transactions and/or any agreements ancillary thereto or (ii) in the Public Disclosure Documents and/or any distributions to or communications with the holders of Parent Common Stock with respect to the Extension Proxy Solicitation, the Proxy Solicitation, the Warrant Tender Offer and/or the Redemption Offer, or in any amendment to any of the documents identified in (i) or (ii), will, (A) when filed, made available, distributed or communicated or (B) with respect to the information expressly provided for inclusion or incorporation by reference in the Extension Proxy Solicitation or the Proxy Statement, at the time of the applicable Special Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to any qualifications and limitations expressly set forth in the materials provided by Parent or that are included in such filings, distributions or communications). Notwithstanding the foregoing, no Parent Party makes any representation, warranty or covenant with respect to any information or statements supplied or made by or on behalf of the Company or the Members or any of their Affiliates.

5.15 Organizational Documents. Parent has made available to the Company through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) or otherwise true, correct and complete copies of its certificate of incorporation and bylaws and the Trust Agreement (collectively, the “Parent Organizational Documents”), as amended through the date hereof. Parent is not in violation of any of the provisions of the Parent Organizational Documents. The copies of the organizational documents of Pubco and the Merger Subs have been made available to the Company reflect all amendments made thereto at any time prior to the date of this Agreement and are true, correct and complete.

5.16 Subsidiary Obligations. Pubco and each of the Merger Subs has no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) except those incurred in connection with this Agreement and the other Transaction Documents to which it is a party and the Transactions, and, other than the Transaction Documents, Pubco and each of the Merger Subs has not agreed to and is not obligated to make, nor is bound by, any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy.

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5.17 Investment Company Act. Parent is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

5.18 Investigation. Each Parent Party acknowledges that the detailed representations and warranties set forth in this Agreement have been negotiated at arm’s length among sophisticated business entities. In entering into this Agreement, the Parent Parties have relied solely upon their own investigation and analysis and the representations and warranties regarding (i) the Company and its Subsidiaries expressly contained in Article III and (ii) the Members expressly contained in Article IV. Except for such representations and warranties, the Parent Parties acknowledge that none of the Seller Parties or any member or Representative of any of them or any Person acting on behalf of any of the foregoing makes or has made any other express or implied representation or warranty to the Parent Parties. The Parent Parties further agree that, absent fraud, none of the Company, any of its Subsidiaries, the Seller Parties or any Member or any other Person shall have or be subject to any liability to the Parent Parties or any other Person resulting from the distribution to a Parent Party, or a Parent Party’s use, of any information, including any information, document or material made available or provided to the Parent Parties or their Representatives in certain “data rooms,” management presentations, offering or information memoranda or any other form in expectation of the transactions contemplated hereby, except for the remedies of the Parent Parties set forth herein. Without limitation, in connection with the Parent Parties’ investigation of the Company, its Subsidiaries and their business, the Parent Parties have received from or on behalf of the Company and its Subsidiaries and/or the Members certain projections, including projected statements of operating revenues and income from operations of the business of the Company and its Subsidiaries and certain business plan information for such fiscal years. The Parent Parties acknowledge that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that the Parent Parties are familiar with such uncertainties, that the Parent Parties are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that the Parent Parties shall not have any claim against the Company, any of its Subsidiaries, the Members or any Representative of any of them and/or any Person acting on behalf of any of the foregoing with respect thereto.

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Article VI
ADDITIONAL AGREEMENTS

6.1 Access to Properties and Records. From the date of this Agreement until the Closing Date, the Seller Parties shall, and shall cause the Subsidiaries of the Company to (in a manner so as to not interfere with the normal business operations of the Company or any of its Subsidiaries) afford to Parent and its Representatives reasonable access, upon reasonable notice and during times mutually convenient to Parent and senior management of the Company to the assets, properties (provided that such access shall not permit Parent or its Representatives to conduct any environmental testing), books and records of the Company and its Subsidiaries, including reasonable financial and operating data and other information about the Company and its Subsidiaries and their respective businesses as presently conducted and presently proposed to be conducted in the future, as Parent and its Representatives may reasonably request; provided that, (a) all requests for such access shall be directed to a Designated Contact, (b) prior to the Closing Date Parent shall not (and shall cause its Representatives not to) contact any partner, member, equityholder, officer, manager, director, employee, customer, supplier, distributor, joint-venture partner, lessor, lender or other material business relation of the Company or any of its Subsidiaries regarding the Company or any of its Subsidiaries, their business or the Transactions, in each case, without the prior written consent of a Designated Contact, and (c) nothing herein shall require the Company to provide access to, or disclose information to, Parent or any of its Representatives if such access or disclosure, in the good faith reasonable belief of the Company, would (i) jeopardize any attorney-client or other legal privilege, including the attorney-client privilege or the attorney work product privilege or (ii) contravene any applicable Law, fiduciary duty or Contract to which Parent or any of its Subsidiaries are a party. No information or knowledge obtained in any investigation pursuant to this Section 6.1 shall affect or be deemed to modify in any way any representation or warranty of any Seller Party contained herein (or in any list, certificate, schedule or other instrument, document, agreement or writing furnished or to be furnished to or made with a Parent Party pursuant hereto), the conditions to the obligations of the Parties to consummate the Transactions or the indemnification obligations of any Person hereunder.

6.2 Interim Covenants of the Seller Parties. From the date of this Agreement until the Closing, except to the extent expressly required or permitted by this Agreement, as required by applicable Law or the regulations or requirements of any Governmental Authority applicable to the Company or any of its Subsidiaries, as otherwise consented to by the Parent Designated Contact (which consent shall not be unreasonably conditioned, withheld or delayed), or as otherwise set forth in Schedule 6.2, the Seller Parties shall, and shall cause the Subsidiaries of the Company to, use their commercially reasonably efforts to (i) keep intact the Company, its Subsidiaries and their respective businesses, as presently conducted, as conducted in the past and as presently proposed to be conducted in the future, and not take or permit to be taken or do or suffer to be done anything other than in the ordinary course of the Company’s or any of its Subsidiaries’ businesses as the same is presently being conducted; (ii) keep available the services of the directors, officers, employees, independent contractors and agents of the Company and its Subsidiaries, maintain the Company’s and its Subsidiaries’ insurance policies as currently in effect, retain and maintain good relationships with the Company’s and its Subsidiaries’ customers and maintain the Company’s and its Subsidiaries’ assets and the Facilities in good condition (ordinary wear and tear excepted); (iii) perform their obligations under the Contracts and comply with Laws; and (iv) maintain the goodwill and reputation associated with the Company and its Subsidiaries; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of the immediately succeeding sentence shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision. From the date of this Agreement until the Closing Date, except to the extent expressly permitted by this Agreement, as required by applicable Law or the regulations or requirements of any Governmental Authority applicable to the Company or any of its Subsidiaries, as otherwise consented to by the Parent Designated Contact, (which consent shall not be unreasonably conditioned, withheld or delayed), or as otherwise set forth in Schedule 6.2, the Company shall not, the Members shall cause the Company not to, and the Company shall cause each of its Subsidiaries not to, cause, authorize or permit any of the Company or its Subsidiaries to:

(a) adopt or propose any change to the operating agreement or other organizational documents of the Company or any of its Subsidiaries;

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(b) merge or consolidate the Company or any of its Subsidiaries with any other Person or acquire a material amount of stock or assets of any other Person or effect any business combination, recapitalization or similar transaction;

(c) sell, lease or dispose of or make any Contract for the sale, lease or disposition of, or make subject to any Encumbrance (other than Permitted Encumbrances), any of the Company’s or its Subsidiaries’ properties or assets, including the Owned Company Properties, in each case other than (A) in the ordinary course consistent with past practices or (B) sales, leases or dispositions made in connection with any transaction among the Company and its Subsidiaries or among the Company’s Subsidiaries;

(d) make any payments to or on behalf of, or transfer assets to, or assume, indemnify or incur liabilities for the benefit of, any Member or any of their Related Persons (including, for the avoidance of doubt, any management fees, professional advisor costs and expenses and any transaction bonuses relating to the Transactions), in each case, in excess of the fair market value of the goods or services received by the Company and its Subsidiaries in exchange therefor, except, in each case, for (A) advancements, or obligations to reimburse, expenses or travel allowances and similar items in the ordinary course of business, (B) remuneration for services rendered in the ordinary course of business as an employee, manager, director or officer (including benefits under Benefit Plans) and (C) cash distributions made by the Company or any of its Subsidiaries with respect to the payment by any such Person of Taxes with respect to taxable income of the Company or any of its Subsidiaries allocated to such Person;

(e) waive, release or discount any amount or obligation owed to the Company or its Subsidiaries by a Member or any of their Related Persons;

(f) (A) grant any salary increase to, or increase the draw of, any of the Company Employees, except: (1)  in the ordinary course of business consistent with past practice, (2) in accordance with the existing terms of Contracts entered into prior to the date of this Agreement or (3) consistent with the terms of the Employment Agreements, (B) enter into any new, or amend or alter any existing, Benefit Plan, trust agreement or other similar or analogous arrangement, or any employment or consulting agreement, except any employment or consulting agreement providing for annual base salary or consultant compensation of less than $100,000 per annum, or (C) hire, terminate (other than for cause), promote or change the classification or status of any Company Employee in each case other than in the ordinary course of business or as required by applicable Law or the terms of any Benefit Plan as in effect as of the date hereof;

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(g) incur any bank indebtedness or borrowings, whether or not in the ordinary course of its business, or issue any commercial paper;

(h) enter into any leases of real property having annual rent in excess of $10,000;

(i) enter into any leases of equipment and machinery except in the ordinary course of business;

(j) enter into any Contract (i) that would be required to be listed on Schedule 3.14(a) or Schedule 3.17 had it been entered into prior to the date hereof or (ii) in which any Related Person (other than the Company or any of its Subsidiaries) has any beneficial interest, in each case other than customer Contracts entered into in the ordinary course consistent with past practices;

(k) materially amend or prematurely terminate, or waive any material right or remedy under, any Contract except in the ordinary course of business;

(l) write off as uncollectible, or establish any extraordinary reserve with respect to, any account receivable or other receivable;

(m) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any membership interests or other equity securities of the Company or any of its Subsidiaries;

(n) redeem, purchase or otherwise acquire, directly or indirectly, any membership interests or other equity securities of the Company or any of its Subsidiaries or any option, warrant or other right to purchase or acquire any membership interests or other equity securities, or declare, accrue, set aside or pay any dividend or other distribution (whether in cash, membership interest or other property) with respect to such membership interests or other equity securities;

(o) pay or apply any of the Company’s or its Subsidiaries’ assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount, directly or indirectly, to or for the benefit of a Related Person;

(p) change any of its methods of accounting or accounting practices, except as may be required by GAAP or applicable Law;

(q) commence or settle any Proceedings involving payments in excess of $25,000 individually or $100,000 in aggregate;

(r) make, amend or revoke any election with respect to Taxes, amend any Tax Return, change any accounting method relating to Taxes, consent to any waiver or extension of any statute of limitations with respect to Taxes or Tax Returns, or settle or compromise any Tax Liability;

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(s) loan or advance any money or other property to any current or former director, manager, officer or Company Employee, in each case, other than as required by Law or the terms of any Benefit Plan in existence on the date hereof; or

(t) agree or commit to do any of the foregoing.

Nothing in this Agreement shall give the Parent Parties, directly or indirectly, rights to control or direct the Company’s or any of its Subsidiaries’ operations prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with the terms of this Agreement, complete control and supervision of its and its Subsidiaries’ operations.

6.3 Publicity and Disclosure.

(a) Parent, the Chart Representative and the Members’ Representative shall mutually agree as to the form and substance of any press release, publicity or other public communication related to the Transaction Documents or the Transactions. No Party nor the Members’ Representative nor the Chart Representative shall make any disclosure of this Agreement or the existence, terms and conditions hereof (whether or not in response to an inquiry about the existence or subject matter of this Agreement), unless previously agreed to by Parent, the Chart Representative and the Members’ Representative; provided, that the Parent Parties and their Representatives may discuss this Agreement, and the terms and conditions hereof, with holders of Parent Common Stock. Notwithstanding the foregoing, nothing contained herein shall prohibit any Party or the Members’ Representative or the Chart Representative from making any disclosure that such Person in good faith believes is required by, or advisable according to, applicable Laws, regulations or stock market rules.

(b) The Company, the Members’ Representative and each of the Members hereby agree that each shall hold, that the Company shall cause its Subsidiaries to hold, and that each shall use its best efforts to cause its Representatives to hold, in strict confidence from any Person (other than such Representatives), all Parent Confidential Information except to the extent: (i) compelled to disclosure by judicial or administrative process or by other requirements of Law, (ii) previously known without violation of Law or any confidentiality obligation by the Person receiving such Parent Confidential Information or (iii) in the public domain through no fault of the receiving Person. In the event that the Transactions are not consummated, the Company, the Members’ Representative and each of the Members shall, the Company shall cause its Subsidiaries to, and each shall cause their respective Representatives to, promptly deliver to Parent all copies of Parent Confidential Information to the extent concerning the Parent Parties or any of their respective Representatives and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.

(c) The Parent Parties hereby agree that each shall hold, and that each shall use its best efforts to cause its Representatives to hold, in strict confidence from any Person (other than such Representatives), all Seller Confidential Information except to the extent: (i) compelled to disclosure by judicial or administrative process or by other requirements of Law, (ii) previously known without violation of Law or any confidentiality obligation by the Person receiving such Seller Confidential Information or (iii) in the public domain through no fault of the receiving Person. In the event that the Transactions are not consummated, the Parent Parties shall, and each shall cause their respective Representatives to, promptly deliver to the Members’ Representative all copies of Seller Confidential Information to the extent concerning the Seller Parties or any of their respective Representatives and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.

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6.4 Notification of Certain Matters. Each Party shall give prompt notice to the other Parties of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which is reasonably expected to cause any representation or warranty of such Party contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any failure of such Party to comply with in any material respect any covenant or agreement to be complied with or satisfied by such Party hereunder, in the case of each of (i) and (ii) above, to the extent that such party becomes aware of such matter, or, in the case of the Company, to the extent of the Company’s Knowledge of such matter. The delivery of any notice pursuant to this Section 6.4 shall not be deemed to (x) modify the representations or warranties hereunder of any Party, (y) modify the conditions set forth in Article VII or Article VIII or (z) limit or otherwise affect the remedies available hereunder to the Parties.

6.5 Tax Matters.

(a) Post-Closing Tax Returns. Pubco at the direction of the Chart Representative shall prepare (or cause to be prepared) and file (or cause to be filed) each Tax Return required to be filed by the Company and its Subsidiaries after the Closing Date for a taxable period beginning before the Closing Date (each a “Parent Prepared Return”). The cost of preparation of Parent Prepared Returns shall be paid by the Company at the direction of the Members’ Representative. To the extent any Tax shown as due on any Parent Prepared Return is payable by the Members (including by reason of the indemnification obligations of the Members hereunder), (A) each such Parent Prepared Return shall be prepared in a manner consistent with the prior practice of the Company and its Subsidiaries unless otherwise required by applicable Tax Law or the change from prior practice would not increase the amount of Tax payable by the Company or its Subsidiaries for which the Members are obligated to indemnify the Indemnified Parties pursuant to Section 9.1, (B) each such Parent Prepared Return shall be provided to the Members’ Representative for review at least fifteen (15) days before the due date for filing such Parent Prepared Return (or, if required to be filed within thirty (30) days after the Closing or within thirty (30) days after the end of the taxable period to which such Tax Return relates, as soon as reasonably practicable following the Closing) and (C) the Members’ Representative shall have the right to review and comment on each such Parent Prepared Return before filing. Pubco shall make such revisions to the Parent Prepared Returns as are reasonably requested by the Members’ Representative. The Members shall include any income, gain, loss, deduction or other Tax items for the Company and its Subsidiaries on their Tax Returns in a manner consistent with the Schedules K-1 furnished to the Members with respect to the Company and its Subsidiaries and fully satisfy any Tax liabilities arising from such inclusion.

(b) The Parties shall, to the extent permitted by applicable Law, treat the taxable period of the Company and its Subsidiaries as ending at the close of business on the Closing Date. For purposes of this Agreement, Company Taxes incurred with respect to a taxable period that includes, but does not end on, the Closing Date, shall be allocated to the portion of the period ending on the Closing Date (i) except as provided in (ii) and (iii) below, to the extent feasible, on a specific identification basis, according to the date of the event or transaction giving rise to the Tax, (ii) except as provided in (iii) below, with respect to periodically assessed ad valorem Taxes and Taxes not otherwise feasibly allocable to specific transactions or events, in proportion to the number of days in such period occurring before the Closing Date compared to the total number of days in such period, and (iii) in the case of any Tax based upon or related to income or receipts, in an amount equal to the Tax that would be payable if the relevant taxable period ended at the close of business on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practices of the Company and its Subsidiaries.

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(c) The Members’ Representative, the Members, the Company, the Chart Representative and Parent Parties shall cooperate, and the Company shall cause its Subsidiaries to cooperate, as and to the extent reasonably requested by any other Party hereto in connection the preparation and filing of Tax Returns as provided herein and any Proceeding with respect to Taxes and preparation of financial statements. Such cooperation shall include the provision of records and information that are reasonably relevant to any such Tax Return or Proceeding with respect to Taxes and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Members’ Representative, the Chart Representative, the Parent Parties and the Company shall, and the Company shall cause its Subsidiaries to, (i) retain all books and records with respect to Company Taxes (including Tax Returns) relating to any taxable period beginning before the Closing Date until ninety (90) days after the expiration of the applicable statute of limitations (including waivers and extensions) for assessment of Taxes to which such books and records are relevant and (ii) give the other Parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if another Party so requests, allow such other Party to take possession of or copy such books and records.

(d) The Company shall, and shall cause its Subsidiaries to, cause all obligations that it or any of its Subsidiaries has under all Tax sharing agreements or similar agreements to be terminated on or before the Closing Date and, after the Closing Date, neither the Company nor any of its Subsidiaries shall be bound thereby or have any Liability thereunder.

(e) Any Party who receives any notice of a pending or threatened Tax Proceeding against or with respect to the Company or any of its Subsidiaries that may give rise to Liability of another Party hereto, shall promptly notify such other Party (and if such Party is a Parent Party, the Chart Representative) after receipt of such notice; provided, however, that any failure on the part of a Parent Party to so notify the Members’ Representative shall not limit any of the obligations of any of the Members or the Members’ Representative, or any of the rights of any Indemnified Party, under Article IX (except to the extent, and only to the extent, that such failure increases the costs or liability of the Indemnifying Party under Article IX). The Parties each agree to consult with and to keep the other Parties informed on a regular basis regarding the status of any Tax Proceeding to the extent that such Proceeding could affect a Liability of such other Parties (including indemnity obligations hereunder). Pubco shall have the right to control all Tax Proceedings relating to the Company or any of its Subsidiaries, except that in the event such Tax Proceeding pertains to items reportable on income Tax Returns of the Company or any of its Subsidiaries (or any of the Members) for taxable periods ending on or before the Closing Date, the Members’ Representative shall have the right to conduct any such Tax Proceeding through counsel of the Members’ Representative’ choice in the same manner, and subject to the same limitations, as provided in Sections 9.2(a) and 9.2(b); provided, however, that Pubco and the Chart Representative shall be entitled to participate in any Tax Proceeding conducted by the Members’ Representative, at Pubco’s sole expense, and the Members’ Representative may not settle or compromise any such Tax Proceeding without the prior written consent of Pubco and the Chart Representative (which consent may not be unreasonably withheld, conditioned or delayed). No Parent Party nor the Company or any of its Subsidiaries shall enter into any agreement with the relevant Taxing Authority pertaining to such income Tax Proceeding conducted by the Members’ Representative without the written consent of the Members’ Representative, which consent shall not unreasonably be withheld, conditioned or delayed. To the extent not inconsistent with this Section 6.5, the provisions of Article IX shall govern the manner in which Tax Proceedings are conducted and resolved.

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6.6 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any charge, complaint or other Proceeding by any Person that is not a Party in connection with (i) any of the Transactions or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Company or any of its Subsidiaries, each of the other Parties shall, and the Company shall cause its Subsidiaries to, reasonably cooperate with such Party or its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably requested in connection with such contest or defense, including entering into a joint defense agreement or confidentiality agreement with respect thereto, all at the sole cost and expense of the contesting or defending Party (except to the extent that the contesting or defending Party is entitled to indemnification therefor pursuant to Article IX below).

6.7 Reasonable Efforts.

(a) Each Party, including the Members’ Representative and the Chart Representative, agrees to use all reasonable efforts promptly to take, or cause to be taken, and the Company shall cause its Subsidiaries to take, all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws and regulations to (i) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental Authorities or any other public or private third parties required to consummate the Mergers and the other matters contemplated hereby, (ii) provide such other information and communications to such Governmental Authorities or other public or private Persons as the other Party or such Governmental Authorities or other public or private Persons may reasonably request in connection therewith, and (iii) consummate and make effective the Transactions, including the satisfaction, but not waiver, of all conditions hereto; provided that the foregoing shall not require acceptance by the Parent Parties or the Seller Parties of any mitigation arrangement or any condition required or imposed on the Parent Parties or their Affiliates, the Members and/or the Company or its Subsidiaries that are unacceptable to the Parent (on behalf of the Parent Parties) or the Members’ Representative (or behalf of the Seller Parties), each in its sole discretion. Notwithstanding anything to the contrary in this Section 6.7(a), the Parent Parties, on the one hand, and the Seller Parties, on the other hand, shall each keep the other Party reasonably and promptly informed of any and all material written and oral communications from any Governmental Authority, or any such other public or private Person, regarding the Extension and the Extension Documents and regarding the Transactions or otherwise relating to this Agreement or any of the other Transaction Documents.

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(b) Each of the Parties shall cooperate reasonably with each other in connection with the performance of Section 6.7(a), and to the extent reasonably practicable and permitted by applicable Law and the applicable Governmental Authority, all discussions, telephone calls and meetings with a Governmental Authority regarding the Transactions shall include Representatives of the Company and Parent. Notwithstanding the foregoing or anything in this Agreement to the contrary, it is expressly understood and agreed that (i) no Party shall have any obligation to litigate or contest any administrative or judicial action or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent brought by or before an administrative tribunal, court or other similar tribunal or body and (ii) nothing shall require any Parent Party or any Seller Party to accept or permit any Subsidiary of the Company to accept, without Parent’s and the Members’ Representative’s consent, any requirement, condition or arrangement imposed upon the Members, the Parent Parties, the Company or any of its Subsidiaries or their respective business operations as a condition to obtaining approval or resolving any objection of a Governmental Authority or other public or private Persons with respect to the Transactions, in each case to the extent that such actions, requirements, conditions or arrangements are unacceptable to Parent or the Members’ Representative, each in its sole discretion.

(c) The Parties and the Members’ Representative and the Chart Representative shall make all other necessary and appropriate filings with applicable agencies of the U.S. Government, including, if appropriate, submission of notification of the Transactions to the U.S. Department of State at least sixty (60) days in advance of the Closing pursuant to 22 C.F.R. § 122.4(b).

(d) Subject to the provisions of Sections 6.7(a)-(c) above, none of the Parties shall take any action that would reasonably be expected to hinder or delay the obtaining of clearance or any necessary approval of any Governmental Authority.

(e) Promptly following the date hereof, the Executive Employees and Parent shall each negotiate the Employment Agreements in good faith consistent with the terms set forth in Section 7.6(f).

6.8 Intentionally Omitted.

6.9 Rule 14d-10(d) Matters. Prior to the closing of the Warrant Tender Offer, Parent shall take all such steps as may be required to cause each “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(1) under the Exchange Act entered into by Parent or a subsidiary of Parent (including Pubco and the Merger Subs) with any officer, director or employee pursuant to which consideration is payable to such officer, director or employee to be approved in accordance with the requirements of the non-exclusive safe harbor set forth in Rule 14d-10(d) under the Exchange Act.

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6.10 Payment of Obligations. Prior to the Closing, each of the Members and their respective Affiliates and each of the officers, directors, employees and Affiliates of the Company and each of its Subsidiaries shall repay in full, in accordance with their terms, all debts and other obligations, if any, owed to the Company or any of its Subsidiaries, as applicable, in each case other than as set forth on Schedule 6.10.

6.11 No Solicitation; No Trading.

(a) No Seller Party shall, and the Company shall cause its Subsidiaries not to, and each Seller Party shall cause its Representatives not to, solicit or encourage the initiation or submission of interest, offers, inquiries or proposals (or consider or entertain any of the foregoing) from any Person (including by way of providing any non-public information concerning the Company or its Subsidiaries, their businesses or assets to any Person or otherwise), initiate or participate in any negotiations or discussions, or enter into, accept or authorize any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any expression of interest, offer, proposal to acquire, purchase, license or lease (i) all or a substantial portion of the Company’s or any of its Subsidiaries’ business or assets, or (ii) the Company’s or any of its Subsidiaries’ membership interest or other equity securities, in each case whether by equity purchase, merger, consolidation, combination, reorganization, recapitalization, purchase of assets, tender offer, lease, license or otherwise (any of the foregoing, a “Seller Competing Transaction”). Each Seller Party shall, and each Seller Party shall cause its Representatives to, immediately discontinue any ongoing discussions or negotiations (other than any ongoing discussions with Parent) relating to a possible Seller Competing Transaction, and shall promptly provide Parent with an oral or a written notice of any expression of interest, proposal or offer relating to a possible Seller Competing Transaction that is received by such Seller Party, any Subsidiaries of the Company or, to the Knowledge of the Company or the knowledge of any Member, any of their respective Representatives from any Person, which notice shall contain the nature of the proposal and the material terms of the proposal. Each Seller Party represents and warrants to the Parent Parties that this Section 6.11(a) does not and will not conflict with or violate any agreement, understanding or arrangement, whether written or oral, to which any Seller Party, its Affiliates or the Company’s or any of its Subsidiaries’ officers, employees, agents or Affiliates are currently bound.

(b) No Parent Party shall, and each shall cause its Representatives not to, make or initiate any submission of interest, offer, inquiry or proposal (or consider or entertain any of the foregoing) to any Person, initiate or participate in any negotiations or discussions or commence or conduct any due diligence investigation, or enter into, accept or authorize any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to the acquisition, purchase, license or lease by any Parent Party of (i) all or a substantial portion of the business or assets of any Person, or (ii) the membership interests, capital stock or other equity securities of any Person, in each case whether by equity purchase, merger, consolidation, combination, reorganization, recapitalization, purchase of assets, tender offer, lease, license or otherwise and in each case intended by Parent to be an alternative to the Transactions (any of the foregoing, a “Parent Competing Transaction”). The Parent Parties shall, and shall cause their respective Representatives to, immediately discontinue any ongoing discussions or negotiations (other than any ongoing discussions with the Seller Parties) relating to a possible Parent Competing Transaction, and shall promptly provide the Members’ Representative with an oral or written notice of any expression of interest, proposal or offer relating to a possible Parent Competing Transaction that is received by a Parent Party or, to the knowledge of Parent, any of their respective Representatives from any Person, which notice shall contain the nature of the proposal and the material terms of the proposal. The Parent Parties each represent and warrant to the Seller Parties that this Section 6.11(b) does not and will not conflict with or violate any agreement, understanding or arrangement, whether written or oral, to which a Parent Party or any of their respective officers, employees, or agents is currently bound. Notwithstanding anything in this Agreement to the contrary, the foregoing prohibitions shall not apply to (A) any activities taken by or on behalf of The Chart Group, L.P., Cowen Investments LLC or any of their Affiliates that are not on behalf of or with respect to a Parent Party or (B) any activities taken by or on behalf of a Parent Party in connection with any transaction that would be in addition to, and not in lieu of, the Transactions and with respect to which no Parent Party has incurred, or become obligated to incur or reimburse, any cost or expense.

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(c) Each of the Seller Parties acknowledges and agrees that each is aware, and that the Subsidiaries of the Company are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of a Parent Party, will be advised) of the restrictions imposed by the United States federal securities Laws and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a public company. The Members’ Representative and each of the Seller Parties hereby agrees that, while any of them are in possession of such material nonpublic information, none of such Person or Persons shall purchase or sell any securities of Parent, communicate such information to any third party, take any other action with respect to Parent in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

6.12 Security Clearances. The Seller Parties (i) shall ensure that each of DSS and any other Governmental Authority responsible for the maintenance of the Company’s and its Subsidiaries’ facility security clearances, if any, shall not terminate, suspend, revoke or in any way materially change either the Government Contracts with the Company or any of its Subsidiaries or the Company’s or its Subsidiaries’ facility security clearance with respect to such Government Contracts as a result of this Agreement or the consummation of the Transactions, and (ii) from the date of this Agreement and until the Closing, shall continue to take any and all requisite steps to and otherwise cause each of the Seller Parties (as applicable) to obtain or retain the requisite facility and personnel security clearances to own and operate the Company and its Subsidiaries (and any successor thereto) and its business as currently conducted and as currently contemplated to be conducted without delay or interruption.

6.13 Registration Statement; Proxy Statements; Special Meetings.

(a) As soon as is reasonably practicable after receipt by Parent and Pubco from the Company of all financial and other information relating to the Company as Parent and Pubco may reasonably request, (i) Parent shall prepare with the assistance of the Company and file with the SEC under the Exchange Act the proxy statement/prospectus (as amended, the “Proxy Statement”) for the purpose of soliciting proxies (the “Proxy Solicitation”) from holders of Parent Common Stock for the matters to be acted upon at the Special Meeting and providing such holders an opportunity to have their shares of Parent Common Stock redeemed (the “Redemption Offer”) in conjunction with the stockholder vote on the Required Approval Matters and (ii) Pubco shall prepare with the assistance of the Company and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Pubco Common Stock and Pubco Warrants (and the shares of Pubco Common Stock issuable upon the exercise of such Pubco Warrants) to be issued to the Members and the holders of Parent Common Stock and Parent Warrants pursuant to the Mergers. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock to vote, at a meeting of holders of Parent Common Stock to be called and held for such purpose (the “Special Meeting”), in favor of resolutions approving (i) this Agreement and the Transactions, (ii) an equity incentive plan, in form an substance reasonably acceptable to Parent and the Members’ Representative, for the benefit of the Company’s employees (including its executive officers) and non-employee directors, to become effective upon the Closing and providing for the issuance of up to seven and one-half percent (7.5%) of the aggregate number of shares of Pubco Common Stock issued and outstanding immediately after the Closing, giving effect to any stockholder redemptions occurring prior to or concurrently with the Closing and the payment of the Per Company Unit Consideration payable at the Closing pursuant to Article I, (iii) such other matters as the Parties shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions, (the approvals described in clauses (i) through (iii) of this Section 6.13(a), collectively the “Required Approval Matters”), and (iv) the adjournment of the Special Meeting, if necessary or desirable in the reasonable determination of Parent (collectively, the “Parent Voting Matters”). Parent and Pubco, with the assistance of the Company, shall promptly respond to any SEC comments on the Registration Statement or Proxy Statement and shall otherwise use reasonable best efforts to cause the Registration Statement to become effective. As promptly as practicable after the Registration Statement shall have become effective, Parent shall mail the Proxy Statement to the holders of Parent Common Stock.

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(b) If Parent reasonably believes that the Closing will most likely not occur prior to March 13, 2015, but that the Parties are reasonably capable of causing the Closing to occur after March 13, 2015 but prior to the 180th day after the date of this Agreement, and so long as any of the Selling Parties are not in material breach of this Agreement (which breach has not been cured), (i) Parent shall prepare with the assistance of the Company and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, materials in the form of a proxy statement to be used for the purpose of soliciting proxies (the “Extension Proxy Solicitation”) from the holders of Parent Common Stock to approve, at a special meeting of the holders of Parent Common Stock (the “Extension Special Meeting”), an amendment to Parent’s amended and restated certificate of incorporation to extend the deadline for Parent to consummate its initial business combination (and, if applicable, each amendment set forth therein) (the “Extension”), and providing such holders with a Redemption Offer in connection therewith (the “Extension Proxy Statement”) and (ii) the Warrant Offerors shall commence (under the meaning of Rule 14d-2 under the Exchange Act) a tender offer to purchase all of the outstanding Parent Warrants (the “Extension Warrant Tender Offer”) for cash at a purchase price of $0.30 per warrant. Parent, with the assistance of the Company, shall promptly respond to any SEC comments on the Extension Proxy Statement and shall otherwise use reasonable best efforts to cause the Extension Proxy Statement to be approved by the SEC for mailing to the holders of Parent Common Stock as promptly as practicable. The Warrant Offerors, with the assistance of Parent and the Company, shall (x) file with the SEC documents substantially similar in form and substance to the documents they filed in connection with the tender offer they commenced in August 2014 (such documents that are filed hereafter, the “Extension Warrant Tender Offer Documents”) and (y) promptly respond to any SEC comments on the Extension Warrant Tender Offer and shall otherwise use reasonable best efforts to cause the Extension Warrant Tender Offer to be approved by the SEC.

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(c) Parent and Pubco, as applicable, shall also take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Extension, the Registration Statement, the Special Meeting and the Redemption Offer. Parent and the Company shall each promptly correct any information provided by it for use in the Extension Proxy Statement and the Proxy Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. Parent shall amend or supplement the Extension Proxy Statement and the Proxy Statement and cause the Proxy Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of shares of Parent Common Stock, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the Parent Organizational Documents. Parent and Pubco, as applicable, shall provide the Seller Parties with copies of any written comments, and shall inform them of any material oral comments, that any Parent Party or any of their respective Representatives receive from the SEC or its staff with respect to the Extension Proxy Solicitation, the Registration Statement, the Proxy Solicitation or Redemption Offer promptly after the receipt of such comments and shall give the Seller Parties a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(d) As soon as practicable following approval by the SEC, Parent shall distribute the Extension Proxy Statement (if applicable), and as soon as practicable following the effectiveness of the Registration Statement, Parent and Pubco shall distribute the Proxy Statement, in each case, to the holders of Parent Common Stock and, pursuant thereto, shall call the applicable Special Meeting in accordance with the DGCL for a date no later than thirty (30) days following the approval of the Extension Proxy Statement by the SEC or the effectiveness of the Registration Statement, respectively. Parent, acting through its board of directors, shall include in the Extension Proxy Statement and the Proxy Statement, as the case may be, the recommendation of its board of directors that the holders of Parent Common Stock vote in favor of the Extension or the Parent Voting Matters, as the case may be, and shall otherwise use reasonable best efforts to obtain such stockholder approval, including by soliciting proxies from the holders of Parent Common Stock to vote in favor of the Extension or the Parent Voting Matters, as the case may be.

(e) Parent and Pubco, as applicable, shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, their respective organizational documents and this Agreement in the preparation, filing and distribution of the Extension Proxy Statement, the Registration Statement and the Proxy Statement, the solicitation of proxies thereunder, the calling and holding of the applicable Special Meeting and Redemption Offer (and in the consummation of the Extension and the Transaction, as applicable, upon receipt of the requisite stockholder approval).

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6.14 Warrant Tender Offer.

(a) As soon as is reasonably practicable after the date hereof, the Warrant Offerors shall commence (under the meaning of Rule 14d-2 under the Exchange Act) a tender offer to purchase up to 3,746,150 (reduced by one Public Warrant for every two Public Warrants validly tendered in the Extension Warrant Tender Offer) of the outstanding Parent Warrants (the “Warrant Tender Offer”) for cash at a purchase price of $0.60 subject to the satisfaction of the conditions set forth in Appendix C. The Warrant Offerors initially deposited an aggregate of $2,250,000 with Continental Stock Transfer & Trust Company into a segregated escrow account, which funds (less $2,310 used for a prior tender offer for Parent Warrants in September 2014) shall be used for the purchase of the Parent Warrants validly tendered in the Warrant Tender Offer. The Warrant Offerors shall prepare and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, the Tender Offer Statement on Schedule TO (together will all amendments and supplements thereto, the “Schedule TO”), which shall contain or shall incorporate by reference an offer to purchase and forms of the letter of transmittal and such other required documents (collectively, the “Warrant Tender Offer Documents”) for the purpose of conducting the Warrant Tender Offer. The Company, its Subsidiaries and the Parent Parties shall furnish to the Warrant Offerors all information concerning the Company, its Subsidiaries and the Parent Parties, including a description of their businesses, management, operations and financial condition, as reasonably requested by the Warrant Offerors and required to be set forth in the Warrant Tender Offer Documents. The Seller Parties, Parent and their respective counsel shall be given an opportunity to review and comment on the Warrant Tender Offer Documents prior to their filing with the SEC. The Warrant Offerors, with the assistance of the Company and Parent, shall promptly respond to any SEC comments on the Warrant Tender Offer Documents and shall otherwise use commercially reasonable efforts to complete the SEC review process as promptly as practicable. The Warrant Offerors shall promptly distribute the completed Warrant Tender Offer Documents to the holders of the Parent Warrants and, subject to the other provisions of this Agreement and applicable Laws and SEC regulations, purchase the Parent Warrants validly tendered pursuant to the Warrant Tender Offer. The Warrant Offerors may, to the extent permitted by the applicable tender offer rules promulgated by the SEC (the “Tender Offer Rules”), extend the Warrant Tender Offer from time to time to a date no later than the then anticipated Closing Date.

(b) On the date the Warrant Offerors file the Schedule TO with the SEC or as promptly as reasonably practicable thereafter, Parent shall (i) file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the “Schedule 14D-9”) and (ii) disseminate the Schedule 14D-9 as required by Rule 14d-9 promulgated under the Exchange Act and any other applicable Laws. The Company, the Parent Parties and the Warrant Offerors will correct promptly any information provided by any of them for use in the Schedule 14D-9 that shall have become false or misleading, and the Parent Parties will take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to holders of Parent Warrants, in each case as and to the extent required by applicable Laws. Parent shall give the Seller Parties, the Warrant Offerors and their respective counsel a reasonable opportunity to review and comment upon the Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC. In addition, Parent shall provide the Seller Parties, the Warrant Offerors and their respective counsel with copies of any written comments, and shall inform them of any oral comments, that Parent or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments, and any written or oral responses thereto. The Seller Parties, the Warrant Offerors and their counsel shall be given a reasonable opportunity to review any such written responses and Parent shall give due consideration to the reasonable additions, deletions or changes suggested thereto by the Company, the Warrant Offerors and their respective counsel.

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6.15 Required Disclosures.

(a) The Parties and the Warrant Offerors shall comply in all material respects with the applicable U.S. federal securities Laws, including the Tender Offer Rules, in the preparation, filing and distribution of the Public Disclosure Documents, the conduct of the Proxy Solicitation, the conduct of the Warrant Tender Offer and the purchase of the Parent Warrants under the Warrant Tender Offer. The Parties and the Warrant Offerors shall ensure that the Public Disclosure Documents (i) do not, as of the date that they are first distributed to holders of Parent Common Stock or Parent Warrants, as applicable, and as of the date of the Special Meeting or the closing of the Warrant Tender Offer, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading and (ii) contain substantially the same financial and other information about the Parent Parties, the Company and its Subsidiaries as is required under Regulation 14A promulgated under the Exchange Act regulating the solicitation of proxies even if such information is not required under the Tender Offer Rules.

(b) The Company acknowledges that a substantial portion of the Public Disclosure Documents will include disclosures regarding the Company and its Subsidiaries and their businesses, management, operations and financial condition. Accordingly, the Company agrees to (i) provide, as promptly as practicable, Parent and the Warrant Offerors with such information as shall be reasonably requested by Parent and the Warrant Offerors for inclusion in or attachment to the applicable Public Disclosure Document to be filed and/or mailed as of and following the commencement of the Proxy Solicitation or Warrant Tender Offer and (ii) ensure that such information is accurate in all material respects, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. The Company understands that such information shall be included in the Public Disclosure Documents and/or responses to comments from the SEC or its staff in connection therewith. The Company shall, and shall cause each of its Subsidiaries to, make its directors, managers, officers and employees available to Parent, the Warrant Offerors and their respective counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

6.16 Post-Closing Contribution. Promptly after the Effective Time, after satisfying the Permitted Parent Leakage, Parent shall distribute the remaining Trust Fund monies and any other cash held by Parent (less necessary reserves as determined by the Pubco Board) to Pubco, and Pubco shall contribute such monies together with any other cash held by Pubco (less necessary reserves as determined by the Pubco Board) to the Company, and the Expenses of Parent and the other Parties shall be paid in accordance with Section 12.8.

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6.17 Further Assurances. The Parties shall, and the Company shall cause its Subsidiaries to, execute such further documents, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be required by another Party to consummate, and to effect the other purposes of, this Agreement, including, without limitation, the Mergers. From and after the Closing, the Company shall use its commercially reasonable efforts to obtain the release of the guaranties by any Member or any Related Person of such Member of any Contract or Indebtedness of the Company or any of its Subsidiaries, provided, however that no Parent Party shall be required to incur any out-of-pocket costs or other Liabilities in connection with such releases.

6.18 Directors & Officers Indemnification.

(a) For a period of six (6) years after the Closing Date (and such additional period of time as may be necessary to fully and finally resolve any claims for indemnification which have been duly submitted prior to the six year anniversary of the Closing Date), unless otherwise required by applicable Law and subject to Section 1.5, the certificate of formation and limited liability company agreement (or equivalent organizational documents) of the Company and its Subsidiaries with respect to indemnification, exculpation and advancement of expenses shall not be amended or altered. Pubco, the Company and its Subsidiaries shall indemnify, and advance expenses to, each present and former director, manager or officer of the Company and each of its Subsidiaries (collectively, the “D&O Indemnified Parties”), in respect of actions, omissions or events through the Closing Date to the fullest extent permitted by Law. Without limiting the generality of the preceding sentence, if any D&O Indemnified Party becomes involved in any actual or threatened action, suit, claim, proceeding or investigation covered by this Section 6.18(a) after the Closing Date, Pubco, the Company and each of its Subsidiaries shall, to the fullest extent permitted by Law, promptly advance to such D&O Indemnified Party his or her legal or other expenses (including the cost of any investigation and preparation incurred in connection therewith).

(b) The obligations under this Section 6.18 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party to whom this Section 6.18 applies without the consent of such D&O Indemnified Party (it being expressly agreed that the D&O Indemnified Parties to whom this Section 6.18 applies shall be third party beneficiaries of this Section 6.18 and shall be entitled to enforce the covenants contained herein).

6.19 Officers. The Parties shall take all necessary corporate action to appoint the officers of Pubco as set forth on Annex B hereto.

6.20 Interim Covenants of the Parent Parties. From the date of this Agreement until the Closing Date, except to the extent (a) expressly contemplated or permitted by this Agreement or the Extension Documents, (b) required by applicable Law or the regulations or requirements of any stock exchange or Governmental Authority applicable to a Parent Party, as applicable, (c) otherwise consented to by an instrument in writing signed by the Members’ Representative (which consent shall not be unreasonably conditioned, delayed or withheld), or (d) as otherwise set forth in Schedule 6.20, the Parent Parties shall conduct their business in the ordinary course in substantially the same manner heretofore conducted, use their commercially reasonable efforts to preserve substantially intact the Parent Parties and shall not:

(i) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any membership interests, capital stock or other equity securities of a Parent Party, in each case other than to a Parent Party or issuances pursuant to the exercise of Parent Warrants;

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(ii) adopt or propose any amendment to the operating agreement, certificate of formation or other organizational documents of Pubco or the Merger Subs or the Parent Organizational Documents;

(iii) merge or consolidate a Parent Party with any other Person or acquire any capital stock, membership interest, partnership interest, joint venture interest or other equity or other interest in any other Person or purchase a material amount of assets of any other Person or any division or business thereof or effect any business combination, recapitalization or similar transaction;

(iv) deliver, pledge or sell, or propose or authorize the delivery, pledge or sale of, or grant any options or other awards with respect to any capital stock or other equity securities of a Parent Party, or make any other agreements with respect to, any of its shares of capital stock or any other securities or adopt or implement any stockholder or member rights plan;

(v) permit any Parent Leakage other than Permitted Parent Leakage;

(vi) split, combine, divide, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any membership interest, shares of its capital stock or any other securities;

(vii) enter into any new, or amend any existing, employment agreement or agreement with any independent contractor;

(viii) enter into, amend, terminate or waive any material right or remedy under any material contract or agreement (whether written or oral) including, without limitation, any lease of real property, equipment or machinery, and any contract or agreement that would have been a Parent Contract had it been entered into prior to the date hereof;

(ix) make any loans or advances to, or guarantees for the benefit of, any Person;

(x) create, incur or assume any Indebtedness, issue or sell any debt securities, guarantee any Indebtedness or debt securities of others or subject to any Encumbrance any property or asset;

(xi) in any material respect amend or otherwise modify, or otherwise allow to be amended or otherwise modified, the Trust Agreements or any other agreement relating to the Trust Funds;

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(xii) (A) establish, adopt or enter into any plan, program, agreement or arrangement providing compensation or benefits to officers, employees or other service providers of a Parent Party, (B) hire any employee or officer, or (C) make or grant any bonus to, or increase the compensation, severance or benefits, of any of the current or former directors, managers, or officers of a Parent Party;

(xiii) fail to timely file or furnish to or with the SEC and any applicable stock exchange (including, if such Parent Party is listed thereon, Nasdaq) all reports, schedules, forms, statements and other documents required to be filed or furnished; or

(xiv) agree or commit to do any of the foregoing.

Nothing in this Agreement shall give the Seller Parties, directly or indirectly, rights to control or direct a Parent Parties’ operations prior to the Closing. Prior to the Closing, the Parent Parties shall exercise, consistent with the terms of this Agreement, complete control and supervision of their and their Subsidiaries’ operations.

6.21 Documents and Information. After the Closing Date, Pubco and the Company shall, and shall cause the Company’s Subsidiaries to, until the seventh anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Company and its Subsidiaries in existence on the Closing Date and make the same available for inspection and copying by the Members during normal business hours of the Company and its Subsidiaries, as applicable, upon reasonable request and upon reasonable notice. No such books, records or documents shall be destroyed after the seventh anniversary of the Closing Date by Pubco or the Company (or its Subsidiaries) without first advising the Members’ Representative in writing and giving the Members a reasonable opportunity to obtain possession thereof. Notwithstanding the foregoing in this Section 6.21, no Parent Party shall be liable to the Members for the Destruction of any such books, records or other documents destroyed at the direction of any Member.

6.22 Transaction Litigation. The Parent Parties shall give the Company the opportunity to participate in the defense or settlement of any stockholder litigation against a Parent Party and/or its directors or executive officers relating to the Transactions. Each Parent Party agrees that it shall not, without the Company’s prior written consent, settle or offer to settle any litigation commenced prior to or after the date of this Agreement against such Parent Party or its directors, executive officers or similar persons by any stockholder of Parent relating to this Agreement, the Transactions, or any other transaction contemplated hereby unless such settlement will not result in: (i) the termination of this Agreement, (ii) the Parties not being able to operate in substantially the same manner after the Closing Date as it is anticipated that they will operate under the terms of this Agreement, (iii) a Material Adverse Effect with respect to the Company or (iv) a payment of any amount in excess of $1 million, exclusive of any insurance proceeds.

6.23 Nasdaq Listing. Pubco shall use its reasonable efforts to (i) cause the shares of Pubco Common Stock to be issued to the Members as provided in Article I, including the shares to be issued to the Members following the Closing pursuant to Section 1.15 and any Earnout Shares, to be approved for listing on Nasdaq upon issuance, and (ii) make all necessary and appropriate filings with Nasdaq and undertake all other steps reasonably required prior to the Closing Date to effect such listing.

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6.24 Founders Registration Rights Agreement. The Parties hereby acknowledge and agree that, effective as of the Effective Time, automatically and without any further action by any of the Parties, all rights and obligations of Parent under the Registration Rights Agreement, dated as of December 13, 2012 (as amended, the “Founders Registration Rights Agreement”), by and among each of Parent, Chart Acquisition Group LLC, Cowen Investments LLC (as assignee of the Parent Common Stock of Cowen Overseas Investment LP) and the other Holders thereunder shall be assigned and delegated in full to Pubco, and any reference in the Founders Registration Rights Agreement to “Registrable Securities”, “Common Stock” or other securities of Parent shall include Pubco Common Stock, Pubco Warrants and any other applicable securities of Pubco.

Article VII
CONDITIONS TO THE PARENT PARTIES’ OBLIGATIONS

All obligations of the Parent Parties under this Agreement to consummate the Closing and the Transactions are subject to the fulfillment and satisfaction, prior to or at the time of the Closing, of each of the following conditions precedent, any one or more of which may be waived, in part or in full, to the extent permitted by Law, by Parent in writing.

7.1 Representations and Warranties. (A) The representations and warranties of the Seller Parties in Sections 3.1(a) (Organization and Corporate Power), 3.2 (Authority for Agreement), 3.4 (Capitalization), 3.26 (Brokers), 4.1 (Authority for Agreement), 4.3 (Ownership), and 4.6 (Brokers) shall have been true and correct in all respects as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date except for those representations and warranties that refer to facts existing at a specific date, in which case as of that date; and (B) all other representations and warranties of the Seller Parties in this Agreement shall have been true and correct (without giving effect to any limitation or exception as to “materiality” or “Material Adverse Effect” set forth therein) as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, except for those representations and warranties that refer to facts existing at a specific date, in which case as of such date, except where the failure of such representations and warranties to be so true and correct is not reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole).

7.2 Performance. All of the covenants and agreements of this Agreement to be complied with, performed or satisfied by any Seller Party on or before the Closing Date shall have been duly complied with, performed or satisfied in all material respects on or before such date.

7.3 No Injunction or Litigation. No temporary restraining order, preliminary or permanent injunction or other order or judgment issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the Transactions or materially limiting or materially restricting the conduct or operation of the Company or any of its Subsidiaries following the Closing shall be in effect, nor shall any Proceeding seeking any of the foregoing be pending. There shall be no Proceeding of any nature, pending or threatened, against any Seller Party or any Subsidiary of the Company, their respective properties or any of their respective officers or directors that is reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole).

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7.4 No Material Adverse Effect. There shall have been no effect, event or change that, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole).

7.5 Governmental, Regulatory and Other Consents and Approvals. All confirmations, consents, assurances, approvals, assignments and actions of, filings with and notices to any Governmental Authority or other Person required to consummate the Transactions shall have been obtained.

7.6 Closing Deliveries of the Members and the Company. At the Closing, the Company and the Members, as appropriate, shall have performed and delivered the following, subject to waiver, in part or in full, by Parent:

(a) the Company shall have executed and delivered to Parent a certificate of its secretary, setting forth its certified operating agreement and resolutions of its managers (or other evidence reasonably satisfactory to Parent) authorizing the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions, and certifying that (i) such operating agreement and resolutions have not been amended or rescinded and are in full force and effect, (ii) its officers executing this Agreement and the other Transaction Documents are incumbent officers and the specimen signatures on the certificate are their genuine signatures and (iii) the conditions specified in Sections 7.1, 7.2 and 7.4 have been satisfied;

(b) the Company shall have delivered to Parent a good standing certificate from the jurisdiction of its and each of its Subsidiaries’ organization and from each state in which it and each of its Subsidiaries is qualified to do business, each dated as of a date reasonably close to the date hereof;

(c) each of John G. Gulbin III and Tempus Intermediate Holdings, LLC shall have executed and delivered to Parent a Non-Competition Agreement in favor of Pubco and the Company in the form attached as Exhibit C hereto (the “Non-Competition Agreement”);

(d) the Company shall have delivered to Parent as of a date reasonably close to the date hereof Certificates of Insurance issued by the insurers under the then-current insurance policies of the Company and its Subsidiaries applicable to Pubco, certifying that (i) each such insurance policy is in full force and effect and (ii) Pubco has been added as an additional insured;

(e) each Member or (in the case of a Member that is an entity disregarded as separate from its owner for federal Tax purposes pursuant to Treasury Regulations Section 301.7701-3 or Section 1361(b)(3) of the Code (or similar provisions of other Tax law, the owner of such entity) shall have delivered a Certification under the Foreign Investment in Real Property Tax Act of 1980, as amended, which (i) states that such Person is not a foreign person, (ii) sets forth such Person’s name, identifying number and home address (in the case of an individual) or office address (in the case of an entity), and (iii) is signed by such Person under penalties of perjury, meeting the requirement of Treasury Regulations Section 1.1445-2(b)(2);

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(f) each of the Executive Employees shall have executed and delivered an employment agreement, in a form to be mutually agreed by the Executive Employees and Parent and providing for, among other things, (i) a customary non-competition covenant lasting until the later of the third anniversary of the Closing or the one-year anniversary of the applicable Executive Employee ceasing to be an employee, officer or director of the Company or any of its Subsidiaries and (ii) severance including one year of the applicable Executive Employee’s final salary in the event of termination by the Company without cause or by the applicable Executive for good reason (the “Employment Agreements”);

(g) each of the Members that is a married individual shall have delivered a consent executed by his or her spouse, approving and consenting to the Mergers and the other Transactions; and

(h) each Seller Party shall have delivered to Parent duly executed copies of each other Transaction Document to which such Seller Party is a party.

7.7 Required Parent Stockholder Approval. The Warrant Tender Offer shall have been completed, the Required Parent Stockholder Approval shall have been obtained and the Registration Statement shall have become effective.

7.8 Redemption Limitation. Upon the Closing, the Redemption Limitation shall not have been exceeded (the “Redemption Limitation Condition”).

7.9 Appointment to Board. The members of the board of directors of Pubco as set forth on Annex B shall have been elected or appointed to the board of directors of Pubco immediately following Closing in accordance with Annex B.

7.10 Minimum Asset Test. Immediately prior to the Closing, but after giving effect thereto, including any redemptions pursuant to the Redemption Offer, Parent and its Subsidiaries, together with the Company and its Subsidiaries, shall have, on a combined basis, net tangible assets of at least $5,000,000, plus an additional amount of unrestricted cash and cash equivalents sufficient to pay any accrued expenses of Parent, the Company and their respective Subsidiaries through the Closing and to provide Pubco and its Subsidiaries (including the Company) with sufficient working capital as of the Closing to enable them to pay for expenses required under contracts entered into by Parent, the Company or their respective Subsidiaries at or prior to the Closing, as they come due.

7.11 Contract Test. Prior to the Closing, the Company shall have entered into one or more fully executed and binding written Contracts which provide in the aggregate for no less than $100 million of revenues to be payable to the Company within twelve (12) months after the Closing Date, as calculated by reference to one or more of the following: (i) firm commitments to purchase goods or services from the Company as set forth in such Contracts, (ii) milestone payments to be paid to the Company as set forth in such Contracts, and (iii) the value of anticipated work amounts set forth in irrevocable work orders delivered to the Company under such Contracts.

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Article VIII
CONDITIONS TO THE COMPANY’S AND THE MEMBERS’ OBLIGATIONS

All obligations of the Company and each of the Members under this Agreement to consummate the Closing and the Transactions are subject to the fulfillment and satisfaction, prior to or at the time of the Closing, of each of the following conditions precedent, any one or more of which may be waived, in part or in full, to the extent permitted by Law, by the Members’ Representative in writing.

8.1 Representations and Warranties. (A) The representations and warranties of the Parent Parties in Sections 5.1 (Organization), 5.2 (Authority for Agreement), 5.5 (Capitalization), 5.6 (Listing), 5.7 (Trust Fund), and 5.9 (Brokers) shall have been true and correct in all respects as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date except for those representations and warranties that refer to facts existing at a specific date, in which case as of that date; and (B) all other representations and warranties of the Parent Parties in this Agreement shall have been true and correct (without giving effect to any limitation or exception as to “materiality” or “Material Adverse Effect” set forth therein) as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, except for those representations and warranties that refer to facts existing at a specific date, in which case as of such date, except where the failure of such representations and warranties to be so true and correct is not reasonably expected to have either a Parent MAE or a Material Adverse Effect on the Company and its Subsidiaries and the Parent Parties (taken as a whole).

8.2 Performance. All of the covenants and agreements of this Agreement to be complied with or performed by a Parent Party on or before the Closing Date shall have been duly complied with or performed in all material respects on or before such date.

8.3 No Injunction or Litigation. No temporary restraining order, preliminary or permanent injunction or other order or judgment issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the Transactions or materially limiting or materially restricting the conduct or operation of a Parent Party following the Closing shall be in effect, nor shall any Proceeding seeking any of the foregoing be pending. There shall be no Proceeding of any nature, pending or threatened, against a Parent Party, their respective properties or any of their respective officers or directors that is reasonably expected to have either a Parent MAE or a Material Adverse Effect on the Company and its Subsidiaries and the Parent Parties (taken as a whole).

8.4 No Material Adverse Effect. There shall have been no effect, event or change that, individually or in the aggregate, has had or is reasonably expected to have either a Parent MAE or a Material Adverse Effect on the Company and its Subsidiaries and the Parent Parties (taken as a whole).

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8.5 Governmental, Regulatory Consents and Approvals. All confirmations, consents, assurances, approvals, assignments and actions of, filings with and notices to any Governmental Authority required to consummate the Transactions shall have been obtained.

8.6 Amended Pubco Charter. Pubco shall have filed with the Secretary of State of the State of Delaware an amendment and restatement of Pubco's certificate of incorporation in the form attached hereto as Exhibit B (the “Amended Pubco Charter”).

8.7 Closing Deliveries of the Parent Parties. At the Closing, the Parent Parties shall have performed and delivered the following, subject to waiver, in part or in full, by the Members’ Representative:

(a) Parent shall have executed and delivered to the Members’ Representative a certificate of its secretary, setting forth its and the other Parent Parties’ certified organizational documents and resolutions of its managers or directors and shareholders, as applicable, (or other evidence reasonably satisfactory to the Members’ Representative) authorizing the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions, and certifying that (i) such organizational documents and resolutions have not been amended or rescinded and are in full force and effect, (ii) its and the other Parent Parties’ officers executing this Agreement and the other Transaction Documents are incumbent officers and the specimen signatures on the certificate are their genuine signatures and (iii) the conditions specified in this Sections 8.1, 8.2 and 8.4 have been satisfied;

(b) Parent shall have delivered a good standing certificate from the jurisdiction of its and each of its Subsidiaries’ organization and from each state in which it and each of its Subsidiaries is qualified to do business, each dated as of a date reasonably close to the date hereof;

(c) Officers and members of the board of directors of Pubco that are not set forth on Annex B shall have executed a written resignation effective immediately following the Closing; and

(d) Each Parent Party shall have delivered to the Seller Parties duly executed copies of each other Transaction Document to which such Parent Party is a party.

8.8 Required Parent Stockholder Approval. The Warrant Tender Offer shall have been completed, the Required Parent Stockholder Approval shall have been obtained and the Registration Statement shall have become effective.

8.9 Redemption Limitation. Upon the Closing, the Redemption Limitation shall not have been exceeded.

8.10 Appointment to Board. The members of the board of directors of Pubco as set forth on Annex B shall have been elected or appointed to the board of directors of Pubco effective immediately following Closing in accordance with Annex B.

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Article IX
INDEMNITY

9.1 Indemnification.

(a) From and after the Closing, Pubco covenants and agrees to indemnify, defend, protect and hold harmless the Members and their respective officers, directors, employees, members, assigns, successors and Affiliates (the “Seller Indemnified Parties”) from, against and in respect of all Damages suffered or incurred by such Person in connection with, resulting from or arising out of (whether or not involving a Third Party Claim): (i) the breach of any representation or warranty made by a Parent Party set forth in this Agreement or in any certificate delivered to any Seller Party pursuant to this Agreement; and (ii) the breach of any covenant or agreement on the part of a Parent Party set forth in this Agreement or in any certificate executed and delivered by a Parent Party to any Seller Party pursuant to this Agreement.

(b) From and after the Closing, each of the Specified Members covenants and agrees to indemnify, defend, protect and hold harmless Pubco and its officers, directors, employees, members, assigns, successors and Affiliates (the “Parent Indemnified Parties”) from, against and in respect of all Damages suffered or incurred by such Person in connection with, resulting from or arising out of (whether or not, subject to the last sentence of this Section 9.1(b), involving a Third Party Claim): (i) the breach of any representation or warranty made by any Seller Party set forth in this Agreement or in any certificate delivered to a Parent Party pursuant to this Agreement; (ii) the breach of any covenant or agreement on the part of any Member and, with respect to any covenant or agreement requiring performance by the Company prior to the Closing, the Company set forth in this Agreement or in any certificate executed and delivered to a Parent Party by any Seller Party pursuant to this Agreement; (iii) any and all Liabilities for Taxes (x) in connection with or arising out of the Company’s or its Subsidiaries’ activities or business on or before the Closing Date (determined, with respect to taxable periods that begin before and end after the Closing Date, in accordance with the allocation provisions of Section 6.5(b)), (y) owing by any Person (other than the Company and its Subsidiaries) for which the Company or any of its Subsidiaries is liable where the Liability of the Company or any of its Subsidiaries for such Taxes is attributable to an event or transaction occurring on or before the Closing Date, including (A) in respect of Taxes payable by any Member, (B) under Treasury Regulation Sections 1.1502-6 (or any predecessor or successor thereof or any analogous or similar provision of Law ), (C) as a transferee or successor or (D) by Contract, or (z) resulting from a breach by any Seller Party of any provision of Section 6.5, except, in each case with respect to this clause (iii), to the extent that the amount of such Tax was reserved for on the Balance Sheet or is attributable to transactions undertaken in the ordinary course of business after the Balance Sheet Date for which there are reserves or accruals for Taxes on the Balance Sheet related to similar transactions; (iv) enforcing the indemnification rights of the Indemnified Parties hereunder; and (v) any Liabilities of the Company or any of its Subsidiaries arising from the conduct of any Tempus Jets Entity (other than Liabilities, if any, arising pursuant to or in connection with any Contract or transaction set forth on Schedule 6.10 or other Contracts between the Company or any of its Subsidiaries and a Tempus Jets Entity that (1) are on terms and conditions no less favorable to the Company or such Subsidiary than could have been obtained from an unrelated third party negotiated on an arm’s-length basis, (2) have been approved by the Chart Representative and the Parent Board or, after the Closing, the board of directors of Pubco or (3) were entered into at any time that no Member having a direct or indirect interest in such Tempus Jets Entity is an officer of the Company or any of its Subsidiaries, or after the Closing, Pubco or any of its Subsidiaries). Notwithstanding the foregoing and any other provision of this Agreement, the Parties agree that for purposes of the indemnification obligations of the Specified Members set forth in this Article IX, a breach of the covenant of the Company set forth in Section 6.15(b) hereof shall be indemnifiable only to the extent of Damages arising out of Third Party Claims. Each Member other than the Specified Members hereby agrees to indemnify each Specified Member for any amounts paid by such Specified Member under this Article IX with respect to Damages arising from a breach by such Member of a representation or warranty in Article IV. Notwithstanding anything in this Article IX to the contrary, the Parties agree that with respect to any obligation of the Specified Members to indemnify pursuant to clause (v) of the first sentence of this Section 9.1(b), Pubco shall proceed against each Specified Member in proportion to their respective direct or indirect ownership (including through trusts or other entities controlled by such Specified Member) in the applicable Tempus Jets Entity.

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9.2 Indemnification Procedures.

(a) In the event of the assertion or commencement by any Person of any Proceeding (whether against an Indemnified Party or against any other Person) with respect to which such Indemnified Party may be entitled to indemnification pursuant to this Article IX, the Indemnifying Party shall have the right, at its election, to proceed with the defense of such Proceeding on its own (subject to the exceptions set forth in this Section 9.2(a)). The election by the Indemnifying Party to assume the defense of a Third Party Claim shall constitute a waiver by the Indemnifying Party, as between it and the Indemnified Party, of the right to dispute the obligation to indemnify the Indemnified Party in connection therewith, subject to the limitations set forth herein. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim the defense of which has been assumed by the Indemnifying Party and to employ counsel separate from the counsel employed by the Indemnifying Party, it being agreed, subject to the following sentence, that the Indemnifying Party shall control such defense and shall not be liable to the Indemnified Party for any legal or other expenses incurred by the Indemnified Party in connection with the defense thereof. Notwithstanding anything to the contrary in this Agreement, if (i) the Indemnifying Party does not elect to assume the defense of such Third Party Claim, (ii) the named parties (including any impleaded parties) to a Proceeding in connection therewith include both the Indemnified Party (or any of its Related Persons) and the Indemnifying Party (or any of its Related Persons) and the Indemnified Party reasonably concludes, in consultation with counsel, that there is a conflict of interest between it and the Indemnifying Party (or any of its Related Persons), (iii) such Third Party Claim involves a charge of criminal liability, (iv) the Indemnified Party determines in good faith that the Damages which are reasonably likely to be incurred as a result of such Third Party Claim would exceed the remaining amount available under the limitation set forth in Section 9.4(b), (v) the Third Party Claim seeks, in addition to or in lieu of monetary damages, specific performance or any injunctive or other equitable relief, (vi) the Third Party Claim directly involves a material customer or supplier of the Company or any of its Subsidiaries or any Governmental Authority, (vii) an insurance carrier requires, as a condition to an Indemnified Party’s eligibility to recover insurance proceeds on account of such Third Party Claim, that such carrier control the defense of such Third Party Claim (and such defense is controlled by such carrier), (viii) the Indemnifying Party is not reasonably, diligently and in good faith conducting a defense of the Third Party Claim or (ix) if the Indemnified Parties include a Parent Indemnified Party, the Third Party Claim involves a Proceeding contemplated by Section 6.5(e) to be controlled by a Parent Party; then, in any such case, following written notice to the Indemnifying Party, the Indemnified Party shall have the right to assume the defense thereof and the Indemnifying Party shall be liable for the fees and expenses of one separate counsel (together with one local counsel) selected by the Indemnified Party to represent the Indemnified Party in connection therewith.

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(b) The Indemnifying Party shall not effect, without the prior written consent of the Indemnified Party, any settlement, compromise or discharge of a Third Party Claim unless the same (x) involves an unconditional release of all claims against the Indemnified Party in form and substance satisfactory to the Indemnified Party, (y) is limited to the payment of monetary damages by the Indemnifying Party and (z) does not include any statement or admission as to fault, culpability, or failure to act by or on behalf of any Indemnified Party. If the Indemnified Party effects any settlement, compromise or discharge of a Third Party Claim without the prior written consent of the Indemnifying Party, the amount of such settlement or compromise shall not be determinative of any Damages payable by the Indemnifying Party hereunder.

(c) If the Indemnifying Party assumes the defense of any Third Party Claim, then the Indemnified Party will cooperate with the Indemnifying Party and its counsel in the review, investigation and defense of any such claim, and shall, upon reasonable prior written notice and during normal business hours, in a manner so as not to unreasonably interfere in any material respect with normal business operations, make available its personnel, and provide such access to its books and records as is reasonably requested by the Indemnifying Party or the Indemnified Party, as applicable, in connection therewith.

(d) In the event that any Indemnified Party desires to seek indemnification under this Article IX, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, which shall state the basis for such indemnification claim and, to the extent known or reasonably calculable, an estimate and calculation of the amount of Damages resulting therefrom; provided, however, that any failure on the part of the Indemnified Party to so notify the Indemnifying Party shall not limit any of the obligations of any of the Indemnifying Party or any of the rights of any Indemnified Party, under this Article IX (except to the extent, and only to the extent, that such failure adversely prejudices the Indemnifying Party). If the Indemnifying Party disputes a claim for indemnification or any portion thereof, the Indemnifying Party shall notify the Indemnified Party in writing (which writing shall set forth the grounds for such objection) within ten (10) Business Days after its receipt of notice of such claim for indemnification, whereupon the Indemnified Party and Indemnifying Party shall meet and attempt in good faith to resolve their differences with respect to such claim or any portion of such claim for indemnification. If the dispute has not been resolved within thirty (30) days after the Indemnifying Party’s notice of such dispute, either the Indemnifying Party or the Indemnified Party may proceed with pursuing the remedies provided herein to resolve such dispute. In the event that no written notice disputing or objecting to such claim or any portion of such claim for indemnification is delivered by the Indemnifying Party prior to the expiration of the ten (10) Business Days in which the Indemnifying Party may dispute such claim for indemnification, the claim(s) stated by the Indemnified Party shall be conclusively deemed to be approved by the Indemnifying Party.

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(e) All Damages indemnifiable hereunder shall be payable by the Indemnifying Party to Pubco in cash; provided, that, (A) if the Specified Members are the Indemnifying Party, then at the election of the Indemnifying Party by written notice to the Indemnified Party, the amount of any Damages indemnifiable under Sections 9.1(b)(i), 9.1(b)(iii), 9.1(b)(iv) and 9.1(b)(v), as applicable (excluding any Damages resulting from a Willful Breach) may be satisfied by the cancellation of the number of shares of Pubco Common Stock held by the Specified Members, and (B) if Pubco is the Indemnifying Party, then in all cases the amount of any Damages indemnifiable under Section 9.1(a), shall be satisfied by the issuance of the number of shares of Pubco Common Stock to the Specified Members, in each case representing the number of shares of Pubco Common Stock that, when valued at the VWAP, has a value equal to the amount of such indemnifiable Damages.

(f) Except as otherwise set forth in this Agreement, no exercise of, nor failure to exercise, the rights set forth in this Section 9.2 shall constitute an election of remedies or limit such Indemnified Party’s other rights hereunder or otherwise. Notwithstanding anything to the contrary in this Agreement, (i) the aggregate liability of a Specified Member under, or related to, this Agreement shall in no event exceed such Specified Member’s Pro Rata Percentage of the Base Company Value, (ii) except with respect to a breach or inaccuracy of any representation or warranty made by a Specified Member in Article IV or a failure of such Specified Member to perform a covenant or agreement applicable to such Specified Member, no Specified Member shall have any liability in excess of his, her or its Pro Rata Percentage of any Damages recoverable under Section 9.1(b), and (iii) no Specified Member shall have any liability for any breach or inaccuracy of any representation or warranty made by any other Specified Member in Article IV or a failure of any other Specified Member to perform a covenant or agreement applicable to such other Specified Member. The term “Pro Rata Percentage” means with respect to each Specified Member, the proportion of the number of issued and outstanding Company Units held by such Specified Member immediately prior to the Closing as compared to the total number of Company Units held by all Specified Members immediately prior to the Closing. Nothing in this Section 9.2(f) shall prevent or prohibit a Party from seeking and/or obtaining specific performance or any other equitable remedy in accordance with Section 12.3. Any cash payment required under this Section shall be made by wire transfer of immediately available funds to the account or accounts designated in writing by the payee.

(g) Notwithstanding anything to the contrary contained herein, (i) the Chart Representative shall have the sole right to act on behalf of Pubco and the other Parent Indemnified Parties (and their respective successors and assigns) with respect to any indemnification claims made pursuant to this Article IX, including bringing and settling any claims hereunder and receiving any notices on behalf of Pubco and the other Parent Indemnified Parties, and (ii) the Members’ Representative shall have the sole right to act on behalf of the Specified Members and the other Seller Indemnified Parties (and their respective successors and assigns) with respect to any indemnification claims made pursuant to this Article IX, including bringing and settling any claims hereunder and receiving any notices on behalf of the Specified Members and the other Seller Indemnified Parties.

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9.3 Survival of Representations, Warranties and Covenants. Each covenant and agreement contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing and be enforceable until such covenant or agreement has been fully performed. All representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing until the date that is twelve (12) months after the Closing Date, and shall thereafter expire. The limitations on survival set forth in this Section 9.3 shall not apply to (a) the representations and warranties set forth in Sections 3.1(a) (Organization and Corporate Power), 3.2 (Authority for Agreement), 3.3 (No Violation to Result), 3.4 (Capitalization), 3.10 (Taxes), 3.26 (Brokers), 4.1 (Authority for Agreement), 4.2 (No Violation to Result), 4.3 (Ownership), 4.6 (Brokers), 5.1 (Organization), and 5.2 (Authority for Agreement), 5.3 (No Violation to Result), 5.5 (Capitalization), and 5.13 (Taxes), all of which shall survive until sixty (60) days after expiration of the applicable statute of limitations, (b) the representations and warranties set forth in Section 3.16 (Anti-Corruption Laws; Certain Regulatory Matters), which shall survive until the date six (6) years from the Closing Date, (c) the representations and warranties set forth in Section 3.8 (Employee Benefit Plans), Section 3.14 (Government Contracts and Bids) and Section 3.18 (Environmental and Safety Matters), which shall survive until the date three (3) years from the Closing Date or (d) claims based on criminal matters, fraud or Willful Breach, which shall survive without limitation. No claim may be made for indemnification hereunder for breach of any representations, warranties or covenants after the expiration of the survival period applicable to such representation, warranty and covenant set forth above; provided that, any representation, warranty or covenant with respect to which a claim has been made for a breach thereon prior to any of the foregoing dates shall, only with respect to such claim, survive until such claim is resolved.

9.4 Limitations on Indemnification.

(a) An Indemnifying Party shall have no liability to indemnify for Damages pursuant to Section 9.1(a)(i) or 9.1(b)(i), as applicable, unless and until the aggregate amount of all Damages for all claims asserted by the Seller Indemnified Parties, collectively, or the Parent Indemnified Parties, collectively, as applicable, exceeds Five Hundred Thousand Dollars ($500,000) (the “Deductible”); provided, however, that after the amount of such Damages exceeds the Deductible, all such Damages in excess of the Deductible shall, subject to the other limitations set forth in this Article IX, be recoverable by the applicable Indemnified Parties; provided, further, that the foregoing limitations shall not apply to (i) the representations and warranties set forth in Sections 3.1(a) (Organization and Corporate Power), 3.2 (Authority for Agreement), 3.3 (No Violation to Result), 3.4 (Capitalization), 3.10 (Taxes), 4.1 (Authority for Agreement), 4.2 (No Violation to Result), 4.3 (Ownership), 5.1 (Organization), 5.2 (Authority for Agreement), 5.3 (No Violation to Result), 5.5 (Capitalization), 5.6 (Listing), 5.7 (Trust Fund) and 5.13 (Taxes) or (ii) claims based on fraud or Willful Breach, with respect to which, in each case, all Damages in connection therewith shall be recoverable from the first dollar and shall be counted in determining whether the thresholds in this Section 9.4(a) have been exceeded. For purposes of determining the amount of any Damages with respect to (but not for purposes of determining the existence of) any breach of any representation, warranty or covenant for purposes of indemnification under this Article IX, any qualification or limitation of a representation, warranty or covenant by reference to materiality of matters stated therein or as to matters having or not having “Material Adverse Effect,” “materiality” or words of similar effect, shall be disregarded.

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(b) The indemnification obligations of the Indemnifying Party pursuant to Section 9.1(a)(i) or 9.1(b)(i), as applicable, shall be limited to an amount equal to 15% of the Base Company Value (the “Cap”); provided (i) that to the extent that any Damages indemnifiable under Section 9.1(b)(i) with respect to the breach of Section 3.14 (Government Contracts and Bids) are otherwise precluded by the Cap, such Damages, up to an aggregate amount equal to 50% of the Base Company Value (which for avoidance of doubt shall include and not be in addition to the amount of the Cap that would otherwise be applicable), shall not be so limited by this sentence, and (ii) that the foregoing limitation shall not apply to the representations and warranties set forth in Sections 3.1(a) (Organization and Corporate Power), 3.2 (Authority for Agreement), 3.3 (No Violation to Result), 3.4 (Capitalization), 3.10 (Taxes), 4.1 (Authority for Agreement), 4.2 (No Violation to Result), 4.3 (Ownership), 5.1 (Organization), 5.2 (Authority for Agreement), 5.3 (No Violation to Result), 5.5 (Capitalization), 5.6 (Listing), 5.7 (Trust Fund) and 5.13 (Taxes), which shall be limited to an amount equal to the Base Company Value, or (iii) claims based on fraud or Willful Breach, which shall not be limited in amount.

(c) Except with respect to claims based on fraud or willful misconduct or actions seeking specific performance, the indemnification obligations of the Parties pursuant to this Article IX shall be the Parties’, any other Seller Indemnified Parties’ and any other Parent Indemnified Parties’ sole and exclusive remedy with respect to any claim related to or arising from this Agreement, the negotiation and execution of this Agreement, the performance by the Parties of their respective obligations hereunder, and the transactions contemplated by this Agreement.

9.5 Mitigation, etc.

(a) The Indemnified Party shall, and is obligated to, take all commercially reasonable steps to mitigate all indemnifiable Damages upon and after becoming aware of any event which could reasonably be expected to give rise to any Damages hereunder, and the Indemnified Party shall use reasonable efforts to seek recovery under all available insurance policies covering any Damages for which such Indemnified Party is seeking indemnification; provided, however, that that exhaustion of all such efforts by the Indemnified Party shall not be a precondition to recovery of Damages by such Indemnified Party in accordance with this Article IX; provided, further, that if the Indemnified Party is a Parent Indemnified Party, then such Parent Indemnified Party shall not be liable for any failure to comply with its obligations under this sentence to the extent that the Members (A) act to prevent or materially impede Pubco or its Subsidiaries from complying, or (B) who are officers of Pubco or its Subsidiary, fail to take the steps reasonably required hereunder to mitigate such damages unless otherwise instructed by both the board of directors of Pubco and the Chart Representative or such steps are not within their scope of authority. Notwithstanding anything in this Article IX to the contrary, in no event shall Pubco, the Company or any of its Subsidiaries or any other Parent Indemnified Party be obligated to seek indemnification or otherwise recover any amounts from (nor shall the Members be subrogated to the rights of Pubco, the Company or any of its Subsidiaries or any other Parent Indemnified Party) a material customer or supplier of the Company or any of its Subsidiaries. No Indemnified Party shall be obligated to commence or threaten to commence a Proceeding pursuant to this Section 9.5 unless the Indemnifying Party (i) shall have reasonably requested in writing that the Indemnified Party commence such Proceeding, (ii) acknowledges in writing that it is liable for all costs and expenses of such Proceeding and (iii) pays all such costs and expenses as and when incurred in connection with pursuing such Proceeding; it being acknowledged and agreed that, if the Indemnifying Party fails to pay all such costs and expenses as and when incurred, the Indemnified Party shall not be obligated to continue to pursue such Proceeding.

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(b) The amount of any Damages indemnifiable under this Article IX shall be net of any amounts actually recovered by the Indemnified Party under insurance policies, third party indemnities or other collateral sources with respect to such Damages. In the event any amounts recovered from such sources are not received before a claim for indemnification is paid pursuant to this Article IX then the amount of such recovery shall be applied first, to reimburse the Indemnified Party and the Indemnifying Party, on a pro rata basis, for any out-of-pocket expenses (including reasonable attorney’s fees and expenses) expended by them in pursuing such recovery or defending any claims arising therefrom, second, to refund any payments made by the Indemnifying Party which would not have been so paid had such recovery been obtained prior to such payment (taking into account the first sentence of this Section 9.5(b)) and, third, any excess to the Indemnified Party.

(c) The amount of Damages with respect to which an Indemnified Party is to be indemnified pursuant to this Agreement shall initially be determined without regard to any Tax benefit or Tax detriment, and the indemnification payment shall be made on such basis. To the extent, however, that the Indemnified Party recognizes a Tax benefit or Tax detriment with respect to any Damages for which payment is made hereunder, after taking into account the Tax effect, if any, of such indemnification (the “Net Tax Effect”), the Indemnified Party (in the case of a Tax benefit) or the Indemnifying Party (in the case of a Tax detriment) shall pay to the Indemnifying Party (in the case of a Tax benefit) or the Indemnified Party (in the case of a Tax detriment) the amount of such Net Tax Effect at such time or times as and to the extent such Indemnified Party or Indemnifying Party, as applicable, or any of their Affiliates realizes such Net Tax Effect through a refund, reduction or increase in Tax otherwise payable, calculated by computing the amount of Tax with and without taking into account any Tax items attributable to such Damages and the indemnification payment with respect to such Damages.

(d) The Indemnifying Party shall have no right of subrogation, reimbursement or similar right against any Person with respect to such Indemnifying Party’s obligations under this Agreement. Each Party hereby irrevocably waives all such rights, and agrees not to institute any Proceedings against any other Person with respect to the same.

9.6 Waiver, Release and Discharge. Effective as of the Closing, except for any rights, obligations or claims arising under any Transaction Document, each of the Members, in each case for itself and its Affiliates, hereby irrevocably waives, releases and discharges (i) the Parent Parties and their respective Affiliates, directors, officers and employees (determined in each case prior to the consummation of the Transaction) and (ii) the Company, its Subsidiaries and their employees (other than the Members) from any and all Liabilities and obligations to such Member of any kind or nature whatsoever, whether as a member, option holder, officer, director or Company Employee or otherwise (including in respect of rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown at law or equity, or otherwise and which are based on acts, events or omissions occurring up to and including the Closing; provided, however, that the Parties acknowledge and agree that this Section 9.6 does not apply to, and shall not constitute a waiver, release or discharge of, (i) to the extent that such releasing party is an employee of the Company or any of its Subsidiaries, such releasing party’s right to any salary or wages, and entitlements to employee expense reimbursements and contributions to Benefit Plans, in each case to the extent accrued, earned or otherwise due to such releasing Party prior to the Closing and (ii) the releasing party’s or its Affiliates’ rights in connection with any matter listed on Schedule 6.10 or against Persons other than the Parent Parties and the Company and its Subsidiaries with respect to the Tempus Jets Entities.

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9.7 Members’ Representative.

(a) Each of the Members designates Benjamin Scott Terry and John G. Gulbin III as such Member’s representative (acting together, or either of them acting individually, the “Members’ Representative”) for purposes of this Agreement, and Benjamin Scott Terry and John G. Gulbin III each agrees to act as the Members’ Representative as set forth herein. Each of the Members and each of their respective successors shall be deemed to have approved, and shall be bound by, any and all actions taken by the Members’ Representative on their behalf under or otherwise relating to this Agreement and the Transactions as if such actions were expressly ratified and confirmed by each of them. In the event that the Members’ Representative is unable or unwilling to serve or shall resign, a successor Members’ Representative shall be selected by the holders of a majority of the Company Units outstanding immediately prior to the Closing. A Members’ Representative may not resign, except upon thirty (30) days’ prior written notice to the Parent Parties. In the event of a notice of proposed resignation, or any death, disability or other replacement of a Members’ Representative, a successor, if needed, shall be appointed effective immediately thereafter, and the Parent Parties shall be notified promptly of such appointment by such successor Members’ Representative. No resignation, nor any other replacement, of any Members’ Representative is effective against the Parent Parties until selection of a successor and prior written notice to the Parent Parties of such selection. Each successor Members’ Representative shall have all of the power, rights, authority and privileges hereby conferred upon the original Members’ Representative.

(b) The Parent Parties shall be entitled to rely upon any communication or writing given or executed by the Members’ Representative on behalf of the Members. All communications or writings to be sent to the Members pursuant to this Agreement may be addressed to the Members’ Representative and any communication or writing so sent shall be deemed notice to all of the Members hereunder. Each Member hereby consents and agrees that the Members’ Representative is authorized to accept deliveries, including any notice, on behalf of each Member pursuant hereto.

(c) The Members’ Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Member with full power of substitution in such Member’s name and on such Member’s behalf to act according to the terms of the Transaction Documents in the absolute discretion of the Members’ Representative; and in general to do all things and to perform all acts including executing and delivering all agreements, certificates, receipts, instructions, notices and other instruments contemplated by or deemed advisable in connection with this Agreement, including this Article IX and the other Transaction Documents. This power of attorney and all authority hereby conferred is granted subject to the interest of the other Members hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Member, by operation of Law, by such Member’s death or disability, or by any other event.

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(d) The Members’ Representative shall not have any liability to any of the Members for any act done or omitted hereunder or otherwise in connection with the performance of its duties under this Section 9.7 as the Members’ Representative while acting in good faith and in the exercise of reasonable judgment. The Members’ Representative shall be indemnified by the Members for and shall be held harmless against any loss, liability or expense (including any out-of-pocket costs, legal fees and other legal costs) incurred by the Members’ Representative or any of its Affiliates and any of their respective partners, directors, officers, employees, agents, stockholders, consultants, attorneys, accountants, advisors, brokers, representatives or controlling persons, in each case, relating to the Members’ Representative’s conduct as Members’ Representative, other than losses, liabilities or expenses that have been finally determined by a court of competent jurisdiction to result from the Members’ Representative’s fraud in connection with its performance under this Section 9.7. This indemnification shall survive the termination of this Agreement. The Members’ Representative may, in all questions arising under this Agreement or the other Transaction Documents, rely on the advice of counsel, public accountants or other independent experts it reasonably determines to be experienced in the matter at issue, and will not be liable to any of the Parties or to the Members for anything done, omitted or suffered in good faith by the Members’ Representative in accordance with such advice. In no event shall the Members’ Representative be liable hereunder or under any other Transaction Document for any indirect, punitive, special or consequential damages.

9.8 Chart Representative.

(a) Each of the Parent Parties, on behalf of themselves and their Subsidiaries and their respective successors and assigns, by execution and delivery of this Agreement, hereby appoints Chart Acquisition Group, LLC, in its capacity as the Chart Representative, as each such Person’s agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person in connection with: (i) bringing, managing, controlling, defending and settling on behalf of a Parent Indemnified Party any indemnification claims by or against a Parent Indemnified Party under Article IX, including controlling, defending, managing, settling and participating in any Third Party Claim in accordance with Section 9.2, (ii) making on behalf of any such Person any determinations and taking all actions on their behalf relating to the Adjustment Amount under Section 1.15 or the Earnout Payments under Section 1.16 and any disputes with respect thereto, and (iii) otherwise enforcing the rights and obligations of any such Persons, under this Agreement and the other Transaction Documents; provided, that the Parties acknowledge that the Chart Representative is specifically authorized and directed to act on behalf of, and for the benefit of, the holders of Parent’s equity securities (other than the Members and their successors and assigns). All decisions and actions by the Chart Representative, including any agreement between the Chart Representative and a Specified Member or other Seller Indemnified Party relating to the defense or settlement of any claims for which a Specified Member may be required to indemnify a Parent Indemnified Party pursuant to Article IX or for which Pubco may be required to indemnify a Seller Indemnified Party pursuant to Article IX, shall be binding upon all of the Parent Parties, and no Parent Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 9.8 are irrevocable and coupled with an interest.

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(b) The Chart Representative shall not be liable for any act done or omitted under any Transaction Document as the Chart Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Parent Parties shall jointly and severally indemnify the Chart Representative and hold the Chart Representative harmless against any damages, Liability, Damage or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Chart Representative and arising out of or in connection with the acceptance or administration of the Chart Representative’s duties under this Agreement, including the reasonable fees and expenses of any legal counsel retained by the Chart Representative. In no event shall the Chart Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Chart Representative shall be fully protected against the Parent Parties in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof. No Person shall have any Liability for relying on the Chart Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Chart Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Parent Parties, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Chart Representative may deem necessary or desirable from time to time. All of the indemnities, immunities, releases and powers granted to the Chart Representative under this Section 9.8 shall survive the Closing.

(c) The Person serving as the Chart Representative may resign upon ten (10) days’ prior written notice to the Parties, provided, that the Chart Representative appoints a replacement Chart Representative. Each successor Chart Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Chart Representative, and the term “Chart Representative” as used herein shall be deemed to include any such successor Chart Representatives.

Article X
TERMINATION

10.1 Termination.

(a) This Agreement may, by notice given on or prior to the Closing, in the manner hereinafter provided, be terminated and abandoned at any time prior to the Closing, as follows:

(i) by the Members’ Representative if there has been a misrepresentation, default or breach by a Parent Party with respect any or their respective representations, warranties, covenants or agreements in this Agreement or in any Transaction Document which would result in any of the conditions to the Company’s and the Members’ obligations in Section 8.1 or Section 8.2 not being satisfied and such misrepresentation, default or breach either (i) is the result of a Willful Breach or (ii) shall not have been cured within thirty (30) days after receipt by Parent of written notice specifying particularly such misrepresentation, default or breach;

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(ii) by Parent if there has been a misrepresentation, default or breach by any Seller Party with respect to any of their respective representations, warranties, covenants or agreements in this Agreement or in any Transaction Document which would result in any of the conditions to the Parent Parties’ obligations in Section 7.1 or 7.2 not being satisfied and such misrepresentation, default or breach either (i) is the result of a Willful Breach or (ii) shall not have been cured within thirty (30) days after receipt by the Members’ Representative of written notice specifying particularly such misrepresentation, default or breach;

(iii) by mutual written agreement of the Members’ Representative and Parent;

(iv) by either the Members’ Representative or Parent if the Closing shall not have occurred on or before March 13, 2015 (the “Outside Date”) (unless Parent receives the approval of its shareholders for the Extension, in which case the Outside Date shall be extended to the earlier of (x) such extended date before which Parent must complete its initial business combination or (y) the one hundred eightieth (180th) day after the date hereof); provided, however, that the party seeking to terminate this Agreement shall not because of its (and in the case of the Members’ Representative, the Company’s or any Member’s, and in the case of the Parent’s, any Parent Party’s) breach or violation of any representation, warranty or covenant contained herein have caused the Closing not to have occurred;

(v) by either the Members’ Representative or Parent if the Special Meeting (including any adjournments or postponements thereof) shall have concluded and the Required Parent Stockholder Approval shall not have been obtained;

(vi) by Parent on or after the fifth (5th) Business Day following written notice from Parent to the Members’ Representative if there shall have occurred an effect, event or change that, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole) and such effect, event or change is continuing at the time of such termination;

(vii) by the Members’ Representative, on the one hand, or by Parent, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing the consummation of the Transactions; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Transactions by any Governmental Authority that would make the consummation of the transactions illegal; or

(viii) by either the Members’ Representative or Parent if the Extension Special Meeting (including any adjournments or postponements thereof) shall have concluded and the Extension shall not have been approved.

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(b) In the event of the termination of this Agreement pursuant to Section 10.1(a), (i) the Transactions shall be abandoned; (ii) the provisions of Sections 6.3(b) and (c), Section 9.7, this Article X and Article XI and Article XII shall remain in full force and effect and survive any termination of this Agreement; and (iii) no Party shall have any other liability for its obligations under this Agreement after its termination in the absence of fraud or Willful Breach of this Agreement by such Party.

Article XI
TRUST FUND WAIVER

11.1 Trust Fund Waiver. Reference is made to the final prospectus of Parent dated December 13, 2012 (File No. 333-177280) (the “Prospectus”). Each of the Seller Parties warrants and represents, jointly and severally, that such Seller Party has read the Prospectus and understands that Parent has established the Trust Fund containing the proceeds of the IPO initially in the amount of at least Seventy-Five Million Dollars ($75,000,000) for the benefit of Parent’s public stockholders and certain other parties (including the underwriters of the IPO) and that Parent may disburse monies from the Trust Fund, including any proceeds therefrom, only as provided in the Prospectus. For and in consideration of Parent agreeing to enter into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Seller Parties agrees (for itself and on behalf of its Affiliates and direct and indirect subsidiaries and members, and its and their respective successors and assigns, and any Person claiming by or through such Seller Party) that, notwithstanding any provisions contained in this Agreement, such Seller Party does not now have, and shall not at any time prior to the Closing have, any right, title, interest or claim of any kind in or to, or make any claim against, the Trust Fund or any asset contained therein (or any distribution therefrom occurring prior to the Closing in accordance with the terms of the Trust Agreements), regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between the Company or any of its Subsidiaries, on the one hand, and Parent, on the other hand, this Agreement or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Each of the Seller Parties (for itself and on behalf of its Affiliates and direct and indirect subsidiaries and members, and its and their respective successors and assigns, and any Person claiming by or through such Seller Party) hereby irrevocably waives any and all rights, titles, interests and claims of any kind that such Seller Party may have, now or in the future (in each case, however, prior to the consummation of a business combination), and shall not take any action or suit, make any claim or demand or seek recovery of any Liability or recourse against, the Trust Fund (or any distribution therefrom occurring prior to the Closing in accordance with the terms of the Trust Agreements) for any reason whatsoever in respect thereof. Each of the Seller Parties agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Parent and its Affiliates to induce them to enter into this Agreement. Each of the Seller Parties further intends and understands such waiver to be valid, binding and enforceable under applicable Law. To the extent that any of the Seller Parties or the Members’ Representative commences any action or Proceeding based upon, in connection with, relating to or arising out of any matter relating to Parent, which Proceeding seeks, in whole or in part, monetary relief against Parent, each of the Seller Parties hereby acknowledges and agrees such Seller Party’s sole remedy shall be against funds held outside of the Trust Fund and that such claim shall not permit such Seller Party (or any party claiming on such Seller Party’s behalf or in lieu of such Seller Party) to have any claim against the Trust Fund or any amounts contained therein (or any distribution therefrom occurring prior to the Closing in accordance with the terms of the Trust Agreements). In the event that any Seller Party or the Members’ Representative commences any action or Proceeding based upon, in connection with, relating to or arising out of any matter relating to Parent, which Proceeding seeks, in whole or in part, relief against the Trust Fund (or any distribution therefrom occurring prior to the Closing in accordance with the terms of the Trust Agreements) or Parent’s public stockholders, whether in the form of money damages or injunctive relief, Parent shall be entitled to recover from such Seller Party or the Members’ Representative, as applicable, the associated legal fees and costs in connection with any such action, in the event Parent prevails in such action or Proceeding.

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Article XII
MISCELLANEOUS

12.1 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns; provided, however, that no Party may make any assignment of this Agreement or any interest herein without the prior written consent of Parent, the Chart Representative and the Members’ Representative. Any such purported assignment without such prior written consent shall be void and of no force or effect.

12.2 Governing Law. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement or the transactions contemplated hereby shall in all respects be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware, without regard to its conflicts of laws principles.

12.3 Specific Performance; Remedies.

(a) Each Party acknowledges that the other Parties shall be irreparably harmed and that there shall be no adequate remedy at Law for any violation or breach, or threatened breach, by any of them of any of the covenants or agreements contained in this Agreement, and that any breach or threatened breach of this Agreement by a Party hereto, including such Party’s failure to take all actions as are necessary on such Party’s part in accordance with the terms and conditions of this Agreement to consummate the Transactions, would not be adequately compensated by monetary damages alone. It is accordingly agreed, notwithstanding anything to the contrary set forth in this Agreement, that, subject to Section 12.3(b), in addition to, but not in lieu of, any other remedies that may be available upon the breach of any such covenants or agreements (including monetary Damages), each Party shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other Parties’ covenants and agreements contained in this Agreement. Each Party hereby agrees (i) to waive the defense in any such suit that the other Parties have an adequate remedy at law, (ii) not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement or to enforce compliance with, the covenants and obligations of the other Parties under this Agreement, and (iii) to waive any requirement to post any bond, in each case, in connection with obtaining such relief. All rights and remedies of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable Law.

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(b) Notwithstanding anything in this Agreement to the contrary (including Section 12.3(a)), the Parties explicitly agree that no Seller Party, on the one hand, and no Parent Party, on the other hand, shall be entitled to seek an injunction or other form of specific performance or equitable relief described in Section 12.3(a), to cause (x) the Closing to be consummated or (y) the Per Company Unit Consideration to be issued, unless each of the following conditions has been satisfied:

(i) all of the conditions set forth in Article VII and Article VIII shall have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing, which conditions shall be capable of being satisfied); and

(ii) The Parent Parties or the Seller Parties, as applicable, are required to complete the Closing pursuant to the terms of this Agreement and fail to complete the Closing in accordance with the terms hereof.

(c) Without limiting any other remedy available under this Agreement or the other Transaction Documents or applicable Law, in the event that any Member is required by this Agreement to transfer any shares of Pubco Common Stock to Pubco or its Affiliates (including any shares for the Adjustment Amount pursuant to Section 1.15(e) or Earnout Shares pursuant to Section 1.16(f)) and fails to do so promptly after request by Pubco or its Representatives in accordance with this Agreement, then Pubco shall be and hereby is authorized as the attorney-in-fact for such Member to transfer such shares to Pubco, and may transfer such shares and cancel the stock certificates for such shares on its books and records and issue new stock certificates to such transferee and may instruct its agents and any exchanges on which shares of Pubco Common Stock are listed or traded to do the same.

12.4 Severability. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect; provided, however, that the Parties will attempt in good faith to agree to replace such unlawful provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other potential purposes of such unlawful provision.

12.5 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Chart Representative and the Members’ Representative.

12.6 Waiver. The Chart Representative on behalf of any Parent Party, on the one hand, or any Seller Party or the Members’ Representative, on the other hand, may to the extent permitted by applicable Law (a) extend the time for the performance of any of the obligations or other acts of the Seller Parties, the Members’ Representative or the Parent Parties, as applicable, (b) waive any inaccuracies in the representations and warranties of the Seller Parties, the Members’ Representative or the Parent Parties, as applicable, contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements of the Seller Parties, the Members’ Representative or the Parent Parties, as applicable, contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any Party of any term of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term of this Agreement on any future occasion.

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12.7 Notices. All notices, requests, consents, waivers and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered, upon delivery or refusal of delivery, (b) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery, (c) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery, or (d) if sent by facsimile or electronic mail, upon confirmation of delivery. All notices, consents, waivers or other communications required or permitted to be given hereunder shall be addressed as follows:

(a)	If to any Parent Party or, after the Closing, the Company:

c/o Chart Acquisition Corp.
75 Rockefeller Plaza, 14th Floor
New York, NY 10019

Attention:	Joseph Wright
Telephone:	(212) 350-8205
Facsimile:	(212) 350-8299
E-mail:	jwright@chartgroup.com

with a copy to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105

Attention:	Douglas S. Ellenoff, Esq.
Richard Baumann, Esq.
Telephone:	(212) 370-1300
Facsimile:	(212) 370-7889
E-mail:	ellenoff@egsllp.com
rbaumann@egsllp.com

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(b)	If to the Company prior to the Closing, any Member or the Members’ Representative:

c/o Tempus Applied Solutions, LLC
133 Waller Mill Road Williamsburg, VA 23185

Attention:	Scott Terry and Jack Gulbin
Telephone:	(757) 243-8164
Facsimile:	(757) 969-6168
E-mail:	sterry@tempusjets.com
jgulbin@tempusjets.com

with a copy to:

Alston & Bird LLP
101 S. Tryon St., Suite 4000
Charlotte, NC 28280-4000

Attention:	Gary C. Ivey, Esq.
T. Scott Kummer, Esq.
Telephone:	704-444-1090
Facsimile:	704-444-1690
E-mail:	gary.ivey@alston.com
scott.kummer@alston.com

or at such other address or addresses as the Party or the Members’ Representative addressed may from time to time designate in writing pursuant to notice given in accordance with this Section 12.7.

12.8 Expenses. Without limiting the effect of Article IX, all Expenses of the Parties shall be borne by the Person incurring such Expense, except that if the Transactions are consummated, the Company shall pay all Expenses of the Company and its Subsidiaries, the Parent Parties, the Chart Representative, the Members and the Members’ Representative, including any broker fees and expenses.

12.9 Jurisdiction; Waiver of Jury Trial; Service of Process. Subject to Sections 1.15 and 1.16(c) the Parties agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, prior to the Closing, shall be brought in any Chancery Court of the State of Delaware, provided, that if (and only after) such courts determine that they lack subject matter jurisdiction over any such legal action, suit or proceeding, such legal action, suit or proceeding shall be brought in the Federal courts of the United States located in the State of Delaware (and in each case, in any court in which appeal from such courts may be taken). Each Party hereby irrevocably (a) submits to the exclusive jurisdiction of the state and federal courts sitting in Delaware (and in any court in which appeal from such courts may be taken); (b) waives, and agrees not to assert, any claim that it is not subject to the jurisdiction of, or any objection to the laying of venue in, any such courts or that such action has been commenced in an improper or inconvenient forum; and (c) agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s address as provided herein shall be effective with respect to any matter for which it has submitted to jurisdiction hereby. The foregoing shall not constitute a general consent to service of process and shall have no effect for any purpose except as set forth in this Section 12.9. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Each Party (x) certifies that no Representative of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (y) acknowledges that it and the other Party has been induced to enter into the agreements contemplated hereby by, among other things, the mutual waivers, agreements and certifications in this Section 12.9.

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12.10 Arbitration.

(a) Except as set forth in Sections 1.15, 1.16(c), 12.3, 12.9 and 12.10(d) hereof, any dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof after the Closing shall be finally settled under the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”), unless otherwise agreed, by an arbitral tribunal composed of three (3) arbitrators, at least one (1) of whom shall be an attorney experienced in corporate transactions, appointed by agreement of the Chart Representative and the Members’ Representative in accordance with said Rules. In the event the Chart Representative and the Members’ Representative fail to agree upon a panel of arbitrators from the first list of potential arbitrators proposed by the AAA, the AAA will submit a second list in accordance with such Rules. In the event the Chart Representative and the Members’ Representative shall have failed to agree upon a full panel of arbitrators from such second list, any remaining arbitrators to be selected shall be appointed by the AAA in accordance with such Rules. If at the time of the arbitration the Chart Representative and the Members’ Representative agree in writing to submit the dispute to a single arbitrator, such single arbitrator shall be appointed by agreement of the Chart Representative and the Members’ Representative in connection with the foregoing procedure or failing such agreement by the AAA in accordance with such Rules. All arbitrators shall be neutral arbitrators and subject to Rule 19 of the Rules.

(b) The arbitrators shall apply the Laws of the State of Delaware, shall not have the authority to add to, detract from, or modify any provision hereof and shall not award punitive damages to any injured Party or to the Members’ Representative. A decision by a majority of the arbitrators shall be final, conclusive and binding. The arbitrators shall deliver a written and reasoned award with respect to the dispute to each of the parties to the dispute, difference, controversy or claim, who shall promptly act in accordance therewith. Any arbitration Proceeding shall be held in the State of Delaware.

(c) The arbitration Proceedings conducted pursuant hereto shall be confidential. No Party shall disclose any information about the arbitration Proceedings or the evidence adduced by the other Parties in any arbitration Proceeding or about documents provided by the other Parties in connection with the Proceeding except in the course of a judicial, regulatory or arbitration Proceeding or as may be requested by a Governmental Authority or as required or advisable under Law or exchange rules. Before making any disclosure permitted by the preceding sentence, the Party intending to make such disclosure shall give the other Parties reasonable written notice of the intended disclosure. The Parties shall sign, and the arbitrator, expert witnesses and stenographic reporters shall be asked to sign, appropriate non-disclosure agreements or orders in order to effectuate this Agreement of the Parties as to confidentiality.

(d) The Parties hereby exclude any right of appeal to any court on the merits of the dispute. The provisions of this Section 12.10 may be enforced in any court having jurisdiction over the award or any of the Parties or any of their respective assets, and judgment on the award (including equitable remedies) granted in any arbitration hereunder may be entered in any such court. Nothing contained in this Section 12.10 shall prevent any Party from seeking injunctive or other equitable relief from any court of competent jurisdiction, without the need to resort to arbitration.

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12.11 Complete Agreement. This Agreement, the Transaction Documents and the other documents expressly referred to herein, including all appendices, exhibits and schedules hereto, and the other documents of even date herewith, embody the complete agreement and understanding among the Parties and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related to the subject matter hereof. Notwithstanding the right of a Party to investigate the assets, properties, books, records and financial condition of the other Party, and notwithstanding any knowledge obtained or obtainable by such Party as a result of such investigation, such Party has the unqualified right to rely upon, and has relied upon, each of the representations and warranties made by the other Party in this Agreement or pursuant hereto. No information or knowledge obtained or capable of being obtained in any investigation by a Party (or in any list, certificate, schedule or other instrument, document, agreement or writing furnished or to be furnished to or made pursuant hereto) shall affect or be deemed to modify any representation or warranty of the other Parties contained herein or the conditions to the obligations of the Parties to consummate the Transactions. No claim by a Party in connection with this Agreement shall be adversely affected by any investigation by or opportunity to investigate afforded to such Party, nor shall such a claim be adversely affected by such Party’s knowledge on or before the Closing Date of any breach or of any state of facts that may give rise to such a breach. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not adversely affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants or obligations.

12.12 Absence of Third Party Beneficiary Rights. Except for Article IX (which shall be for the benefit of the Indemnified Parties) and Section 6.18, no provision of this Agreement is intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, Affiliate, member, option holder, employee or partner of any Party or any other Person.

12.13 Mutual Drafting. This Agreement is the mutual product of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for or against any Party, but according to the application of the rules of interpretation of contracts.

12.14 Further Representations. Each Party acknowledges and represents that it has been represented by its own legal counsel in connection with the Transactions, with the opportunity to seek advice as to its legal rights from such counsel. Each Party further represents that it is being independently advised as to the Tax or securities consequences of the Transactions and is not relying on any representations or statements made by any other Party as to such Tax and securities consequences.

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12.15 Interpretation. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. Unless the context clearly indicates otherwise, where appropriate the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give the terms defined herein and/or the terms otherwise used in this Agreement the proper meanings. The words “including,” “include” or “includes” shall mean including without limitation. Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder. When reference is made in this Agreement to an Exhibit, Appendix, Article, Section or subsection, such reference shall be to an Exhibit, Appendix, Article, Section or subsection to or of this Agreement unless otherwise indicated. Any document posted to the data site maintained by the Company on or prior to the date hereof shall be deemed to have been delivered to the Parent Parties for purposes of this Agreement.

12.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original and all of which, taken together, shall constitute the same agreement. This Agreement and any document or schedule required hereby may be executed by electronic or facsimile signature, which shall be considered legally binding for all purposes.

12.17 Disclosure Schedules. Certain information set forth in the Company Schedules and the Parent Schedules (collectively, the “Disclosure Schedules”) is provided solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information in the Disclosure Schedules shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Parties in this Agreement, nor shall such information be deemed an admission of any liability of, or concession as to any defense available to, any Party. The specification of any dollar amount in the representations or warranties contained in this Agreement (or in any certificate delivered a party pursuant to Sections pursuant to Section 7.1, Section 7.2, Section 8.1 or Section 8.2, as the case may be) or the inclusion of any specific item in any Disclosure Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Disclosure Schedule is or is not material for purposes of this Agreement.

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12.18 Waiver of Conflicts. Recognizing that Alston & Bird LLP has acted as legal counsel to the Members, their Affiliates and the Company and its Subsidiaries prior to the Closing, and that Alston & Bird LLP intends to act as legal counsel to the Members and their Affiliates after the Closing, each of the Parent Parties and the Company and each of its Subsidiaries waives, on its own behalf and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with Alston & Bird LLP representing the Members and/or their Affiliates after the Closing as such representation may relate to the Parent Parties, the Company or any of its Subsidiaries or the transactions contemplated herein(the “Engagement”). In addition, all communications involving attorney-client confidences between the Members, their Affiliates or the Company or any of its Subsidiaries and Alston & Bird LLP in the course of the negotiation, documentation and consummation of the Transactions (the “Scope”) shall, subject to the last sentence of this paragraph, be deemed to be attorney-client confidences that belong solely to the Members. Accordingly, subject to the last sentence of this paragraph, neither the Company nor any of its Subsidiaries shall have access to any such communications, or to the files of Alston & Bird LLP within the Scope, whether or not the Closing shall have occurred. Without limiting the generality of the foregoing, subject to the last sentence of this paragraph, upon and after the Closing, (i) the Members and their Affiliates shall be the sole holders of the attorney-client privilege with respect to such communications and files within the Scope, and neither Company nor any of its Subsidiaries shall be a holder thereof, (ii) to the extent that files of Alston & Bird LLP within the Scope constitute property of the client, only the Members and their Affiliates shall hold such property rights and (iii) Alston & Bird LLP shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to any of the Company or any of its Subsidiaries by reason of any attorney-client relationship between Alston & Bird LLP and any of the Company or any of its Subsidiaries or otherwise relating to the Engagement. Notwithstanding the foregoing, the Company and its Subsidiaries shall be afforded access to the communications and files within the Scope in connection with defending any Third Party Claims in which there is not a conflict of interest between the Members and the Parent Parties to the extent that such access would not jeopardize any attorney-client or other legal privilege, including the attorney-client privilege or the attorney work product privilege.

[Signatures appear on following page(s).]

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IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this Agreement and Plan of Merger as of the date first above written.

PARENT:

CHART ACQUISITION CORP.

By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: President

PUBCO:

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: President

MERGER SUBS:

CHART MERGER SUB INC.

By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: President

TAS MERGER SUB LLC

By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Agreement and Plan of Merger]

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CHART REPRESENTATIVE:

CHART ACQUISITION GROUP LLC

By:	The Chart Group L.P.

	By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: Manager

WARRANT OFFERORS:

CHART ACQUISITION GROUP LLC

By:	The Chart Group L.P.

	By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: Manager

/s/ Joseph Wright
Joseph Wright

COWEN INVESTMENTS LLC

By:	/s/ Owen Littman
Name: Owen Littman
Title: Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Agreement and Plan of Merger]

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COMPANY:

TEMPUS APPLIED SOLUTIONS, LLC

By:	/s/ Benjamin Scott Terry
Name: Benjamin Scott Terry
Title: Manager

MEMBERS’ REPRESENTATIVE:

/s/ Benjamin Scott Terry
Benjamin Scott Terry

/s/ John G Gulbin III
John G. Gulbin III

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Agreement and Plan of Merger]

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MEMBERS:

/s/ Benjamin Scott Terry
Benjamin Scott Terry

/s/ John G. Gulbin III
John G. Gulbin III

/s/ Joshua Paul Allen
Joshua Paul Allen

EARLY VENTURES, LLC

By:	/s/ Sheldon Early
Name:	Sheldon Early
Title:	President

/s/ Robert Lee Priest Jr.
Robert Lee Priest, Jr.

[Signature Page to Agreement and Plan of Merger]

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ANNEX A

MEMBERS

●	Benjamin Scott Terry, an individual residing in the state of Virginia

●	John G. Gulbin, III, an individual residing in the state of Connecticut

●	Early Ventures, LLC, a South Carolina limited liability company

●	Joshua Paul Allen, an individual residing in the state of Arizona

●	Robert Lee Priest, Jr., an individual residing in the state of Virginia

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ANNEX B

OFFICERS AND DIRECTORS OF PUBCO

Officers

Benjamin Scott Terry – Chief Executive Officer

R. Lee Priest, Jr. – Chief Financial Officer & Secretary

Directors

Class I Directors:

●	Kenneth J. Krieg

●	Peter A. Cohen

Class II Directors:

●	Christopher D. Brady

●	Niall Olver

Class III Directors:

●	Benjamin Scott Terry

●	John G. Gulbin III

●	Joseph R. Wright

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APPENDIX A

DEFINED TERMS

(1) “AAA” has the meaning given to such term in Section 12.10(a).

(2) “Accounting Firm” means an accounting firm mutually satisfactory to the Chart Representative on behalf of Pubco and the Members’ Representative; provided, that if they cannot agree on the Accounting Firm within five (5) days after the thirty (30) day period described in the first sentence of Section 1.15(d), either the Chart Representative or the Members’ Representative may require that the Accounting Firm be selected by the AAA in accordance with AAA’s procedures, such Accounting Firm chosen to be independent with respect to the parties (excluding acting in a manner to resolve disputes similar to those set forth in Section 1.15(d)).

(3) “Adjusted TTM EBITDA” has the meaning given to such term in Section 1.16(a).

(4) “Adjustment Amount” means the amount (positive or negative), if any, equal to the sum of (i) (A) the Net Debt minus (B) the Target Net Debt plus, (ii) (A) the Target Net Working Capital minus (B) the Net Working Capital.

(5) “Affiliate” means as to any Party, any Person that directly or indirectly, is in control of, is controlled by, or is under common control with, such Party, including any Person who would be treated as a member of a controlled group under Section 414 of the Code and any officer or director of such Party. For purposes of this definition, an entity shall be deemed to be “controlled by” a Person if the Person possesses, directly or indirectly, power either to (a) vote ten percent (10%) or more of the securities (including convertible securities) of such entity having ordinary voting power or (b) direct or cause the direction of the management or policies of such entity whether by contract or otherwise; and, as to a Party who is a natural person, such person’s Family members. For the avoidance of doubt, from and after the Closing, Pubco’s Affiliates shall include the Company and its Subsidiaries.

(6) “Agreement” has the meaning given to such term in the Preamble.

(7) “Aircraft” has the meaning given to such term in Section 3.11(j).

(8) “Aircraft Documents” means the documents, data and records (i) obtained upon purchase of the associated Aircraft, (ii) as required under each Company or Subsidiary contract associated with the Aircraft, and (iii) any other documents and records to be maintained pursuant to the requirements of any Governmental Authority, and all additions, renewals, revisions and replacements made to any of the foregoing.

(9) “Amended Pubco Charter” has the meaning given to such term in Section 8.6.

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(10) “Anti-Corruption Laws” means all Laws issued by a Governmental Authority that are designed or intended to address bribery or corruption (governmental or commercial), including Laws that prohibit the payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any government official, government employee or commercial entity to obtain a business advantage, including, the FCPA, the UK Bribery Act 2010, and all Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

(11) “Balance Sheet” means the audited consolidated balance sheet of the Company and its Subsidiaries as of the Balance Sheet Date, together with the notes thereto and the report thereon, prepared in all material respects in compliance with the requirements of Regulation S-X.

(12) “Balance Sheet Date” means December 17, 2014.

(13) “Bankruptcy and Equity Exceptions” has the meaning given to such term in Section 3.2.

(14) “Base Company Value” means an amount equal to Fifty-Two Million Five Hundred Thousand U.S. Dollars ($52,500,000).

(15) “Benefit Plan” means each pension, profit-sharing, savings, retirement, employment, compensation, deferred compensation, bonus, equity purchase, stock option, phantom securities or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company or any of its Subsidiaries is the owner, the beneficiary or both), Section 125 of the Code “cafeteria” or “flexible” benefit, employee loan, educational assistance or fringe plan, program, policy, practice, agreement or arrangement, whether written or oral, formal or informal, including each such “employee benefit plan” within the meaning of Section 3(3) of ERISA, and other such employee benefit plan, program, policy, practice, agreement, or arrangement, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the Transactions or otherwise) (i) under which any current or former employee, director, consultant or independent contractor of the Company, any of its Subsidiaries has any present or future right to benefits or (ii) that is maintained, sponsored or contributed to (or to which there is an obligation to contribute) by the Company, any of its Subsidiaries or any ERISA Affiliate.

(16) “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in the Commonwealth of Virginia are closed.

(17) “Cap” has the meaning given to such term in Section 9.4(b).

(18) “Cash” means, with respect to any Person, all cash and cash equivalents (determined in accordance with GAAP) of such Person but excluding any restricted Cash or Cash held by or for the benefit of third parties to secure a Liability of such Person.

(19) “Chart Representative” has the meaning given to such term in the Preamble.

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(20) “Closing” means the closing of the Transactions.

(21) “Closing Date” means the date on which the Closing occurs.

(22) “Closing Filing” means an amendment to Schedule TO and/or Form 8-K announcing the closing of the Transactions and the completion of the Warrant Tender Offer, together with, or incorporating by reference such other information that may be required to be disclosed with respect to such results in any report or form to be filed with the SEC.

(23) “Closing Press Release” means a press release, mutually agreed upon by the Chart Representative and the Members’ Representative, announcing the Closing and the results of the Warrant Tender Offer.

(24) “Closing Statement” has the meaning given to such term in Section 1.15(a).

(25) “Code” means the Internal Revenue Code of 1986, as amended.

(26) “Company” has the meaning given to such term in the Preamble.

(27) “Company Certificate of Merger” has the meaning given to such term in Section 1.3.

(28) “Company Certificates” has the meaning given to such term in Section 1.10(a).

(29) “Company Contractors” has the meaning given to such term in Section 3.9(a).

(30) “Company Employees” has the meaning given to such term in Section 3.9(a).

(31) “Company Intellectual Property” means the Company Owned Intellectual Property and the Company Licensed Intellectual Property.

(32) “Company Licensed Intellectual Property” means all Intellectual Property that is licensed to the Company or any of its Subsidiaries by any third party.

(33) “Company Merger” has the meaning given to such term in the Recitals.

(34) “Company Merger Sub” has the meaning given to such term in the Preamble.

(35) “Company Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries, in whole or in part.

(36) “Company Registered Intellectual Property” means United States and foreign Patent Rights, registered Trademarks, registered copyrights and designs, mask work registrations and applications for each of the foregoing that are registered or filed in the name of the Company or any of its Subsidiaries, alone or jointly with others.

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(37) “Company Schedules” has the meaning given to such term in Article IV.

(38) “Company Surviving Subsidiary” has the meaning given to such term in Section 1.2.

(39) “Company Unit” means a unit representing a fractional part of the membership interests of the Company.

(40) “Company Unit Number” means the number of Company Units issued and outstanding immediately prior to the Closing.

(41) “Contract” means any note, bond, mortgage, debt instrument, security agreement, contract, license, lease, sublease, covenant, commitment, power of attorney, proxy, indenture, purchase and sale order, or other agreement or arrangement, oral or written, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or property are bound, including any and all amendments, waivers or other changes thereto.

(42) “Current Government Contracts” has the meaning given to such term in Section 3.14(a).

(43) “D&O Indemnified Parties” has the meaning given to such term in Section 6.18(a).

(44) “Damages” means all Liabilities, losses, claims, damages, punitive damages to the extent awarded in connection with third party claims, causes of actions, lawsuits, administrative proceedings (including informal proceedings), assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, Taxes, costs and expenses (including reasonable attorneys’ fees and disbursements of every kind, nature and description).

(45) “DCAA” has the meaning given to such term in Section 3.14(j).

(46) “Deductible” has the meaning given to such term in Section 9.4(a).

(47) “Department of Transportation” means the United States Department of Transportation or any successor agency thereto.

(48) “Designated Contact” means each of Scott Terry, Lee Priest and such other Persons as the Company may designate in writing from time to time.

(49) “DGCL” has the meaning given to such term in Section 1.1.

(50) “Direct Costs” has the meaning given to such term in 48 C.F.R. § 2.101.

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(51) “Disclosure Schedules” has the meaning given to such term in Section 12.17.

(52) “Dissenting Shares” has the meaning given to such term in Section 1.12(a).

(53) “Dissenting Stockholders” has the meaning given to such term in Section 1.12(a).

(54) “DSS” means Defense Security Service of the United States Department of Defense.

(55) “Earnout Consideration” has the meaning given to such term in Section1.7.

(56) “Earnout Payment” has the meaning given to such term in Section 1.16(b).

(57) “Earnout Period” has the meaning given to such term in Section 1.16(a).

(58) “Earnout Shares” has the meaning given to such term in Section 1.16(b).

(59) “Earnout Statement” has the meaning given to such term in Section 1.16(c)(i).

(60) “EDGAR” has the meaning given to such term in Section 5.15.

(61) “Effective Time” has the meaning given to such term in Section 1.3.

(62) “Employment Agreements” has the meaning given to such term in 7.6(f).

(63) “Encumbrance” means any claim, lien, pledge, assignment, option, charge, easement, security interest, right-of-way, encumbrance, mortgage or other restriction (including with respect to any Company Unit, any preemptive right, right of first refusal, put, call or other restriction on transfer).

(64) “Engagement” has the meaning given to such term in Section 12.18.

(65) “Environment” means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures.

(66) “Environmental Laws” means all Laws, ordinances, regulations, codes, orders, judgments, injunctions, awards or decrees relating to pollution, protection of the Environment, public or worker health safety as it relates to exposure to Hazardous Substances, or the emission, discharge, release or threatened release of pollutants, contaminants or industrial, medical, toxic or hazardous substances or wastes into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, medical, toxic or hazardous substances or wastes, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC. Section 9601 et. seq., the Resource Conservation and Recovery Act, 42 USC. Section 6901 et. seq., the Toxic Substances Control Act, 15 USC. Section 2601 et. seq., the Federal Water Pollution Control Act, 33 USC. Section 1151 et seq., the Clean Air Act, 42 USC. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC. Section 111 et. seq., Occupational Safety and Health Act, 29 USC. Section 651 et. seq. (to the extent it relates to exposure to Hazardous Substances), the Asbestos Hazard Emergency Response Act, 15 USC. Section 2601 et. seq., the Safe Drinking Water Act, 42 USC. Section 300f et. seq., the Oil Pollution Act of 1990 and analogous state acts.

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(67) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(68) “ERISA Affiliate” means each Person that is or was required to be treated as a single employer with the Company or their current or former subsidiaries under Section 414 of the Code or Section 4001 of ERISA and the regulations thereunder.

(69) “Estimated Adjustment Amount” has the meaning given to such term in Section 1.14.

(70) “Estimated Company Value” means (i) the Base Company Value, minus (ii) the Estimated Adjustment Amount (for the avoidance of doubt, if the Estimated Adjustment Amount is a negative number, the absolute value of the Estimated Adjustment Amount shall be added to the Base Company Value to determine the Estimated Company Value).

(71) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(72) “Executive Employees” means the following persons: Scott Terry and Robert Lee Priest.

(73) “Expenses” means, with respect to any Person, all third party fees and expenses incurred by or on behalf of such Person in connection with the preparation, negotiation, and execution of the Transaction Documents, including the fees and disbursements of investment bankers, accountants, legal counsel and other consultants and advisors.

(74) “Exploit” means develop, design, test, modify, make, use, sell, have made, used and sold, import, reproduce, market, distribute, commercialize, support, maintain, correct and create derivative works of.

(75) “Export Control Laws” means (i) all U.S. import and export Laws (including those Laws under the authority of U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700-799; Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1-199; State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120-130; and Treasury (Office of Foreign Assets Control) codified at 31 CFR, Parts 500-599) and (ii) all comparable Applicable Laws outside the United States.

(76) “Extension” has the meaning given to such term in Section 6.13(b).

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(77) “Extension Documents” means the Third Amended and Restated Certificate of Incorporation of Parent, the Second Amended and Restated Investment Management Trust Agreement, the Second Amended and Restated Warrant Agreement, the Second Amended and Restated Escrow Agreement and the Second Amended and Restated Letter Agreement with underwriters, in each case substantially in the form previously provided to the Company and as such documents are set forth in or described in the Extension Proxy Statement, together with any schedules and attachments or side letters thereto and other agreements, certificates and instruments, in any such case, as are required to be delivered to any party thereto pursuant to the terms thereof.

(78) “Extension Proxy Solicitation” has the meaning given to such term in Section 6.13(b).

(79) “Extension Proxy Statement” has the meaning given to such term in Section 6.13(b).

(80) “Extension Special Meeting” has the meaning given to such term in Section 6.13(b).

(81) “Extension Warrant Tender Offer” has the meaning given to such term in Section 6.13(b).

(82) “Extension Warrant Tender Offer Documents” has the meaning given to such term in Section 6.13(b).

(83) “FAA” means the United States Federal Aviation Administration or any successor agency thereto.

(84) “Facilities” has the meaning given to such term in Section 3.11(h).

(85) “Family” means, with respect to any Person, such Person, such Person’s spouse and each of their parents, children and siblings, including adoptive relationships and relationships through marriage, or any other relative of such Person that resides with such Person.

(86) “FAR” has the meaning given to such term in Section 3.14(b).

(87) “FAR Ethics Rules” has the meaning given to such term in Section 3.14(z).

(88) “FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time.

(89) “FCPA Government Official” means (i) any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any FCPA Governmental Authority, (ii) any political party official or candidate for political office or (iii) any company, business, enterprise or other entity owned or controlled by any Person described in the foregoing clauses (i) or (ii).

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(90) “FCPA Governmental Authority” means (i) any national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of a governmental nature, (ii) any public international organization (such as the World Bank, the European Union, the United Nations Educational, Scientific, and Cultural Organization, or the World Intellectual Property Organization), (iii) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clauses (i) or (ii), (iv) any company, business, enterprise, or other entity owned or controlled by any government, entity, or organization described in the foregoing clauses (i), (ii) or (iii) or (v) any political party.

(91) “Federal Aviation Act” means the Federal Aviation Act of 1958, as amended, and as recodified in Title 49 U.S.C. pursuant to Public Law 103-272, or any similar legislation of the United States enacted in substitution or replacement thereof.

(92) “Federal Aviation Regulations” means the Federal Aviation Regulations set forth in Title 14 of the United States Code of Federal Regulations, as amended.

(93) “Financial Statements” means the Balance Sheet and the audited consolidated statements of income, cash flows and changes in members’ equity of the Company and its Subsidiaries for the fiscal period ended December 17, 2014, together with the notes thereto and the report thereon, prepared in all material respects in compliance with the requirements of Regulation S-X.

(94) “First Extension” means the amendment and restatement to Parent’s amended and restated certificate of incorporation that was filed with the Secretary of State of the State of Delaware in September 2014 to extend the deadline for Parent to consummate its initial business combination.

(95) “First Extension Documents” means the Amended and Restated Certificate of Incorporation of Parent, the Amended and Restated Investment Management Trust Agreement, the Amended and Restated Warrant Agreement, the Amended and Restated Escrow Agreement and the Amended and Restated Letter Agreement with underwriters, together with any schedules and attachments or side letters thereto and other agreements, certificates and instruments, in any such case, that were delivered to any party thereto pursuant to the terms thereof.

(96) “Founder” means any Person who, prior to the initial public offering of Parent, were record owners of shares of Parent Common Stock and/or other equity securities of Parent.

(97) “Founder Registration Rights Agreement” has the meaning given to such term in Section 6.24.

(98) “GAAP” means United States generally accepted accounting principles, consistently applied.

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(99) “Government Contract” means any Contract, including an individual task order, delivery order, purchase order or blanket purchase agreement, between the Company or any of its Subsidiaries and the U.S. Government or any other Governmental Authority, as well as any subcontract or other arrangement by which (a) the Company or any of its Subsidiaries has agreed to provide goods or services to a prime contractor, to a Governmental Authority or to a higher-tier subcontractor or (b) a subcontractor or vendor has agreed to provide goods or services to the Company or any of its Subsidiaries, where, in either event, such goods or services ultimately will benefit or be used by a Governmental Authority, including any closed Contract or subcontract as to which the right of the U.S. Government or a higher-tier contractor to review, audit or investigate has not expired.

(100) “Government Contract Bids” has the meaning given to such term in Section 3.14(a).

(101) “Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental entity, quasi-governmental entity, court, tribunal, judicial or arbitral body, commission, board, bureau, agency or instrumentality, or any regulatory, administrative or other department, agency, or any political or other subdivision, department or branch of any of the foregoing.

(102) “Hazardous Substance” means any waste, pollutant, substance, chemical, material, or contaminant defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, asbestos, and polychlorinated biphenyls (PCBs).

(103) “Indebtedness” means, with respect to any Person, without duplication, the unpaid principal amount of, and accrued interest on, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all obligations under conditional sale, repurchase or other title retention agreements, (d) all obligations in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business that are more than one hundred twenty (120) days past due), (e) all obligations, contingent or otherwise, of such Person to purchase, redeem, retire or otherwise acquire any capital stock or other equity interests of such Person, (f) all obligations secured by an Encumbrance on such Person’s consolidated assets, (g) all capital lease obligations, synthetic lease obligations or obligations arising out of financial hedging arrangements, (h) all obligations in respect of letters of credit, letters of guaranty, bankers’ acceptances or similar instruments, in each case to the extent a claim has been made against any such instrument; (i) any item of Indebtedness of another Person that is directly or indirectly guaranteed by such Person, secured by an Encumbrance on such Person’s assets or in respect of which such Person has otherwise assured a creditor against loss, and (j) all other obligations required to be capitalized in accordance with GAAP; provided, that Indebtedness shall not include any (x) Expenses, (y) Liabilities arising pursuant to, or as a consequence of, the consummation of the Transactions or (z) undrawn amounts under lines of credit or similar instruments.

(104) “Indemnified Party” means the Parent Indemnified Parties and the Seller Indemnified Parties.

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(105) “Indemnifying Party” means Pubco or the Specified Members, as applicable.

(106) “Indirect Costs” has the meaning given to such term in 48 C.F.R. § 2.101.

(107) “Initial Expiration Date” means the initial scheduled expiration date of the Warrant Tender Offer, including the satisfaction of the conditions set forth in Appendix C, which shall be no earlier than twenty (20) Business Days following the commencement of the Warrant Tender Offer.

(108) “Intellectual Property” means the following subsisting throughout the world: (a) Patent Rights; (b) Trademarks and all goodwill in the Trademarks; (c) copyrights, works of authorship, copyrightable works (including, but not limited to, Software), designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors; (d) inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and (e) other intellectual property and proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions), including, but not limited to, rights to recover for past, present and future violations thereof.

(109) “Internal Systems” means the Software and documentation and the computer, communications and network systems (both desktop and enterprise-wide), servers, hardware, equipment, materials and apparatus used by the Company or any of its Subsidiaries in its business or operations or to develop, manufacture, fabricate, assemble, provide, distribute, support, maintain or test the products manufactured, distributed, licensed or sold by the Company or any of its Subsidiaries, whether located on the premises of the Company or any of its Subsidiaries or hosted at a third party site.

(110) “IPO” means Parent’s initial public offering that closed on December 19, 2012.

(111) “IRS” means the Internal Revenue Service or any successor agency thereto.

(112) “Knowledge of the Company” means the actual knowledge of John G. Gulbin, III, Benjamin Scott Terry, David Sella Villa and Robert Lee Priest, Jr., and such other knowledge, if any, as would be discovered by any of the foregoing Persons in the ordinary course of performing their respective responsibilities.

(113) “Laws” means all laws, statutes, ordinances, rules and regulations of any Governmental Authority, including all orders, judgments, injunctions, awards, decisions or decrees of any court having effect of law.

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(114) “Liability” or “Liabilities” means, without limitation, any direct or indirect liability, Indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmatured or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

(115) “LLC Act” has the meaning given to such term in the Section 1.2.

(116) “Lock-Up Period” has the meaning given to such term in Section 1.16(e).

(117) “Material Adverse Effect” means, with respect to any Person, any effect, event, change, circumstance, development or other matter that individually or in the aggregate, had, or is reasonably expected to have, a material adverse effect on (a) the assets, business, financial condition or operating results of such Person, together with its Subsidiaries (taken as a whole), or (b) the right or ability of such Person to consummate the Transactions; provided, that the foregoing clause (a) shall not include any change, effect, event, circumstance, development, condition or other matter to the extent that the same results from or is attributable to (i) the announcement of this Agreement and the Transactions, (ii) actions or omissions by or on behalf of the Members, the Company or any of its Subsidiaries as required under the Transaction Documents or at the written request of Parent, (iii) changes in Law or GAAP, (iv) changes which generally affect the industry as a whole in which the Company competes, (v) changes in general economic conditions, currency exchange rates or U.S. or international debt or equity markets and (vi) calamities, natural disasters, national or international political or social conditions or hostilities, acts of terror or acts of war; provided, however, that the exclusions in clauses (iii)-(vi) above shall be inapplicable to the extent that any such change, effect, event or condition is reasonably expected to impact the Company and its Subsidiaries (taken as a whole) in a disproportionate manner relative to other Persons engaged in similar industries and geographic areas as the Company and any of its Subsidiaries impacted by such change, effect, event or condition.

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(118) “Material Contract” means each executory Contract of the Company or any of its Subsidiaries in effect as of the date of this Agreement to which the Company or any of its Subsidiaries is a party: (a) with a dealer, broker or sales agency; (b) that is reasonably expected to require aggregate payments by or to the Company or any of its Subsidiaries, or involve an unperformed commitment or services having a value, in excess of Fifty Thousand Dollars ($50,000), in each case, within a twelve month period occurring after the Closing; (c) pursuant to which the Company or any of its Subsidiaries has made or will make loans or advances, or has incurred or will incur debts, or has become a guarantor or surety or pledged its credit (excluding advancements, or obligations to reimburse employees, trade credit and similar items incurred in each case in the ordinary course of business and intercompany obligations solely between Company and its Subsidiaries or among the Company’s Subsidiaries); (d) that is an indenture, credit agreement, loan agreement, note, mortgage, security agreement or agreement for financing (excluding advancements, or obligations to reimburse employees, trade credit and similar items incurred in each case in the ordinary course of business and intercompany obligations solely between Company and its Subsidiaries or among the Company’s Subsidiaries); (e) involving a partnership, joint venture or teaming arrangement (other than the Company’s or its Subsidiaries’ own operating or organizational or governing documents); (f) imposing restrictions against the Company or any of its Subsidiaries or their respective businesses with respect to the geographical area of business operations or scope or type of business of the Company and its Subsidiaries; (g) that is a power of attorney or agency agreement or written arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of the Company and its Subsidiaries or any Seller Party; (h) that provides for the acquisition, directly or indirectly, of the material portion of the business or a line of business or capital stock or other equity interests of another Person by the Company or any of its Subsidiaries (whether by stock purchase, asset purchase, merger or otherwise); (i) that is an employment, consulting or professional advisor agreement that involves annual base payments in excess of One Hundred Thousand ($100,000) per year by the Company or its Subsidiaries; (j) that requires the sale, issuance or repurchase of any membership interests or other equity securities of the Company or any of its Subsidiaries or of any other Person (other than the Company’s or its Subsidiaries’ operating or organizational or governing documents); (k) that is not made in the ordinary course of business and which is to be performed at or after the date of this Agreement; (l) containing a most favored nation price related provision in favor of any customer or other counterparty; (m) obligating the Company or any of its Subsidiaries to purchase or otherwise obtain any product or service exclusively from a single party or sell any product or service exclusively to a single party; (n) involving a lease of any aircraft; (o) involving the right to operate a dealership with respect to the sales of any aircraft; (p) that is a Material License; (q) obligating the Company or any of its Subsidiaries to pay any amounts to any Person that is or was an employee, director or consultant of the Company or any of its Subsidiaries on or prior to the Closing Date by the Company or any of its Subsidiaries which would be triggered in whole or in part by, or in connection with, the consummation of the Transactions; (r) that is a Current Government Contract; or (s) that is a lease listed on Schedule 3.11(h) or Schedule 3.11(i).

(119) “Material Interest” means beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least 15% of the voting power or equity interests in a Person.

(120) “Material License” means (a) each license or agreement pursuant to which the Company or any of its Subsidiaries Exploits Company Licensed Intellectual Property (excluding commercial off-the-shelf software licenses that are part of the Internal Systems with per-user license fees of One Thousand Dollars ($1,000) or less); (b) each Contract, assignment or other instrument pursuant to which the Company or any of its Subsidiaries has obtained any joint or sole ownership interest in or to each item of Company Owned Intellectual Property; (c) all such licenses, sublicenses and other Contracts that require the Company or any of its Subsidiaries to license, assign or otherwise grant rights to additions, modifications or improvements to Company Licensed Intellectual Property made by or for the Company or any of its Subsidiaries to any third party; and (d) each license, sublicense, covenant or other agreement pursuant to which the Company or any of its Subsidiaries has assigned, transferred, licensed, distributed or otherwise granted any right or access to any Person, or covenanted not to assert any right, with respect to any past, existing or future Company Intellectual Property.

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(121) “Members” has the meaning given to such term in the Preamble.

(122) “Members’ Representative” has the meaning given to such term in Section 9.7(a).

(123) “Merger Subs” has the meaning given to such term in the Preamble.

(124) “Mergers” has the meaning given to such term in the Recitals.

(125) “Nasdaq” has the meaning given to such term in Section 5.6.

(126) “Net Debt” means the amount, which may be positive or negative, determined as of 11:59 p.m., Eastern Time, on the Closing Date, equal to (i) the Indebtedness of the Company and its Subsidiaries, minus (ii) the Cash of the Company and its Subsidiaries, in each case determined in accordance with GAAP on a consolidated basis.

(127) “Net Tax Effect” has the meaning given to such term in Section 9.5(c).

(128) “Net Working Capital” means the amount, which may be positive or negative, determined as of 11:59 p.m., Eastern Time, on the Closing Date, equal to (i) the current assets of the Company and its Subsidiaries, minus (ii) the current liabilities of the Company and its Subsidiaries, in each case determined in accordance with GAAP on a consolidated basis; provided, however, that, for purposes of this definition of “Net Working Capital,” whether or not the following is consistent with GAAP, in each case without duplication: (i) “current assets” will exclude any Cash; (ii) “current liabilities” will exclude any Indebtedness; and (iii) “current liabilities” will include (A) all liabilities for accrued or deferred Taxes and (B) balance sheet reserves required under GAAP, including reserves for unearned revenue.

(129) “Non-Competition Agreement” has the meaning given to such term in Section 7.6(d).

(130) “Non-Disclosure Agreement” means the Mutual Non-Disclosure Agreement, dated as of January 30, 2014 among Parent, Orion Air Group Holdings, LLC, Scott Terry and Jack Gulbin.

(131) “Notice of Adjustment Disagreement” has the meaning given to such term in Section 1.15(b).

(132) “Notice of Earnout Disagreement” has the meaning given to such term in Section 1.16(c)(ii).

(133) “Outside Date” has the meaning given to such term in Section 10.1(a)(iv).

(134) “Owned Company Properties” has the meaning given to such term in Section 3.11(a).

(135) “Parent” has the meaning given to such term in the Preamble.

(136) “Parent Board” has the meaning given to such term in Section 5.2.

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(137) “Parent Certificate of Merger” has the meaning given to such term in Section 1.3.

(138) “Parent Certificates” has the meaning given to such term in Section 1.10(a).

(139) “Parent Common Stock” means the common stock, $0.0001 par value per share, of Parent.

(140) “Parent Competing Transaction” has the meaning given to such term in Section 6.11(b).

(141) “Parent Confidential Information” means all documents and information concerning the Parent Parties or any of their respective Representatives furnished in connection with this Agreement or the Transactions (including any claim or dispute arising out of or related to this Agreement or the Transactions, or the interpretation, making, performance, breach or termination thereof).

(142) “Parent Contracts” has the meaning given to such term in Section 5.12(a).

(143) “Parent Designated Contact” means Joseph Wright, who may provide such consent verbally or in writing (including by email), and any other authorized representative of Parent, who may only provide such consent in writing (including by email).

(144) “Parent Indemnified Parties” has the meaning given to such term in Section 9.1(b).

(145) “Parent Leakage” shall mean any of the following: (a) any dividend or other distributions declared, paid or made by Parent or any of its Subsidiaries to any Founder, any member of the Parent Board, any Parent equityholder or any Affiliate of any of the foregoing (other than to a Parent Party); (b) any payments made or agreed to be made by Parent or any of its Subsidiaries to any such Person in respect of (or in consideration for the redemption, purchase or repayment of) shares of Parent Common Stock or other securities, (c) any other return of capital being made to any such Person, (d) any payments made (including management fees, monitoring fees, service or directors’ fees, bonus or other compensation of any kind) or assets transferred by Parent or any of its Subsidiaries to, or any liabilities or obligations assumed or incurred by Parent or any of its Subsidiaries for the direct or indirect benefit of, any such Person; (e) the waiver by Parent or any of its Subsidiaries of any amount owed to it by any such Person or (f) the agreement or undertaking by Parent or any of its Subsidiaries to do any of the matters set out in the foregoing clauses (a) to (e), in each case other than as expressly required or permitted by the terms of this Agreement and/or the other Transaction Documents (including any Permitted Parent Leakage).

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(146) “Parent MAE” means, with respect to the Parent Parties, any effect, event, change, circumstance, development or other matter that individually or in the aggregate, had, or is reasonably expected to have, a material adverse effect on (a) the assets, business, financial condition or operating results of the Parent Parties (taken as a whole and determined without regard to the redemption of any shares of Parent Common Stock in connection with the Extension Proxy Solicitation or the Proxy Solicitation) or (b) the right or ability of any Parent Party to consummate the Transactions; provided, that the foregoing clause (a) shall not include any change, effect, event, circumstance, development, condition or other matter to the extent that the same results from or is attributable to (i) the announcement of this Agreement and the Transactions, (ii) actions or omissions required under the Extension Documents, the Transaction Documents, the Public Disclosure Documents or arising from the Extension Proxy Solicitation or the Proxy Solicitation (including for avoidance of doubt the redemption of any shares of Parent Common Stock pursuant thereto) or by or at the written request of a Seller Party or any litigation settlement permitted without the consent of the Company pursuant to Section 6.22, (iii) changes in Law or GAAP, (iv) changes in general economic conditions, currency exchange rates or U.S. or international debt or equity markets and (v) calamities, natural disasters, national or international political or social conditions or hostilities, acts of terror or acts of war.

(147) “Parent Merger” has the meaning given to such term in the Recitals.

(148) “Parent Merger Sub” has the meaning given to such term in the Preamble.

(149) “Parent Organizational Documents” has the meaning given to such term in Section 5.15.

(150) “Parent Parties” has the meaning given to such term in the Preamble.

(151) “Parent Preferred Stock” has the meaning given to such term in Section 5.5(b).

(152) “Parent Prepared Return” has the meaning given to such term in Section 6.5(a).

(153) “Parent Schedules” has the meaning given to such term in Article V.

(154) “Parent Surviving Subsidiary” has the meaning given to such term in Section 1.1.

(155) “Parent Voting Matters” has the meaning given to such term in Section 6.13(a).

(156) “Parent Warrant” means each one whole warrant that is issued and outstanding entitling the holder thereof to purchase one (1) share of Parent Common Stock.

(157) “Party” and “Parties” have the meaning given to such terms in the Preamble.

(158) “Patent Rights” means all patents, patent applications, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, renewals, extensions, provisionals, reissues and reexaminations).

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(159) “Per Company Unit Consideration” means the number of shares of Pubco Common Stock equal to (A) the Estimated Company Value, divided by (B) $10.00, divided by (C) the Company Unit Number.

(160) “Permitted Encumbrances” means: (i) Encumbrances for Taxes and other governmental charges and assessments that are not yet due and payable, and Encumbrances for current Taxes and other charges and assessments of any Governmental Authority that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings, in each case for which adequate reserves have been set forth on the Balance Sheet in accordance with GAAP (or are attributable to periods after the Balance Sheet Date and for which adequate reserves have been established in the Company’s books and records); (ii) Encumbrances of landlords, carriers, warehousemen, mechanics and materialmen and other like Encumbrances securing payments not yet due and payable, or being contested in good faith by appropriate proceedings and for which adequate reserves have been set forth on the Balance Sheet, to the extent required by GAAP (or are attributable to periods after the Balance Sheet Date and for which adequate reserves have been established in the Company’s books and records); (iii) all local and other Laws relating to or affecting any real property; (iv) purchase money Encumbrances and Encumbrances securing payments under capital lease arrangements; and (v) Encumbrances that are either disclosed in the notes accompanying the Balance Sheet, or that do not materially interfere with the use or ownership of the property to which they relate as currently used.

(161) “Permitted Parent Leakage” shall mean the satisfaction of any Liabilities of the Parent Parties pursuant to (i) payments owed to holders of Parent Common Stock in satisfaction of redemption obligations in connection with the Redemption Offer, (ii) compensation owed to underwriters and/or financial advisors in connection with Parent’s initial public offering, (iii) fees and expenses incurred in connection with securities filings relating to the Transactions, maintaining the Nasdaq listing of the Parent Common Stock and/or obtaining the Nasdaq listing for Pubco Common Stock and complying with the Parent Parties’ obligations under Section 6.23, (iv) amounts payable to Chart Acquisition Group LLC, or its members or Affiliates, Cowen Investments LLC (as assignee of the Parent Common Stock of Cowen Overseas Investment LP) or its Affiliates or Joseph R. Wright relating to unpaid loans made to the Parent Parties and unreimbursed, documented out-of-pocket expenses incurred on behalf of the Parent Parties, (v) unpaid amounts owed to The Chart Group L.P. or its Affiliates for office space, secretarial and administrative services, (vi) unpaid franchise and income taxes of any Parent Party and (vii) Expenses of the Parent Parties.

(162) “Person” means any person, limited liability company, partnership, trust, unincorporated organization, corporation, association, joint stock company, business, group, Governmental Authority or other entity.

(163) “Proceeding” means any action, arbitration, audit, claim, demand, hearing, investigation, litigation, proceeding or suit, whether civil, criminal, administrative, investigative, or informal and whether commenced, brought, conducted or heard by or before or otherwise involving any Governmental Authority or arbitrator.

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(164) “Product” means any software (including software provided for use as a service), hardware, firmware or other product now or within the past four (4) years offered for sale or license by the Company or any of its Subsidiaries, together with all user documentation, data, scripts, macros, modules and other files and information supplied, sold or licensed with such software, hardware, firmware or other product.

(165) “Prohibited Transfer” has the meaning given to such term in Section 1.16(e).

(166) “Prospectus” has the meaning given to such term in Section 11.1.

(167) “Proxy Solicitation” has the meaning given to such term in Section 6.13(a).

(168) “Proxy Statement” has the meaning given to such term in Section 6.13(a).

(169) “Pubco” has the meaning given to such term in the Preamble.

(170) “Pubco Common Stock” means the common stock, $0.0001 par value per share, of Pubco.

(171) “Pubco Warrant” means each one whole warrant entitling the holder thereof to purchase one (1) share of Pubco Common Stock at the same price per share as each Parent Warrant as of the Effective Time.

(172) “Public Disclosure Documents” means the Warrant Tender Offer Documents, the Extension Proxy Statement, the Extension Warrant Tender Offer Documents, the Proxy Statement, the Registration Statement, the Signing Filing, the Signing Press Release, the Closing Filing, the Closing Press Release and each other form, statement or report required to be furnished to or filed by Parent or Pubco with the SEC prior to the Closing or in connection with the Transaction or the Extension.

(173) “Redemption Limitation” has the meaning given to such term in Section 9.2(a) of Parent’s Amended and Restated Certificate of Incorporation.

(174) “Redemption Limitation Condition” has the meaning given to such term in Section 7.8.

(175) “Redemption Offer” has the meaning given to such term in Section 6.13(a).

(176) “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, by and among Pubco and the Members, in the form attached hereto as Exhibit D.

(177) “Registration Statement” has the meaning given to such term in Section 6.13(a).

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(178) “Regulated Aviation Operations” means the Company’s and its Subsidiaries’ business operations that are regulated pursuant to the Federal Aviation Regulations Part 145 (14 C.F.R. § 145), Part 21 (14 C.F.R. § 21) and any associated amendments, notices, orders and circulars related to the foregoing, as well as the Company’s and its Subsidiaries’ business operations that are regulated pursuant to the Department of Transportation’s rules and regulations governing certificated air carriers. This also includes all of the Company’s and its Subsidiaries’ similar international business operations that are governed by a foreign Governmental Authority pursuant to its applicable implementing rules and regulations governing the aviation industry.

(179) “Related Person” means, with respect to a Member, (i) the Affiliates of such Member, (ii) any other Person in whom a Family member of such Member holds a Material Interest or (iii) any other Person in whom, to the Knowledge of the Company, an Affiliate of such Member (other than a Family member of such Member) holds a Material Interest.

(180) “Related Person Transaction” has the meaning given to such term in Section 3.21.

(181) “Release” means any release, spill, emission, leakage, injection, deposit, disposal, discharge or dispersal into, onto or through the Environment.

(182) “Representatives” means, with respect to any Person, its Affiliates and its and its Affiliates’ respective managers, directors, officers, employees, consultants, agents or other representatives (including legal counsel, accountants, financial advisors, investment bankers and brokers).

(183) “Required Approval Matters” has the meaning given to such term in Section 6.13(a).

(184) “Required Parent Stockholder Approval” means the approval of the Required Approval Matter by the requisite vote of the stockholders of Parent.

(185) “Required Parent Stockholder Extension Approval” means the approval of the Extension and the other matters presented for stockholder approval in the Extension Proxy Statement by the requisite vote of the stockholders of Parent.

(186) “Rules” has the meaning given to such term in Section 12.10(a).

(187) “Schedule 14D-9” has the meaning given to such term in Section 6.14(b).

(188) “Schedule TO” has the meaning given to such term in Section 6.14(a).

(189) “Scope” has the meaning given to such term in Section 12.18.

(190) “SEC” means the Securities and Exchange Commission.

(191) “SEC Reports” has the meaning given to such term in Section 5.4(a).

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(192) “Securities Act” means the Securities Act of 1933, as amended.

(193) “Securities Laws” has the meaning given to such term in Section 3.3.

(194) “Seller Competing Transaction” has the meaning given to such term in Section 6.11(a).

(195) “Seller Confidential Information” means all documents and information concerning the Seller Parties, or any of their respective Representatives, furnished in connection with this Agreement or the Transactions (including any claim or dispute arising out of or related to this Agreement or the Transactions, or the interpretation, making, performance, breach or termination thereof).

(196) “Seller Indemnified Parties” has the meaning given to such term in Section 9.1(a).

(197) “Seller Party” and “Seller Parties” have the meaning given to such terms in the Preamble.

(198) “Signing Filing” means a pre-commencement Schedule TO-C and/or Report on Form 8-K pursuant to the Exchange Act, prepared and filed by Parent immediately after the issuance of the Signing Press Release, to report the execution of this Agreement.

(199) “Signing Press Release” means a press release, mutually agreed upon by the Parent and the Company, announcing the execution of this Agreement.

(200) “Software” means computer software code, applications, utilities, development tools, diagnostics, databases and embedded systems, whether in source code, interpreted code or object code form.

(201) “Special Meeting” has the meaning given to such term in Section 6.13(a).

(202) “Specified Members” means Benjamin Scott Terry and John G. Gulbin, III.

(203) “Subsidiary” means, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly through one or more Subsidiaries, (a) owns at least fifty percent (50%) of the outstanding equity interests entitled to vote generally in the election of the managers or similar governing body of such other Person, or (b) has the power to generally direct the business and policies of such other Person, whether by Contract or as a general partner, managing member, manager, joint venturer, agent or otherwise.

(204) “Surviving Subsidiaries” has the meaning given to such term in Section 1.2.

(205) “Target Net Debt” means an amount equal to negative Five Hundred Thousand U.S. Dollars (-$500,000).

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(206) “Target Net Working Capital” means an amount equal to zero U.S. Dollars ($0).

(207) “Tax” or “Taxes” means any tax or duty or similar governmental fee, levy, assessment or charge of any kind whatsoever imposed by a Governmental Authority, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium windfall profits, environmental (under Section 59A of the Code), customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or add-on minimum, or estimated tax, together with any penalties, additions to tax or additional amounts arising with respect to the foregoing, and any interest on any of the foregoing.

(208) “Tax Owner” means the Person who was considered as the owner of any of the Company’s Subsidiaries during any period in which such Subsidiary was an entity disregarded as separate from its owner for federal Tax purposes pursuant to Treasury Regulations Section 301.7701-3 or Section 1361(b)(3) of the Code (or similar provisions of other Tax law).

(209) “Tax Return” means any report, return, statement, claim for refund, election, declaration or other information with respect to any Tax required to be filed or actually filed with a Taxing Authority and any copy thereof required by Law to be provided to any other Person, including any schedule or attachment thereto, and including any amendment thereof.

(210) “Taxing Authority” means any Governmental Authority responsible for the assessment, determination, collection or administration of any Tax.

(211) “Tempus Jets Entities” means each of Tempus Intermediate Holdings, LLC and its Subsidiaries and the other entities set forth on Schedule A-1 to the Company Schedules.

(212) “Tender Offer Rules” has the meaning given to such term in Section 6.14(a).

(213) “Third Party Claim” means any action, suit or claim made by another Person against the Indemnified Party that, if successful, would be indemnifiable under this Agreement.

(214) “Trademarks” means all registered trademarks and service marks, logos, Internet domain names, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress.

(215) “Transaction Documents” means this Agreement, the Registration Rights Agreement and the Non-Competition Agreement, together with any schedules and attachments or side letters thereto, and any other agreements, certificates and instruments required to be delivered by any party thereto pursuant to the terms thereof.

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(216) “Transactions” means the transactions contemplated by the Transaction Documents.

(217) “Trust Agreements” has the meaning given to such term in Section 5.7.

(218) “Trust Funds” means the trust funds established by Parent for the benefit of Parent’s public stockholders and warrant holders in accordance with the terms of the applicable Trust Agreement.

(219) “VWAP” means, on any date of determination, the volume weighted average sale price per share of the Pubco Common Stock on the Nasdaq for the ten (10) consecutive trading days ending two (2) trading days prior to the date of determination, or if the Pubco Common Stock is not listed on the Nasdaq, on the principal national securities exchange on which the Pubco Common Stock is then listed or, if the Pubco Common Stock is not listed on a national securities exchange, an automated quotation system on which the Pubco Common Stock is then listed or authorized for quotation, in each case as reported by Bloomberg Financial Markets (or any successor thereto) through its “Volume at Price” functions and ignoring any block trades (which, for purposes of this definition means any transfer of more than 100,000 shares (subject to adjustment to reflect stock dividends, stock splits, stock combinations and other similar events)).

(220) “Warrant Offerors” has the meaning given to such term in the Preamble.

(221) “Warrant Tender Offer” has the meaning given to such term in Section 6.14(a).

(222) “Warrant Tender Offer Documents” has the meaning given to such term in Section 6.14(a).

(223) “Willful Breach” means a material breach that is a consequence of an act or omission knowingly undertaken by the breaching party with the primary purpose and intent of causing a breach of this Agreement, provided that neither any exercise by a Party of its rights and remedies under the Transaction Documents nor any failure or refusal to grant any consent or waiver thereunder shall be considered a Willful Breach.

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APPENDIX B

ADJUSTED TTM EBITDA

The earnings before interest, Taxes, depreciation and amortization of Pubco and its Subsidiaries, on a consolidated basis, shall be adjusted as follows to determine the Adjusted TMT EBITDA used in connection with the determination of the Earnout Payments hereunder:

1. To add back the following:

(a) Any expenses incurred by Pubco or its Subsidiaries, including the Company, in connection with the consummation of the transactions contemplated by this Agreement;

(b) Any write-off or expense recorded for impairment of goodwill;

(c) Any expense in respect of any extraordinary losses (such as from the sale of real property, investments, securities or fixed assets) or any other extraordinary expense;

(d) Any other costs that are non-recurring or incurred outside of the normal course of business; and

(e) Any expenses attributable to a discontinued business.

2. To deduct the following:

(a) Any income in respect of any extraordinary gains (such as from the sale of real property, investments, securities or fixed assets) or any other extraordinary income;

(b) Any revenues that are non-recurring and earned outside of the ordinary course of business; and

(c) Any earnings resulting from acquisitions of other businesses or companies (in whatever form, including by merger, consolidation, equity purchase or asset purchase) or material assets outside of the ordinary course of business.

Any accounting term that is used herein but not defined in the Agreement shall have the meaning normally ascribed to such term under GAAP.

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APPENDIX C

WARRANT TENDER OFFER CONDITIONS

Reference is made to the Agreement and Plan of Merger, dated as of January 5, 2015 (the “Agreement”), by and among (i) Tempus Applied Solutions, LLC, a Delaware limited liability company (the “Company”), (ii) each of the Persons set forth on Annex A thereto (the “Members”, and, together with the Company, the “Seller Parties”), (iii) Benjamin Scott Terry and John G. Gulbin III, as Members’ Representative, solely for purposes of certain specified sections thereof, (iv) Chart Acquisition Corp., a Delaware corporation (“Parent”), (v) Tempus Applied Solutions Holdings, Inc., a Delaware corporation (“Pubco”); (vi) Chart Merger Sub Inc., a Delaware corporation (“Parent Merger Sub”), (vii) TAS Merger Sub LLC, a Delaware limited liability company (“Company Merger Sub” and together with Parent Merger Sub, the “Merger Subs” and collectively with Parent and Pubco, the “Parent Parties”), (viii) Chart Acquisition Group, LLC in its capacity as the representative for the equity holders of Parent and Pubco (other than the Members and their successors and assigns) in accordance with the terms and conditions of the Agreement (the “Chart Representative”) and (ix) Chart Acquisition Group LLC, Mr. Joseph Wright and Cowen Investments LLC (as assignee of the Parent Common Stock of Cowen Overseas Investment LP) (together, the “Warrant Offerors”), solely for certain specified sections thereof. Capitalized terms not otherwise defined in this Appendix C have the respective meanings ascribed to them in the Agreement. Notwithstanding any other provisions of the Warrant Tender Offer, and in addition to (and not in limitation of) the rights and obligations of the Warrant Offerors to extend, terminate and/or modify the Warrant Tender Offer (subject to the terms and conditions of the Agreement), the Warrant Offerors (x) shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC (including Rule 14e-1(c) under the Exchange Act (relating to the obligation of the Warrant Offerors to pay for or return tendered Parent Warrants promptly after termination or withdrawal of the Warrant Tender Offer)), pay for, or may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Parent Warrants and (y) may terminate (if the Agreement has been or is concurrently terminated) or amend the Warrant Tender Offer as to the Parent Warrants not then paid for, in the event that at the then-scheduled Initial Expiration Date (as it may be extended pursuant to Section 6.14 of the Agreement) or immediately prior to such payment, (A) the Redemption Limitation Condition shall not have been satisfied, or (B) any of the following shall have occurred:

(a) (i) any temporary restraining order, preliminary or permanent injunction or other order or judgment issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the Transactions or materially limiting or materially restricting the conduct or operation of the Company or any of its Subsidiaries following the Closing shall be in effect, or any Proceeding seeking any of the foregoing shall be pending or (ii) there shall be any Proceeding of any nature, pending or threatened, against any Seller Party or any Subsidiary of the Company, their respective properties or any of their respective officers or directors that is reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole);

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(b) (i) any of the representations and warranties of the Seller Parties in Sections 3.1(a) (Organization and Corporate Power), 3.2 (Authority for Agreement), 3.4 (Capitalization), 3.26 (Brokers), 4.1 (Authority for Agreement), 4.3 (Ownership), and 4.6 (Brokers) shall not have been true and correct in all respects as of the date hereof and on and as of immediately prior to the expiration of the Warrant Tender Offer as though such representations and warranties were made on and as of immediately prior to the expiration of the Warrant Tender Offer except for those representations and warranties that refer to facts existing at a specific date, in which case as of that date; and (ii) any of the other representations and warranties of the Seller Parties in the Agreement shall not have been true and correct (without giving effect to any limitation or exception as to “materiality” or “Material Adverse Effect” set forth therein) as of the date hereof and on and as of immediately prior to the expiration of the Warrant Tender Offer as though such representations and warranties were made on and as of immediately prior to the expiration of the Warrant Tender Offer, except for those representations and warranties that refer to facts existing at a specific date, in which case as of such date, except where the failure of such representations and warranties to be so true and correct is not reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole);

(c) (i) in the event that the Warrant Tender Offer would expire concurrently with the Closing Date, any Seller Party shall have failed to comply with, perform or satisfy in all material respects their respective covenants and agreements to be complied with, performed or satisfied by them under the Agreement at or prior to the Closing Date, or (ii) in the event that the Warrant Tender Offer would expire prior to the Closing Date, any Seller Party shall have failed to comply with, perform or satisfy, in all material respects, their respective covenants and agreements to be complied with, performed or satisfied by them under the Agreement prior to the Closing Date, other than those covenants and agreements that by their nature are to be performed as of the Closing Date, and any Seller Party is not capable of performing any such covenants and agreements as of the Closing Date;

(d) an effect, event or change that, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole) shall have occurred;

(e) the Agreement shall have been terminated in accordance with its terms; or

(f) a general suspension of trading in, or limitation on prices for, securities on any U.S. national securities exchange or in the over-the-counter markets in the United States or a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory, shall have occurred.

The foregoing conditions are for the sole benefit of the Warrant Offerors and, subject to the terms and conditions of the Agreement, may be waived by the Warrant Offerors, in whole or in part at any time and from time to time in the sole discretion of the Warrant Offerors. The failure or delay by the Warrant Offerors at any time to exercise any of the foregoing rights shall not operate as a waiver of any such right, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

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Annex B

EXECUTION COPY

SUPPORTING STOCKHOLDER AGREEMENT

This SUPPORTING STOCKHOLDER AGREEMENT (this “Agreement”) is entered into as of January 5, 2015, by and among (i) Tempus Applied Solutions, LLC, a Delaware limited liability company (the “Company”), (ii) Benjamin Scott Terry and John G. Gulbin, III in their capacities as the Members’ Representative on behalf of the Members (as defined below) in accordance with the Merger Agreement (as defined below) (the “Members’ Representative”), and (iii) Chart Acquisition Group LLC, The Chart Group, L.P., Christopher D. Brady, Joseph Wright and Cowen Investments LLC (each a “Stockholder”, and collectively, the “Stockholders”). The Company, the Members’ Representative and the Stockholders are sometimes referred to herein as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, as of the date hereof, each of the Stockholders “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of Parent Common Stock, set forth opposite such Stockholder’s name on Annex A hereto (such shares of Parent Common Stock, together with any other shares of Parent Common Stock the voting power over which is acquired by Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance ARTICLE V hereof (such period, the “Voting Period”), are collectively referred to herein as the “Subject Shares”);

WHEREAS, the Parties propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the “Merger Agreement”), by and among the Company, the members of the Company identified therein (the “Members”), the Members’ Representative, Chart Acquisition Corp., a Delaware corporation (“Parent”), Tempus Applied Solutions Holdings, Inc., a Delaware corporation (“Pubco”), Chart Merger Sub Inc., a Delaware corporation (“Parent Merger Sub”), TAS Merger Sub LLC, a Delaware limited liability company (“Company Merger Sub”), the Chart Representative named therein and the Warrant Offerors named therein, pursuant to which, (i) Parent Merger Sub will merge with and into Parent, with Parent being the surviving entity and a wholly-owned subsidiary of Pubco, and with former Parent shareholders receiving newly issued shares of common stock of Pubco, (ii) Company Merger Sub will merge with and into the Company, with the Company being the surviving entity and a wholly owned-subsidiary of Pubco, and with the Members receiving newly issued shares of common stock of Pubco, and (iii) Pubco will become a publicly traded company; and

WHEREAS, as a condition to the willingness of the Company and the Members to enter into the Merger Agreement, and as an inducement and in consideration therefor, the Stockholders are executing this Agreement.

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NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II
VOTING AGREEMENT

Section 2.1 Agreement to Vote the Subject Shares. Each Stockholder hereby unconditionally and irrevocably agrees that, during the Voting Period, at any duly called meeting of the stockholders of Parent (or any adjournment or postponement thereof), such Stockholder shall appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote (or cause to be voted), in person or by proxy, all of its Subject Shares (a) in favor of any Extension Amendment and Trust Amendment (as such terms are defined in the Extension Proxy Statement) (and any actions required in furtherance thereof) if such action is brought before Parent’s stockholders as contemplated by the Merger Agreement or otherwise in connection therewith, (b) in favor of the adoption of the Parent Voting Matters (and any actions required in furtherance thereof), (c) against any action, proposal, transaction or agreement that would result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of any Parent Party contained in the Merger Agreement, and (d) against the following actions or proposals (other than the Transactions and the Extension): (i) any Parent Competing Transaction (except as permitted by the Merger Agreement); (ii) any change in present capitalization of Parent or any amendment of the certificate of incorporation or bylaws of Parent; and (iii) any change in Parent’s corporate structure or business.

Section 2.2 Agreement Not to Redeem. Each Stockholder hereby unconditionally and irrevocably agrees that, during the Voting Period, it shall not submit its Subject Shares for repurchase or redemption or cause its Subject Shares to be repurchased or redeemed, whether pursuant to the Redemption Offer, the right of holders of Parent Common Stock to have Parent redeem such shares if a business combination is not completed by the Outside Date, any redemption offer by Parent in connection with the Extension, or otherwise.

Section 2.3 No Obligation as Director or Officer. The parties acknowledge that this Agreement is entered into by each Stockholder solely in such Stockholder’s capacity as the beneficial owner of the Subject Shares and nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director or officer of Parent solely in his or her capacity as a director or officer of Parent.

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ARTICLE III
COVENANTS

Section 3.1 Generally.

(a) Each of the Stockholders agrees that during the Voting Period it shall not without the Members’ Representative’s prior written consent, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Shares (except for option grants or other arrangements with directors of the Parent for compensation in their capacity as such made in the ordinary course consistent with past practice); (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Shares, except as prescribed by Section 2.1 hereof and pursuant to Section 3.2 hereof; or (iii) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Stockholder’s ability to perform its obligations under this Agreement. Any action attempted to be taken in violation of the preceding sentence will be null and void.

(b) In the event of a stock dividend or distribution, or any change in the Parent Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction. Each of the Stockholders agrees, while this Agreement is in effect, to notify Parent and Members’ Representative promptly in writing (including by e-mail) of the number of any additional shares of Parent Common Stock acquired by each Stockholder, if any, after the date hereof.

(c) Each of the Stockholders agrees, while this Agreement is in effect, not to take or agree or commit to take any action that would make any representation or warranty of such Stockholder contained in this Agreement inaccurate in any respect.

Section 3.2 Proxies. Each Stockholder hereby revokes any and all previous proxies granted with respect to its Subject Shares. By entering into this Agreement, each Stockholder hereby grants, in the event that such Stockholder does not comply with the terms set forth in ARTICLE II, a proxy appointing the Members’ Representative with full power of substitution, as such Stockholder’s attorney-in-fact and proxy, for and in such Stockholder’s name, to be counted as present, and to vote, or otherwise to act on behalf of such Stockholder with respect to its Subject Shares solely with respect to the matters set forth in, and in the manner contemplated by, ARTICLE II as such proxy or its substitutes shall, in the Members’ Representative sole discretion, deem proper with respect to its Subject Shares. The proxy granted by each Stockholder pursuant to this Section 3.2 is, subject to the penultimate sentence of this Section 3.2, irrevocable and is coupled with an interest, in accordance with Section 212(e) of the DGCL, and is granted in order to secure such Stockholder’s performance under this Agreement and also in consideration of the Company and the Members’ Representative entering into this Agreement and the Company and the Members entering into the Merger Agreement. If a Stockholder fails for any reason to be counted as present, to consent or to vote the Subject Shares in accordance with the requirements of ARTICLE II above (or anticipatorily breaches such section), then the Members’ Representative shall have the right to cause to be present and to vote such Stockholder’s Subject Shares in accordance with the provisions of ARTICLE II. The proxy granted by each Stockholder shall be automatically revoked upon termination of this Agreement in accordance with ARTICLE V below. Each Stockholder agrees, from the date hereof until the time of termination of this Agreement in accordance with ARTICLE V, not to attempt to revoke, frustrate the exercise of, or challenge the validity of, the irrevocable proxy granted pursuant to this Section 3.2.

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Section 3.3 Stop Transfers. Each of the Stockholders agrees with, and covenants to, the Company and the Members’ Representative that such Stockholder shall not request that Parent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Subject Shares during the term of this Agreement without the prior written consent of the Members’ Representative.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each of the Stockholders hereby represents and warrants, severally and not jointly, to the Company and the Members’ Representative (on behalf of the Members) as follows:

Section 4.1 Binding Agreement. Such Stockholder (a) if a natural person, is of legal age to execute this Agreement and legally competent to do so and (b) if not a natural person, (i) is a corporation, limited liability company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (ii) has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Stockholder has been duly authorized by all necessary action, as applicable, on the part of such Stockholder. This Agreement, assuming due authorization, execution and delivery hereof by the Company, the Members’ Representative and the other Stockholders hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 4.2 Ownership of Shares. Annex A sets forth opposite such Stockholder’s name the number of shares of Parent Common Stock over which such Stockholder has beneficial ownership as of the date hereof. As of the date hereof, such Stockholder is the lawful owner of the shares of Parent Common Stock denoted as being owned by such Stockholder on Annex A and has the sole power to vote or cause to be voted such shares. Such Stockholder has good and valid title to the Parent Common Stock denoted as being owned by such Stockholder on Annex A, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement or that would not impair such Stockholders’ ability to perform its obligations under this Agreement. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by any Stockholder pursuant to arrangements made by such Stockholder.

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Section 4.3 No Conflicts.

(a) Except as provided in the Merger Agreement (subject to the Parent Schedules), no filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.

(b) None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of such Stockholder, as applicable, (ii) result in, or give rise to, violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its Subject Shares or assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Entity, except for any of the foregoing as would not impair such Stockholder’s ability to perform its obligations under this Agreement and except as provided in the Merger Agreement (subject to the Parent Schedules).

Section 4.4 Reliance by the Company and the Members. Such Stockholder understands and acknowledges that the Company and the Members are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Stockholders.

Section 4.5 No Inconsistent Agreements. Such Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder has not (a) entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to its Subject Shares inconsistent with such Stockholder’s obligations pursuant to this Agreement or (b) entered into any agreement or taken any action (nor will enter into any agreement or take any action) that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing such Stockholder from performing any of its obligations under this Agreement.

ARTICLE V
TERMINATION

Section 5.1 Termination. This Agreement shall automatically terminate, and none of the Company, the Members’ Representative or the Stockholders shall have any further rights or obligations hereunder upon the earliest to occur of (a) the mutual written consent of the Members’ Representative and the Stockholders, (b) the Closing Date, and (c) the date of termination of the Merger Agreement in accordance with its terms. Upon any such termination, no Party shall have any other liability for its obligations under the Agreement in the absence of fraud or Willful Breach of this Agreement by such Party. Notwithstanding anything to the contrary herein, the provisions of this ARTICLE V and ARTICLE VI shall survive the termination of this Agreement.

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ARTICLE VI
MISCELLANEOUS

Section 6.1 Further Assurances. From time to time, at the other Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 6.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company, the Members or the Members’ Representative any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and the Company or the Members shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Parent or exercise any power or authority to direct the Stockholders in the voting of any of the Subject Shares, except as otherwise provided herein.

Section 6.3 Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the Parties hereto. The failure of any Party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 6.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	If to the Company or the Members’ Representative:

c/o Tempus Intermediate Holdings, LLC
133 Waller Mill Road, Suite 400 Williamsburg, VA 23185

Attention:	Scott Terry and Jack Gulbin
Telephone:	(757) 243-8164
Facsimile:	(757) 969-6168
E-mail:	sterry@tempusjets.com
jgulbin@tempusjets.com

with a copy to:

Alston & Bird LLP
101 S. Tryon St., Suite 4000
Charlotte, NC 28280-4000
Attention:	Gary C. Ivey, Esq.
T. Scott Kummer, Esq.
Telephone:	704-444-1090
Facsimile:	704-444-1690
E-mail:	gary.ivey@alston.com
scott.kummer@alston.com

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(b)	If to the Stockholders:

c/o Chart Acquisition Corp.
75 Rockefeller Plaza, 14th Floor New York, NY 10019

Attention:	Joseph Wright
Telephone:	(212) 350-8205
Facsimile:	(212) 350-8299
E-mail:	jwright@chartgroup.com

with a copy to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105

Attention:	Douglas S. Ellenoff, Esq.
Richard Baumann, Esq.
Telephone:	(212) 370-1300
Facsimile:	(212) 370-7889
E-mail:	ellenoff@egsllp.com
rbaumann@egsllp.com

Section 6.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 6.7 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Party.

Section 6.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

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Section 6.9 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

Section 6.10 Governing Law. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware, without regard to its conflicts of laws principles.

Section 6.11 Specific Performance; Remedies. Each Stockholder acknowledges that the Company and the Members shall be irreparably harmed and that there shall be no adequate remedy at Law for any violation or breach, or threatened breach, by any Stockholder of any of the covenants or agreements contained in this Agreement, and that any breach or threatened breach of this Agreement by a Stockholder, would not be adequately compensated by monetary damages alone. It is accordingly agreed, notwithstanding anything to the contrary set forth in this Agreement, that the Company and the Members’ Representative shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the Stockholders’ covenants and agreements contained in this Agreement. Each Stockholder hereby agrees (i) to waive the defense in any such suit that the Company or the Members’ Representative have an adequate remedy at law, (ii) not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement or to enforce compliance with, the covenants and obligations of the Stockholders under this Agreement, and (iii) to waive any requirement to post any bond, in each case, in connection with obtaining such relief. All rights and remedies of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable Law.

Section 6.12 Jurisdiction; Waiver of Jury Trial; Service of Process. The Parties agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, prior to the Closing, shall be brought in any United States District Court for the Eastern District of Virginia located in Alexandria, Virginia, or if such court does not have jurisdiction, any Virginia state court in the City of Alexandria with jurisdiction. Each Party hereby irrevocably (a) submits to the exclusive jurisdiction of the state and federal courts sitting in such jurisdiction; (b) waives, and agrees not to assert, any claim that it is not subject to the jurisdiction of, or any objection to the laying of venue in, any such courts or that such action has been commenced in an improper or inconvenient forum; and (c) agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s address as provided herein shall be effective with respect to any matter for which it has submitted to jurisdiction hereby. The foregoing shall not constitute a general consent to service of process and shall have no effect for any purpose except as set forth in this Section 6.12. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Each Party (x) certifies that no Representative of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (y) acknowledges that it and the other Party has been induced to enter into the agreements contemplated hereby by, among other things, the mutual waivers, agreements and certifications in this Section 6.12.

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Section 6.13 Counterparts. This Agreement may be executed in counterparts (including by facsimile), each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 6.14 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Stockholders, on the one hand, and the Company, the Members or the Members’ Representative, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the Parties hereto. Without limiting the generality of the foregoing sentence, each of the Stockholders (a) is entering into this Agreement solely on its own behalf and shall not have any obligation to perform on behalf of any other Stockholder or any other holder of Parent Common Stock or any liability (regardless of the legal theory advanced) for any breach of this Agreement by any other Stockholder or other holder of Parent Common Stock and (b) by entering into this Agreement does not intend to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable law.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company, the Members’ Representative and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDERS:

CHART ACQUISITION GROUP LLC

By:		The Chart Group L.P.

	By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: Manager

THE CHART GROUP, L.P.

By:		/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: Manager

/s/ Christopher D. Brady
CHRISTOPHER D. BRADY

/s/ Joseph Wright
JOSEPH WRIGHT

COWEN INVESTMENTS LLC

By:		/s/ Owen Littman
Name: Owen Littman
Title: Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PACE]

[Signature Page to Supporting Stockholder Agreement]

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COMPANY:

TEMPUS APPLIED SOLUTIONS, LLC

By:	/s/ Benjamin Scott Terry
Name: Benjamin Scott Terry
Title: Manager

MEMBERS’ REPRESENTATIVE:

/s/ Benjamin Scott Terry
BENJAMIN SCOTT TERRY

/s/ John G. Gulbin III
JOHN G. GULBIN III

[Signature Page to Supporting Stockholder Agreement]

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Annex A

Name of Stockholder	Number of Shares Owned	Number of Shares Beneficially Owned
Chart Acquisition Group LLC	981,250	981,250
The Chart Group, L.P.	307,500	1,288,750
Christopher D. Brady	108,750	1,397,500
Joseph Wright	237,500	237,500
Cowen Investments LLC	131,250	131,250

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Annex C

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

2015 OMNIBUS INCENTIVE PLAN

1.                  Purpose. The purpose of the Tempus Applied Solutions Holdings, Inc. 2015 Omnibus Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, managers, employees, consultants and advisors of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2.                  Definitions. The following definitions shall be applicable throughout this Plan:

(a)                “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest as determined by the Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)               “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award and Performance Compensation Award granted under this Plan.

(c)                “Award Agreement” means an agreement made and delivered in accordance with Section 15(a) of this Agreement evidencing the grant of an Award hereunder.

(d)               “Board” means the Board of Directors of the Company.

(e)                “Business Combination” has the meaning given such term in the definition of “Change in Control.”

(f)                “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by federal law or executive order to be closed.

(g)               “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein), (A) a continuing material breach or material default (including, without limitation, any material dereliction of duty) by Participant of any agreement between the Participant and the Company, except for any such breach or default which is caused by the physical disability of the Participant (as determined by a neutral physician), or a continuing failure by the Participant to follow the direction of a duly authorized representative of the Company; (B) gross negligence, willful misfeasance or breach of fiduciary duty by the Participant; (C) the commission by the Participant of an act of fraud, embezzlement or any felony or other crime of dishonesty in connection with the Participant’s duties; or (D) conviction of the Participant of a felony or any other crime that would materially and adversely affect: (i) the business reputation of the Company or (ii) the performance of the Participant’s duties to the Company. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

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(h)               “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i)      An acquisition (whether directly from the Company or otherwise) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities.

(ii)    The individuals who constitute the members of the Board cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least fifty-one percent (51%) of the members of the Board; or

(iii)   Approval by the Board and, if required, stockholders of the Company of, or execution by the Company of any definitive agreement with respect to, or the consummation of (it being understood that the mere execution of a term sheet, memorandum of understanding or other non-binding document shall not constitute a Change of Control):

(A)     A merger, consolidation or reorganization involving the Company, where either or both of the events described in clauses (i) or (ii) above would be the result;

(B)     A liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, or the filing by a third party of an involuntary bankruptcy against, the Company; provided, however, that to the extent necessary to comply with Section 409A of the Code, the occurrence of an event described in this subsection (B) shall not trigger the settlement or payment of any Award granted under this Plan that constitutes non-exempt “deferred compensation” for purposes of Section 409A of the Code; or

(C)     An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary of the Company).

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(i)                 “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. References in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(j)                 “Committee” means a committee of at least two people as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board. Unless altered by an action of the Board, the Committee shall be the Compensation Committee of the Board.

(k)               “Common Shares” means the common stock, par value $0.0001 per share, of the Company (and any stock or other securities into which such common shares may be converted or into which they may be exchanged).

(l)                 “Company” means Tempus Applied Solutions Holdings, Inc., a Delaware corporation, together with its successors and assigns.

(m)             “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(n)               “Disability” means a “permanent and total” disability incurred by a Participant while in the employ of the Company or an Affiliate. For this purpose, a permanent and total disability shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(o)               “Effective Date” means the date as of which this Plan is adopted by the Board, subject to Section 3 of this Plan.

(p)               “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

(q)               “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; or (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act.

(r)                 “Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in this Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

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(s)                “Exercise Price” has the meaning given such term in Section 7(b) of this Plan.

(t)                 “Fair Market Value”, unless otherwise provided by the Committee in accordance with all applicable laws, rules regulations and standards, means, on a given date, (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(u)               “Immediate Family Members” shall have the meaning set forth in Section 15(b) of this Plan.

(v)               “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in this Plan.

(w)             “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of this Plan.

(x)               “Negative Discretion” shall mean the discretion authorized by this Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(y)               “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(z)                “Option” means an Award granted under Section 7 of this Plan.

(aa)            “Option Period” has the meaning given such term in Section 7(c) of this Plan.

(bb)           “Outstanding Company Common Shares” has the meaning given such term in the definition of “Change in Control.”

(cc)            “Outstanding Company Voting Securities” has the meaning given such term in the definition of “Change in Control.”

(dd)          “Participant” means an Eligible Person who has been selected by the Committee to participate in this Plan and to receive an Award pursuant to Section 6 of this Plan.

(ee)            “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of this Plan.

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(ff)             “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under this Plan.

(gg)           “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(hh)           “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ii)               “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(jj)               “Permitted Transferee” shall have the meaning set forth in Section 15(b) of this Plan.

(kk)           “Person” has the meaning given such term in the definition of “Change in Control.”

(ll)               “Plan” means this Tempus Applied Solutions Holdings, Inc. 2015 Omnibus Incentive Plan, as amended from time to time.

(mm)       “Retirement” means the fulfillment of each of the following conditions: (i) the Participant is good standing with the Company as determined by the Committee; (ii) the voluntary termination by a Participant of such Participant’s employment or service to the Company and (B) that at the time of such voluntary termination, the sum of: (1) the Participant’s age (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) and (2) the Participant’s years of employment or service with the Company (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) equals at least 62 (provided that, in any case, the foregoing shall only be applicable if, at the time of Retirement, the Participant shall be at least 55 years of age and shall have been employed by or served with the Company for no less than 5 years).

(nn)           “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(oo)           “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

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(pp)           “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(qq)           “SAR Period” has the meaning given such term in Section 8(c) of this Plan.

(rr)              “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in this Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other official interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(ss)             “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of this Plan which meets all of the requirements of Section 1.409A-1(b)(5)(i)(B) of the Treasury Regulations.

(tt)              “Stock Bonus Award” means an Award granted under Section 10 of this Plan.

(uu)           “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(vv)           “Subsidiary” means, with respect to any specified Person:

(i)                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of Outstanding Company Voting Securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)               any partnership or limited liability company (or any comparable foreign entity) (a) the sole general partner or managing member (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners or managing members (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(ww)       “Substitute Award” has the meaning given such term in Section 5(e).

(xx)           “Treasury Regulations” means any regulations, whether proposed, temporary or final, promulgated by the U.S. Department of Treasury under the Code, and any successor provisions.

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3.                  Effective Date; Duration. The Plan shall be effective as of the Effective Date, subject to approval by the stockholders of the Company, which approval shall be within twelve (12) months after the date this Plan is adopted by the Board. The expiration date of this Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

4.                  Administration.

(a)                The Committee shall administer this Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under this Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under this Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under this Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Whether a quorum is present shall be determined based on the Committee’s charter as approved by the Board.

(b)               Subject to the provisions of this Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan and its charter, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

(c)                The Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and types of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code. The acts of such delegates shall be treated as acts of the Board, and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards granted.

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(d)               Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award or any documents evidencing Awards granted pursuant to this Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)                No member of the Board, the Committee, delegate of the Committee or any employee, advisor or agent of the Company or the Board or the Committee (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from (and the Company shall pay or reimburse on demand for) any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under this Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)                Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under this Plan.

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5.                  Grant of Awards; Shares Subject to this Plan; Limitations.

(a)                The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b)               Subject to Section 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of [                 (               )] Common Shares.

(c)                Common Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall be available again for Awards under this Plan at the same ratio at which they were previously granted. Notwithstanding the foregoing, the following Common Shares shall not be available again for Awards under the Plan: (i) shares tendered or held back upon the exercise of an Option or settlement of an Award to cover the Exercise Price of an Award; (ii) shares that are used or withheld to satisfy tax obligations of the Participant; and (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the SAR upon exercise thereof.

(d)               Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e)                Subject to compliance with Section 1.409A-3(f) of the Treasury Regulations, Awards may, in the sole discretion of the Committee, be granted under this Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan.

(f)                Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 12), the Committee shall not grant to any one Eligible Person in any one calendar year Awards (i) for more than [                         ] Common Shares in the aggregate or (ii) payable in cash in an amount exceeding [$             ] in the aggregate.

6.                  Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in this Plan.

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7.                  Options.

(a)                Generally. Each Option granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. All Options granted under this Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Notwithstanding any designation of an Option, to the extent that the aggregate Fair Market Value of Common Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

(b)               Exercise Price. The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant; and, provided further, that notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c)                Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and as set forth in the applicable Award Agreement, and shall expire after such period, not to exceed ten (10) years from the Date of Grant, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate; and, provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

(i)                 an Option shall vest and become exercisable with respect to 100% of the Common Shares subject to such Option on [the third (3rd) anniversary of the Date of Grant;

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(ii)               the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for:

(A)             one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the Option Period;

(B)              for directors, officers and employees of the Company only, for the remainder of the Option Period following termination of employment or service by reason of such Participant’s Retirement (it being understood that any Incentive Stock Option held by the Participant shall be treated as a Nonqualified Stock Option if exercise is not undertaken within 90 days of the date of Retirement);

(C)              90 calendar days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and

(iii)             both the unvested and the vested portion of an Option shall immediately expire upon the termination of the Participant’s employment or service by the Company for Cause.

(d)               Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award Agreement accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check (subject to collection), cash equivalent and/or vested Common Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided, however, that such Common Shares are not subject to any pledge or other security interest and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value (as determined by the Committee in its discretion) on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash.

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(e)                Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under this Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f)                Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.                  Stock Appreciation Rights.

(a)                Generally. Each SAR granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Any Option granted under this Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)               Exercise Price. The Exercise Price per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.

(c)                Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

(i)                 a SAR shall vest and become exercisable with respect to 100% of the Common Shares subject to such SAR on the third anniversary of the Date of Grant;

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(ii)               the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for:

(A)             one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the SARPeriod;

(B)              for directors, officers and employees of the Company only, for the remainder of the SAR Period following termination of employment or service by reason of such Participant’s Retirement;

(C)              90 calendar days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and

(iii)             both the unvested and the vested portion of a SAR shall expire immediately upon the termination of the Participant’s employment or service by the Company for Cause.

(d)               Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e)                Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in Common Shares valued at fair market value, or any combination thereof, as determined by the Committee. Any fractional Common Share shall be settled in cash.

9.                  Restricted Stock and Restricted Stock Units.

(a)                Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of Performance Goals or otherwise, as the Committee determines at the time of the grant of an Award or thereafter. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Common Shares are paid in settlement of such Awards.

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(b)               Restricted Accounts; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void ab initio. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)                Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award Agreement: (i) the Restricted Period shall lapse with respect to 100% of the Restricted Stock and Restricted Stock Units on the third (3rd) anniversary of the Date of Grant; and (ii) the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.

(d)               Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

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(ii)               Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion and subject to the requirements of Section 409A of the Code, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

10.              Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under this Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement.

11.              Performance Compensation Awards.

(a)                Generally. The provisions of the Plan are intended to enable Options and Stock Appreciation Rights granted hereunder to certain Eligible Persons to qualify for an exemption under Section 162(m) of the Code. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of this Plan, to designate any other Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b)               Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

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(c)                Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing, as determined by the Committee, which criteria will be based on one or more of the following business criteria: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation. Any one or more of the Performance Criteria adopted by the Committee may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

(d)               Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

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(e)                Payment of Performance Compensation Awards.

(i)                 Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)               Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii)             Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv)             Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in this Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of this Plan.

(f)                Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed in order to comply with the short-term deferral rules under Section 1.409A-1(b)(4) of the Treasury Regulations. Notwithstanding the foregoing, payment of a Performance Compensation Award may be delayed, as permitted by Section 1.409A-2(b)(7)(i) of the Treasury Regulations, to the extent that the Company reasonably anticipates that if such payment were made as scheduled, the Company’s tax deduction with respect to such payment would not be permitted due to the application of Section 162(m) of the Code.

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12.              Changes in Capital Structure and Similar Events. In the event of (a) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate in order to prevent dilution or enlargement of rights, then the Committee shall make any such adjustments that are equitable, including without limitation any or all of the following:

(i)                 adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under this Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of this Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii)               providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii)             subject to the requirements of Section 409A of the Code, canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the fair market value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) or ASC Topic 718, or any successor thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

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13.              Effect of Change in Control. Except to the extent otherwise provided in an Award Agreement, in the event of a Change in Control, notwithstanding any provision of this Plan to the contrary, with respect to all or any portion of a particular outstanding Award or Awards:

(a)                all of the then outstanding Options and SARs shall immediately vest and become immediately exercisable as of a time prior to the Change in Control;

(b)               the Restricted Period shall expire as of a time prior to the Change in Control (including without limitation a waiver of any applicable Performance Goals);

(c)                Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (c) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Common Shares subject to their Awards.

14.              Amendments and Termination.

(a)                 Amendment and Termination of this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, that (i) no amendment to the definition of Eligible Person in Section 2(q), Section 5(b), Section 11(c) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); and, provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

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(c)                Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, however that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; and, provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of this Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash or take any action that would have the effect of treating such Award as a new Award for tax or accounting purposes and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

15.              General.

(a)                Award Agreements. Each Award under this Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. The Company’s failure to specify any term of any Award in any particular Award Agreement shall not invalidate such term, provided such terms was duly adopted by the Board or the Committee.

(b)               Nontransferability; Trading Restrictions.

(i)                 Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

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(ii)               Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, with or without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of this Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan.

(iii)             The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under this Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of this Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Plan and the applicable Award Agreement.

(iv)             The Committee shall have the right, either on an Award-by-Award basis or as a matter of policy for all Awards or one or more classes of Awards, to condition the delivery of vested Common Shares received in connection with such Award on the Participant’s agreement to such restrictions as the Committee may determine.

(c)                Tax Withholding.

(i)                 A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

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(ii)               Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(d)               No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award Agreement. By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under this Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e)                International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of this Plan or outstanding Awards (or establish a sub-plan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f)                Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation filed with the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Upon the occurrence of a Participant’s divorce (as evidenced by a final order or decree of divorce), any spousal designation previously given by such Participant shall automatically terminate.

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(g)               Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate.

(h)               No Rights as a Stockholder. Except as otherwise specifically provided in this Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i)                 Government and Other Regulations.

(i)                 The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under this Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of this Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

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(ii)               The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless doing so would violate Section 409A of the Code, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate fair market value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof. The Committee shall have the discretion to consider and take action to mitigate the tax consequence to the Participant in cancelling an Award in accordance with this clause.

(j)                 Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k)               Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l)                 No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of this Plan or any Award shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m)             Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with this Plan by any agent of the Company or the Committee or the Board, other than himself.

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(n)               Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o)               Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions.

(p)               Severability. If any provision of this Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws in the manner that most closely reflects the original intent of the Award or the Plan, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(q)               Obligations Binding on Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r)                 Code Section 162(m) Approval. If so determined by the Committee, the provisions of this Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(s)                Expenses; Gender; Titles and Headings. The expenses of administering this Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

(t)                 Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

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(u)               Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Code. The Plan and all Awards granted under this Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. Notwithstanding anything in this Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Section 1.409A-3(j)(4) of the Treasury Regulations. If a Participant is a “specified employee” (within the meaning of Section 1.409A-1(i) of the Treasury Regulations) at any time during the twelve (12)-month period ending on the date of his termination of employment, and any Award hereunder subject to the requirements of Section 409A of the Code is to be satisfied on account of the Participant’s termination of employment, satisfaction of such Award shall be suspended until the date that is six (6) months after the date of such termination of employment.

(v)               Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under this Plan.

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Annex D

FINAL FORM

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

Tempus Applied Solutions Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Tempus Applied Solutions Holdings, Inc.” The Corporation was originally incorporated under the name “Tempus Applied Solutions Holdings, Inc.” and the original certificate of incorporation was filed with the Secretary of State of the State of Delaware on December 19, 2014 (the “Original Certificate”).

2. This Amended and Restated Certificate of Incorporation of the Corporation (this “Amended Certificate”) was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

3. This Amended Certificate restates, integrates and further amends the provisions of the Original Certificate.

4. Certain capitalized terms used in this Amended Certificate are defined where appropriate herein.

5. The text of the Original Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Tempus Applied Solutions Holdings, Inc.

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

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ARTICLE III

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is National Corporate Research, Ltd., 615 South DuPont Highway, Dover, DE 19901, Kent County, and the name of the Corporation’s registered agent at such address is National Corporate Research, Ltd.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is [●] shares, consisting of (a) [●] shares of common stock, par value $0.0001 per share (the “Common Stock”), and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class will be required therefor. Notwithstanding the foregoing, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding plus the number of shares of capital stock of such class issuable in connection with the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for such class.

Section 4.2 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designations (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Voting Rights. Except as otherwise required by law or this Amended Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended Certificate (including a Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Amended Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended Certificate (including any Preferred Stock Designation).

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(b) Dividends and Distributions. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(c) Liquidation, Dissolution or Winding Up. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended Certificate or the Bylaws (“Bylaws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended Certificate and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

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Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Whole Board; provided, that, for so long as the Members (as such term is defined in that certain Agreement and Plan of Merger, dated as of January 5, 2015, by and among Tempus Applied Solutions, LLC, a Delaware limited liability company, the Members (as defined therein), the Members’ Representative (as defined therein), Chart Acquisition Corp., a Delaware corporation, the Corporation, Chart Merger Sub Inc., a Delaware limited liability company, TAS Merger Sub LLC, a Delaware limited liability company, the Chart Representative (as defined therein) and, for the limited purposes specified therein, the Warrant Offerors (as defined therein), the “Members”) hold at least forty-five percent (45%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, the number of directors of the Corporation shall be seven (7) unless otherwise consented to by the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation held by all Members. For purposes of this Amended Certificate, “Whole Board” shall mean the total number of directors the Corporation would have if there were no vacancies.

(b) Subject to Section 5.5 hereof, the Board shall be divided into three (3) classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II and Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Amended Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Amended Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three (3) year term. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal; provided, that, any vacancy created by the removal of a director pursuant to Section 5.4 may be filled by the stockholders of the Corporation holding a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

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Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock — Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Whole Board shall be required to adopt, amend, alter or repeal the Bylaws pursuant to the preceding sentence. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Whole Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

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Section 7.3 Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders; provided, that the actions contemplated by the proviso to Section 5.3 and by Section 5.4 may be effected by written consent of the stockholders of the Corporation (holding a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors) in lieu of a meeting.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

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(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or the Board or by changes in law, or the adoption of any other provision of this Amended Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors or in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have currently or in the future.

ARTICLE X

AMENDMENT OF AMENDED

CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Amended Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

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IN WITNESS WHEREOF, Tempus Applied Solutions Holdings, Inc. has caused this Amended Certificate to be duly executed in its name and on its behalf as of this [●] day of [●], 2015.

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Certificate of Incorporation of Tempus Applied Solutions Holdings, Inc.]

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Annex E

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights.

(a)  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)  Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)  Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

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d.  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)  In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

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(2)  If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

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(f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)  After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

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(i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Tempus Holdings’ amended and restated certificate of incorporation provides that all of its directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

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(e)  Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)  For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)  For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Tempus Holdings’ bylaws will provide for the indemnification of its directors, officers or other persons in accordance with its charter.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Financial Statements

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

(b) Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding such exhibits, which index to exhibits is incorporated herein by reference.

Item 22.	Undertakings.

Each of the undersigned and the registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of January, 2015.

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

By:	/s/ CHRISTOPHER D. BRADY
Name:	Christopher D. Brady
Title:	Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Christopher D. Brady Christopher D. Brady	Chief Executive Officer, Chief Financial Officer and Director (principal executive officer, principal financial officer and principal accounting officer)	January 9, 2015

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated January 5, 2015, by and among Tempus Applied Solutions, LLC, the Members of Tempus Applied Solutions, LLC, the Members’ Representative, Chart Acquisition Corp., Tempus Applied Solutions Holdings, Inc., Chart Merger Sub Inc., TAS Merger Sub LLC, the Chart Representative and the Warrant Offerors*+

3.1	Certificate of Incorporation of Tempus Applied Solutions Holdings, Inc.

3.2	Bylaws of Tempus Applied Solutions Holdings, Inc.

3.3	Form of Amended and Restated Certificate of Incorporation of Tempus Applied Solutions Holdings, Inc.*

3.4	Form of Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.**

4.1	Specimen Common Stock Certificate**

4.2	Specimen Warrant Certificate**

5.1	Opinion of Ellenoff Grossman & Schole LLP**

10.1	Supporting Stockholder Agreement, dated January 5, 2015, by and among Tempus Applied Solutions LLC, the Members’ Representative and the stockholders of Chart Acquisition Corp. named therein*

10.2	Form of Registration Rights Agreement by and among Tempus Applied Solutions Holdings, Inc. and the stockholders of Tempus Applied Solutions Holdings, Inc. named therein

10.3

Form of Non-Competition and Non-Solicitation Agreement by John G. Gulbin III and Tempus Intermediate Holdings, LLC in favor of and for the benefit of Tempus Applied Solutions Holdings, Inc., Tempus Applied Solutions, LLC, and each of their respective present and future successors and direct and indirect subsidiaries

10.4	Form of Employment Agreement by and between Tempus Applied Solutions Holdings, Inc. and B. Scott Terry**

10.5	Form of Employment Agreement by and between Tempus Applied Solutions Holdings, Inc. and R. Lee Priest, Jr.**

10.6	Tempus Applied Solutions Holdings, Inc. 2015 Omnibus Equity Incentive Plan*

10.7	Promissory Note, issued to R. Lee Priest, Jr. dated as of December 15, 2014

21.1	Subsidiaries of Tempus Applied Solutions Holdings, Inc.

23.1	Consent of Rothstein Kass

23.2	Consent of Elliot Davis Decosimo, LLC

23.3	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)**

99.1	Form of Proxy Card for Stockholders**

99.2	Consent of Joseph R. Wright, as designee to board of directors

99.3	Consent of B. Scott Terry, as designee to board of directors

99.4	Consent of John G. Gulbin III, as designee to board of directors

99.5	Consent of Peter A. Cohen, as designee to board of directors

99.6	Consent of Kenneth J. Krieg, as designee to board of directors

99.7	Consent of Niall Olver, as designee to board of directors

*	Attached as an annex to the proxy statement of Chart and prospectus for the common stock and warrants of Tempus Holdings.

**	To be filed by amendment.

+	The exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

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